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and together with, the information contained elsewhere in this Prospectus
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

                              =================================================

                              COMPLETE APPRAISAL OF
                              REAL PROPERTY

                              The Galleria at White Plains
                              100 Main Street
                              City of White Plains,
                              Westchester County, New York



                              =================================================
                              IN A SELF-CONTAINED REPORT




                              As Is Market Value
                              As of May 14, 1996





                              Prepared For:

                              Cadillac Fairview U.S., Inc.
                              20 Queen Street West, Fourth Floor
                              Toronto, Ontario M5H 3R4


                              Prepared By:

                              Cushman & Wakefield, Inc.
                              Valuation Advisory Services
                              51 West 52nd Street, 9th Floor
                              New York, NY 10019

Cushman & Wakefield, Inc.                                  CUSHMAN &
51 West 52nd Street                                        WAKEFIELD(R)
New York, NY 10019-6178
(212) 841-7500                                             Improving your place
                                                               in the world.









June 18, 1996




Mr. John Macdonald
Cadillac Fairview U.S., Inc.
20 Queen Street West, Fourth Floor
Toronto, Ontario M5H 3R4

Re:  Complete Appraisal of Real Property
     The Galleria at White Plains
     100 Main Street
     City of White Plains, Westchester County, New York

Dear Mr. Macdonald:

In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield, Inc. is pleased to transmit our Self-Contained Complete Appraisal Report estimating the Market Value of the leased fee estate in the above referenced property. Specifically, we are providing an "As Is" Market Value estimate as of the date of inspection.

The subject property is The Galleria at White Plains, an enclosed urban regional mall containing a total of 882,728+/- square feet. Owned GLA is composed of mall shops, food court, and kiosks totaling 326,813+/- square feet. We would note that our projected net operating income is substantially below the 1996 budgeted figure. This is primarily due to the fact that the budget was prepared before Filene's Basement vacated the property. This tenant was scheduled to produce $313,200 in base rent obligations, $60,344 in CAM contributions, and $256,546 in tax obligations ($630,090 total). Management's budget also includes $105,834 in percentage rent from Family Pet Center which we have modeled as a non-reporting temporary tenant paying $37,773 in base rent only.

The value opinion reported herein is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report. This report has been prepared for Cadillac Fairview U.S., Inc. ("Client") and its affiliates and is intended only for its specified use. It may not be distributed to or relied upon by other persons or entities without written permission of Cushman & Wakefield, Inc.

The property was inspected by and the report was prepared by Jay F. Booth. Richard W. Latella, MAI has reviewed and approved the report but did not inspect the property for this assignment.

Cushman & Wakefield, Inc.

Client Name
Company                               -2-                                 Date


Based upon our Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have formed an opinion that the "As Is" Market Value of the leased fee estate in the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, as of May 14, 1996, was:

                           ONE HUNDRED MILLION DOLLARS
                                  $100,000,000

This report has been prepared in accordance with our interpretation of your institution's guidelines, and in compliance with FIRREA and the Uniform Standards of Professional Appraisal Practice, including the Competency Provision.

This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfully submitted,
Cushman & Wakefield, Inc.



/s/ Jay F. Booth
----------------
Jay F. Booth
Retail Valuation Group
State of New York Certified General
Real Estate Appraiser No. 46000026796



/s/ Richard W. Latella
----------------------
Richard W. Latella, MAI
Senior Director
Retail Valuation Group

JFB:RWL:emf
C&W File No. 96-9216

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
================================================================================

Property Name:                          The Galleria at White Plains

Property Type:                          Enclosed Urban Regional Shopping Mall

Location-                               The subject property is located in
                                        downtown White Plains, New York between
                                        Main Street (north), Martine (south),
                                        Court (east), and Lexington Avenue
                                        (west). The property address is 100 Main
                                        Street.

Tax Map/Parcel Nos.:                    125.75-4-2; 125.75-4-3

Interest Appraised:                     Leased Fee

Date of Value:                          May 14,1996

Date of Inspection:                     May 14,1996

Ownership:                              Cadillac Fairview W.P. Associates

Land Area
    Mall Site:                          5.44+/- acres
    JCPenney Parcel (Ground Lease):     1.46+/- acres
    -------------------------------     -------------
    Total Appraised Portion of Site:    6.90+/- acres
    Stern's Parcel (Not Owned):         2.25+/- acres
    -------------------------------     -------------
    Total Site:                         9.15+/- acres

Zoning:                                 B-6 (UR-3), Enclosed Mall District

Highest and Best Use
    As If Vacant:                       Retail use built to its maximum feasible
                                        F.A.R. and conforming to surrounding
                                        land use patterns.

    As Improved:                        Continued use as a multi-level urban
                                        shopping mall.

Improvements
    Description:                        Four-level enclosed urban regional mall
                                        anchored by JCPenney and Stern's.
                                        Constructed in 1980, the mall contains
                                        882,728+/- square feet of which mall
                                        shops, food court, and kiosks comprise
                                        326,813+/- feet.

    Year Built/Renovated:               1980/1993

Building Area
    JCPenney*:                          227,316+/- square feet
    Stern's*:                           328,599+/- square feet
    Mall Shop GLA:                      326,813+/- square feet
    --------------                      ----------------------
    Total GLA:                          882,728+/- square feet

                                        *Stores separately owned; JCPenney
                                        subject to ground lease; Stern's will
                                        become Macy's as of mid-July 1996.

                                        Summary of Salient Facts and Conclusions
================================================================================

Summary of Income and Expense Information:

================================================================================
                                Operating Summary
================================================================================
                        1994 Actual       1995 Actual              1996 Budget
================================================================================
Operating Income        $17,434,454       $18,376,676              $17,759,198
--------------------------------------------------------------------------------
Operating Expenses      $ 8,097,816       $ 8,292,469              $ 8,265,686
--------------------------------------------------------------------------------
Net Income              $ 9,336,638       $10,084,207              $ 9,493,512
================================================================================

============================
Income Approach Assumptions
============================

Current Occupancy:                      81.4% (Inclusive of pending leases,
                                        lease renewals, and month-to-month
                                        tenants)

Stabilized Occupancy:                   95.5%

Forecasted Date of Stabilization:       July 1,1999

Sales Growth:                           Flat  - 1996
                                        2.0%  - 1997
                                        3.0%  - 1998
                                        3.5%  - Thereafter

Rent Growth:                            Flat  - 1996-1997
                                        2.0%  - 1998
                                        3.0%  - 1999
                                        3.5%  - Thereafter

Expense Growth:                         3.5%  - 1996-2006

Tax Growth:                             6.0%  - 1996-1997
                                        5.0%  - 1998
                                        4.0%  - Thereafter
Tenant Alterations
     New:                               $8.00/SF
     Renewal:                           $1.00/SF

Leasing Commissions
     New:                               $3.50/SF
     Renewal:                           $1.50/SF

Renewal Probability:                    70.0%

Going-In Capitalization Rate:           8.75 - 9.25%

Terminal Capitalization Rate:           9.00 - 9.50%

Discount Rate:                         11.00 - 11.50%

                                        Summary of Salient Facts and Conclusions
================================================================================

====================
"As Is" Market Value
====================

Value Indicators
    Sales Comparison Approach:                 $101,000,000 to $103,000,000
         Value Per Sq/Ft Owned GLA:            $     309.05 to $    315.16

    Income Approach
         Discounted Cash Flow:                 $99,000,000
         Direct Capitalization:                N/A

Value Conclusion:                              $100,000,000
    Value Per Square Foot:                     $    305.99 (Owned GLA -
                                               326,813 Sq/Ft)


    Implicit Capitalization Rate (FY 1997):           8.65% (NOI - $8,565,847)

Exposure Time Implicit
    In Market Value Estimate:                  12+/- months

Special Risk Factors:

     The following special risk factors for the subject property have been considered during the appraisal assignment at hand:

     o The Westchester Mall opened in March 1995 and is located one-half mile south of the subject. Anchors include Nordstrom and Neiman-Marcus. With the opening of this property, combined with a generally poor year for retailers in 1995, the subject property experienced a 10.0-15.0 percent decline in sales. Although we have taken a no growth" stance on sales projections for 1996, the complete impact of The Westchester remains difficult to measure at this time. We believe that The Westchester is likely to draw away sales from the subject for another 9-12+/- months due to continued curiosity shopping. However, we believe that, in the long-run, these two properties can co-exist in the White Plains market. A more complete discussion of The Westchester can be found in the Retail Market Analysis section of this report.

     o We would also note the potential for tenants at the subject property opening stores at The Westchester in addition to, or instead of, operating at The Galleria. To date, very few tenants have defected the subject entirely for The Westchester. Several stores, including Athlete's Foot, The Limited Group, and The Gap, have opened second units at The Westchester, retaining their existing stores at The Galleria. This issue remains a potential risk for the subject in the near-term.

     o Finally, Stern's has been an underperforming store at the subject since it replaced Abraham & Straus in May 1995. The conversion was part of the Federated Department Store/R.H. Macy & Company merger. The company is currently in the process of converting Stern's to a Macy's unit, closing their existing Macy's store two blocks from the subject. We assume that this conversion will be performed in a timely, workmanlike manner and that no serious disruption will impact the mall. Federated has stated that Stern's will likely close the first week of July 1996, opening one- to two-weeks later as Macy's following store renovations.

                                        Summary of Salient Facts and Conclusions
================================================================================

Special Assumptions Affecting Valuation:

     1. Throughout this analysis we have relied on information provided by ownership and management which we assume to be accurate. In this regard, we have reviewed actual lease documents for several in-line stores and all anchor tenants, a current rent roll of all tenants, operating statements, and a 1996 budget for income and expenses at the subject property, including any capital improvement projects.

     2. Our cash flow analysis and valuation has recognized that all signed leases and any pending leases with a high probability of being consummated are implemented according to the terms presented to us by management. Such leases are identified within the body of this report.

     3. The forecasts of income, expenses, and absorption of vacant space included herein are not predictions of the future. Rather, they are our best estimates of current market thinking on future income, expenses, and demand. We make no warranty or representation that these forecasts will materialize.

     4. The Americans With Disabilities Act (ADA) was enacted in 1990, requiring equal access to public places for disabled persons. Virtually all landlords of commercial facilities and tenants engaged in business that serve the public have compliance obligations under the law. While we are not experts in this field, our understanding of the law is that it is broad-based and that most existing commercial facilities are not in full compliance because of construction prior to enactment. We recommend a compliance study be performed by qualified personnel to determine the extent of potential non-compliance at the subject and any costs to cure.

     5. Please refer to the complete list of assumptions and limiting conditions included at the end of this report.

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================




                                     [PHOTO]
                                [GRAPHIC OMITTED]



               View of Stern's store facing north on Court Street.




                                     [PHOTO]
                                [GRAPHIC OMITTED]



                  Stern's entrance along Main Street at Court.

                                                 Photographs of Subject Property
================================================================================




                                     [PHOTO]
                                [GRAPHIC OMITTED]



            View of JCPenney store from corner of Main and Lexington.




                                     [PHOTO]
                                [GRAPHIC OMITTED]



          Midsection of mall exterior along south side of Main Street.

                                                 Photographs of Subject Property
================================================================================




                                     [PHOTO]
                                [GRAPHIC OMITTED]



             Center court area looking down upon food court seating.




                                     [PHOTO]
                                [GRAPHIC OMITTED]



                                Food court area.

                                                 Photographs of Subject Property
================================================================================




                                     [PHOTO]
                                [GRAPHIC OMITTED]



                                 Mall concourse.




                                     [PHOTO]
                                [GRAPHIC OMITTED]



                                JCPenney throat.

                                                               TABLE OF CONTENTS
================================================================================

                                                                            Page

PHOTOGRAPHS OF SUBJECT PROPERTY................................................9

INTRODUCTION...................................................................1
      Identification of Property...............................................1
      Property Ownership and Recent History....................................1
      Purpose and Intended Use of the Appraisal................................1
      Extent of the Appraisal Process..........................................2
      Date of Value and Property Inspection....................................2
      Property Rights Appraised................................................2
      Definitions of Value, Interest Appraised, and Other Pertinent Terms......2
      Legal Description........................................................4

REGIONAL ANALYSIS..............................................................5

NEIGHBORHOOD ANALYSIS ........................................................14

RETAIL MARKET ANALYSIS .......................................................17

PROPERTY DESCRIPTION..........................................................54
      Site Description........................................................54
      Improvements Description................................................56

REAL PROPERTY TAXES AND ASSESSMENTS...........................................62

ZONING .......................................................................64

HIGHEST AND BEST USE..........................................................65
      A. Highest and Best Use of Site As Though Vacant........................65
      B. Highest and Best Use of Property As Improved.........................67

VALUATION PROCESS.............................................................69

SALES COMPARISON APPROACH.....................................................70

INCOME APPROACH...............................................................85

RECONCILIATION AND FINAL VALUE ESTIMATE......................................115

ASSUMPTIONS AND LIMITING CONDITIONS..........................................117

CERTIFICATION OF APPRAISAL...................................................119

ADDENDA......................................................................120



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    INTRODUCTION
================================================================================

Identification of Property

     The subject of this appraisal is The Galleria at White Plains, a four-level enclosed urban regional mail containing 882,728+/- square feet. The mail is anchored by JCPenney (227,316+/-sf) and Stern's (328,599+/-sf). Both anchors own their own stores, although JCPenney is on a long-term ground lease. Stern's is currently in the process of being converted to Macy's, another store division of Federated Department Stores, Inc. Mall shops, food court, and kiosks comprise 326,813+/- square feet of the property (owned GLA), with a current occupancy of about 81.4 percent, including pending leases.

     The Galleria is sited on 9.15+/- total acres bounded by Main Street to the north, Martine Avenue to the south, Court Street to the east, and Lexington Avenue to the west in downtown White Plains, New York. The site itself is bisected by Grove Street which provides ingress/egress into a municipally-owned parking garage.

     Historically, The Galleria has been the area's dominant destination center for traditional merchandise. With a substantial trade area and high levels of income, The O'Connor Group recently opened The Westchester, an 830,000+/- square foot regional mall located about one-half mile south of the subject. Although the two malls compete to a certain degree, the potential exists to draw additional customers to the area by means of the expanded merchandise offered between the two malls. In the near-term, the subject is likely to feel the impact of this project in terms of lost sales growth and the potential for increased vacancy.

Property Ownership and Recent History

     Title to the appraised portion of the subject property is held by Cadillac Fairview W.P. Associates. The mall was originally developed by Cadillac Fairview Company (now a subsidiary of JMB Realty) and opened in August 1980. JMB to continues to operate the center since acquiring an interest in Cadillac Fairview.

     Over the past three years, the subject has undergone significant changes. Most notably, a major renovation and remerchandising strategy has been completed. Approximately $15.5 million was spent between 1992 and 1993 on the renovation which was completed in November 1993. This is equal to roughly $47.43 per square foot of owned GLA. In May 1995, A&S was converted to Stern's as part of the Federated/Macy's merger. Stern's has been an underperformer and will be replaced by Macy's in July 1996. Details of other property changes can be found in the Property Description section of this report.

     The property is currently encumbered by a number of leases with tenants who are open and operating. Abstract summaries of the JCPenney ground lease and Abraham & Straus (Stern's) Operating and Reciprocal Easement Agreement (OREA) have been reviewed and are contained in our files.

Purpose and Intended Use of the Appraisal

     The purpose of this appraisal is to estimate the 'As Is" Market Value of a Leased Fee Estate in the subject property. The appraisal is to be used by the Client and its affiliates to determine the asset's value in its underwriting efforts.

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    Introduction
================================================================================

Extent of the Appraisal Process

     In the process of preparing this appraisal, we:

     o Inspected the exterior of all buildings and site improvements and a representative sample of shops with Winnette Peltz, the property manager;

     o Interviewed representatives of the property management company; Reviewed leasing policy, concessions, tenant build-out allowances, and history of recent occupancy with the leasing manager;

     o Reviewed a detailed history of income and expenses as well as a budget forecast for 1996;

     o Conducted market research of occupancies, asking rents, concessions and operating expenses at competing shopping centers which involved interviews with on-site managers and a review of our own data base from previous appraisal files;

     o Prepared an estimate of stabilized income and expenses (for capitalization purposes);

     o Prepared a detailed discounted cash flow (DCF) analysis using Pro-Ject +plus software for the purpose of discounting a forecasted net income stream into a present value of the leased fee estate for the center;

     o Conducted market inquiries into recent sales of similar retail properties to ascertain sale prices per square foot, effective gross income multipliers, and capitalization rates. This process involved telephone interviews with buyers, sellers, and/or participating brokers;

     o    Prepared Sales Comparison and Income Approaches to value;

     o Reconciled the value indications and concluded a final value estimate for the subject in its "As Is" condition; and

     o Prepared a Complete Appraisal of real property, with the results conveyed in this Self-Contained Report.

Date of Value and Property Inspection

     The date of value is May 14, 1996. On that date, Jay F. Booth inspected the property and its environs. Richard W. Latella, MAI has reviewed and approved the report and has inspected the subject property on other occasions.

Property Rights Appraised

     Leased Fee Estate.

Definitions of Value, Interest Appraised, and Other Pertinent Terms

     The definition of market value taken from the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, is as follows:

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    Introduction
================================================================================

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     1.   Buyer and seller are typically motivated;

     2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

     3.   A reasonable time is allowed for exposure in the open market;

     4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

     Exposure Time

     Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

     The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute.

     Fee Simple Estate

     Absolute ownership unencumbered by any other interest or estate, subject to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

     Leased Fee Estate

     An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

     Market Rent

     The rental income that a property would most probably command on the open market, indicated by the current rents paid and asked for comparable space as of the date of appraisal.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    Introduction
================================================================================

     Cash Equivalent

     A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

     Market Value As Is on Appraisal Date

     The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; related to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

     Legal Description

     We have not been provided with a complete metes and bounds legal description of the subject property. The property can generally be described as Tax Map Parcel Nos. 125.75-4-2 (Account No. 30010002106) and 125.75-4-3 (Account
No. 3003002005), City of White Plains Assessor's Office.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               REGIONAL ANALYSIS
================================================================================

Introduction

     The short- and long-term value of real estate is influenced by a variety of factors and forces which interact within a given region. Regional analysis serves to identify those forces which affect property value and the role they play within the region. The four primary forces which influence real property value include environmental characteristics, governmental forces, social factors, and economic trends. These forces determine the supply and demand for real property which, in turn, affect market value.


================================
A. Environmental Characteristics
================================

     The primary environmental forces which influence the region include physical location, geography, and infrastructure. These characteristics provide a basis for the region's stability and describe the area's overall locational bearing. Both natural and man-made environmental forces influence real property values and are best understood in relation to the subject property's location.

General Overview

     The subject property is located in the City of White Plains, Westchester County, New York. White Plains is the county seat and second largest city in Westchester County behind Yonkers. Westchester County covers nearly 450 square miles of wooded suburban settings and established cities, containing 6 cities, 34 towns, and 23 villages. Westchester is bordered to the north by Putnam County, New York; to the south by New York City; to the east by Long Island Sound and Fairfield County, Connecticut; and to the west by the Hudson River. Westchester County has benefited from its proximity to New York City, as well as an excellent transportation network.

Transportation

     Westchester County's transportation network includes four interstate highways, seven parkways, three commuter rail lines, and a national airport. Following is a brief overview of the transportation network serving the county.

     Highways & Interstates

     A primary mode of transportation in Westchester County is the automobile. County residents benefit from four interstate highways (I-287, I-87, I-95, I-684), and seven parkways (Saw Mill River, Hutchinson River, Bronx River, Sprain Brook, Cross County, Taconic State, Playland, and Central Westchester). Interstate 95 is the East Coast's primary north-south thoroughfare, passing through southern Westchester en route to Connecticut and other points north. Interstate 87 (New York State Thruway) parallels the Hudson River, linking Westchester with New York City to the south and Upstate New York. I-287 (Cross Westchester Expressway) is the major east-west conduit, connecting the Tappan Zee Bridge with I-95, and passing through White Plains. The addition of Interstate 684, which runs north from White Plains through the central portion of the county and into Putnam, has spawned growth in Northern Westchester County. These and other local roadways lay the foundation for all major economic and employment centers within the county.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

     Air Service

     The Westchester County Airport is centrally located in Harrison off of Interstate 684, offering airline and charter passenger services, corporate and general aviation, and aircraft maintenance and storage facilities. The facility opened a new terminal in 1995 after undergoing a $95 million modernization. New York City's four international airports, Newark, JFK, LaGuardia, and Stewart, are all within an hour's drive from most parts of Westchester.

     Public & Commuter Services

     Public transportation in Westchester County is good, particularly in terms of commuter rail service into Midtown Manhattan, New York City. Commuter rail lines are controlled by Metro North, with three main branch lines: the Hudson Line, Harlem Line, and New Haven Line. In addition, there is an inter-county bus network, called the Bee-Line, which has routes along most major roadways and into Putnam County and New York City.

     Other Services

     Westchester County is also serviced by freight carriers, cargo and shipping companies, and rail. Conrail and a number of smaller rail lines provide rail-freight service within the region. The Hudson River accommodates domestic and international shipping of bulk products, primarily by tugboat carriers from docking facilities along the Hudson River.


===============================
B. Governmental Characteristics
===============================

     Governmental influences on the region impact property values via political and legal actions at all levels. The legal climate at a particular time or in a particular place may overshadow the natural market forces of supply and demand. Government provides many necessary facilities and services that affect land use patterns, including public utilities, refuse collection, transportation networks, zoning codes, and fiscal policies.

Government Structure

     Westchester County government is organized among the three traditional branches, executive, legislative, and judicial. The county executive is chosen by general election. The county legislature is composed of a 17-member board representing various districts in the county. The county is the largest single employer, public or private, in Westchester, providing an array of services, including police protection, sewage treatment, bus service, road construction and repair, and a number of social, health, and human services.

     Below the county, Westchester's 43 separate cities, towns, and villages have their own individual government structures with a wide range of services. These municipal governments generally have an elected mayor or supervisor, and a municipal council or board that serves as the legislative arm. Municipal services include water, sewer, and street maintenance, as well as fire and police protection. All local governments have the power to assess and levy taxes on real property, and all have planning and zoning boards that determine municipal zoning codes and master plans for their communities.

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                                       -6-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

Tax Structure

     The State of New York carries a general sales tax, gas tax, tobacco and alcohol tax, public utilities tax, motor vehicle tax, and individual income tax, among others. Locally, property taxes are levied based upon a millage rate per $100 of assessed value. Property taxes include a county rate, municipal rate, and school rate.

Services & Utilities

     The City of White Plains and Westchester County provide a range of municipal and county services, including police and fire protection, emergency medical services, street construction and maintenance, traffic signalization, planning and zoning, community and economic development, and parks and recreation. Consolidated Edison provides electric service to most areas of Westchester, except for the northeastern part which is served by New York State Electric and Gas. Con Edison also supplies natural gas to the region, except for North Salem, Lewisboro, Pound Ridge, and portions of Bedford and Yorktown.

Bond Rating

     Moody's Bond Record places the State of New York's bond rating as 'A' relative to investment qualities. Westchester County carries a bond rating of 'Aaa', while the City of White Plains carries a bond rating of 'Aa1'. 'Aa' bonds are judged to be of high quality by all standards but include elements that may present long-term risks which appear somewhat higher than 'Aaa'. 'Aaa' bonds are judged to be the best quality and carry the smallest degree of investment risk. The '1' designation suggests that the bond group possesses the strongest investment attributes.


================
C. Social Forces
================

     Real estate values can be influenced to a large degree by social issues impacting the region, including population trends, income levels, the profile of workers in the area, and other quality of life issues. The demographic composition of the population reveals the potential, basic demand for real estate services.

Population

     The population and its geographic distribution are basic determinants of the need for real estate. Aggregate population growth is distributed among regions in response to changing economic opportunities, while the demand for real estate is created by a population's demand for the goods and services to be produced or distributed within the region. Thus, population and demographic trends can influence the demand for services provided by property, thereby affecting property value.

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                                       -7-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

     After peaking in the early 1970s, population in Westchester County has remained relatively stable, exhibiting only moderate increases over the past 10 years. Between 1980 and 1990, population in Westchester increased at a compound annual rate of only 0.1 percent per year. From 1990 to 1995, population has grown at an annual rate of about 0.3 percent per annum to 888,980.

     Through 2000, population growth is forecasted to be flat according to Woods & Poole Economics, lower than the rate of growth projected for the state as a whole. The Westchester County Planning Department projects population growth of
0.1 percent per year through 2000, while Demographics USA and CACI Marketing Systems forecast growth of 0.2 and 0.4 percent per annum, respectively. The consensus forecast is for 0.2 percent annual population growth through 2000.

     A color graphic depicting projected population growth over the next five years is included in the Retail Market Analysis section of this report. As can be seen, the largest areas of growth are forecasted to be in areas of central and northern Westchester County. Purchase is projected to see growth of 6.0-7.6 percent per annum, while most areas surrounding White Plains will have increases between 0.1-3.0 percent per year.

Households

     Household formation is an important component of demographic analysis which helps to identify changing patterns or shifts within the population. A household consists of all people occupying a single housing unit, thus providing significant sociological information about the region. Household formation also has a significant influence on demand for real estate. Households, combined with effective purchasing power, provide the basic demand for housing units and household needs, thereby transforming needs into effective demand for real estate improvements.

     Like the nation as a whole, household formation has occurred at a rate in excess of population growth within the subject region. This acceleration has been the result of several trends, namely the fact that the population is generally living longer, divorce rates have been on the rise, and many younger professionals are postponing marriage and/or leaving home at an earlier age, all resulting in increases of one- and two-person households. The total number of households in Westchester County has increased from 309,450+/- in 1980 to 323,900+/- in 1995, a compound annual increase of about 0.3 percent per year. Accordingly, the number of persons per household within the MSA has decreased from 2.80 in 1980 to 2.74 in 1995.

     Projections through 2000 show household growth at 0.0-0.1 percent per year, slightly higher than population growth forecasts. Westchester County Planning is projecting annual household formation at a rate of 0.4 percent per year, while Demographics USA and CACI forecast annual growth of 0.3 and 0.4 percent, respectively. Combined, the consensus forecast shows annual household growth of
0.3 percent per year through 2000.

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                                       -8-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

Income

     Income levels, either on a per capita, per family, or per household basis, indicate the economic level of residents within the region and form an important component of economic analysis. Average income has a direct impact on the ability of residents to satisfy material desires for goods and services, directly affecting the demand and price levels of real estate.

     Average income levels within the subject region are above state and national figures. On a per capita basis, Westchester County has an average income of $37,850 for 1995, about 44.5 percent higher than the state level of $26,189 and 68.3 percent higher than national statistics. Income growth has generally outpaced state and national trends, experiencing annual growth of roughly 7.8 percent per year (1980-90); 3.2 percent per year from 1990 to 1995 (not adjusted for inflation). Income projections show per capita income growth of 4.4 percent per year for Westchester County.

     A large part of the differential between Westchester's income levels and that of the state or region is accounted for by residents who commute into Manhattan to predominantly professional, technical, and managerial employment. Although income levels are above average for the state, higher taxes and housing costs can often erode the purchasing power of area residents. As such, the effective disposable income of residents-adjusted for tax payments, contributions to pension funds, and the cost of new housing-do not rank as well against other regions of the state. This is not the case for Westchester County. Sales & Marketing Management places median household effective buying income at $59,654 for Westchester County as of 1994, 43.7 percent higher than the state median of $41,500 and 60.9 percent above the U.S. median of $37,070. The City of White Plains shows a median household EBI of $55,207.

     A color graphic displaying average household income by area is presented in the Retail Market Analysis section of this report. As shown, areas of central and southern Westchester are generally more affluent than other sectors. The highest levels of income are located in Scarsdale, Purchase, Armonk, and Bedford, as well as Briarcliff Manor and Chappaqua.


==================
D. Economic Trends
==================

     Economic forces are significant to real property value. The fundamental relationships between current and anticipated supply and demand and the economic ability of the population to satisfy its wants, needs, and demands through purchasing power are tantamount to such an analysis. Some of the specific market characteristics considered in economic analysis include employment trends, the economic base of the region, expansion and new development, and the overall economic health of the region.

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                                       -9-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

Overview

     Westchester County is noted for the number of large corporations that maintain headquarters or branch operations within the county. Over one-third of the county's non-agricultural wage and salary employment is provided by the 450 largest firms that each employ over 50 or more people. At least 35 companies, 8 of which are Fortune 500 firms, maintain their corporate U.S. or international headquarters within the county. The presence of so many companies with national or international operations serves as a buffer against some of the short-term swings seen in state and local economies.

Employment Distribution

     The largest sectors of non-agricultural employment in Westchester include Services, Wholesale/Retail Trade, Government, and Finance, Insurance and Real Estate (F.I.R.E.). Services currently accounts for about 39.1 percent of non-farm employment, growing at an annual rate of 0.6 percent per year over the last five years. Wholesale/Retail Trade accounts for 19.4 percent of non-agricultural employment, declining by nearly 1.6 percent per annum since 1990. Government and F.I.R.E. round out the top sectors of employment, accounting for approximately 12.1 and 10.2 percent of non-farm employment, respectively. Government jobs have been cut-back in recent years, while F.I.R.E. employment has declined by 1.9 percent per year since 1990.

Major Employers

     One of the primary employers in Westchester County is International Business Machines (IBM). The firm's corporate headquarters are located in Armonk; the U.S. headquarters are in Purchase. IBM accounts for roughly 2.0 percent of all jobs in Westchester County. Other major employers in the region include Kraft General Foods, Philip Morris, Nestle, Readers Digest, AT&T, Union Carbide, Texaco, NYNEX, and Pepsico.

     Corporate migration over the years has transformed Westchester from a strictly bedroom suburb of New York City, to a major employment center in its own right. Since 1960, the number of non-residents who commute into the county for work each day has steadily increased as new jobs have been created. The labor force contains a larger percentage of professional, technical, and clerical workers, and smaller percentages of blue collar categories than that of New York State as a whole. This is a reflection of the trend to locate corporate headquarters in Westchester.

     Although a number of firms have been drawn to Westchester over the past decade, the largest, IBM, has undergone a corporate-wide restructuring. As part of the restructuring program, IBM has vacated significant amounts of office and industrial space throughout the county, as well as eliminating a number of jobs. The number of IBM employees has fallen from approximately 15,000 in 1985, to about 8,000 today.

     The following chart details some of the largest employers presently located within Westchester County.

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                                      -10-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================


    ========================================================================
                      Majors Employers -Westchester County
    ========================================================================
                       Employers                               No. Employees
    ========================================================================
    Westchester County                                               9,640
    ------------------------------------------------------------------------
    International Business Machines                                  8,000
    ------------------------------------------------------------------------
    NYNEX                                                            5,160
    ------------------------------------------------------------------------
    U.S. Postal Service                                              3,900
    ------------------------------------------------------------------------
    Yonkers Public Schools                                           2,861
    ------------------------------------------------------------------------
    Pepsico, Inc.                                                    2,550
    ------------------------------------------------------------------------
    Consolidated Edison of New York                                  2,100
    ------------------------------------------------------------------------
    General Motors                                                   2,000
    ------------------------------------------------------------------------
    City of Yonkers                                                  1,965
    ------------------------------------------------------------------------
    General Foods U.S.A.                                             1,960
    ------------------------------------------------------------------------
    Bank of New York                                                 1,944
    ------------------------------------------------------------------------
    AT&T                                                             1,822
    ========================================================================
    Source: The Westchester County Association
    ========================================================================

Unemployment Rates

     Unemployment rates in Westchester County have historically been below state and national figures. As of 1994, the unemployment rate for Westchester was 5.5 percent, 140 points below the state unemployment rate of 6.9 percent. Mirroring national trends, unemployment peaked in 1992 at 6.2 percent, followed by a generally declining trend through 1994 (5.5%).


    ====================================================================
                           Historic Unemployment Rates
    ====================================================================
                       Westchester                                United
    Year                 County             New York              States
    ====================================================================
    Feb-96                 n/a                 6.6%                5.5%
    --------------------------------------------------------------------
    Feb-95                 n/a                 6.9%                5.5%
    --------------------------------------------------------------------
    1994                   5.5%*               6.9%                6.1%
    --------------------------------------------------------------------
    1993                   5.4%                7.7%                6.9%
    --------------------------------------------------------------------
    1992                   6.2%                8.5%                7.5%
    --------------------------------------------------------------------
    1991                   5.4%                7.2%                6.8%
    --------------------------------------------------------------------
    1990                   3.4%                5.2%                5.6%
    ====================================================================
    Source: Employment & Earnings: Bureau of Labor Statistics.
    Westchester County
    *   As of June 1994.
    ====================================================================

     Although it is too soon to know what the 1995 annual adjusted rates will be, it appears that unemployment declines have moderated within the region and the state as a whole.

Employment Growth

     Over the past five years, it is clear that employment growth in Westchester has moderated over the growth experienced between 1980 and 1990. Total non-farm employment grew at a compound annual rate of 1.3 percent per year from 1980 to 1990, declining by a rate of -1.1 percent from 1990 to 1995. Services and Finance, Insurance and Real Estate have historically led employment growth, followed by Transportation, Communication and Public Utilities and Government. Farm and Agricultural Service employment has remained relatively stable, while losses in the Manufacturing base have continued, but at a more moderate pace. Woods & Poole Economics projects little or no non-farm employment growth over the next five years, with an annual rate of decline forecasted at -0.2 percent per year.

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                                      -11-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

Retail Sales

     Another measure of the economic health of a region is retail sales patterns. Consumers drive the economy by creating demand for goods and services and, in turn, generate the need for housing, office space, retail centers, and warehouse/distribution facilities. It is estimated that consumer spending accounts for two-thirds of all economic activity in the United Sates today. As such, retail sales patterns have become an important indicator of the economic health of a region.

     Retail sales growth has been relatively strong in Westchester County over the past nine years. Since 1985, total retail sales have grown at a compound annual rate of 3.0 percent per, lower than statewide growth of 3.8 percent and national growth of 5.4 percent per annum. During this same period, White Plains experienced a decline in retail sales of -0.1 percent per year. From 1990-94, sales growth has tracked at 1.3 percent per annum for Westchester, with New York showing annual growth of 1.9 percent per year. The City of White Plains exhibited an annual sales decline of -3.3 percent per annum between 1990-94. Woods & Poole forecasts Westchester County to see annual retail sales growth of only 0.05 percent per year above inflation through 2000 (adjusted to 1987 dollars).


========================
E. Critical Observations
========================

     The following bullet points summarize some of our general observations relating to the subject's region:

     o The region's economy is relatively diverse. No single sector of employment truly dominates the economic base. Economic volatility is mitigated to a certain extent by the high concentration of government employment.

     o Employment growth is projected to be flat in Westchester County through 2000, although F.I.R.E. and Services should see moderate increases.

     o Population growth is forecasted to be 0.2 percent per year, while household formation will occur at an annual rate of 0.3 percent.

     o Income levels are projected to increase at an annual rate of about 4.4 percent per year for the region through 2000. Retail sales projections are forecasted to grow by only 0.05 percent per year above inflation over the next five years. Demographics USA forecasts that average household Effective Buying Income will increase at an annual rate of
          3.4 percent per year.

     o Westchester has become an important suburb region to New York City. Nearly one-third of the county's labor force commute to New York City; approximately two-thirds of this number into Manhattan.

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                                      -12-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

Conclusion

     The short- and long-term outlook for Westchester County and its surrounding region is for stability, with moderate long-term growth in employment and population, and better growth projected for income levels and buying power. The economy is relatively well diversified, with a strong labor force and good transportation system. On balance, we are relatively optimistic about the short-term outlook of the subject region. Long-term, the region should see stability and moderate growth. As we foresee a slow economic growth condition for the region, it is our opinion that the long-term prospect for net appreciation in commercial real estate values remains positive. Westchester County should sustain and continue moderate growth into the future, while remaining desirable to the major industries, maintaining a strong labor force with good government support.

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                                      -13-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                           NEIGHBORHOOD ANALYSIS
================================================================================

Introduction

     A neighborhood is defined as a grouping of complimentary land uses affected by similar operations of the social, economic, governmental, and environmental forces that influence property value. The area most closely surrounding the subject, whether it contains residential property, commercial property, or a mixture of commercial and residential properties, is called a neighborhood.

General Overview

     The subject property is located in the City of White Plains which is situated in lower-central Westchester County. White Plains comprises a total of
9.6 square miles and is the fourth largest city, by population, within the county. It is bordered to the west by the Town of Greenburgh, to the north by the towns of North Castle and Harrison, to the east by the Town of Harrison, and to the south by the Village of Scarsdale. Neighboring communities include affluent residential areas such as Purchase, Hartsdale, Rye, and Ardsley.

     The City of White Plains has evolved into a dynamic community over the past 20 years. In the process, it has transformed into a desirable retail, office, and residential location. The downtown area has developed into a significant suburban office market with major retail activity centered around the Galleria at White Plains and the newly constructed Westchester. Additionally, White Plains is the county seat for Westchester, spawning a strong governmental presence due to the location of city, county, and state and federal agencies and courts.

Access

     White Plains is a convenient location for areas both inside Westchester County and out. The Bronx River and Hutchinson River Parkways provide direct access into the city from as far south as The Bronx. The New England Thruway (I-95) also services the city along Westchester County's eastern border. I-95 provides access between New York City and Connecticut. The Cross Westchester Expressway (I-287) is the major east-west limited access roadway connecting I-95 with White Plains and west to the Tappan Zee Bridge and Rockland County. The Taconic and Saw Mill Parkways link with communities north of White Plains and provide access with northern Westchester County and Putnam County. Major local arterials include Mamaroneck Road (Route 125), North Broadway (Route 22), and North Street (Route 127).

     White Plains also benefits from a good network of public transportation. Metro North's White Plains station runs express and local trains into New York City's Grand Central Station. Peak travel time is approximately 30 minutes. The city also has an efficient local bus system. Westchester County airport is located about 5 miles northeast of the downtown area.

Land Use Patterns

     The subject property is located along the south side of Main Street between Court Street and Lexington Avenue. Areas surrounding and directly influencing the subject are decidedly commercial in nature. There are numerous shops and office facilities fronting the heavily trafficked streets that service the neighborhood. The Westchester County Courthouse and County Office Building are one block south, while the City Municipal Building is two blocks to

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                                      -14-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                           Neighborhood Analysis
================================================================================

the east. The White Plains rail station is located two blocks to the west. The convenience of rail service via Metro North and the number of commuters who work in downtown White Plains have the effect of increasing the subject's market potential and provide an important component of customers for the mall.

Business and Employment

     White Plains and surrounding areas are home to national and international corporate headquarters, including such Fortune 500 companies as Pepsico, Texaco, and Kraft General Foods. IBM is headquartered in nearby Armonk and maintains facilities throughout portions of Westchester County. Other notable facilities include New York Hospital-Cornell Medical Center, Manhattanville College, and SUNY Purchase.

     White Plains is a major retail area in which many of the region's largest department stores have located. The area attracts shoppers from all parts of Westchester County, Yonkers, The Bronx, and parts of Connecticut and Putnam County, New York, principally due to the retail presence of such department stores as Bloomingdale's, Lord & Taylor, JCPenney, Saks Fifth Avenue, Neiman-Marcus, Nordstrom, Macy's, and Sears. The most recent addition to this mix of retail entities has been development of The Westchester, an enclosed regional mall which has incorporated the existing Neiman-Marcus store, as well as construction of the region's first Nordstrom department store.

     While White Plains has been impacted by the past national recession, its economic diversity, as well as the quality of area improvements and office and retail space users, has helped to cushion the effect on employment and income for residents in the area. The downturn in retail sales for the City of White Plains, however, accentuates the overall affect the national recession has had.

White Plains Office Market

     The subject property benefits from its location within the Central Business District and the "daytime" population that works in White Plains. The White Plains CBD posted relatively healthy results in 1995, primarily as a result of Oxford Health Plans' commitment to 265,000+/- square feet at Westchester One. This transaction was the largest lease in Westchester County since 1992 and had a tremendous impact on the overall vacancy rate.


================================================================================
                    White Plains CBD Office Market Overview (1995)
================================================================================
         Market Statistics             Class A Inventory       Total Inventory
================================================================================
No. Buildings:                                        22                    49
--------------------------------------------------------------------------------
Inventory:                                     4,982,291             6,433,809
--------------------------------------------------------------------------------
  - 1995 Vacancy Rate:                             23.7%                 26.4%
--------------------------------------------------------------------------------
  - 1994 Vacancy Rate:                             30.2%                 30.4%
--------------------------------------------------------------------------------
Asking Rent:                                      $24.86                $22.96
--------------------------------------------------------------------------------
Leasing Activity:                                332,571               354,397
--------------------------------------------------------------------------------
Net Absorption:                                  303,026               253,690
================================================================================
Source: Cushman & Wakefield, Inc.
================================================================================


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                                      -15-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                           Neighborhood Analysis
================================================================================

     The overall vacancy rate in White Plains at year-end 1995 was 26.4 percent, slightly higher than third quarter results, but 4.0 percent lower than year-ago levels. Class A faired considerably better than Class B space, with the Class A vacancy rate declining from 30.2 percent in fourth quarter 1994 to 23.7 percent at year-end 1995. Class B space experienced an increase in vacancy from 31.2 percent to 35.5 percent during the same period.

Recent Development Activity

     As discussed in the Retail Market Analysis, The Westchester Mall opened in 1995. This project is the most recent development within the City of White Plains. The Westchester provides additional draw to the downtown vicinity, particularly on the weekends.

Conclusion

     Overall, we believe that the neighborhood surrounding and influencing the subject is conducive for the continued operation of the mall. On balance, the long-term prospects for appreciation in real estate values appears good.

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                                      -16-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          RETAIL MARKET ANALYSIS
================================================================================

Trade Area Overview

     A retail center's trade area contains people who are likely to patronize that particular retail center. These customers are drawn by a given class of goods and services from a particular tenant mix. A center's fundamental drawing power comes from the strength of the anchor tenants as well as the regional and local tenants which complement and support the anchors. A successful combination of these elements creates a destination for customers seeking a variety of goods and services while enjoying the comfort and convenience of an integrated shopping environment.

     The subject can be described as a regional shopping center.

     A regional shopping center (1) provides for extensive variety of goods, including a wide selection of general merchandise, apparel, and home furnishings, as well as a variety of services and recreational facilities The major occupants of a regional center include a least one, but no more than two, full line department stores. Each full-line department store generally has an area of not less than 75,000+/- square feet. In many instances, the department stores are physically a part of the center but are independently owned. In theory, its typical size for definitive purposes is 450,000 square feet of gross leasable area; it practice it may range from 300,000 to 850,000 square feet The regional center is the second largest type of shopping center. As such, it provides services typical of a business district yet not as extensive of those of the super regional center.

     In order to define and analyze the market potential for The Galleria at White Plains, it is important to first establish the boundaries of the trade area from which the subject will draw its customers. In some cases, defining the trade area may be complicated by the existence of other retail facilities on main thoroughfares within trade areas that are not clearly defined or whose trade areas overlap with that of the subject. The Galleria's potential trade area clearly overlaps with its newest competitor, The Westchester in White Plains. The subject's capture rate of area expenditure potential is also influenced to a lesser extent by other regional centers such as the Stamford Town Center and the Cross County Shopping Center in Yonkers. In addition, peripheral competition is seen in such centers as Jefferson Valley Mall in Yorktown Heights, Danbury Fair Mall in Danbury, Connecticut, Vernon Hills Mall in Eastchester, and the Poughkeepsie Galleria in Poughkeepsie, New York. Although located outside of the subject's effective trade area, it is anticipated that Palisades Center, a 3.3+/- million square foot mega-mall currently under construction in eastern Rockland County approximately 15+/- miles from the subject, will certainly impact regional shopping dynamics.

     Finally, there are several free-standing department stores in White Plains within a mile and a half radius of The Galleria including Sears, Macy's, Saks Fifth Avenue and Bloomingdale's. While some cross-shopping does occur, these department stores act more as a draw to the White Plains community, creating an image for the area as a prime shopping district and generating more retail traffic to White Plains than would exist in their absence. We recognize and mention these stores and centers to the extent that they provide a complete understanding of the area's retail structure.

----------
(1)  Urban Land Institute Dollars and Cents of Shopping Centers - 1996

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

     Once the trade area is defined, the area's demographics and economic profile can be analyzed. This will provide key insight into the area's dynamics as it relates to the subject. The sources of economic and demographic data for the trade area analysis are as follows: Equifax National Decision Systems
(ENDS), Sales and Marketing Management's Survey of Buying Power, The Urban Land Institute's Dollars and Cents of Shopping Centers (1995), CACI, The Sourcebook of County Demographics, and The Census of Retail Trade - 1992. The subject's Effective Trade Area, profiled by Equifaix National Decision Systems, has been defined based on the results of a customer survey conducted by Urban Retail Properties, Co., which included polling the mall's customer's to determine the zip code of their primary residence.

Scope of Trade Area

     Traditionally, a retail center's sales are principally generated from within its primary trade area, which is typically within reasonably close geographic proximity to the center itself. Generally, between 55 and 65 percent of a center's sales are generated within its primary trade area. The secondary trade area generally refers to more outlying areas which provide less frequent customers to the center. Residents within the secondary trade area would be more likely to shop closer to home due to time and travel constraints. Typically, an additional 20 to 25 percent of a center's sales will be generated from within the secondary area. The tertiary or peripheral trade area refers to more distant areas from which occasional customers to the mall reside. These residents may be drawn to the center by a particular service or store which is not found locally. Industry experience shows that between 10 and 15 percent of a center's sales are derived from customers residing outside of the trade area. This potential is commonly referred to as inflow.

     Before the trade area can be defined, it is necessary that we thoroughly review the retail market and the competitive structure of the general marketplace, with consideration given as to the subject's position therein. Subsequent to our discussion of the area's retail structure, a profile of the department stores which anchor the subject is presented in order to fully acquaint the reader with its overall market position therein.

Retail Structure

     With respect to regional mall competition, the subject appears to be well positioned. In order to examine the subject property in its proper context, we must first examine the nature of the competition. According to customer surveys, the subject's principal competitor has been considered to be the Cross County Shopping Center in Yonkers. However, J.W. O'Connor and Company opened The Westchester, an 830,000+/- square foot upscale mall located along Westchester Avenue approximately one mile south of the subject, in March of 1995. Due to its relative newness in the marketplace, its impact cannot be properly gauged at this time. Nonetheless, we view it as having a definitive impact on the subject, at least for the short run. In addition, peripheral competition does exist within its secondary and tertiary area with respect to certain other centers mentioned above.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

Competition

     The following table identifies the larger alternative retail properties in the area as well as the malls located outside the region within the secondary trade areas that could overlap with that of the subject.


===================================================================================================================
                                         Competitive Retail Shopping Centers
===================================================================================================================
                                             Year
Map                                         Opened/                                                   Distance from
Key         Center/Location                Renovated        Total GLA        Anchor Stores              Subject
===================================================================================================================
  S       Galleria at White Plains           1980/           882,728              Stern's*                 N/A
                 100 Main St.                1993                              JC Penney
               White Plains, NY
-------------------------------------------------------------------------------------------------------------------
  1            The Westchester               1995            830,000         Neiman Marcus               1+/- mile
            125 Westchester Ave.                                               Nordstrom
               Westchester, NY
-------------------------------------------------------------------------------------------------------------------
  2        Stamford Town Center              1982          1,200,000             Macy's                30+/- miles
               100 Greyrock Place                                                Filene's
                 Stamford, CT                                              Saks Fifth Avenue
-------------------------------------------------------------------------------------------------------------------
  3            Cross County S.C.             1954          1,190,000             Stern's                8+/- miles
                 6K Mall Walk                                                    Sears
                 Yonkers, NY
-------------------------------------------------------------------------------------------------------------------
  4            Danbury Fair Mall             1986          1,450,000      Filene's, JCPenney           25+/- miles
         I-84 Fairground Site & Rt. 7                                        Lord & Taylor
                 Danbury, CT                                                 Macy's, Sears
-------------------------------------------------------------------------------------------------------------------
  5         Jefferson Valley Mall            1983            580,371              Macy's               40+/- miles
          Route 6 and Taconic State                                              Sears
            Yorktown Heights, NY                                         Service Merchandise
-------------------------------------------------------------------------------------------------------------------
  6        Poughkeepsie Galleria           1987/1992       1,000,000      Filene's, JCPenney           45+/- miles
            Interstate 84 & Route 9                                        Montgomery Ward
           Poughkeepsie, New York                                       Sears, Dicks, Lechmere
===================================================================================================================
         Total                                             7,134,153
===================================================================================================================
*        Will be converted to Macy's during July 1996
===================================================================================================================
Source:  Shopping Center Directory -1995
===================================================================================================================


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

Subject Retail Center

Name:                                   The Galleria at White Plains

Location:                               100 Main St.
                                        White Plains, New York

Owner                                   The Cadillac Fairview Corporation

Distance and Time from Subject:         N/A

Year Opened:                            1980

Year(s) Expanded/Renovated:             1993

Total GLA:                              882,728+/- SF

Mall GLA:                               326,813+/- SF

Mall Shop Ratio:                        37%

Anchor Tenants:                         Stern's/Macy's                328,599 SF
                                        JCPenney                      227,316 SF
                                        --------                      ----------
                                        Total Anchor GLA              555,915 SF

Number of Mall Shops:                   150+/-

Occupancy (Mall GLA):                   81.4+/-%

Average Market Rent (Mall GLA):         $32-$38/SF

Land Area:                              9.15+/- AC

Parking/Ratio
        Existing:                       2,416; 2.7 spaces per 1,000 SF of GLA

Demographics:                           Effective Market Population:     698,222
                                        Average Household Income:        $85,799

Retail Sales:                           $344/SF -1995

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

Comments:

     The Galleria at White Plains is a four-level, urban regional mall in downtown White Plains. It is anchored by Stern's and JCPenney with about 326,813 square feet of in-line mall shop space. Federated Department Stores has recently announced that Stern's will be converted to a Macy's during July 1996. This follows the 1995 conversion of A&S to Stern's. Macy's presently occupies a free-standing location a block to the south in White Plains, which reportedly posted sales in excess of $65-$70 million during 1995. The more diverse merchandising of Macy's, which includes a wide array of moderate and upscale soft goods and housewares, is anticipated to provide greater appeal to the relatively affluent Westchester County shopper.

     Originally developed in 1980, the center underwent extensive renovation and reconfiguration between 1992 and 1993. Both interior and exterior renovation was performed in conjunction with a remerchandising of the mall.

     Vacancy at the Galleria is currently about 7.3 percent. During 1995, average mall shop sales were $344 per square foot for comparable stores, compared to $380 per square foot in 1994. This decrease in mall shop sales is considered to have resulted form the confluence of several factors, including increased competition via the entry of The Westchester into the White Plains marketplace; the conversion of A&S to Stern's; and a downward sales trend experienced by most apparel retailers during 1995. Average leasing rates for stores less than 1,000 square feet are running between $50.00 and $70.00 per square foot, while stores over 1,000 square feet range from $32.00 to $50.00 per square foot. The mall average is approximately $35.00 per square foot. Reportedly, JCPenney did $48.0+/- million in sales in 1994, equivalent to $211 per square foot. In 1995 JCPenney reportedly experienced a decline in sales to $45.0+/- million. Estimated sales for Stern's were $30+/- million, or $91.30 per square foot.

     The Galleria serves a wide spectrum of shoppers and a substantial downtown employment base. The existence of this center, coupled with The Westchester, provides a formidable draw to the White Plains district.

     Finally, it is noted that the Galleria has the potential to lose some existing tenants to The Westchester over the next several years as leases expire. To date, this has been a non-issue for the Galleria as many tenants have renewed leases and remodeled stores at the subject. Several stores have actually elected to open second units at The Westchester, including Athlete's Foot, The Limited Group, and The Gap, indicating their belief that this market is strong enough to support multiple stores. Although this additional risk of losing tenants to The Westchester is noted, the two properties have a minimal overlap of tenants, namely The Limited Group Stores, The Gap, and Athlete's Foot.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

Competitive Retail Center No. 1

Name:                                      The Westchester

Location:                                  125 Westchester Ave.
                                           Westchester, New York

Owner:                                     The O'Connor Group

Distance and Time from Subject:            1+/- miles south
                                           (5+/- minute drive time)

Year Opened:                               1995

Year(s) Expanded/Renovated:                N/A

Total GLA:                                 830,000+/- SF

Mall GLA:                                  483,800+/- SF

Mall Shop Ratio:                           58%

Anchor Tenants:                            Neiman-Marcus              143,200 SF
                                           Nordstrom                  203,000 SF
                                           ---------                  ----------
                                           Total Anchor GLA:          346,200 SF

Number of Mall Shops:                      120+/-

Occupancy (Mall GLA):                      93.0%

Average Rent (Mall GLA):                   $60-$65+/-/SF

Land Area:                                 12+/- AC

Parking/Ratio:                             3,200+/- cars; 3.86 per 1,000+/- SF

Demographics:                              Primary Market Population:   700,000
                                           Average Household Income:   $100,000
                                           (Source: Directory of Major Malls)

Retail Sales:                              $400+/SF

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
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


                                                          Retail Market Analysis
================================================================================

Comments:

     The Westchester Fashion Mall opened in March 1995 with over 830,000 square feet and two anchor stores. This is the site of the former B. Altman and existing Neiman-Marcus store in White Plains. The completed center consists of an expanded and renovated Neiman-Marcus department store, a new Nordstrom store, a five-story parking garage, and three levels of fashion-oriented mall shop space. The total project cost was reported to be $275 million, including the $16 million renovation of Neiman Marcus. In addition, The Limited Group reportedly occupies nearly 140,000 square feet in the center.

     The Westchester Fashion Mall competes for customers with the Galleria at White Plains and Stamford Town Center. The Westchester's upscale orientation has, and will likely continue to have some effect on certain fashion oriented tenants at the Galleria as well as Stamford Town Center. In fact, The Westchester will likely have a greater impact on Stamford Town Center due to the similar merchandising mixes which overlap by approximately 50.0 percent. It has been reported that The Westchester pulls much more from surrounding suburbs, including western Connecticut and northern Westchester County. Their target market is geared toward shoppers who have typically traveled to Stamford or into Manhattan for shopping needs.

     Tenancy at The Westchester includes (or will include) Tiffany's, Crate & Barrel, Coach, Banana Republic, The Gap, Brooks Brothers, The Limited--Cacique, Victoria's Secret, Structure, and The Limited, Sharper Image, The Museum Company, Abercrombie & Fitch, and other fashion-oriented tenants.

     It has been suggested that The Westchester has not performed to projected sale levels and that some tenants have found occupancy costs too high. In fact, occupancy costs are reported to be higher than the subject. CAM charges are currently being quoted at $23.00 per square foot. Management has noted that the high-end fashion tenants are performing well, but that other more local and regional tenants are struggling with the costs of business. For this reason, a near-term shake-out among underperforming tenants is likely at The Westchester, not uncommon for newly opened malls. Nonetheless, many of the upscale, fashion-oriented tenants have done well here.

     First year sales have been reported at $390.00 per square foot, with sales through the first four months of 1996 tracking between $430.00 and $440.00 per foot on an annualized basis.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
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                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

Competitive Retail Center No. 2

Name:                                        Stamford Town Center

Location:                                    100 Greyrock Place
                                             Stamford, Connecticut

Owner:                                       Rich - Taubman Associates

Distance and Time from Subject:              30+/- miles
                                             (45+/- minute drive time)

Year Opened:                                 1982

Year(s) Expanded/Renovated:                  1995

Total GLA:                                   1,200,000+/- SF

Mail GLA:                                    705,000+/- SF

Mail Shop Ratio:                             59%

Anchor Tenants:                              Macy's                  250,000 SF
                                             Filene's                170,000 SF
                                             Saks Fifth Avenue        75,000 SF
                                             -----------------       ----------
                                             Total Anchor GLA:       495,000 SF

Number of Mail Shops                         145+/-

Occupancy (Mail GLA):                        90%

Average Rent (Mail GLA):                     NA

Land Area:                                   11+/-AC

Parking/Ratio:                               3,800+/- cars; 3.17 per 1,000+/- SF

Demographics:                                Primary Market Population: 350,000
                                             Average Household Income:  $45,000
                                             (Source: Directory of Major Malls)

Retail Sales:                                $350-$400/SF (estimated)

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
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                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

Comments:

     The Stamford Town Center is located off Interstate 95 in downtown Stamford, Connecticut. This urban regional mall is an integral part of the downtown Stamford market and includes four levels of shopping, a multi-level parking garage, and three anchor stores. The interior of the mall is illuminated by a matrix of artificial skylights that cast fluorescent lighting onto the mall concourse. In-line shops are decidedly upscale/fashion-oriented with very few vacancies observed. Several suites are currently being remodeled or prepared for opening.

     JCPenney closed its 173,247 square foot store here in July 1994, citing unrealized sales projections at the location. Since the mall's inception, the upper-end stores have emerged as the dominant market at Stamford, cutting support for JCPenney and some of the low to middle-end shops. The May Company purchased the JCPenney store for a reported price of $18,950,000 ($109.38 per square foot) and opened a Filene's department store during late 1995.

     The owners of Stamford Town Center also control a 4.5 acre parcel across from the mall. Plans had been in the works to expand the mall by 400,000 square foot possibly with Nordstrom as an anchor. The owners have more recently decided to develop the property as a two-level specialty center with discount and off price oriented tenants. The idea is to bring in category killers that enhance the overall draw of the mall by tapping that segment of the market it does not now address.

     Saks had sales of $16.6 million in 1994, equivalent to approximately $214 per square foot. Reportedly, Macy's did $61.0 million in 1993, equivalent to $230 per square foot. The mall's management declined to release information regarding 1995 results.

     Stamford competes for the upscale customer which is located between the wealthy suburbs of Greenwich and the towns of central Fairfield County, including Norwalk and Darien. The center's more affluent clientele are generally coming from the south and west in Westchester and even Manhattan. Occupancy is estimated to be over 95.0 percent with sales in excess of $350 per square foot.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

Competitive Retail Center No. 3

Name:                                   Cross County Shopping Center

Location:                               6K Mall Walk
                                        Yonkers, New York

Owner.                                  Brooks Shopping Centers, Inc.

Distance and Time from Subject:         8+/- miles southwest
                                        (20+/- minute drive time)

Year Opened:                            1954

Year(s) Expanded/Renovated:             NA

Total GLA:                              1,190,000+/- SF

Mall GLA:                               718,971 +/- SF

Mall Shop Ratio:                        60%

Anchor Tenants:                         Stern's                      260,000 SF
                                        Sears                        211,029 SF
                                        -----                        ----------
                                        Total Anchor GLA:            471,029 SF

Number of Mall Shops:                   108+/-

Occupancy (Mall GLA):                   99%

Average Rent (Mall GLA)                 $20-$40 (estimated)

Land Area:                              74+/- AC

Parking/Ratio:                          5,400+/- cars; 4.5 per 1,000+/- SF

Demographics:                           Primary Market Population:    2,000,000
                                        Average Household Income:       $45,000
                                        (Source: Directory of Major Malls)

Retail Sales:                           $250/SF (estimated)

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

Comments:

     Cross County is a two-level open-air mail located in Yonkers, one of the southernmost towns in Westchester County and approximately 8 miles from The Galleria. Cross County opened in 1954 and consists of 2 anchors (Stern's and Sears) and 102 mall stores. While the Sears store (formerly Wanamaker's) is in good condition, the majority of the center, including Stern's, is in poor to average condition. In conjunction with the closing of Stern's at the Galleria at White Plains, Federated Department Stores has announced it will substantially renovate its Cross County store.

     Cross County appeals to a client base similar to that of the more moderate-income level Galleria shopper. Its tenant mix lacks consistency as there are a large amount of lower end retailers that are local non-credit tenants. The mall's management would not release any information about the center. The Galleria and Cross County have significant overlap in their trade areas, but the more affluent northern, eastern and western Westchester residents are drawn to The Galleria in greater numbers. Cross County is not a competitor for the daytime Downtown White Plains base. Although most competitive for the lower to moderate end shopper, Cross County reports a sizable primary target market of some 2,000,000 people with an average household income of over $40,000.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

Competitive Retail Center No. 4

Name:                                   Danbury Fair Mall

Location:                               I-84 Fairground Site & Rt. 7
                                        Danbury, Connecticut

Owner:                                  Wilmorite, Inc.

Distance and Time from Subject:         25+/- miles northeast
                                        (40+/- minute drive time)

Year Opened:                            1986

Year(s) Expanded/Renovated:             1987/1988/1991/1992

Total GLA:                              1,270,146+/- SF

Mall GLA:                               462,146+/- SF

Mall Shop Ratio:                        36%

Anchor Tenants:                         Filene's                     173,000 SF
                                        JCPenney                     137,000 SF
                                        Lord & Taylor                 80,000 SF
                                        Macy's                       240,000 SF
                                        Sears                        178,000 SF
                                        -----                        ----------
                                        Total Anchor GLA:            808,000 SF

Number of Mall Shops:                   210+/-

Occupancy (Mall GLA):                   97%

Average Rent (Mall GLA)                 $30-$50 estimated

Land Area:                              120+/- AC

Parking/Ratio:                          6,500+/- cars; 4.5 per 1,000+/- SF

Demographics:                           Primary Market Population:      360,000
                                        Average Household Income:       $47,000
                                        (Source: Directory of Major Malls)

Retail Sales:                           $420/SF

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

Comments:

     Danbury Fair Mall is a two-level, super-regional shopping center in Danbury, Connecticut. Built in 1986, the mail is located at Interstate 84 and Route 7 on the former Connecticut state fairgrounds. Danbury Fair is anchored by Sears, Macy's, Lord & Taylor, Filene's, and JCPenney, and contains approximately 500,000+/-square feet of mall shop area. The total project includes 1,270,146+/- square feet.

     Danbury Fair serves an extensive trade area which encompasses areas of Central Connecticut and Southeast New York State. The mall's primary trade area, which encircles a 15-mile radius around the site, includes a population of over 360,000 with 128,281 households. Average household income is estimated to be $81,669. The mall was reported to be 96 to 97 percent occupied and sales were estimated at $420 per square foot.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

Competitive Retail Center No. 5

Name:                                   Jefferson Valley Mail

Location:                               Route 6 and Taconic State Parkway
                                        Westchester County
                                        Yorktown Heights, New York

Owner                                   Melvin Simon & Associates

Distance and Time from Subject:         40+/- miles northwest; 60+/- minute
                                        drive time

Year Opened:                            1983

Year(s) Expanded/Renovated:             N/A

Total GLA:                              580,371+/- SF

Anchor Tenants:                         Jordan Marsh              119,900+/- SF
                                        Sears                     155,400+/- SF
                                        Service Merchandise        32,815+/- SF
                                        -------------------       -------------
                                        Total                     308,115+/- SF

Number of Mall Shops:                   108+/- stores

Land Area:                              50+/- AC

Parking/Ratio:                          2,950+/- cars/5.1+/- per 1,000+/- SF

Demographics:                           Primary Population:             152,821
                                        Average Household Income:       $63,500
                                        (Source: Directory of Major Malls)

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

Comments:

     Jefferson Valley Mail is a two-level regional mall anchored by Jordan Marsh and Sears in Yorktown Heights, New York. The mall contains approximately 580,371 square feet and was constructed in 1983.

     Jefferson Valley Mall captures most of its sales from upper Westchester County and neighboring Putnam County. Sears is clearly not a fashion leader and Jordan Marsh is not a regional force in this market. The merchandising mix of this center is not positioned to capture the market' more upscale potential.

     Average mall shop sales in 1993 were $310 per square foot for comparable stores. Leases range from $20.00 to $43.00 per square foot with average rent by size category as follows: less than 1,000 feet, $43.00; 1,000 to 3,999 feet, $30.00; 4,000 to 5,999, $25.00; and 6,000 to 30,000, $20.00. Food court rents average approximately $70.00 per square foot, while kiosks average $190.00.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

Competitive Retail Center No. 6

Name:                                   Poughkeepsie Galleria

Location:                               I-84 and Route 9
                                        Poughkeepsie, New York

Owner                                   Pyramid Companies

Distance and Time from Subject:         45+/- miles northeast
                                        (60+/ minute drive time)

Year Opened:                            1987

Year(s) Expanded/Renovated:             1992

Total GLA:                              1,000,000+/- SF

Mail GLA:                               235,549+/- SF

Mall Shop Ratio:                        24%

Anchor Tenants:                         Filene's                     119,873 SF
                                        JCPenney                     179,953 SF
                                        Montgomery Ward              150,000 SF
                                        Sears                        112,000 SF
                                        Dick's Sporting Goods        125,000 SF
                                        Lechmere                      77,337 SF
                                        --------                     ----------
                                        Total Anchor GLA:            764,000 SF

Number of Mall Shops:                   145+/-

Occupancy (Mall GLA):                   96%

Average Rent (Mall GLA)                 $20-$30/SF

Land Area:                              120+/- AC

Parking/Ratio:                          7,000+/- cars; 6.5 per 1,000+/- SF

Demographics:                           Primary Market Population:      450,000
                                        Average Household Income:       $45,000
                                        (Source: Directory of Major Malls)

Retail Sales:                           $308/SF

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

Comments:

     The Poughkeepsie Galleria was constructed in 1987 and contains approximately 1.0 million square feet. The center is located off Interstate 84 and Route 9 in Dutchess County and is anchored by six major tenants. This is a two level enclosed mall with a traditional mix of tenants that cater to a broad middle income market.

     Current occupancy in this center is pegged at 96.0 percent. Average mall shop sales are reported to be $308 per square foot with rents ranging from $20 to $30 on average. By virtue of its distance form the subject, it is only indirectly competitive with The Galleria.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

     The mall properties cited above (inclusive of the subject) comprise approximately 7.1+/- million square feet of mall space. Along with The Westchester, the subject is one of two regional malls located within the White Plains MSA, and together with the more remote Cross County Center and The Jefferson Mall, one of four regional malls located within Westchester County.

Other Competition

     As discussed, direct mall competition for the subject in its immediate trade area is limited to The Westchester. In addition to the facilities described, the balance of the retail inventory proximate to the Galleria at White Plains consists of several free-standing department stores, as well as two notable shopping centers located within the subject's primary trade area. A brief description of these department stores and retail centers will serve to portray the balance of the neighborhood retail alignment.

     The eastern section of White Plains has long been a magnet for top retailers. The nearby Saks and Bloomingdale's locations, along with Sears and Macy's department stores in downtown White Plains, are free-standing units and are not deemed to be directly competitive to The Galleria's full array of shops. It is expected that they will continue to attract shoppers to the area, and while they carry much of the same quality of merchandise, shoppers will prefer the convenience of enclosed attached parking with a variety of specialty stores in one location.

     Bloomingdale's occupies a free-standing, three-story department store constructed in 1975. The store is situated in the middle of an ample site surrounded by open parking (this would permit additional development or expansion if the parking were decked). The 240,000+/- square foot store includes almost all of the departments found in its New York City store including a gourmet food shop on a below grade level.

     Saks was one of the first upscale Manhattan-based department stores to come to Westchester when it opened its White Plains store in 1954. The 160,000+/- square foot store sits across Maple Avenue from The Westchester. Parking is provided on two levels of open pavement, each of which serves the stores two retail levels. A two-story enclosed deck was later added to the property, however, it is not attached to the store.

     Westchester Place has been a proposed 820,000 square foot mall in White Plains to be developed around the existing Saks Fifth Avenue site at Bloomingdale Road and Maple Avenue. The developer, Alex Conroy of Greenwich, has reportedly purchased the former NYNEX property and has a partnership agreement with Saks. The project was originally proposed to be an 800,000+/- square foot regional mall with Saks and other anchors (to be named). This project is not expected to go forward along the scale as proposed but will likely be something much smaller. At this time, there is no firm development plan. Saks' real estate personnel have advised us that they are considering a number of options for the store at this time.

     Macy's is a cornerstone of downtown White Plains retail. The 350,000+/- square foot three-level store was opened in 1949. The building sits at the corner of Main Street and Mamaroneck Avenue. Parking is provided by an adjacent municipally-owned, decked structure which is attached to the top level of the store by a covered walkway. Because of

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
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


                                                          Retail Market Analysis
================================================================================

     the difficult vehicular access of its downtown location, Macy's relies more on pedestrian traffic than do the other area department stores. Federated Department Stores, owner of Stern's, Bloomingdale's and Macy's, has announced that they will convert the Stern's located at the Galleria at White Plains to a Macy's, and vacate the free-standing location. No firm alternative use plans for the free-standing store have been announced. It is believed that Federated will sell the property, which might be picked up by a big box user or discount department store.

     Sears has a free-standing unit near the White Plains Municipal Building. Shoppers are inconvenienced with the fact that they have to pay to park to shop at a Sears store when other suburban locations are free.

     There are other retail projects which also compete to some degree with the subject.

     The Pavilion at White Plains

     This four-level, 180,000+/- square foot enclosed power center is a re-use of the former Alexander's department store a few blocks from The Westchester Fashion Mall. Leases in the center range from $16 to $20 per square foot for major tenants, and $20 to $25 per square foot for smaller space users. The site was purchased for $16.0 million and the project developed by The Fischer Group of New York and locally based Hamilton Development. It was originally planned as a high-end anchorless center, but its developers could not secure tenants or financing in the face of The Westchester. They decided to reposition it as a power center. The center reportedly leased relatively quickly under its repositioned merchandising format. Nonetheless, the developers had encountered severe cost overruns with estimates of $50.0 to $55.0 million in total development costs. As such, they were forced to look for a buyer.

     This project opened over the course of a six month time period between December 1993 and June 1994. The buyer reportedly acquired the property with a strong emphasis on in-place income. The project has covered parking and development rights to expand by 70,000 square feet. The buyer has no immediate plans to expand, but will want to gauge the impact of The Westchester.

Vernon Hills Mall

     Vernon Hills is a 350,000 square foot specialty center located in Eastchester, approximately 5 miles south of The Galleria. It was built in 1958. Vernon Hills, owned by Salvatore Pepe, is an unenclosed combination of small strip centers and free standing stores. It includes a limited array of upscale merchants, including Lord & Taylor in an owned, 110,000+/- square foot store, Brooks Brothers, Ann Taylor, Laura Ashley, and Talbot's. A subsidiary of the May Company, Lord & Taylor crries a moderate to better mix of merchandise. This two level store has a good assortment of moderate, bridge, and between sportswear and dresses. Bonwit Teller, which occupied one of the free-standing units in the center, closed in early 1990 due to the chain's bankruptcy. This store has since been subdivided and leased to The Gap, Gap Kids and Gap Shoes, Banana Republic and Brooks Brothers. This center is 100 percent occupied; rents for small shop spaced are reported to be between $35 to $50 per square foot, triple net.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

Future Regional Competition

     The Pyramid Companies is currently constructing Palisades Center. Upon completion in November 1996, this center will contain approximately 3.3 million square feet of gross leasable area and will integrate tenants representing every category of retail offering. Being developed on a 120 acre site off of Interstate 87 in West Nyack, New York, Palisades will be a four level, 3.3 million square foot super-regional shopping center. Palisades will be comprised of eight towers to be tenanted by big-box anchors, category retailers and/or traditional department stores which will aggregate approximately 2.4 million square feet and a mail shop area of up to 850,000 square feet.

     Major stores include a 118,000 square foot BJ's Wholesale Club, The Home Depot at 135,000 square feet, a 132,000 square foot Wal-Mart, Filene's at 200,000 square feet, Lord & Taylor at 118,000 square feet, and a 156,000 square foot JC Penney.

     Big-box tenants include a 100,000 square foot Toys R Us Superstore, a 55,000 square foot Dick's Clothing and Sporting Goods, a proposed 55,000 square foot Nordstrom's Rack, a proposed 33,000 square foot Borders Books & Music, and Bed, Bath and Beyond and Nobody Beats the Wiz, both of 48,000 square feet. The mall will also include large space user tenants Gap Old Navy at 24,000 square feet, a 23,000 Just for Fun, and a 30,000 square foot Crate & Barrel. The project will comprise 752,000 square feet of mall shop space located on four levels along with approximately 70,000 square feet of Disney concepts.

     This center will also include a "thEATery" concept which was created to maximize the impact of the entertainment facility that will be developed by situating restaurants adjacent to a 20-screen cinema complex. Sony Theaters will be locating on the fourth level of the mall. Up to 22 casual dining restaurants may be incorporated within the 215,000 square foot "thEATery" and provide a varied cross-section of dining choices for the consumer. Restaurants will include several of the Brinker International concepts including Chili's and Macaroni Grill, and such other notable eating establishments as Legal Seafood, Champps Americana, Bice and The Palm.

     Palisades Center is located approximately 15 miles northeast of the subject and will likely have some impact on area shopping patterns. Management at the subject noted that the Galleria only draws about 5.0 percent of its customers from across the river in Nyack. They do not expect the Palisades to have a material impact on sales at the subject.

GLA per Capita

     The data presented summarizes the extent of existing regional mall development inside the trade area. According to the National Research Bureau, the average GLA per capita for the United States and State of New York were 5.5+/- and 4.2+/- square feet, respectively, for 1995. This statistic pertains to centers in excess of 400,000 square feet

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

     As noted previously, inclusive of the subject, Westchester County is the location of four regional malls with a combined GLA of 3.5+/- million square feet. With an estimated Westchester County population of 898,586, this results in approximately 3.9+/- square feet of regional mall GLA per person. This is below the composite state and national averages indicating that the market is not saturated and could potentially absorb some additional regional mall space and still be within the average parameters for the state.


Anchor Alignment

     The anchor alignment of the subject also helps to define the potential boundaries of the subject's trade area. The subject property is anchored by JC Penney and Stern's. Stern's will be converted to a Macy's during 1996. The following is a profile of each of these anchor tenants.

     JC Penney, the fourth largest retailer in the United States (after Wal-Mart, K-Mart and Sears), operates 1,233 JC Penney department stores and 526 drug stores (Thrift Drug and Treasury Drug) throughout all 50 states and Puerto Rico. The $21 billion company has changed its historical image as a discount dime store and has targeted upper-middle-class consumers by adding brand-name soft goods and dropping hard goods from the in-store product mix. Today the company's product mix centers on apparel, shoes, jewelry, and home furnishings. In 1994, retail sales rose 7.4 percent to $20.4 billion, surpassing the $20 billion mark for the first time. Net income also exceeded $1 billion for the first time ever. Total revenues were up 7.7 percent to $21.1 billion. The company has experienced a ten year compound annual growth rate in retail sales (1984-1994) of about 4.2 percent. Overall, productivity among stores increased by 8.9 percent to $159 per square foot from $146 per square foot in 1993, and $137 per square foot in 1992. Catalog sales totaled $3.8 billion in 1994-95, accounting for 19 percent of total retail sales. Drug stores, under the Thrift Drug name, totaled 526 units in 1994-95 and accounted for 7.6 percent of total sales which achieved $243 per square foot. The company currently has approximately 113 million square feet of store space. In February 1995, the company acquired the 97 unit Kerr Drug Store chain. The company will continue to expand its private brand lines. In addition, the catalog operation is posed to continue to do well, coming off of its highest sales in its 31 year history. The company did not fare as well in fiscal 1995 (year ending January 1995) with earnings falling by 20 percent and same store sales declining by 2.5 percent in the fourth quarter and 1.4 percent for the fiscal year. The company is planning a $700 capital expenditure program over the next three years to help bolster store performance. Value Line reports that the company's financial strength warrants an "B++" rating. Standard & Poors has forecasted a continued modest rise in comparable store sales. They rate the company "A-".

     Federated Department Stores, Inc. is one of the leading full-line department store companies in the United States. The year 1994 was a major acquisition year for the company. On December 19, 1994 the company completed a $4.1 billion purchase of Macy's and it has recently consolidated the A&S/Jordan Marsh division into Macy's East. On May 26, 1994 the company purchased Joseph Home Co., a department store retailer operating ten units in Pittsburgh and Erie, Pennsylvania

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

     for $116.0 million, including the assumption of $40.0 million in debt and acquisition costs. Upon completion of this merger with Macy's, Federated operates 355 department stores in 35 states at urban or suburban sites, principally in densely populated areas operating under the names of Bloomingdale's, The Bon Marche, Bullocks, Burdines, Goldsmith's, Jordan Marsh, Lazarus, Rich's, Stern's and Macy's. The company also operates more than 135 specialty and clearance stores under the names of "Aeropostale," 'Charter Club" and MCO" and a mail order catalog business under the name of "Bloomingdale by Mail." The company recently announced the closure of the MCO stores.

     The properties consist primarily of stores and related retail facilities including warehouse and distribution centers. Of the 355 stores, 181 stores were entirely or mostly owned and 174 stores were entirely or mostly leased. The company owns or leases other properties including office space in New York and Cincinnati. During 1994, the company added 142 department stores and 135 specialty and clearance stores. Of the 142 department store additions, 121 were a result of the acquisition of Macy's and 10 as a result of the acquisition of Horne's. All 135 specialty and clearance stores were added through the Macy's acquisition. Federated's net sales for 1994 increased by 15 percent to $8,315.9 million, compared to $7,229.4 million reported in 1993. On a comparable store basis net sales increased by 3.1 percent. The company's retail operating division sales as of January 28, 1995 were as follows:


========================================================================================================
                                   Federated Department Stores Company
========================================================================================================
                                         Number                           Gross           Average Sales
                                       of Stores      1994 Sales       Square Feet       Per Square Foot
========================================================================================================
Abraham & Straus/Jordan Marsh                 34         $1,441.1            8,999                 $160
--------------------------------------------------------------------------------------------------------
         Bloomingdale's                       16       $1,297.5 *            4,439        $292 ($268.57)
--------------------------------------------------------------------------------------------------------
        The Bon Marche                        40          $ 873.0            4,892                 $178
--------------------------------------------------------------------------------------------------------
             Burdines                         46         $1,248.5            7,648                 $163
--------------------------------------------------------------------------------------------------------
             Lazarus                          51         $1,130.3           10,212                 $111
--------------------------------------------------------------------------------------------------------
        Rich's/Goldsmith's                    25          $ 999.7            4,991                 $200
--------------------------------------------------------------------------------------------------------
              Stern's                         22          $ 707.4            3,946                 $179
--------------------------------------------------------------------------------------------------------
           Macy's East                        64      $3,447.7 **           17,162                 $201
--------------------------------------------------------------------------------------------------------
      Macy's West/Bullocks                    57      $2,334.8 **           11,845                 $197
--------------------------------------------------------------------------------------------------------
         Macy's Specialty                    122      $  128.4 **              420                 $395
--------------------------------------------------------------------------------------------------------
               MCO                            14      $   83.1 **              704                 $118
--------------------------------------------------------------------------------------------------------
               Total                         491         $8.315.9           75,228
========================================================================================================
*    Includes $105.3 million in sales of the company's Bloomingdale's By Mail subsidiary. Net of this allocation, sales were equal to $269 per square foot.

**   Represents sales of divisions acquired pursuant to merger.
========================================================================================================


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Retail Market Analysis
===============================================================================

     Federated has a C++ rating from Value Line. By fiscal 1995, savings from the closure of Macy's corporate office (second half of 1995) and other consolidation benefits may help boost Federated's share net to $2.00 to $2.10. Value Line's earning projections to 1998-2000 is that excess cash flow will enable Federated to reduce its long term debt by about $1 billion between fiscal 1995 and the end of the decade, and the operating margin will gradually widen following a market improvement in fiscal 1996.

     Federated's historical and projected sales are as follows:

                         ===========================
                          1996*             $15,100
                         ---------------------------
                          1995*             $14,200
                         ---------------------------
                          1994              $ 8,316
                         ---------------------------
                          1993              $ 7,229
                         ---------------------------
                          1992              $ 7,080
                         ===========================
                         *Value Line estimated sales
                          dollars
                         ===========================

     Federated's management believes the department store business will continue to consolidate and, accordingly, intends to consider the possible acquisition of department store assets and companies from time-to-time. Future acquisitions, if any, are expected to be financed through a combination of cash on hand and from operations and possible long term debt or other securities issuance. The company's budgeted capital expenditures are approximately $2,800 million for 1995 to 1998, with approximately 68 percent budgeted for existing stores, 21 percent budgeted for new stores and 11 percent for technology.

Trade Area Definition

     The Galleria at White Plains is located in downtown White Plains in the heart of the Central Business District. The Central Business District is afforded three interchanges with I-287, the Cross Westchester Expressway. It is also immediately proximate to the downtown office buildings and employment centers. Market research indicates that approximately 20 percent of the mall's customers walk to the mall. The property is also located within two blocks of the White Plains train and bus terminals, both of which are major hubs. This strategic location makes it one of the most accessible retail locations within the New York MSA. The advantage of interstate access has the effect of expanding the mall's trade area by virtue of reducing travel time for residents in more distant locations.

     As discussed in the previous section, the location and accessibility of competing centers also has direct bearing on the formation and make-up of a mall's trade area. To the south of the mall is the Cross County Shopping Center. The center is most frequently cited and cross shopped by patrons of the Galleria. As an open air center it lacks the ambiance and convenience of the subject and its anchors are not as strong.

     Also found to the south is the Vernon Hills Mall, an upscale open air center that does well but is considered to be secondary competition. To the north and northeast are both the Jefferson Valley and Danbury Fair Malls, which combined, do a very good job at limiting the subject's northern penetration. However, their sheer distance from the subject marks them as secondary competition.

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Retail Market Analysis
===============================================================================

     The Stamford Town Center to the east has positioned itself formidably as a fashion center catering to the wealthier communities of southeastern Connecticut and Westchester County. In view of the subject's more broad-based traditional merchandising, it co-exists quite readily with Stamford Town Center. The recent completion of The Westchester shows that it is merchandised to be upscale and as such, should compete most directly with Stamford Town Center. Quite obviously, there will be some effect on the Galleria through curiosity and cross shopping, and some tenants will likely leave for the O'Connor project, but we feel comfortable that both malls can co-exist in the White Plains market. We further believe that the decision by Federated to convert the Stern's to a Macy's will bode well for the subject's long term merchandising and direction. Effectively, the Galleria is more clearly defining its traditional, broad based mass market appeal, leaving the higher end market for its competitors. The balance of the Central Business District retail structure is made up of the various department and specialty stores that comprise the retail infill. In our opinion, they collectively act as a traffic generator which in turn benefits the area in general.

     Although located outside of the subject's effective trade area, it is anticipated that Palisades Center, a 3.3+/- million square foot mega-mall currently under construction in eastern Rockland County approximately 15+/- miles from the subject, will certainly impact regional shopping dynamics. Relative to the Galleria at White Plains, this center's strongest draw for Westchester County shoppers will most likely be the depth of big box and category killer tenants whose expansions have been inhibited in Westchester County due to a scarcity of development sites. These retailers include Wal-mart, BJ's Wholesale Club and Home Depot.

     To summarize, the foundation of our analysis in the delineation of The Galleria at White Plains trade area may be summarized as follows:

     1. The Hudson River effectively defines the subject trade area's western border. With the planned 1996 completion of Palisades Center, competition will become much more intense in this area, with the subject benefiting from the physical and psychological barriers posed by the river.

     2. Highway accessibility including area traffic patterns, geographical constraints and nodes of residential development.

     3. The position and nature of the area retail structure including the location of destination retail centers and the strength and composition of the retail infill as discussed above.

     4. The size, anchor tenancy and merchandising composition of the mall tenants enhances its total market penetration.

     5. Adequate cross shopping occurs with various free-standing department stores within the White Plains Central Business District, whose overall presence compliments rather than competes with the mall.

     Ownership has provided us with the results of their most recent customer survey which has identified shopping patterns based upon origin by zip codes. After reviewing this report in conjunction with our independent analysis of the trade area, we are in concurrence with its findings. As such, we have elected to rely on some of the demographic results it has

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Retail Market Analysis
===============================================================================

produced. An analysis of key demographic indicators can then be performed based upon this defined trade area.

Population

     Once the market area has been established, the focus of our analysis centers on the trade area's population. Equifax National Decision Systems provides historical, current and forecasted population estimates for the total trade area. Patterns of development density and migration are reflected in the current levels of population estimates. The chart on the Facing Page compares these statistics.

     Between 1990 and 1996, ENDS reports that the population within the primary trade area increased by 7,929 to 383,211. This 2.11 percent increase (0.35 percent per annum) is consistent with of the effective trade area. Expanding to the effective trade area, the current population increases to 698,228. The current projection is for a continuation of this trend with additional growth of
0.37 percent per annum for the primary and effective trade areas. On balance, we note that population growth throughout the trade area has outpaced that of the New York MSA and New York State, although trails the national growth rate.

     Provided on the Following Pages are graphic representations of the current population distribution and projected population growth.

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                [GRAPHIC OMITTED]

                            GALLERIA AT WHITE PLAINS
                              EFFECTIVE TRADE AREA


                                      [MAP]


                              Pop 96: TOTAL (EST.)

                                [GRAPHIC OMITTED]

                            GALLERIA AT WHITE PLAINS
                              EFFECTIVE TRADE AREA


                                      [MAP]


                         Population % Growth 1996-2001

                                                       Retail Market Analysis
===============================================================================

Households

     A household consists of all the people occupying a single housing unit. While individual members of a household purchase goods and services, these purchases actually reflect household needs and decisions. Thus, the household is a critical unit to be considered when reviewing market data and forming conclusions about the trade area as it impacts the retail center.

     National trends indicate that the number of households are increasing at a faster rate than the growth of the population. Several noticeable changes in the way households are being formed have caused the acceleration in this growth, specifically:

     o The population in general is living longer on average. This results in an increase of single and two person households.

     o The divorce rate increased dramatically during the last decade, again resulting in an increase in single person households.

     o Many individuals have postponed marriage, thus also resulting in more single person households.

     Between 1990 and 1996, the primary trade area added 6,856 households, increasing by 4.9 percent to 145,604 units. This growth is equivalent to a compound annual increase of .81 percent. Alternatively, the secondary trade area added 6,161 households to 121,318, indicating a slightly higher .87 percent annual rate of growth. Combined, the total trade area is currently estimated to contain 266,922 households.

     Between 1996 and 2001, the primary trade area is expected to grow by 3.52 percent (.69 percent per annum) to 150,725 households. This rate of growth is slightly less than that for the secondary area which is expected to grow by 3.79 percent. Overall, the total trade area is expected to grow by 3.64 percent to nearly 277,000 households.

Trade Area Income

     A significant statistic for retailers is the income potential of a trade area's population. Income levels, either on a per capita, per family or household basis, indicate the economic level of the residents of the market area and form an important component of this total analysis. More directly, average household income, when combined with the number of households, is a major determinant of an area's retail sales potential. The trade area income figures support the profile of an affluent, upper-middle income market. According to ENDS, average household income within the primary trade area is currently $90,118.

===============================================================================

                                      -44-


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Retail Market Analysis
===============================================================================

     Available data shows an identifiable pattern of income levels throughout the total trade area as shown below along with comparisons to the state and United States.

               =================================================
                            Average Household Income
               =================================================
               Survey Area                         Avg HH Income
               =================================================
               Primary Trade Area                      $90,118
               -------------------------------------------------
               Secondary Trade Area                    $80,457
               -------------------------------------------------
               Effective Trade Area                    $85,779
               -------------------------------------------------
               Westchester County                      $88,846
               -------------------------------------------------
               New York MSA                            $59,659
               -------------------------------------------------
               State of New York                       $57,348
               -------------------------------------------------
               United States                           $49,031
               =================================================
               Sources: Equifax National Decision Systems
               =================================================

     These statistics show that the primary trade area has an average household income of $90,118 which decreases to $85,779 with the inclusion of the lower income, but still relatively affluent, areas in the secondary market. The effective trade area's average household income is well above that of the MSA, state and country.

     Provided on the Following Page is a graphic presentation of the household income distribution throughout the total trade area. As can be seen, the subject lies near the middle of the upper income communities. Generally, the highest concentrations of wealth (average incomes of $120,000 and higher) are found to the south and east of the center, but quite proximate to the mall. We also note that average household income throughout the total trade area is forecasted to increase at compound annual rate of 4.49 percent.

===============================================================================

                                      -45-


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                [GRAPHIC OMITTED]

                            GALLERIA AT WHITE PLAINS
                              EFFECTIVE TRADE AREA


                                      [MAP]


                         HH96 By Income: Average (EST.)

                                                       Retail Market Analysis
===============================================================================

     Effective Buying Income

     Another measure of the ability of a trade area to support retail business is the area's effective buying income (EBI). This data is not measured by specific trade area, but rather by both the metropolitan statistical area (MSA), as well as on a county basis as reported in Sales and Marketing Management's Survey of Buying Power. At the onset of 1995, Westchester County had an aggregate EBI of $25.6 billion. A comparison can be made to the total New York consolidated area and New York State.


======================================================================================================================
                                                   Effective Buying Income
======================================================================================================================
                               1990                               1995                        Compound Annual Chg.
                 -----------------------------------------------------------------------------------------------------
                  Total EBI           Median HH        Total EBI         Median HH        Total EBI         Med HH EBI
Area              ($Bil)                 EBI            ($Bil)              EBI            ('90-95)          ('90-95)
======================================================================================================================
Westchester           $19.1             $42,287            $25.6           $59,654            6.08%              7.12%
County
----------------------------------------------------------------------------------------------------------------------
New York             $132.1             $25,129           $172.7           $40,569            5.51%             10.05%
MSA
----------------------------------------------------------------------------------------------------------------------
New York         $269,608.7             $27,632       $347,315.8           $42,460            5.20%              8.97%
State
======================================================================================================================
Source, Sales & Marketing Management "Survey of Buying Power"
======================================================================================================================



     The data above shows that the median household effective buying income for Westchester County significantly exceeds that of the New York consolidated area and New York State. Since 1990, the total EBI has grown at a compound annual rate of 6.09 percent while the median household EBI has grown by 7.12 percent. Both of these measures have exceeded inflation over this period.

Retail Sales

     Retail sales growth for the Westchester County was compared to that of the New York consolidated area and New York State. This Comparison is shown below.

=========================================================================================================================
                                                       Retail Sales
=========================================================================================================================
                               1990                               1995                        Compound Annual Chg.
                 --------------------------------------------------------------------------------------------------------
                  Total Sales           Median HH        Total Sales         Median HH        Total Sales       Med HH
Area                ($Mil)                Sales            ($Bil)              Sales           ('90-95)     Sales('90-95)
=========================================================================================================================
Westchester          $7,927.8             $24,431           $8,457.4            $26,144           1.30%             1.36%
County
-------------------------------------------------------------------------------------------------------------------------
New York            $48,121.1             $13,810          $50,734.8            $15,080           1.06%             1.78%
MSA
-------------------------------------------------------------------------------------------------------------------------
New York           $122,452.8             $17,871         $134,422.0            $20,523           1.88%             2.81%
State
=========================================================================================================================
Source: Sales & Marketing Management "Survey of Buying Power"
=========================================================================================================================



     Total retail sales for Westchester County have increased at a compound annual rate of 1.30 percent, while retail sales per household have increased at an annual compound rate of 1.36 percent. While overall these growth rates trail those of the state, we note that annual compound growth of total retail sales has exceeded that of the New York Metro Area. Further, Westchester County's retail sales per household of $26,144 exceeds that of the New York metro area by over 70.0 percent and that of New York State by 27.0 percent.

===============================================================================

                                      -47-


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Retail Market Analysis
===============================================================================

Mall Shop Sales

     While retail sales trends within the MSA and region lend insight into the underlying economic aspects of the market, it is the subject's sales history that is most germane to our analysis.

     We have been provided with a summary of comparable mall shop sales for the years 1991 to 1995. Per square foot sales figures represent the weighted average sales for the calendar year for small shop tenants in continuous occupancy of the same suite for the previous twenty four months. These results are summarized below.


               ===================================================
                           Comparable Mall Shops Sales
               ===================================================
               Year              Sales Per Sq/Ft   Percentage Chg.
               ===================================================
               1991                   $405                 -
               ---------------------------------------------------
               1992                   $366              -9.63%
               ---------------------------------------------------
               1993                   $368               0.55%
               ---------------------------------------------------
               1994                   $380               3.26%
               ---------------------------------------------------
               1995                   $344              -9.47%
               ===================================================


     As illustrated above, comparable sales posted a noticeable decrease between 1994 and 1995 to $344 per square foot. This decrease in mall shop sales is considered to have resulted from the confluence of several factors, including increased competition via the entry of The Westchester into the White Plains marketplace; the conversion of A&S to Stern's; and a downward sales trend experienced by most apparel retailers during 1995.

     Total reporting mall shop sales for 1995 were $88.6 million. Based on a reporting GLA of 267,105 square feet, this results in mall shop sales of $331.61 per square foot. This measure shows reporting tenant performance only, since some tenants do not report sales by lease agreement or fail to report sales for a particular sales period. While the aggregate sales amount is reflective of the total sales generated by the mall shops, it is important to recognize that this includes all sales including sales from partial year tenants. Furthermore, since the unit rate is based upon a full reporting year, it has the effect of understating the mall shop sales performance on a unit rate basis.

     By comparison, the Urban Land Institute's Dollars and Cents of Shopping Centers (1995) reports national and regional sales averages for regional and super-regional shopping malls. Nationally, average sales at super-regional centers is reported at $203.09 per square foot, down 1.4 percent from 1993. For regional malls, average sales are reported to be $176.16, virtually even from 1993. A comparison of national and regional figures is shown on the following chart.

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                                      -48-


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Retail Market Analysis
===============================================================================


================================================================================
                         Regional/Super-Regional Centers
================================================================================
Area                 Average         Median        Lower Decile     Upper Decile
================================================================================
United States        $176.16/        $163.54/      $125.88/         $285.40/
                     $203.09         $198.93       $140.46          $305.23
--------------------------------------------------------------------------------
East                 $204.96/        $183.05/      $126.07/         $323.74/
                     $220.64         $183.81       $130.46          $379.81
--------------------------------------------------------------------------------
West                 $188.63/        $167.46/      $124.00/         $264.89/
                     $190.51         $187.64       $143.01          $258.68
--------------------------------------------------------------------------------
South                $156.27/        $154.18/      $129.63/         $195.24/
                     $210.30         $207.99       $145.75          $293.70
--------------------------------------------------------------------------------
Midwest              $178.99/        $179.24/      $125.50/         $290.57/
                     $195.03         $192.42       $148.18          $261.09
================================================================================
Source: Urban Land Institute Dollars and Cents of Shopping Centers (1995)
================================================================================


     As a regional mall in the eastern part of the country, the subject's 1995 sales performance of $332 per square foot can be compared to its peers as shown below.

     ===============================================================
                            Average         Subject         Variance
     ===============================================================
     United States           $176             $332             187%
     ---------------------------------------------------------------
     East                    $205             $332             162%
     ===============================================================

     On a relative basis, the subject is substantially outperforming its peer group on average in terms of sales productivity, and ranks in the upper decile on both a national and regional basis.

Anchor Store Sales

     Neither JCPenney or Federated Department Stores (A&S/Stern's) is required to report sales to mall management. Anecdotally, Stern's posted satisfactory results during 1995, although both A&S and Macy's have historically reported significantly higher sales volumes in the White Plains marketplace than their more mid-market counterpart. The JCPenney store is considered to perform well-above the company's national average. As noted earlier in this report, JCPenney and Federated Department Stores (Macy's, A&S, Stern's) represent two of the nation's leading department store companies.

     It has been reported that JCPenney had sales of about $45.0 million in 1995, down from about $48.0 million in 1994. Stern's had sales of roughly $30.0 million in 1995, down from A&S sales of $45.0 million in 1994.

     A comparison of the subject's department store performance can be made to their peers. The Urban Land Institute also tracks sales of owned and non-owned department stores by selected affiliation and region. This information is summarized in the following chart.

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                                      -49-


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Retail Market Analysis
===============================================================================


========================================================================================
                              Department Store Sales Data
========================================================================================
Category/Region                       Average Sales PSF     Top 10% PSF       Top 2% PSF
========================================================================================
Super-Regional U.S.
Owned Dept. Stores                          $144.99            $247.99          $505.13
National Chain                              $146.89            $271.91          $532.63
Non-Owned Dept. Stores                      $154.34            $243.28          $367.33
National Chain                              $154.34            $243.28          $367.33
Eastern Region                              $152.35              ---               ---
Western Region                              $147.26              ---               ---
Midwestern Region                           $131.12              ---               ---
Southern Region                             $159.23              ---               ---
========================================================================================
Average - All Super-Regional Centers        $148.82            $251.62          $443.11
========================================================================================
Regional Malls U.S.
Owned Dept. Stores                          $149.26            $245.53          $352.79
National Chain                              $149.03            $237.27          $343.94
Non-Owned Dept. Stores                      $162.14            $215.20          $266.01
National Chain                              $163.08            $215.32          $266.09
Eastern Region                              $174.78              ---               ---
Western Region                              $165.36              ---               ---
Midwestern Region                           $151.49              ---               ---
Southern Region                             $150.39              ---               ---
========================================================================================
Average - All Regional Centers              $158.19            $228.33          $307.21
========================================================================================
Source: Urban Land Institute Dollars & Centers of Shopping Centers (1995)
========================================================================================


     Data from ULI shows that the mean sales level for department stores in super-regional malls varies from $131.12 to $159.23 per square foot with an overall average of $148.82 per square foot. Stores in the top 10 percent of their peers average (unweighted) approximately $252 while the top 2 percent average approximately $443 per square foot.

     Data for department stores in regional malls shows that the mean ranges from $149.03 to $174.78 per square foot with an overall average of $158.19 per square foot. The unweighted average for the top 10 percent and 2 percent is approximately $228 and $307 per square foot, respectively.

Summary

     Within the shopping center industry, a trend toward specialization has evolved so as to maximize sales per square foot by deliberately meeting customer preferences rather than being all things to all people. This market segmentation is implemented through the merchandising of the anchor stores and the tenant mix of the mall stores. While remaining clearly positioned to appeal to the broad middle of the market, the subject property reflects this trend toward market segmentation, as evidenced by the recent remerchandising of mall shop tenants and the planned conversion of Stern's to Macy's. We believe that the conversion of Stern's to Macy's later this year will bode well for the mall. Macy's is a highly recognized name in the New York region, and a formidable presence in the White Plains retail market. Macy's

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                                      -50-


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Retail Market Analysis
===============================================================================

broad merchandising mix provides for a wide array of soft goods and housewares ranging from mid-market to more upscale price points. Macy's delivery of a strong traditional merchandise base together with more upscale offerings is well matched to the Galleria's position within the Westchester County marketplace - a dominant mall for traditional merchandise that is also located in one of the nation's most affluent markets.

     JMB recently completed a fairly significant renovation of the mall, and its re-tenanting program continues as of this writing. This plan is partly in response to changing (advancing) demographics and follows a typical cycle for the rejuvenation of the center which is now 15+/- years old. Equally as important, however, is the fact that ownership has and continues to fortify the subject's competitive position against The Westchester, which provides shoppers a wide array of unique retailers together in a distinctly upscale and appealing shopping environment.

Conclusion

     We have analyzed the profile of the New York MSA and Westchester County in order to make reasonable assumptions as to the continued performance of the subjects trade area.

     A metropolitan and locational overview was presented which highlighted important points about the study area and demographic and economic data specific to the trade area were presented. The trade area profile discussed encompassed a zip code based analysis separating the primary and secondary components that was established based upon a thorough study of the competitive retail structure. Marketing information relating to these sectors was presented and analyzed in order to determine patterns of change and growth as it impacts The Galleria at White Plains. Next we discussed the subject's retail sales history. This data is useful in giving quantitative dimensions of the total trade area, while our comments serve to provide qualitative insight into this market. A compilation of this data provides the basis for our projections and forecasts particular to the subject property. The following summarizes our key conclusions:

     o The subject is benefited by its location in the nation's largest metropolitan area. Within this component of the MSA, the subject is the dominant destination retail center for a primary trade area of nearly 380,000 people. It is also well positioned to serve a substantial Central Business District population that dramatically increases during business hours. These individuals have additional purchasing power not measured in the trade area demographic statistics.

     o The MSA has excellent inter and intra-regional accessibility. The subject is benefited by excellent regional accessibility being located proximate to I-287 and the regional road network.

     o The subject offers a cohesive merchandising mix with a strong allocation of regional and national tenants. Therefore, merchants have the benefit of stronger advertising budgets and are more familiar to shoppers which typically results in higher sales levels.

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                                      -51-


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Retail Market Analysis
===============================================================================

     o From a competitive standpoint, the mall dominates the market for traditional merchandise. The decision by Federated Department Stores to convert the subject Stern's to a Macy's format, is, in our opinion, an important development that will serve to broaden the subject's market appeal.

     o Coincidental to the opening of The Westchester, an 830,000+/- square foot regional mall anchored by Neiman Marcus and Nordstrom's tenanted by an upscale mall shop tenant base, and the conversion of A&S to Stem's, comparable mall shop sales posted a noticeable decrease during 1995. It is our opinion that with the conversion of Stern's to Macy's, together with the declining novelty of The Westchester, sales should mark an increase during 1996. We note that despite the recent decline in mall shop sales, the mall shop's per square foot sales volumes remain in the top decile on both a regional and national basis.

     Our analysis concludes that the existing and planned merchandising mix of the mall shops, its excellent Central Business District location, and the popularity of the anchor department stores all combine to establish The Galleria at White Plains as a major retail center in its trade area. We believe that with competent management, aggressive marketing and a responsive maintenance program, it should maintain and likely enhance its position throughout the foreseeable future.

Marketability and Marketing Period

     In this subsection, we consider the potential market appeal, marketability and demand for a center like the subject in light of the current real estate investment market. As discussed elsewhere in this report, the subject involves an enclosed, two-level, regional mall containing 301,767 square feet of mall shop GLA anchored by two anchor stores for a combined mall GLA of 883,782 square feet.

     We have considered the potential market demand and investor risk in our analysis and valuation of the subject property through our selection of investment parameters, growth rates, and various assumptions employed. In our analysis, we have attempted to reflect current market conditions and investor criteria. Most of the shopping center properties which have been offered for sale at a "reasonable" price, have sold within twelve months exposure to the open market or less. Properties for which seller expectations of value exceed the market's perception have required more extended marketing periods and have generally sold below the initial asking price, or have been pulled off the market. A "reasonable" price is defined as that price which offers a sufficient return to the investor relative to the demand for and the risk associated with the property. These returns vary widely in the current market depending on the particular investment, its occupancy level, the surrounding demographics, and upside or downside of the income stream.

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                                      -52-


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Retail Market Analysis
===============================================================================

     The subject is characterized as a well-located, established regional mall which dominates the traditional merchandising format within its primary market. The subject's primary trade area has a current population of approximately 383,221 people and is projected to experience moderate but steady population and household growth in the foreseeable future. We believe that if the subject were offered for sale, it would represent an important investment opportunity for a well positioned center with some upside through lease rollover and continued efforts to upgrade the tenant mix. Based on the above, it is our estimate that a market sale of the subject property should be realized within twelve months exposure on the market.

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                                      -53-


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       PROPERTY DESCRIPTION
===============================================================================

Site Description

Location:                               100 Main Street, City of White Plains,
                                        Westchester County, New York. The site
                                        is bounded by Main Street to the north,
                                        Martine Avenue to the south, Court
                                        Street to the east, and Lexington Avenue to the west.

Land Area
    Mail Site:                          5.44+/- acres
    JCPenney Parcel (Ground Lease):     1.46+/- acres
    -------------------------------     -------------
    Total Appraised Portion of Site:    6.90+/- acres
    Stern's Parcel (Not Owned):         2.25+/- acres
    ---------------------------         -------------
    Total Site:                         9.15+/- acres

Shape/Topography:                       Generally rectangular. There are mild
                                        topographic changes throughout the
                                        property. For the most part, the
                                        majority of the mall site is level,
                                        occupied by existing improvements, and
                                        functional for its use.

Frontage:                               The mall parcel has accessible frontage
                                        along all fronting streets, including
                                        Grove Street which bisects the subject
                                        site and provides ingress/egress into
                                        the adjacent parking structure.

Access: Access to the subject site is good by virtue of its centralized Central Business District location. The downtown is served by two primary interstate highways, I-287 and I-684. Other major roadways include The Bronx River Parkway, New York Post Road, and Mamaroneck Road. The site is also served by excellent rail and bus service.

Street Improvements:                    Paving, curbing, sidewalks, and
                                        lighting.

Soil Conditions:                        We did not receive nor review a soil
                                        report. However, we assume that the
                                        soil's load-bearing capacity is
                                        sufficient to support existing
                                        structures. We did not observe any
                                        evidence to the contrary during our
                                        physical inspection of the property. The tract's drainage appears to be adequate.

Utilities:                              All municipal utilities including water,
                                        sewer, electric, gas, and telephone are
                                        connected and in use.
     Water:                             City of White Plains
     Sewer:                             Con Edison
     Gas:                               Con Edison
     Telephone:                         NYNEX

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                                      -54-


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Property Description
===============================================================================

Land Use Restrictions:                  We were not given a title report to
                                        review. We do not know of any easements, encroachments, or restrictions that would adversely affect the site's use.
                                        However, we recommend a title search to
                                        determine whether any adverse conditions exist.

                                        The current leases in-place for anchor
                                        and mall tenants dictate a retail use
                                        for the property. Furthermore, the
                                        operating covenants and OREA between
                                        ownership and the respective anchor
                                        stores are assumed to be in full force
                                        and affect.

Flood Hazard:                           According to the City of White Plains
                                        Planning Department, the subject site is not located in a flood hazard zone.
                                        Therefore, the property does not require flood hazard insurance.

Wetlands:                               We were not given a wetlands survey. If
                                        subsequent engineering data reveal the
                                        presence of regulated wetlands, it could materially affect property value. We recommend a wetlands survey by a competent engineering firm.

Seismic Hazard:                         To the best of our knowledge, the site
                                        is not located in a Special Study Zone.

Hazardous Substances:                   We observed no evidence of toxic or
                                        hazardous substances during our
                                        inspection of the site. However, we are
                                        not trained to perform technical
                                        environmental inspections and recommend
                                        the services of a professional engineer
                                        for this purpose.

Site Improvements:                      Parking is provided in an adjacent
                                        municipal-owned garage. Other site
                                        improvements include minimal
                                        landscaping, concrete sidewalks,
                                        concrete curbing, yard lighting,
                                        signage, and underground and overhead
                                        utilities.

Comments:                               Overall, the subject site is of
                                        sufficient size to accommodate existing
                                        improvements. It offers a utilitarian
                                        shape, relatively level topography, and
                                        has good access.

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                                      -55-


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Property Description
===============================================================================

Improvements Description

     Subject improvements consist of a four-level enclosed urban regional mall containing 882,728+/- square feet. A leasing plan for each level is provided in the Addenda. Provided below is a detailed description of existing construction at the subject property.

Building Area
         Stern's*:                      328,599+/- square feet
         JCPenney*:                     227.316+/- square feet
         ----------                     ----------------------
         Total Anchor Stores:           555,915+/- square feet
         Mall Shop GLA:                 326,813+/- square feet
         --------------                 ----------------------
         Total GLA:                     882,728+/- square feet

                                        *Stores separately owned; JCPenney
                                        subject to ground lease; Stern's will
                                        become Macy's in mid-July 1996.

Year Built/Renovated:                   1980/1993

Building Height:                        Approximately 75' to top of roof

Construction Detail
     Foundations:                       Reinforced concrete footings on
                                        engineered fill.

     Framing:                           Reinforced concrete column and beam.

     Ceiling Height:                    Approximately 16-18 feet along mall
                                        concourse.

     Floor System:                      Reinforced concrete slab on grade lower
                                        level and reinforced concrete and
                                        concrete beam on upper levels.

     Exterior Walls:                    Pre-cast concrete panels with aggregate
                                        finish.

     Roof Structure/Cover:              Single-ply roofing over concrete deck.
                                        The roof was replaced in 1993-94 at a
                                        cost of approximately $1.6 million. The
                                        roof has a 10-year guarantee.

     Skylights:                         Series of decorative skylights
                                        throughout.

Doors
          Exterior:                     Customer entrances are anodized aluminum
                                        and glass. Receiving and service doors
                                        are metal and steel roll-up.

          Interior:                     Hollow metal and fire-rated metal.

          Loading:                      Both anchor tenants have loading dock
                                        areas.

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                                      -56-


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                                                                    WAKEFIELD(R)
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                                                     ---------------------------

                                                       Property Description
===============================================================================

Mechanical Detail
     Heating and Air Conditioning:      Mall stores and corridors are served by
                                        three (3) York Centrifugal chillers; two
                                        (2) 550 ton and one (1) 275 ton unit.
                                        There is also a supplemental 300 ton
                                        McQuay unit. Heat is supplied by an
                                        oil-fired boiler to individually
                                        controlled units for tenant usage.
                                        Anchor stores have individual units for
                                        which they are separately metered. The
                                        central plant was upgraded in 1995-96,
                                        replacing the chillers with absorbers
                                        under an energy savings program
                                        sponsored by Con Edison. The cost of the upgrade was about $1.2 million. Con
                                        Edison provided a rebate of $500,000,
                                        indicating a net cost of $700,000. The
                                        new system is projected to save about
                                        $250,000 per year to the cost of energy.

     Plumbing:                          A complete sanitary sewer system and
                                        domestic water system serves all
                                        required fixtures of each tenant and is
                                        tapped into the municipal water and
                                        sewer distribution lines. All roof areas are drained to rain water conductors which are connected to the site storm water system. Sewers under buildings are cast iron per code; water lines are copper and PVC per code requirements.

     Electric:                          Service to all tenants is from a primary
                                        distribution system through secondary
                                        pad-mounted transformers; 277/480 volt,
                                        3-phase, 4-wire. The local supplier is
                                        Con Edison. Lighting is generally a mix
                                        of fluorescent, incandescent, mercury
                                        vapor, and sodium vapor fixtures.
                                        Electric work is assumed to be in
                                        accordance with National Electric Code.

     Vertical Transportation:           Vertical transportation consists of one
                                        (1) bank of escalators at the JCPenney
                                        throat near the food court, serving all
                                        four levels (Main Street to Fashion
                                        Level 2). There is a second set at
                                        Stern's end which serves Fashion Levels
                                        1 and 2.

                                        A feature elevator in the food court
                                        serves all four levels. Departments
                                        stores each have escalators and
                                        elevators. In addition, there are three
                                        (3) elevator banks that serve the
                                        attached municipal parking garage which
                                        connects to the mall.

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                                      -57-


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Property Description
===============================================================================

     Life Safety/Security:              A complete and fully automatic sprinkler
                                        system is installed throughout
                                        the property. Fire alarms and pull
                                        stations are located throughout, along
                                        with an electronically wired smoke
                                        detector system which is centralized and tied into the local municipal authorities.

                                        There is also 24-hour on-premise
                                        security. Closed circuit T.V. monitors
                                        the mall (interior and exterior) and all perimeter doors. There is an emergency power generator with sufficient capacity to maintain the lighting and ventilation system in the event of power loss.

Interior Detail
     Layout/Renovations:                The subject's open, four-level interior
                                        makes a dramatic presentation, with a
                                        large open center court featuring
                                        abundant natural light, decorative
                                        trees, and seating areas. Diverse mall
                                        shop store fronts provide a "street
                                        scape" shopping experience. JCPenney
                                        occupies a four-level store, while
                                        Stern's operates on three levels.

                                        The interior renovation which occurred
                                        between 1992-93 generally involved
                                        replacing flooring and mirrored
                                        ceilings, re-glazing of the skylights,
                                        and improved lighting. The effect has
                                        been a much improved, contemporary look
                                        to the mall which enhances its appeal.

     Street Level:                      The Street Level was reconfigured in
                                        1992-93 to accommodate Filene's Basement in the former General Cinema space.
                                        Herman's and Emigrant Savings already
                                        occupied space on this level. Both
                                        Filene's Basement and Herman's have
                                        vacated because of parent company
                                        financial troubles. Bunny's children's
                                        store will be taking the former Filene's space. Emigrant has suggested that they would like to take space inside the mall. Negotiation has been underway to bring in a restaurant user for their space, including TGI Fridays. Overall, the street level has more appeal to incoming pedestrian traffic since renovation. Escalators facilitate customer movement into the center and provide an open view to the levels above. We are advised that Bunny's will add exterior display windows which should further compliment this entrance to the property.

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                                      -58-


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Property Description
===============================================================================

     Garden Level:                      The Garden Level is the second level of
                                        the mall. It primarily houses the food
                                        court which is one of the subject's
                                        strong features. The food court has been refurbished, including a retrofit and redesign of the seating area. Seating has been reconfigured and the Grove
                                        Street entrance re-worked with a pop-out atrium. The net effect has increased seating from 600 to 700 seats, with a slight decrease in GLA. The Main Street access point has also been improved with an atrium pop-out that affords a friendlier appearance.

     Fashion Level 1:                   Fashion Level 1 is a full mall floor
                                        that runs the full distance between
                                        JCPenney and Stern's. In addition to the interior cosmetic renovation, the most significant move on this level included
                                        Victoria's Secret's relocation and
                                        expansion to Space 314 which added new
                                        GLA from former cutouts in the floor
                                        outside of the current demising wall.
                                        Lerner also had a significant expansion.

     Fashion Level 2:                   Fashion Level 2 is the upper-most level.
                                        It is also a full selling floor running
                                        the length of the mall. The most
                                        significant changes to this level during renovation involved relocation and expansion of Limited Express. The Gap also expanded from 3,868 square feet to 7,511 square feet.

     Floor Coverings:                   Mall corridors are generally a mix a
                                        travertine marble, quarry file, and
                                        glazed ceramic tile. Stores are a
                                        mixture of carpet, vinyl tile, and
                                        marble.

     Ceilings:                          A mixture of painted sheetrock, mylar,
                                        or alkane mirrored ceilings.

     Lighting:                          The mall concourse is lighted primarily
                                        with incandescent fixtures. Exterior
                                        lighting is mounted, high pressure
                                        sodium.

     Partitions:                        Generally gypsum wallboard on metal
                                        studs, fire code sheetrock from floor to roof deck on all party walls separating each tenant.

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Property Description
===============================================================================

     Tenant Areas:                      Tenant suites are improved in accordance
                                        with individual tenant specifications.
                                        Generally, vacant suites are in
                                        semi-finished condition having been
                                        previously occupied. Mall management has been offering early renewal leases to older tenants in exchange for tenant-paid upgrades. These offerings continue as of this writing.

     Restrooms:                         Department stores have public and
                                        employee toilet facilities with
                                        provisions for handicapped. Generally,
                                        each tenant has facilities that do not
                                        have to be made available for public use by code. Large shops and eating establishments have additional facilities as necessary to meet code requirements. In addition, a bank of public toilet facilities for both men and women are provided at the food court. Both men's and women's facilities were improved during the renovation.

Site Improvements
     On-Site Parking:                   On-site parking is provided by a
                                        city-owned parking garage which can
                                        accommodate 2,416 cars. The resulting
                                        parking ratio is 2.7 spaces per 1,000
                                        square feet of GLA.

     Landscaping:                       There is minimal landscaping surrounding
                                        the property.

     Other Improvements:                Other site improvements consist of
                                        concrete curbing and asphalt paving,
                                        yard lighting, all underground and
                                        overhead utilities, and signage. Other
                                        mall features include a customer service area for coat and package check, gift wrapping, stroller rental, and community information. A community room is also available for public use.

Comments:                               The subject features a modem design. Our
                                        inspection revealed high quality
                                        materials and workmanship. Analysis of
                                        the structural integrity of the building is beyond the scope of our expertise and best made by a professional engineer.
                                        Our analysis of improvements concludes
                                        that the layout and design are
                                        functional and conducive for retail
                                        utilization.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Property Description
===============================================================================

                                        At the time of inspection, some tenant
                                        areas were in the process of being
                                        prepared for tenant occupancy. It is our assumption that future and proposed construction and fit-out will be done in conformance with ownership's commitment to state-of-the-art retailing concepts.


                                        As noted, Stern's will be converted to
                                        Macy's in July 1996. Federated
                                        Departments Stores will reportedly do
                                        some renovation of the store and close
                                        it for approximately one week. This
                                        conversion to Macy's is considered to by positive for the property.

                                        Our review of the local environs reveals that there are no external influences which negatively impact the value of the subject property.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        REAL PROPERTY TAXES AND ASSESSMENTS
===============================================================================

Overview

     The subject property is currently assessed for taxation purposes by the City of White Plains. Properties in White Plains are assessed as of January 1 of each year, with taxes levied on a fiscal basis from July 1 to June 30. The following chart presents an overview of the subject's current assessment and tax liability.


==============================================================================================
                                       Subject Assessment
Tax Map Parcel No/                                     Land A.V./        Millage     1995/96
   Account No.           Description                   Total A.V.        Rate*        Taxes
==============================================================================================
   125.75-4-2/       Main St. Reg. Shop. Ctr.          $  564,200/       0.36282    $2,221,311
   30010002106             2.39 acres                  $6,122,350
----------------------------------------------------------------------------------------------
   125.75-4-3/       Main St. Reg. Shop. Ctr.          $   46,800/       0.36282    $  372,852
   30030002005             3.05 acres                  $1,027,650
==============================================================================================
Total                                                  $7,150,000        0.36282    $2,594,163
==============================================================================================
*Bronx Valley District
==============================================================================================


     As can be seen, a total assessment of $7,150,000 yields a tax liability of $2,594,163 for 1995/96 at the subject. This assessment does not include JCPenney or Stern's which are separately assessed and pay their own taxes.

Mill Rate History

     The subject's assessment of $7,150,000 has not changed since 1984/85, the last assessment available from the city tax roll. However, tax rates in White Plains have increased over this same period as shown on the following chart.

               ===============================================
                               Millage Rate History
               ===============================================
                    Tax Year          Rate/$100       % Change
               ===============================================
                    1986/87           $187.29            ---
               -----------------------------------------------
                    1987/88           $196.93           5.15%
               -----------------------------------------------
                    1988/89           $210.45           6.87%
               -----------------------------------------------
                    1989/90           $224.16           6.51%
               -----------------------------------------------
                    1990/91           $241.09           7.55%
               -----------------------------------------------
                    1991/92           $265.51          10.13%
               -----------------------------------------------
                    1992/93           $291.85           9.92%
               -----------------------------------------------
                    1993/94           $315.60           8.14%
               -----------------------------------------------
                    1994/95           $339.38           7.53%
               -----------------------------------------------
                    1995/96           $362.82           6.91%
               ===============================================
               Compound Annual
                   Growth Rate                          7.62%
               ===============================================

     As shown, tax rates in the Bronx Valley District of White Plains have grown at a compound annual rate of 7.62 percent. This historical growth helps to project a tax growth rate for our cash flow analysis following.

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        Real Property Taxes and Assessments
===============================================================================

Management Budget

     For 1996, management has budgeted a tax expense of $2,631,484, up from $2,504,654 in 1995 and $2,367,435 in 1994. Based upon the 1995/96 billing and a mid-year increase for the 1996/97 billing, this projection appears to be reasonable.

Conclusion

     For our analysis, we have utilized a real estate tax expense of $2,672,000 for calendar year 1996. This accounts for six months of the fiscal 1995/96 billing ($2,594,163), and six months of our projected 1996/97 billing of $2,749,813 (6.0% growth over 1995/96).

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                      ZONING
===============================================================================

     The subject site is zoned B-6 (UR-3) Enclosed Mall District by the City of White Plains. According to the ordinance, this district is designed for super-regional enclosed shopping malls, with accompanying parking and other facilities commonly found accessory to such uses.

     For projects of the subject's magnitude and caliber, specific site plan review is required for a number of factors that come to bear within the approval process. Accordingly, while certain bulk area requirements may come into consideration, it is the full plan review that considers all influencing factors that has primary weight. The district permits a maximum floor area ratio (FAR) of 6.0. Parking is required at a ratio of 3.0 cars per 1,000 square feet. We note that the current parking ratio of 2.7 spaces is below the required amount by zoning. A representative of the city zoning office indicated that the project either received a variance when it was built, or the parking requirement has been changed since its construction.

     We are not experts in the interpretation of such mixed use zoning ordinances. However, the subject improvements appear to be a conforming use based on our review of public information and conversations with the planning department. The city has allowed construction of the subject property to its current configuration. Furthermore, renovation of the mall between 1992/93, including exterior work, has received approval by the City of White Plains.

     We know of no deed restrictions, private or public, that further limit the subject property's use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions do exist.

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       HIGHEST AND BEST USE
===============================================================================

Highest and Best Use Analysis

     Highest and best use analysis evaluates existing land use for the subject property and seeks to determine if alternative uses would prove more profitable. The definition and analysis apply specifically to the land. The analysis further examines whether the land value at its highest and best use exceeds the total value of the property under its existing use or as improved. Highest and best use identifies the most profitable, competitive use to which the property can be put. Therefore, highest and best use is a market-driven concept.

Definition

     Highest and best use is defined as follows:

     The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability (Dictionary of Real Estate Appraisal, Third Edition, 1993).

     The definition indicates that there are two types of highest and best use analysis required; the site as though vacant, and the site as currently improved. In each case, the highest and best use must generally meet four criteria. The use must be (1) physically possible, (2) legally permissible, (3) financially feasible, and (4) maximally productive.

A. Highest and Best Use of Site As Though Vacant

     According to the Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of the Appraisal Institute, the highest and best use of the site as though vacant is defined as:

     Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements.

Physical Constraints

     The first constraint imposed on the possible use of the site is dictated by the physical aspects of the parcel itself. Physical factors influencing the use of the site include location, size, shape, topography, soils, abutting uses, the availability of utilities, and other characteristics.

     The subject site contains a total of 9.15+/- acres (2.25+/- not owned) in the heart of downtown White Plains, New York. The parcel is bounded by Main Street to the north, Martine to the south, Court Street to the east, and Lexington Avenue to the west. Topography is generally level, with good accessibility via local streets. The downtown central business district has good regional access by virtue of the infrastructure and public transportation serving it. Surrounding development is predominantly office in nature, with a heavy concentration of retail product along Mamaroneck, including Macy's department store and Sears further up Main Street.

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Highest and Best Use
===============================================================================

     All necessary utilities are available to the site, including public water, gas, electricity, and telephone services. Physical characteristics--i.e. size, shape, subsoil conditions, and location--support various types of development, including commercial, retail, and office uses. Abutting uses reflect a mix of commercial development.

     Physically, the site could accommodate a number of potential uses. Surrounding land use patterns suggest an office or retail development of the property. Finally, there appear to be no physical constraints limiting development of the subject property as though vacant. The site's size, location, and configuration support a retail or office use for the subject as though vacant.

Legal Considerations

     Legal factors influencing the highest and best use of the subject property involve local land use guidelines, including comprehensive plans, zoning, and building codes. The intensity of development may also be affected by surrounding land uses, neighborhood concerns, and the local planning process.

     The subject site is zoned B-6 (UR-3), an enclosed mall district designation by the City of White Plains. This zoning district allows for a variety of retail uses, but is specifically designed for enclosed shopping mall development, with accompanying parking and other facilities commonly found accessory to such uses. As discussed in the Zoning section of this report, various bulk area requirements are set forth under the zone. However, specific site plan review is required for the approval process.

     Considering surrounding uses, it is clear that a retail or office use of the site would be most appropriate. Under the current zoning, however, only retail uses are allowed.

     There are no other known land use regulations, easements, or encumbrances which might impact development on the subject. Further, the site does not appear to possess any significant natural, cultural, recreational, or scientific attributes which may influence its use. Based upon this analysis, the legally permissible development of the subject site as though vacant would be an enclosed regional mall, assuming proper parking requirements are met.

Financial Feasibility/Economic Considerations

     After determining those uses which are physically possible and legally permissible, the uses considered must be analyzed in light of their financial feasibility. Based on the foregoing discussion, potential uses for the subject site include retail and office development. For a potential use to be seriously considered, it must have the potential to provide a sufficient return to attract investment capital over alternative forms of investment. A positive net income or acceptable rate of return would indicate that a use is financially feasible.

     As discussed in the Neighborhood Analysis, the current office market in downtown White Plains has an overall vacancy rate of 26.4 percent, with Class A buildings showing a vacancy rate of 23.7 percent. This level of vacancy, although lower than year-ago levels, is prohibitive to new speculative office development. For this reason, office development is not believed to be feasible in the central business district at this time.

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Highest and Best Use
===============================================================================

     As will be discussed in the Income Approach section of this report, a retail use of the subject site provides a sufficient return to the land and is thus believed to be the most highly productive, feasible use of the site.

Maximum Productivity

     Finally, of the financially feasible, physically possible, and legally permissible uses considered, the use that produces the highest price or value consistent with the rate of return warranted by the market for that use is the highest and best use. While this test of maximum productivity implies a quantitative analysis, it is often most qualitative and sensitive to community, social, political, and governmental concerns.

     In the case of the subject, the site is located in a downtown area that has a variety of uses, primarily retail and office in nature, with supporting residential development. Existing neighborhood uses support both an office and retail use of the site. The subject's size, accessibility, and location lead us to the conclusion that the highest and best use of the subject property, as though vacant, is for retail development. Convenient access and parking are also overriding issues for potential development of the site.

     A developer mindful of the prospective lot coverage, yet savvy as to the market's potential for absorbing new product, would consider the site's feasible potential. Parking is an overriding constraint that dictates the ultimate size of a potential development. Accordingly, our retail use premise assumes that parking would be provided to a level sufficient for the total project.

Conclusion As Though Vacant

     Based on the preceding analysis, the highest and best use of the subject property, as though vacant, is for regional mall development built to the site's maximum feasible F.A.R.

B. Highest and Best Use of Property As Improved

     According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

     The use that should be made of a property as it exists. An existing property should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

Physical Constraints

     In considering the physical characteristics of the subject as improved, the existing use must also meet criteria in order to maintain the property's highest and best use. Existing improvements can be analyzed three ways: 1) they can be retained as is; 2) they can be modified, altered, or rehabilitated; and 3) they can be demolished in favor of an alternative use.

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Highest and Best Use
===============================================================================

     The subject site is currently improved with an enclosed regional shopping center. Built in 1980 and renovated in 1993, subject improvements are considered to be in good condition. The layout and design are conducive for its existing use, with good linkage and access within the downtown. Regional access to the property is also good.

     There do not appear to be any other physical factors such as soil or drainage conditions or other physical characteristics that adversely affect the continued utility and/or existence of subject improvements. Thus, the subject site, as currently improved, is a physically possible use. Although the property could altered for alternative property types, such uses would be costly and prove infeasible.

Legal Considerations

     The subject site as currently improved represents a legal, conforming use. There do not appear to be any public or private use restrictions or covenants which adversely affect the current use of the property. Although the subject building could legally be modified or possibly demolished for an alternative use, this would not be a logical progression since the subject does not suffer from prohibitive functional or physical problems which inhibit its current use. Furthermore, the leases and operating agreements in-place dictate a retail use for the property. Therefore, the subject site, as improved, is legally permissible.

Financial Feasibility/Economic Considerations

     As will be discussed in the Income Approach section of this report, the subject property, as improved, is capable of producing a sufficient return to the land. Moreover, analysis of the subject property as if vacant indicates that the highest and best use of the site is for retail development. This determination has been made by comparing alternative uses for the property and establishing which use provides the greatest return to the land. Demolishing existing improvements would not be financially feasible due to the cost involved and the potential return an alternative use would bring. Thus, current improvements to the subject provide the most financially feasible use of the site.

Maximum Productivity

     Based upon the foregoing analysis, the subject parcel, as currently improved, represents the maximally productive use of the site. Although the site could be developed with an alternative configuration by demolishing existing improvements, this scenario would not be economically justifiable and, as a result, fail the test of financial feasibility and maximum productivity. In our opinion, no other use of the site would provide as great a return.

Conclusion As Improved

     The highest and best use of the subject property is therefore as currently improved. The existing use is physically possible, legally permissible, financially feasible, and maximally productive. Market conditions in White Plains indicate demand for properties of the subject's stature, with vacancy and rental rates which justify the financial feasibility of existing improvements.

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       VALUATION PROCESS
===============================================================================

     Appraisers typically use three approaches in valuing real property: The Cost Approach, the Income Approach and the Sales Comparison Approach. The type and age of the property and the quantity and quality of data effect the applicability in a specific appraisal situation.

     The Cost Approach renders an estimate of value based upon the price of obtaining a site and constructing improvements, both with equal desirability and utility as the subject property. Historically, investors have not emphasized cost analysis in purchasing investment grade properties such as regional malls. The estimation of obsolescence for functional and economic conditions as well as depreciation on improvements makes this approach difficult at best. Furthermore, the Cost Approach fails to consider the value of department store commitments to regional shopping centers and the difficulty of site assemblage for such properties. As such, the Cost Approach will not be employed in this analysis due to the fact that the marketplace does not rigidly trade leased shopping centers on a cost/value basis.

     The Sales Comparison Approach is based on an estimate of value derived from the comparison of similar type properties which have recently been sold. Through an analysis of these sales, efforts are made to discern the actions of buyers and sellers active in the marketplace, as well as establish relative unit values upon which to base comparisons with regard to the mall. This approach has a direct application to the subject property. Furthermore, this approach has been used to develop investment indices and parameters from which to judge the reasonableness of our principal approach, the Income Approach.

     By definition, the subject property is considered an income/ investment property. Properties of this type are historically bought and sold on the ability to produce economic benefits, typically in the form of a yield to the purchaser on investment capital. Therefore, the analysis of income capabilities are particularly germane to this property since a prudent and knowledgeable investor would follow this procedure in analyzing its investment qualities. Therefore, the Income Approach has been emphasized as our primary methodology for this valuation.

     This valuation concludes with a final estimate of the subject's market value based upon the total analysis as presented herein.

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  SALES COMPARISON APPROACH
===============================================================================

Methodology

     The Sales Comparison Approach provides an estimate of market value by comparing recent sales of similar properties in the surrounding or competing area to the subject property. Inherent in this approach is the principle of substitution, which holds that, when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

     By analyzing sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers, market value and price trends can be identified. Comparability in physical, locational, and economic characteristics is an important criterion when comparing sales to the subject property. The basic steps involved in the application of this approach are as follows:

     1. Research recent, relevant property sales and current offerings throughout the competitive marketplace;

     2. Select and analyze properties considered most similar to the subject, giving consideration to the time of sale, change in economic conditions which may have occurred since date of sale, and other physical, functional, or locational factors;

     3. Identify sales which include favorable financing and calculate the cash equivalent price; and

     4. Reduce the sale prices to a common unit of comparison, such as price per square foot of gross leasable area sold;

     5. Make appropriate adjustments between the comparable properties and the property appraised;

     6.   Interpret the adjusted sales data and draw a logical value conclusion.


     The most widely-used, market-oriented units of comparison for retail properties such as the subject are the sale price per square foot of gross leasable area (GLA) purchased, and the overall capitalization rate extracted from the sale. This latter measure will be addressed in the Income Approach which follows this methodology. An analysis of the inherent sales multiple also lends additional support to the Sales Comparison Approach.

Market Overview

     The typical purchaser of properties of the subject's caliber includes both foreign and domestic insurance companies, large retail developers, pension funds, and real estate investment trusts (REIT's). The large capital requirements necessary to participate in this market and the expertise demanded to successfully operate an investment of this type, both limit the number of active participants and, at the same time, expand the geographic boundaries of the marketplace to include the international arena. Due to the relatively small number of market participants and the moderate amount of quality product available in the current marketplace, strong demand exists for the nation's quality retail developments.

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
===============================================================================

     Most institutional grade retail properties are existing, seasoned centers with good inflation protection. These centers offer stability in income and are strongly positioned to the extent that they are formidable barriers to new competition. They tend to be characterized as having three to five department store anchors, most of which are dominant in the market. Mall shop sales are at least $300 per square foot and the trade area offers good growth potential in terms of population and income levels. Equally important are centers which offer good upside potential after face-lifting, renovations, or expansion. With new construction down substantially, owners have accelerated their renovation and remerchandising programs. Little competition from over-building is likely in most mature markets within which these centers are located. Environmental concerns and "no-growth" mentalities in communities continue to be serious impediments to new retail developments.

     Over the past 18+/- months, we have seen real estate investment return to favor as an important part of many institutional investors' diversified portfolios. Banks are aggressively competing for business, trying to regain market share lost to Wall Street, while the more secure life insurance companies are also reentering the market. The re-emergence of real estate investment trusts (REITs) has helped to provide liquidity within the real estate market, pushing demand for well-tenanted, quality property, particularly regional malls. Currently, REITs are one of the most active segments of the industry and are particularly attractive to institutional investors due to their liquidity.

     The market for dominant Class A institutional quality malls is tight, as characterized by the limited amount of good quality product available. It is the consensus that Class A property would trade in the 7.0 to 8.0 percent capitalization rate range. Conversely, there are many second tier and lower quality malls offered on the market at this time. With limited demand from a much thinner market, cap rates for this class of malls are felt to be in the much broader 8.5 to 15.0 percent range. Reportedly, there are 50+/- malls on the market currently. Pessimism about the long term viability of many of these lower quality malls has been fueled by the recent turmoil in the retail industry. It is felt that the subject resides on the better quality end of this latter category.

     To better understand where investors stand in today's marketplace, we have surveyed active participants in the retail investment market. Based upon our survey, the following points summarize some of the more important "hot buttons" concerning investors:

     1. Occupancy Costs - This "health ratio" measure is of fundamental concern today. Investors like to see ratios under 13.0 percent and become quite concerned when they exceed 15.0 percent. This appears to be by far the most important issue to an investor today. Investors are looking for long term growth in cash flow and want to realize this growth through real rent increases. High occupancy costs limit the amount of upside through lease rollovers.

     2. Market Dominance - The mall should truly be the dominant mall in the market, affording it a strong barrier to entry. Some respondents feel this is more important than the size of the trade area itself.

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
===============================================================================

     3. Strong Anchor Alignment - Having at least three department stores, two of which are dominant in that market. The importance of the traditional department store as an anchor tenant has returned to favor after several years of weak performance and confusion as to the direction of the industry. As a general rule, most institutional investors would not be attracted to a two-anchor mall.

     4. Dense Marketplace - Several of the institutional investors favor markets of 300,000 to 500,000 people (at least 150,000 households) or greater within a 5 to 7 mile radius. Population growth in the trade area is also very important. One advisor likes to see growth 50.0 percent better than the U.S. average. Another investor cited that they will look at trade areas of 200,000+/- but that if there is no population growth forecasted in the market, a 50+/- basis point adjustment to the cap rate at the minimum is warranted.

     5. Income Levels - Household incomes of $50,000+ which tends to be limited in many cases to top 50 MSA locations.

     6. Good Access - Interstate access with good visibility and a location within or proximate to the growth path of the community.

     7. Tenant Mix - A complimentary tenant mix is important. Mall shop ratios of 35+/- percent of total GLA are considered average with 75.0 to 80.0 percent allocated to national tenants. Mall shop sales of at least $250 per square foot with a demonstrated positive trend in sales is also considered to be important.

     8. Physical Condition - Malls that have good sight lines, an updated interior appearance, and a physical plant in good shape are looked upon more favorably. While several developers are interested in turnaround situations, the risk associated with large capital infusions can add at least 200 to 300 basis points onto a cap rate.

     9. Environmental Issues - The impact of environmental problems cannot be understated. There are several investors who won't even look at a deal if there are any potential environmental issues no matter how seemingly insignificant.

     10. Operating Covenants - Some buyers indicated that they would not be interested in buying a mall if the anchor store operating covenants were to expire over the initial holding period. Others weigh each situation on its own merit. If it is a dominant center with little likelihood of someone coming into the market with a new mall, they are not as concerned about the prospects of loosing a department store. If there is a chance of loosing an anchor, the cost of keeping them must be weighed against the benefit. In many of their malls they are finding that traditional department stores are not always the optimum tenant but that a category killer or other big box use would be a more logical choice.

     In the following section we will discuss trends which have become apparent over the past several years involving sales of regional malls.

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
===============================================================================

Regional Mall Property Sales

     Evidence has shown that mall property sales which include anchor stores have lowered the square foot unit prices for some comparables, and have affected investor perceptions. In our discussions with major shopping center owners and investors, we learned that capitalization rates and underwriting criteria have become more sensitive to the contemporary issues affecting department store anchors. Traditionally, department stores have been an integral component of a successful shopping center and, therefore, of similar investment quality if they were performing satisfactorily.

     During the 1980's a number of acquisitions, hostile takeovers and restructurings occurred in the department store industry which changed the playing field forever. Weighted down by intolerable debt, combined with a slumping economy and a shift in shopping patterns, the end of the decade was marked by a number of bankruptcy filings unsurpassed in the industry's history. Evidence of further weakening continued into 1991-1992 with filings by such major firms as Carter Hawley Hale, P.A. Bergner & Company, and Macy's. In early 1994, Woodward & Lothrop announced their bankruptcy involving two department store divisions that dominate the Philadelphia and Washington D.C. markets. Recently, most of the stores were acquired by the May Department Stores Company, effectively ending the existence of the 134 year old Wanamaker name, the nation's oldest department store company. More recently, however, department stores have been reporting a return to profitability resulting from increased operating economies and higher sales volumes. Sears, once marked by many for extinction, has more recently won the praise of analysts. Federated Department Stores has also been acclaimed as a text book example on how to successfully emerge from bankruptcy. They have merged with Macy's and more recently acquired the Broadway chain to form one of the nation's largest department store companies.

     With all this in mind, investors are looking more closely at the strength of the anchors when evaluating an acquisition. Most of our survey respondents were of the opinion that they were indifferent to acquiring a center that included the anchors versus stores that were independently owned if they were good performers. However, where an acquisition includes anchor stores, the resulting cash flow is typically segregated with the income attributed to anchors (base plus percentage rent) analyzed at a higher cap rate then that produced by the mall shops.

     However, more recent data suggests that investors are becoming more troubled by the creditworthiness of the mall shops. With an increase in bankruptcies, store closures and consolidations, we see investors looking more closely at the strength and vulnerabilities of the in-line shops. As a result, there has been a marked trend of increasing capitalization rates.

     Cushman & Wakefield has extensively tracked regional mall transaction activity for several years. In this analysis we will show sales trends since 1991. Summary charts for the older sales (1991-1993) are provided in the Addenda. The more recent sales (1994/1995) are provided herein. These sales are inclusive of good quality Class A or B+/- properties that are dominant in their market. Also included are weaker properties in second tier cities that have a narrower investment appeal. As such, the mall sales presented in this analysis show a wide

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

===================================================================================================================================
REGIONAL MALL SALES                                                                                                          1995
1995 Transaction Chart
Cushman & Wakefield, Inc.

===================================================================================================================================


   Sales                             Sale       Year                      Total        Sold        Shop        Shop        Occu-
    No.      Property/Location       Date      Built     Sale Price        GLA         GLA         GLA         Ratio       pancy
===================================================================================================================================

    95-1     Natick Mall            Dec-95      1994     $265,000,000   1,160,733     646,733     436,733       37.6%       99.0%
             Natick, MA                      (redevel.)
-----------------------------------------------------------------------------------------------------------------------------------
    95-2     Smith Haven Mall       Dec-95     1969/     $221,000,000   1,351,913     813,786     505,626       37.4%       93.0%
             Lake Grove, NY                      86
-----------------------------------------------------------------------------------------------------------------------------------
    95-3     Capitola Mall          Dec-95     1977/      $52,500,000     577,396     577,396     197,396       34.2%       92.0%
    (1)      Capitola, CA                        88
-----------------------------------------------------------------------------------------------------------------------------------
    95-4     Centre at Sallsbury    Aug-95      1990      $78,000,000     884,825     744,825     278,915       31.5%       89.0%
             Sallsbury, MD
-----------------------------------------------------------------------------------------------------------------------------------
    95-5     Piedmont Mall          Jul-95     1983/      $39,000,000     534,135     409,153     188,049       35.2%         --
             Danville, VA                        84
-----------------------------------------------------------------------------------------------------------------------------------
    95-6     River Oaks Center      Jul-95      1978      $26,200,000     574,657     493,791     219,099       38.1%         --
             Decatur, AL
-----------------------------------------------------------------------------------------------------------------------------------
    95-7     Columbia Mall          Jul-95      1998      $27,650,000     351,364     351,364     128,024       36.4%       96.0%
             Bloomsberg, PA
-----------------------------------------------------------------------------------------------------------------------------------
    95-8     Hot Springs Mall       Jun-95      1982      $22,775,000     389,914     318,033     156,000       40.0%       83.0%
             Hot Springs, AR
-----------------------------------------------------------------------------------------------------------------------------------
    95-9     Westgate Mall          May-95     1960/      $43,000,000     649,185     448,268     253,993       39.1%       77.9%
             San Jose, CA                        89
-----------------------------------------------------------------------------------------------------------------------------------
   95-10     Silver City Galleria   Apr-95      1992     $159,106,000   1,005,595     749,595     349,107       34.7%       96.0%
             East Taunton, MA
-----------------------------------------------------------------------------------------------------------------------------------
   95-11     Westgate Mall          Apr-95      1975      $25,300,000     768,000     449,974     272,630       35.5%       85.0%
             Spartanburg, SC
-----------------------------------------------------------------------------------------------------------------------------------
   95-12     Hanover Mall           Jan-95     1971/      $38,000,000     649,130     649,130     298,531       46.0%       90.0%
             Hanover, MA                         93
-----------------------------------------------------------------------------------------------------------------------------------
  95-13      Greenbrier Mall        Jan-95      1981      $84,700,000     774,201     594,201     318,595       41.2%       96.0%
             Chesapeake, VA
-----------------------------------------------------------------------------------------------------------------------------------
  95-14      Galleria at Tyler      Jan-95     1970/     $123,750,000   1,044,536     431,640     411,640       39.4%       86.0%
  (2)        Riverside, CA                       91
===================================================================================================================================

             Survey Low:                                  $22,775,000     351,364     318,033     128,024       31.5%       77.9%
             Survey High:                                $265,000,000   1,351,913     813,786     505,626       46.0%       99.0%
-----------------------------------------------------------------------------------------------------------------------------------

             Survey Mean:                                 $86,141,500     765,399     548,419     286,738       37.6%       90.2%
===================================================================================================================================
====================================================================================================================================
                                                                  Capitalization Rates                Unit Rate Comparison
                                                                  --------------------                --------------------
 Sales                         Shop                               Going-in    Terminal                Price/GLA   Price/Mall  Sales
  No.   Property/Location    Sales/sf      NOI          NOI/sf      OAR         OAR        IRR      Purchased    Shop GLA   Multiple
====================================================================================================================================

  95-1  Natick Mall            $416     $21,311,000    $32.95       8.04%       8.00%      10.75%      $410        $607       1.46
        Natick, MA
------------------------------------------------------------------------------------------------------------------------------------
  95-2  Smith Haven Mall       $420     $16,500,000    $20.28       7.74%         --          --       $272        $437       1.04
        Lake Grove, NY
------------------------------------------------------------------------------------------------------------------------------------
  95-3  Capitola Mall          $262      $4,987,500     $8.64       9.50%         --          --        $91        $266       1.02
  (1)   Capitola, CA
------------------------------------------------------------------------------------------------------------------------------------
  95-4  Centre at Sallsbury    $257      $7,020,000     $9.43       9.00%         --          --       $105        $280       1.09
        Sallsbury, MD
------------------------------------------------------------------------------------------------------------------------------------
  95-5  Piedmont Mall          $250      $3,600,000     $8.80       9.23%         --          --        $95        $207       0.83
        Danville, VA
------------------------------------------------------------------------------------------------------------------------------------
  95-6  River Oaks Center      $200      $2,908,200     $5.89      11.10%         --          --        $53        $120       0.60
        Decatur, AL
------------------------------------------------------------------------------------------------------------------------------------
  95-7  Columbia Mall          $165      $2,958,500     $8.42      10.70%         --          --        $79        $216       1.31
        Bloomsberg, PA
------------------------------------------------------------------------------------------------------------------------------------
  95-8  Hot Springs Mall       $240      $2,277,500     $7.16      10.00%         --          --        $72        $146       0.61
        Hot Springs, AR
------------------------------------------------------------------------------------------------------------------------------------
  95-9  Westgate Mall          $191      $4,096,457     $9.14       9.53%         --          --        $96        $169       0.89
        San Jose, CA
------------------------------------------------------------------------------------------------------------------------------------
 95-10  Silver City Galleria   $290     $13,219,000    $17.63       8.31%       8.00%      11.00%      $212        $456       1.57
        East Taunton, MA
------------------------------------------------------------------------------------------------------------------------------------
 95-11  Westgate Mall          $240      $2,403,500     $5.34       9.50%         --          --        $56         $93       0.39
        Spartanburg, SC
------------------------------------------------------------------------------------------------------------------------------------
 95-12  Hanover Mall           $204      $3,811,400     $5.87      10.03%         --          --        $59         $127      0.62
        Hanover, MA
------------------------------------------------------------------------------------------------------------------------------------
95-13   Greenbrier Mall        $250      $6,600,000    $11.11       7.79%       8.00%      11.50%      $143        $266       1.06
        Chesapeake, VA
------------------------------------------------------------------------------------------------------------------------------------
95-14   Galleria at Tyler      $244      $9,600,000    $22.24       7.76%       8.00%      10.50%      $287        $301       1.23
(2)     Riverside, CA
====================================================================================================================================

        Survey Low:            $165      $2,277,500     $5.34       7.47%       8.00%      10.50%       $53         $93       0.39
        Survey High:           $420     $21,311,000    $32.95      11.10%       8.00%      11.50%      $410        $607       1.57
------------------------------------------------------------------------------------------------------------------------------------

        Survey Mean:           $259      $7,235,218    $12.35       9.14%       8.00%      10.94%      $145        $264       0.98
====================================================================================================================================

----------------

(1)    Cash equivalent price.
(2)    Net of allocation for excess land. Sale includes cinema.

REGIONAL MALL SALES                                                     1995
1995 Transaction Chart
Cushman & Wakefield, Inc.
============================================================================


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

===================================================================================================================================
REGIONAL MALL SALES                                                                                                          1994
1994 Transaction Chart
Cushman & Wakefield, Inc.

====================================================================================================================================


Sales                              Sale         Year                          Total        Sold           Shop     Shop     Occu-
 No.    Property/Location          Date         Built     Sale Price           GLA         GLA            GLA      Ratio    pancy
====================================================================================================================================
 94-1   Independence Center        Dec-94       1974/     $53,400,000        863,986     392,524        392,524    45.4%    84.0%
 (1)    Independence, MO                          88
------------------------------------------------------------------------------------------------------------------------------------
 94-2   Biltmore Fashion Park      Dec-94       1963/    $110,000,000        554,503     372,000        219,000    39.5%    97.0%
 (2)    Phoenix, AZ                               92
------------------------------------------------------------------------------------------------------------------------------------
 94-3   Confidential               Dec-94       1981/    $108,000,000      1,123,580     333,468        333,648    29.7%    95.0%
        Major Southwest USA                       93
------------------------------------------------------------------------------------------------------------------------------------
 94-4   CPI Portfolio              Dec-94
 (3)    1) Orange Park Mall                     1975/    $151,500,000      2,110,051   1,142,386        750,436    35.6%    90.0%
        Orange Park, Florida                      91
        2) University Mall                      1974/
        Pensacola, Florida                        90
        3) Broadway Square Mall                 1975/
        Tyler, Texas                              89
------------------------------------------------------------------------------------------------------------------------------------
 94-5   Fashion Valley Center      Nov-94       1969/    $128,500,000      1,370,262     518,900        373,725    27.3%    91.0%
        San Diego, CA                           81/84
------------------------------------------------------------------------------------------------------------------------------------
 94-6   Mall of the Americas       Oct-94       1970/     $76,200,000        678,000     678,000        225,000    33.2%    98.5%
        Miami, Florida                           93+
------------------------------------------------------------------------------------------------------------------------------------
 94-7   Corte Madera T.C.          Sep-94       1958/     $70,500,000        425,572     425,572        237,453    55.8%    93.5%
 (4)    Marin County,California                   85
------------------------------------------------------------------------------------------------------------------------------------
 94-8   Layton Hills Mall          Sep-94       1980/     $51,375,000        710,030     620,030        399,001    56.2%    94.0%
        Layton, Utah                              91
------------------------------------------------------------------------------------------------------------------------------------
 94-9   North Shore Square         Jul-94        1985     $34,150,000        624,000     358,709        178,326    28.6%    94.0%
        Sidell, Louisiana
------------------------------------------------------------------------------------------------------------------------------------
94-10   Chesterfield T.C.          Jun-94       1986/     $93,600,000        605,161     605,161        291,744    48.2%    95.0%
 (5)    Richmond, Virginia                      87/89
------------------------------------------------------------------------------------------------------------------------------------
94-11   Waterside Shops            Jun-94        1992     $65,500,000        250,000     250,000        173,930    69.6%    99.0%
        Naples, Florida
------------------------------------------------------------------------------------------------------------------------------------
94-12   Crossroads Mall            Apr-94        1974     $51,500,000      1,114,720     378,704        378,704    34.0%    95.0%
        Oklahoma City, Oklahoma
------------------------------------------------------------------------------------------------------------------------------------
94-13   Riverchase Galleria        Feb-94        1986    $175,000,000      1,251,142     462,612        350,504    28.0%    95.0%
        Hoover, Alabama
------------------------------------------------------------------------------------------------------------------------------------
94-14   Stratford Square Mall      Jan-94       1981/    $119,000,000      1,294,682     493,404        493,404    38.1%    98.5%
        Bloomingdale, Illinois                  88/91
====================================================================================================================================

        Survey Low:                                       $34,150,000        250,000     250,000        173,930    27.3%    84.0%

        Survey High:                                     $175,000,000      2,110,051   1,142,386        750,436    69.6%    99.0%

------------------------------------------------------------------------------------------------------------------------------------

        Survey Mean:                                      $92,016,071        926,835     502,248        342,659    40.6%    94.3%
====================================================================================================================================
====================================================================================================================================
                                                                    Capitalization Rates            Unit Rate Comparison
                                                                    --------------------            ---------------------
Sales                               Shop                            Going-in    Terminal            Price/GLA   Price/Mall  Sales
 No.    Property/Location          Sales/sf      NOI       NOI/sf   OAR         OAR        IRR      Purchased    Shop GLA   Multiple
====================================================================================================================================
 94-1   Independence Center         $200      $4,592,000   $11.70   8.60%         --          --     $136           $136    0.68
 (1)    Independence, MO
------------------------------------------------------------------------------------------------------------------------------------
 94-2   Biltmore Fashion Park       $380      $8,600,000   $23.12   7.82%         --          --     $296           $502    1.32
 (2)    Phoenix, AZ
------------------------------------------------------------------------------------------------------------------------------------
 94-3   Confidential                $300      $7,538,400   $22.61   6.98%       7.25%      10.70%    $324           $324    1.08
        Major Southwest USA
------------------------------------------------------------------------------------------------------------------------------------
 94-4   CPI Portfolio
 (3)    1) Orange Park Mall         $250     $13,350,000   $11.69   8.81%         --          --     $133           $202    0.81
        Orange Park, Florida
        2) University Mall
        Pensacola, Florida
        3) Broadway Square Mall
        Tyler, Texas
------------------------------------------------------------------------------------------------------------------------------------
 94-5   Fashion Valley Center       $325      $9,637,500   $18.57   7.50%       8.00%      11.00%    $248           $344    1.06
        San Diego, CA
------------------------------------------------------------------------------------------------------------------------------------
 94-6   Mall of the Americas        $325      $6,706,000    $9.89   8.80%                  11.80%    $112           $339    1.04
        Miami, Florida
------------------------------------------------------------------------------------------------------------------------------------
 94-7   Corte Madera T.C.           $325      $5,900,000   $13.86   8.37%       9.00%      11.00%    $166           $297    0.91
 (4)    Marin County,California
------------------------------------------------------------------------------------------------------------------------------------
 94-8   Layton Hills Mall           $226      $4,730,000    $7.63   9.21%         --          --      $83           $129    0.57
        Layton, Utah
------------------------------------------------------------------------------------------------------------------------------------
 94-9   North Shore Square          $218      $3,073,000    $8.57   9.00%         --          --      $95           $192    0.88
        Sidell, Louisiana
------------------------------------------------------------------------------------------------------------------------------------
94-10   Chesterfield T.C.           $290      $8,424,000   $13.92   9.00%         --          --     $155           $321    1.11
 (5)    Richmond, Virginia
------------------------------------------------------------------------------------------------------------------------------------
94-11   Waterside Shops             $400      $5,043,500   $20.17   7.70%         --          --     $262           $377    0.94
        Naples, Florida
------------------------------------------------------------------------------------------------------------------------------------
94-12   Crossroads Mall             $189      $5,300,000   $14.00  10.29%         --          --     $136           $136    0.72
        Oklahoma City, Oklahoma
------------------------------------------------------------------------------------------------------------------------------------
94-13   Riverchase Galleria         $350     $13,295,000   $28.74   7.60%         --       11.50%    $378           $499    1.43
        Hoover, Alabama
------------------------------------------------------------------------------------------------------------------------------------
94-14   Stratford Square Mall       $260      $8,962,500   $18.16   7.53%       8.25%      11.00%    $241           $241    0.93
        Bloomingdale, Illinois
====================================================================================================================================

        Survey Low:                 $189      $3,073,000    $7.63   6.98%       7.25%      10.70%     $83           $129    0.57

        Survey High:                $400     $13,350,000   $28.74  10.29%       9.00%      11.80%    $378           $502    1.43

------------------------------------------------------------------------------------------------------------------------------------

        Survey Mean:                 288      $7,510,850   $15.90   8.37%       8.13%      11.17%    $197           $288    0.96
====================================================================================================================================

----------
(1)  Inclusive of $2.4 million held back for deferred maintenance.
(2)  Inclusive of partnership units.
(3)  Net of allocation to excess land.
(4)  Sale includes 75,712 square foot  professional  building.
(5)  Adjusted to reflect 100% interest.
================================================================================


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
===============================================================================

variety of prices on a per unit basis, ranging from $59 per square foot up to $556 per square foot of total GLA purchased. When expressed on the basis of mall shop GLA acquired, the range is more broadly seen to be $93 to $647 per square foot. Alternatively, the overall capitalization rates that can be extracted from each transaction range from 5.60 percent to rates in excess of 11.0 percent.

     One obvious explanation for the wide unit variation is the inclusion (or exclusion) of anchor store square footage which has the tendency to distort unit prices for some comparables. Other sales include only mall shop area where small space tenants have higher rents and higher retail sales per square foot. A shopping center sale without anchors, therefore, gains all the benefits of anchor/small space synergy without the purchase of the anchor square footage. This drives up unit prices to over $250 per square foot, with most sales over $300 per square foot of salable area. A brief discussion of historical trends in mall transactions follows.

     o The fourteen sales included for 1991 show a mean average price per square foot sold of $282. On the basis of mall shop GLA sold, these sales present a mean of $357. Sales multiples range from .74 to 1.53 with a mean of 1.17. Capitalization rates range from 5.60 to 7.82 percent with an overall mean of 6.44 percent. The mean terminal capitalization rate is approximately 100 basis points higher, or 7.33 percent. Yield rates range between 10.75 and 13.00 percent, with a mean of 11.52 percent for those sales reporting IRR expectancies.

     o In 1992, the eleven transactions display prices ranging from $136 to $511 per square foot of GLA sold, with a mean of $259 per square foot. For mall shop area sold, the 1992 sales suggest a mean price of $320 per square foot. Sales multiples range from .87 to 1.60 with a mean of
          1.07. Capitalization rates range between 6.00 and 7.97 percent with the mean cap rate calculated at 7.31 percent for 1992. For sales reporting a going-out cap rate, the mean is shown to be 7.75 percent. Yield rates range from 10.75 to around 12.00 percent with a mean of
          11.56 percent.

     o For 1993, a total of sixteen transactions have been tracked. These sales show an overall average sale price of $242 per square foot based upon total GLA sold and $363 per square foot based solely upon mall GLA sold. Sales multiples range from .65 to 1.82 and average 1.15. Capitalization rates continued to rise in 1993, showing a range between 7.00 and 10.10 percent. The overall mean has been calculated to be 7.92 percent. For sales reporting estimated terminal cap rates, the mean is also equal to 7.92 percent. Yield rates for 1993 sales range from 10.75 to 12.50 percent with a mean of 11.53 percent for those sales reporting IRR expectancies. On balance, the year was notable for the number of dominant Class A malls which transferred.

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
===============================================================================

     o Sales data for 1994 shows fourteen confirmed transactions with an average unit price per square foot of $197 per square foot of total GLA sold and $288 per square foot of mail shop GLA. Sales multiples range from .57 to 1.43 and average .96. The mean going-in capitalization rate is shown to be 8.37 percent. The residual capitalization rates average 8.13 percent. Yield rates range from
          10.70 to 11.50 percent and average 11.17 percent. During 1994, many of the closed transactions involved second and third tier malls. This accounted for the significant drop in unit rates and corresponding increase in cap rates. Probably the most significant sale involved the Riverchase Galleria, a 1.2 million square foot center in Hoover, Alabama. LaSalle Partners purchased the mall of behalf of the Pennsylvania Public School Employment Retirement System for $175.0 million. The reported cap rate was approximately 7.4 percent.

     o Cushman & Wakefield has researched 14 mall transactions for 1995. With the exception of Sale No. 95-1 (Natick Mall) and 95-2 (Smith Haven
          Mall), by and large the quality of malls sold are lower than what has been shown for prior years. For example, the average transaction price has been slipping. In 1993, the peak year, the average deal was nearly $133.8 million. Currently, it is shown to be $90.7 million which is even skewed upward by Sale Nos. 95-1 and 95-2. The average price per square foot of total GLA is calculated to be $152 per square foot. The range in values of mall GLA sold are $93 to $607 with an average of $275 per square foot. Characteristic of these lesser quality malls would be higher initial capitalization rates. The range for these transactions is 7.47 to 11.1 percent with a mean of 9.14 percent, the highest average over the past five years. market participants feel that continued turmoil in the retail industry will force cap rates to move higher over the ensuing year.

     While these unit prices implicitly contain both the physical and economic factors affecting the real estate, the statistics do not explicitly convey many of the details surrounding a specific property. Thus, this single index to the valuation of the subject property has limited direct application. The price per square foot of mall shop GLA acquired yields one common form of comparison. However, this can be distorted if anchor and/or other major tenants generate a significant amount of income. The following chart summarizes the range and mean for this unit of comparison by year of sale.


     ======================================================================
     Transaction             Price/SF             Price/SF          Sales
        Year             Unit Rate Range*           Mean           Multiple
     ======================================================================
        1991                $203 - $556             $357            1.17
     ----------------------------------------------------------------------
        1992                $226 - $511             $320            1.07
     ----------------------------------------------------------------------
        1993                $173 - $647             $363            1.15
     ----------------------------------------------------------------------
        1994                $129 - $502             $288             .96
     ----------------------------------------------------------------------
        1995                $ 93 - $607             $264             .98
     ======================================================================
     *Includes all sales by each respective year.
     ======================================================================

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
===============================================================================

     As discussed, one of the factors which may influence the unit rate is whether or not anchor stores are included in the total GLA which is transferred. Thus, a further refinement can be made between those malls which have transferred with anchor space and those which have included only mall GLA. Chart A, shown below makes this distinction.


===============================================================================================================
                                                    CHART A
                                              Regional Mall Sales
                                         Involving Mall Shop Space Only
===============================================================================================================
         1991                       1992                         1993                         1994
===============================================================================================================
Sale     Unit      NOI     Sale     Unit     NOI       Sale      Unit       NOI      Sale     Unit        NOI
No.      Rate     Per SF   No.      Rate    Per SF     No.       Rate      Per SF    No.      Rate       Per SF
===============================================================================================================
91-1     $257     $15.93   92-2     $348    $25.27     93-1*     $355      $23.42    94-1     $136       $11.70
---------------------------------------------------------------------------------------------------------------
91-2     $232     $17.65   92-9     $511    $33.96     94-4      $471      $32.95    94-3     $324       $22.61
---------------------------------------------------------------------------------------------------------------
91-5     $203     $15.89   92-11    $283    $19.79     93-5      $396      $28.88    94-12    $136       $14.00
---------------------------------------------------------------------------------------------------------------
91-6     $399     $24.23                               93-8      $265      $20.55    94-14    $241       $18.16
---------------------------------------------------------------------------------------------------------------
91-7     $395     $24.28                               93-16     $268      $19.18
---------------------------------------------------------------------------------------------------------------
91-8     $320     $19.51
---------------------------------------------------------------------------------------------------------------
91-10    $556     $32.22
===============================================================================================================
Mean     $337     $21.39   Mean     $381    $26.34     Mean      $351      $25.00    Mean     $209       $16.62
===============================================================================================================
*Sale included peripheral GLA.
===============================================================================================================


     From the above we see that the mean unit rate for sales involving mall shop GLA only has ranged from approximately $209 to $381 per square foot. We recognized that these averages may be skewed somewhat by the size of the sample. To date, there have been no 1995 transactions involving only mall shop GLA.

     Alternately, where anchor store GLA has been included in the sale, the unit rate is shown to range widely from $53 to $410 per square foot of salable area, indicating a mean of $227 per square foot in 1991, $213 per square foot in 1992, $196 per square foot in 1993, $193 per square foot in 1994 and $145 per square foot in 1995. Chart B following depicts this data.

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
===============================================================================


=========================================================================================
                                          CHART B
                                    Regional Mall Sales
                            Involving Mall Shops and Anchor GLA
=========================================================================================
           1991                          1992                           1993
=========================================================================================
Sale       Unit      NOI        Sale     Unit      NOI        Sale       Unit      NOI
No.        Rate     Per SF      No.      Rate     Per SF      No.        Rate     Per SF
=========================================================================================
91-3       $156     $11.30      92-1     $258     $20.24      93-2        $225     $17.15
-----------------------------------------------------------------------------------------
91-4       $228     $16.50      92-3     $197     $14.17      93-3        $135     $11.14
-----------------------------------------------------------------------------------------
91-9       $193     $12.33      92-4     $385     $29-43      93-6        $224     $16.39
-----------------------------------------------------------------------------------------
91-11      $234     $13.36      92-5     $182     $14.22      93-7        $ 73     $ 7.32
-----------------------------------------------------------------------------------------
91-12      $287     $17.83      92-6     $203     $16.19      93-9        $279     $20.66
-----------------------------------------------------------------------------------------
91-13      $242     $13.56      92-7     $181     $13.60      93-10       $ 97     $ 9.13
-----------------------------------------------------------------------------------------
91-14      $248     $14.87      92-8     $136     $ 8.18      93-11       $289     $24.64
-----------------------------------------------------------------------------------------
                                92-10    $161     $12.07      93-12       $194     $13.77
-----------------------------------------------------------------------------------------
                                                              93-13       $108     $ 9.75
-----------------------------------------------------------------------------------------
                                                              93-14       $322     $24.10
-----------------------------------------------------------------------------------------
                                                              93-15       $214     $16.57
-----------------------------------------------------------------------------------------
Mean       $227     $14.25      Mean     $213     $16.01      Mean       $196      $15.51
=========================================================================================



===============================================================================
                                     CHART B
                               Regional Mall Sales
                       Involving Mall Shops and Anchor GLA
===============================================================================
             1994                                         1995
===============================================================================
Sale         Unit             NOI            Sale          Unit           NOI
No.          Rate            Per SF          No.           Rate          Per SF
===============================================================================
94-2         $296            $23.12          95-1          $410          $32.95
-------------------------------------------------------------------------------
94-4         $133            $11.69          95-2          $272          $20.2B
-------------------------------------------------------------------------------
94-5         $248            $18.57          95-3          $ 91          $ 8.64
-------------------------------------------------------------------------------
94-6         $112            $ 9.89          95-4          $105          $ 9.43
-------------------------------------------------------------------------------
94-7         $166            $13.86          95-5          $ 95          $ 8.80
-------------------------------------------------------------------------------
94-8         $ 83            $ 7.63          95-6          $ 53          $ 5.89
-------------------------------------------------------------------------------
94-9         $ 95            $ 8.57          95-7          $ 79          $ 8.42
-------------------------------------------------------------------------------
94-10        $155            $13.92          95-8          $ 72          $ 7.16
-------------------------------------------------------------------------------
94-11        $262            $20.17          95-9          $ 96          $ 9.14
-------------------------------------------------------------------------------
94-13        $378            $28.74          95-10         $212          $17.63
-------------------------------------------------------------------------------
                                             95-11         $ 56          $ 5.34
-------------------------------------------------------------------------------
                                             95-12         $ 59          $ 5.87
-------------------------------------------------------------------------------
                                             95-13         $143          $11.11
-------------------------------------------------------------------------------
                                             95-14         $287          $22.24
===============================================================================
Mean         $193            $15.62          Mean          $145          $12.35
===============================================================================
*Sale included peripheral GLA.
===============================================================================


===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
===============================================================================

Analysis of Sales

     Within Charts A and B, we have presented a summary of recent transactions (1991-1995) involving regional and super-regional-sized retail shopping malls from which price trends may be identified for the extraction of value parameters. These transactions have been segregated by year of acquisition so as to lend additional perspective on our analysis. Comparability in both physical and economic characteristics are the most important criteria for analyzing sales in relation to the subject property. However, it is also important to recognize the fact that regional shopping malls are distinct entities by virtue of age and design, visibility and accessibility, the market segmentation created by anchor stores and tenant mix, the size and purchasing power of the particular trade area, and competency of management. Thus, the "Sales Comparison Approach", when applied to a property such as the subject can, at best, only outline the parameters in which the typical investor operates. The majority of these sales transferred either on an all cash (100 percent equity) basis or its equivalent utilizing market-based financing. Where necessary, we have adjusted the purchase price to its cash equivalent basis for the purpose of comparison.

     As suggested, sales which include anchors typically have lower square foot unit prices. In our discussions with major shopping center owners and investors, we learned that capitalization rates and underwriting criteria have become more sensitive to the contemporary issues dealing with the department store anchors. As such, investors are looking more closely than ever at the strength of the anchors when evaluating an acquisition.

     As the reader shall see, we have attempted to make comparisons of the transactions to the subject primarily along economic lines. For the most part, the transactions have involved dominant or strong Class A centers in top 50 MSA locations which generally have solid, expanding trade areas and good income profiles. Some of the other transactions are in decidedly inferior second tier locations with limited growth potential and near term vacancy problems. These sales tend to reflect lower unit rates and higher capitalization rates.

     =================
     "As Is" Valuation
     =================

     Because the subject is theoretically selling mall shop GLA only, we will look at the recent sales in Chart A more closely. As a basis for comparison, we will analyze the subject based upon projected NOI. First year NOI has been projected to be $26.21 per square foot (FY 1997), based upon 326,813+/- square feet of owned GLA. Derivation of the subject's projected net operating income is presented in the "Income Approach" section of this report as calculated by the Pro-Ject model. With projected NOI of $26.21 per square foot, the subject falls toward the low end of the range exhibited by the comparable sales.

     Since the income that an asset will produce has direct bearing on the price that a purchaser is willing to pay, it is obvious that a unit price which falls toward the middle of the range indicated by the comparables would be applicable to the subject. The subject's anticipated net income can be initially compared to the composite mean of the annual transactions in order to place the subject in a frame of reference. This is shown on the following chart.

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
===============================================================================


     ===============================================================
     Sales Year        Mean NOI    Subject Forecast    Subject Ratio
     ===============================================================
        1991              $12.39        $26.21             211.5%
     ---------------------------------------------------------------
        1992              $26.34        $26.21              99.5%
     ---------------------------------------------------------------
        1993              $25.00        $26.21             104.8%
     ---------------------------------------------------------------
        1994              $16.62        $26.21             157.7%
     ---------------------------------------------------------------
        1995              $12.35        $26.21              ---
     ===============================================================
     *All 1995 sales include anchor space.
     ===============================================================

     With first year NOI forecasted at approximately 99.5 to 211.5 percent of the mean of these sales in each year, the unit price which the subject property would command should be expected to fall within a relative range.

Net Income Multiplier Method

     Many of the comparables were bought on expected income, not gross leasable area, making unit prices a somewhat subjective reflection of investment behavior regarding regional malls. In order to quantify the appropriate adjustments to the indicated per square foot unit values, we have compared the subject's first year pro forma net operating income to the pro forma income of the individual sale properties. In our opinion, a buyers criteria for the purchase of a retail property is predicated primarily on the property's income characteristics. Thus, we have identified a relationship between the net operating income and the sales price of the property. Typically, a higher net operating income per square foot corresponds to a higher sales price per square foot. Therefore, this adjustment incorporates factors such as location, tenant mix, rent levels, operating characteristics, and building quality.

     Provided below, we have extracted the net income multiplier from each of the improved sales. We have included only the recent sales data (1993-94). The equation for the net income multiplier (NIM), which is the inverse of the equation for the capitalization rate (OAR), is calculated as follows:

                    NIM  =              Sales Price
                                        --------------------
                                        Net Operating Income

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
===============================================================================


                   =================================================
                           Net Income Multiplier Calculation
                   =================================================
                                                          Net Income
                   Sale No.      NOI/SF      Price/SF     Multiplier
                   =================================================
                    93-1         $23.42        $355          15.16
                   -------------------------------------------------
                    93-4         $32.95        $471          14.29
                   -------------------------------------------------
                    93-5         $28.88        $396          13.71
                   -------------------------------------------------
                    93-8         $20.55        $265          12.90
                   -------------------------------------------------
                    93-16        $19.18        $268          13.97
                   -------------------------------------------------
                    94-1         $11.70        $136          11.62
                   -------------------------------------------------
                    94-3         $22.61        $324          14.33
                   -------------------------------------------------
                    94-12        $14.00        $136           9.71
                   -------------------------------------------------
                    94-14        $18.16        $241          13.27
                   =================================================
                    Mean         $21.27        $288          13.22
                   =================================================

     Valuation of the subject property utilizing the net income multipliers
(NIMs) from the comparable properties accounts for the disparity of the net operating incomes ($NOI's) per square foot between the comparables and the subject. Within this technique, each of the adjusted NIM's are multiplied by the $NOI per square foot of the subject, which produces an adjusted value indication for the subject. The net operating income per square foot for the subject property is calculated as the first year of the holding period, as detailed in the Income Approach section of this report.

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
===============================================================================


         =================================================================
                           Adjusted Unit Rate Summary
         =================================================================
                             Subject      Net Income       Indicated Price
         Sale No.            NOI/SF       Multiplier            $/SF
         =================================================================
           93-1              $26.21         15.16               $397
         -----------------------------------------------------------------
           93-4              $26.21         14.29               $375
         -----------------------------------------------------------------
           93-5              $26.21         13.71               $359
         -----------------------------------------------------------------
           93-8              $26.21         12.90               $338
         -----------------------------------------------------------------
           93-16             $26.21         13.97               $366
         -----------------------------------------------------------------
           94-1              $26.21         11.62               $306
         -----------------------------------------------------------------
           94-3              $26.21         14.33               $376
         -----------------------------------------------------------------
           94-12             $26.21          9.71               $254
         -----------------------------------------------------------------
           94-14             $26.21         13.27               $348
         =================================================================
           Mean              $26.21         13.22               $346
         =================================================================

     From the process above, we see that the indicated net income multipliers range from 9.71 to 15.16 with a mean of 13.22. The adjusted unit rates range from $254 to $397 per square foot of owned GLA with a mean of $346 per square foot. The comparables with $NOIs/SF comparable to the subject show multipliers between 13.71 and 15.16, resulting in adjusted unit rates for the subject from $359 to $397 per square foot.

     We recognize that the sale price per square foot of gross leasable area, including land, implicitly contains both the physical and economic factors of the value of a shopping center. Such statistics by themselves, however, do not explicitly convey many of the details surrounding a specific income producing property like the subject. Nonetheless, the process we have undertaken here is an attempt to quantify the unit price based upon the subject's income producing potential.

     Considering the above average characteristics of the subject relative to the above, we believe that a unit rate range of $310 to $320 per square foot is appropriate. Applying this unit rate range to 326,813+/- square feet of owned GLA results in a value of approximately $98.0 million to $101.3 million for the subject as shown:

                      326,813 SF               326,813 SF
                    x       $310             x       $320
                    ------------             ------------
                    $101,300,000             $104,600,000

           Rounded Value Estimate - Market Sales Unit Rate Comparison
                          $101,300,000 to $104,600,000

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
===============================================================================

Sales Multiple Method

     Arguably, it is the mall shop GLA sold and its intrinsic economic profile that is of principal concern in the investment decision process. A myriad of factors influence this rate, perhaps none of which is more important than the sales performance of the mall shop tenants. Accordingly, the abstraction of a sales multiple from each transaction lends additional perspective to this analysis.

     The sales multiple measure is often used as a relative indicator of the reasonableness of the acquisition price. As a rule of thumb, investors will look at a sales multiple of 1.0 as a benchmark, and will look to keep it within a range of .75 to 1.25 times mall shop sales performance unless there are compelling reasons why a particular property should deviate.

     The sales multiple is defined as the sales price per square foot of mall GLA divided by average mall shop sales per square foot. As this reasonableness test is predicated upon the economics of the mall shops, technically, any income (and hence value) attributed to anchors that are acquired with the mall as tenants should be segregated from the transaction. As an income (or sales) multiple has an inverse relationship with a capitalization rate, it is consistent that, if a relatively low capitalization rate is selected for a property, it follows that a correspondingly above-average sales (or income) multiple be applied. In most instances, we are not privy to the anchor's contributions to net income. As such, the sales multiples reported may be slightly distorted to the extent that the imputed value of the anchor's contribution to the purchase price has not been segregated.

                   ==============================================
                             Sales Multiple Summary
                   ==============================================
                   Sale              Going-In             Sales
                    No.                OAR               Multiple
                   ==============================================
                   93-1               7.47%                0.92
                   ----------------------------------------------
                   93-4               7.00%                1.16
                   ----------------------------------------------
                   93-5               7.29%                1.16
                   ----------------------------------------------
                   93-8               7.75%                0.88
                   ----------------------------------------------
                   93-16              7.16%                1.09
                   ----------------------------------------------
                   94-1               8.60%                0.68
                   ----------------------------------------------
                   94-3               6.98%                1.08
                   ----------------------------------------------
                   94-12             10.29%                0.72
                   ----------------------------------------------
                   94-14              7.53%                0.93
                   ==============================================
                   Mean               7.79%                0.96
                   ==============================================

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
===============================================================================

     The sales that are being compared to the subject show sales multiples that range from 0.68 to 1.16 with a mean of about 0.96. As is evidenced, the more productive malls with higher sales volumes on a per square foot basis tend to have higher sales multiples. Furthermore, the higher multiples tend to be in evidence where an anchor(s) is included in the sale.

     Based upon forecasted 1995 performance, as well as anticipated changes to the market area, the subject is projected to produce comparable sales of $344 per square foot for all reporting tenants.

     In the case of the subject, the overall capitalization rate being utilized for this analysis is considered to be in the mid- to high-range of those rates exhibited by the comparable sales. As such, we would be inclined to utilize a multiple below the mean indicated by the sales. As such, we will utilize a lower sales multiple to apply to just the mall shop space. Applying a ratio of say,
0.90 to 0.95 percent to the forecasted sales of about $344 per square foot in fiscal year 1997, the following range in value is indicated.

     Unit Sales Volume (Mall Shops)                   $344              $344
     Sales Multiple                             x     0.90        x     0.95
                                              ------------      ------------
     Adjusted Unit Rate                            $309.00           $327.00

     Mall Shop GLA                              x  326,813        x  326,813
                                              ------------      ------------
     Value Indication                         $101,000,000      $106,900,000
                                              ------------      ------------

     The analysis shows an adjusted value range of approximately $101.0 to $106.9 million. Inherent in this exercise are mall shop sales which are projections based on our investigation into the market which might not fully measure investors expectations. It is clearly difficult to project with any certainty what the mall shops might achieve in the future, particularly as the lease-up is achieved and the property brought to stabilization. While we may minimize the weight we place on this analysis, it does, nonetheless, offer a reasonableness check against the other methodologies.

     Giving consideration to all of the above, the following value range is warranted for the subject property based upon the sales multiple analysis.

                     Estimated Value - Sales Multiple Method
                     Rounded to $101,000,000 to $106,900,000

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Sales Comparison Approach
================================================================================

     ========================
     Value Conclusion "As Is"
     ========================

     We have considered all of the above relative to the physical and economic characteristics of the subject. It is difficult to relate the subject to comparables that are in such widely divergent markets with different cash flow characteristics. The subject has above average sales levels compared to its peers, with a typical anchor alignment and good representation of national tenants.

     We also recognize that an investor may view the subject's position as being vulnerable to near-term competition and investment risk from The Westchester.

     After considering all of the available market data in conjunction with the characteristics of the subject property, the indices of investment that generated our value ranges are as follows:

Unit Price Per Square Foot

Salable SF:                         326,813+/-

Price Per SF of Salable Area:       $310 to $320

Indicated Value Range:              $101,300,000 to $104,600,000



Sales Multiple Analysis

Indicated Value Range               $101,000,000 to $106,900,000


     The parameters above show a value range of approximately $101.0 to $106.9 million for the subject on an "As Is" basis. Based on our total analysis, relative to the strengths and weaknesses of each methodology, it would appear that the Sales Comparison Approach indicates a prospective market value within the more defined range of $101.0 to $103.0 million for the subject as of May 14, 1996.

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            INCOME APPROACH
===============================================================================

Introduction

     The Income Approach is based upon the economic principle that the value of a property capable of producing income is the present worth of anticipated future net benefits. The net income projected is translated into a present value indication using the capitalization process. There are various methods of capitalization that are based on inherent assumptions concerning the quality, durability and pattern of the income projection. Where the pattern of income is irregular due to existing leases that will terminate at staggered, future dates, or to an absorption or stabilization requirement on a newer development, discounted cash flow analysis is the most accurate.

     Discounted Cash Flow Analysis (DCF) is a method of estimating the present worth of future cash flow expectancies by individually discounting each anticipated collection at an appropriate discount rate. The indicated market value by this approach is the accumulation of the present worth of future projected years' net income (before income taxes and depreciation) and the present worth of the reversion (the estimated property value at the end of the projection period). The estimated value of the reversion at the end of the projection period is based upon capitalization of the next years projected net operating income. This is the more appropriate method to use in this assignment, given the step up in lease rates and the long term tenure of retail tenants.

     A second method of valuation, using the Income Approach, is to directly capitalize a stabilized net income based on rates extracted from the market or built up through mortgage equity analysis. This is a valid method of estimating the market value of the property as of the achievement of stabilized operations. This becomes difficult for a property such as the subject since it is not operating at a stabilized level of operation. As such, this methodology will not be utilized for this analysis.

Discounted Cash Flow Analysis

     The Discounted Cash Flow (DCF) produces an estimate of value through an economic analysis of the subject property in which the net income generated by the asset is converted into a capital sum at an appropriate rate. First, the revenues which a fully informed investor can expect the subject to produce over a specified time horizon are established through an analysis of the current rent roll, as well as the rental market for similar properties. Second, the projected expenses incurred in generating these gross revenues are deducted. Finally, the residual net income is discounted into a capital sum at an appropriate rate which is then indicative of the subject property's current value in the marketplace.

     In this Income Approach to the valuation of the subject, we have utilized a 10 year holding period for the "As Is" investment with the cash flow analysis commencing on June 1, 1996. Although an asset such as the subject has a much longer useful life, investment analysis becomes more meaningful if limited to a time period considerably less than the real estate's economic life, but of sufficient length for an investor. A 10-year holding period for this investment is long enough to model the asset's performance and benefit from its continued lease-up and performance, but short enough to reasonably estimate the expected income and expenses of the real estate. It is noted that we will discuss income and expenses based upon calendar year 1996 for consistency with the budget.

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
===============================================================================

     The revenues and expenses which an informed investor may expect to incur from the subject property will vary, without a doubt, over the holding period. Major investors active in the market for this type of real estate establish certain parameters in the computation of these cash flows and criteria for decision making which this valuation analysis must include if it is to be truly market-oriented. These current computational parameters are dependent upon market conditions in the area of the subject property as well as the market parameters for this type of real estate which we view as being national in scale.

     By forecasting the anticipated income stream and discounting future value at reversion into a current value, the capitalization process may be applied to derive a value that an investor would pay to receive that particular income stream. Typical investors price real estate on their expectations of the magnitude of these benefits and their judgment of the risks involved. Our valuation endeavors to reflect the most likely actions of typical buyers and sellers of property interest similar to the subject. In this regard, we see the subject as a long term investment opportunity for a competent owner/developer.

     An analytical real estate computer model that simulates the behavioral aspects of property and examines the results mathematically is employed for the discounted cash flow analysis. In this instance, it is the PRO-JECT Plus+ computer model. Since investors are the basis of the marketplace in which the subject property will be bought and sold, this type of analysis is particularly germane to the appraisal problem at hand. On the Facing Page is a summary of the expected annual cash flows from the operation of the subject over the stated investment holding period.

     A general outline summary of the major steps involved may be listed as follows:

     1. Analysis of the income stream: establishment of an economic (market) rent for tenant space; projection of future revenues annually based upon existing and pending leases; probable renewals at market rentals; and expected vacancy experience;

     2. Estimation of a reasonable period of time to achieve stabilized occupancy of the existing property and make all necessary improvements for marketability;

     3. Analysis of projected escalation recovery income based upon an analysis of the property's history as well as the experiences of reasonably similar properties;

     4. Derivation of the most probable net operating income and pre-tax cash flow (net income less reserves, tenant improvements, leasing commissions and any extraordinary expenses to be generated by the property) by subtracting all property expenses from the effective gross income; and

     5. Estimation of a reversionary sale price based upon capitalization of the net operating income (before reserves, tenant improvements and leasing commissions or other capital items) at the end of the projection period.

     Following is a detailed discussion of the components which form the basis of this analysis.

===============================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Potential Gross Revenues

       The total potential gross revenues generated by the subject property are composed of a number of distinct elements: minimum rent determined by lease agreement; additional overage rent based upon a percentage of retail sales; reimbursement of certain expenses incurred in the ownership and operation of the real estate; and other miscellaneous revenues.

       The minimum base rent represents a legal contract establishing a return to investors in the real estate, while the passing of certain expenses onto tenants serves to maintain this return in an era of continually rising costs of operation. Additional rent based upon a percentage of retail sales experienced at the subject property serves to preserve the purchasing power of the residual income to an equity investor over time. Finally, miscellaneous income adds an additional source of revenue in the complete operation of the subject property. First year forecasted revenues may be allocated to the following components:

================================================================================
                                 Revenue Summary
                  Initial Year of Investment - Fiscal Year 1997
================================================================================
  Revenue Component                Amount          Unit Rate*       Income Ratio
--------------------------------------------------------------------------------
   Minimum Rent                 $ 9,125,386        $   27.92           53.4%
--------------------------------------------------------------------------------
    Overage Rent                $   113,699        $    0.35            0.7%
--------------------------------------------------------------------------------
 Expense Recoveries             $ 7,541,690        $   23.08           44.1%
--------------------------------------------------------------------------------
Miscellaneous Income            $   303,750        $    0.93            1.8%
--------------------------------------------------------------------------------
       Total                    $17,084,525        $   52.28          100.0%
================================================================================
* Reflects total owned GLA of 326,813 SF
================================================================================

Minimum Rental Income

       Minimum rent produced by the subject property is derived from that paid by the various tenant types. The projection utilized in this analysis is based upon the actual rent roll and our projected leasing schedule in place as of the date of appraisal, together with our assumptions as to the absorption of the vacant space, market rent growth, and renewal/turnover probability. We have also made specific assumptions regarding deals that are in progress and have a strong likelihood of coming to fruition. In this regard, we have worked with management and leasing personnel to analyze each pending deal on a case by case basis. We have incorporated all executed leases in our analysis. For those pending leases that are substantially along in the negotiating process and are believed to have a reasonable likelihood of being completed, we have reflected those terms in our cash flow. These transactions represent a reasonable and prudent assumption from an investor's standpoint.

       The rental income which an asset such as the subject property will generate for an investor is analyzed as to its quality, quantity and durability. The quality and probable duration of income will affect the amount of risk which an informed investor may expect over the property's useful life. Segregation of the income stream along these lines allows us to control the variables related to the center's forecasted performance with greater accuracy. Each tenant type lends itself to a specific weighting of these variables as the risk associated with each varies.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

       The minimum rents forecasted at the subject property are essentially derived from various tenant categories, namely mall tenant revenues consisting of all in-line mall shops and food court tenants. In our investigation and analysis of the marketplace, we have surveyed, and ascertained where possible, rent levels being commanded by competing centers. However, it should be recognized that large retail shopping centers are generally considered to be separate entities by virtue of age and design, accessibility, visibility, tenant mix, and the size and purchasing power of its trade area. Consequently, the best measure of minimum rental income is its actual rent roll leasing schedule.

       As such, our a analysis of recently negotiated leases for new and relocation tenants at the subject provides important insight into perceived market rent levels for the mall. Insomuch as a tenant's ability to pay rent is based upon expected sales achievement, the level of negotiated rents is directly related to the individual tenant's perception of their expected performance at the mall. This is particularly true for the subject where sales levels have fallen over the past year.

Mall Shop Tenants

       Rent from all interior mall tenants comprise the majority of minimum rent. Aggregate rent from these tenants is forecasted to be $9,055,386, or $27.71 per square foot. Minimum rent may be allocated to the following components:

================================================================================
                             Minimum Rent Allocation
                               Interior Mall Shops
================================================================================
                  FY 1997 Revenue     Applicable GLA*         Unit Rate (SF)
================================================================================
Mall Shops          $8,002,308         315,688 SF              $ 25.35
--------------------------------------------------------------------------------
Food Court          $  705,807           9,693 SF              $ 72.82
--------------------------------------------------------------------------------
  Kiosks            $  347,271           1,432 SF              $242.51
--------------------------------------------------------------------------------
   Total            $9,005,386         326,813 SF              $ 27.71
================================================================================
* Represents leasable area as opposed to actual leased or occupied area; exclusive of anchor space.
================================================================================

In-Line Shops

       Our analysis of market rent levels for in-line shops has resolved itself to a variety of influencing factors. Although it is typical that larger tenant spaces are leased at lower per square foot rates and lower percentages, the type of tenant as well as the variable of location within the mall can often distort this size/rate relationship.

       The following chart presents an analysis of in-line shop rents based upon existing leases on an annualized basis for 1996:

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

================================================================================
                              1996 Leases In-Place*
================================================================================
 Size Category             Annualized Rent         Applicable GLA        Rent/SF
================================================================================
  <         750              $   424,988              6,981 SF           $60.88
--------------------------------------------------------------------------------
  751  -  1,200              $   745,680             15,705 SF           $47.48
--------------------------------------------------------------------------------
1,201  -  2,000              $ 1,212,153             32,273 SF           $37.56
--------------------------------------------------------------------------------
2,001  -  3,500              $ 1,828,887             57,673 SF           $31.71
--------------------------------------------------------------------------------
3,501  -  5,000              $ 1,542,446             54,395 SF           $28.36
--------------------------------------------------------------------------------
5,001  -  15,000             $ 1,605,324             50,569 SF           $31.75
--------------------------------------------------------------------------------
   <      15,000             $   261,000             26,100 SF           $10.00
--------------------------------------------------------------------------------
Total                        $ 7,620,478            243,696 SF           $31.27
--------------------------------------------------------------------------------
Total (Excl. > 15,000)       $ 7,359,478            217,596 SF           $33.82
================================================================================
* Includes existing leases for calendar year 1996. Partial year tenants have been annualized to reflect the full 12 months
================================================================================

       As can be seen, lease rates generally have an inverse relationship with suite size and show an overall average rent of $31.27 per square foot. Excluding Tenants Over 15,000 square feet (new Bunnie's lease), the average attained rent is calculated to be $33.82.

Recent Leasing Activity (By Size Category)

       Since existing rents can be skewed by older leases within the mall, an analysis of recent leasing activity can provide a better understanding of current rental rates. The chart on the Facing Page presents an overview of recent in-line shop leasing for the subject property. As shown, 32 leases (excluding Tenants > 15,000 SF) reflect an overall average rent of $35.35 per square foot. The highest rent is attained from Group 1 (Tenants < 750 SF) with an average of $64.30 per square foot. The averages generally decline by size category to $33.31 per square foot for Group 6 (Tenants 5,001 - 10,000 SF).

       Group 1 (Tenants < 750 SF) - This size category includes four leases which show an average rental rate of $64.30 per square foot. The leases range from $60.00 to $70.47, with Auntie Anne's having the highest attained initial rent.

       Group 2 (Tenants 751-1,200 SF) - Six leases have been included for this grouping, ranging from $30.21 to $70.00 per square foot. The overall weighted average is $48.67 per foot. The highest rent has been obtained from Major Jewelers who has, or is expected to have, above average sales. Nails & More has the lowest rental rate, but leased a difficult space adjacent to the parking garage entrance with limited visibility.

       Group 3 (Tenants 1,201-2,000 SF) - This group has a total of five leases which range between $30.00 and $82.70 per square foot with an average rent of $43.99. Candie's is the most recent lease in this category. Their rent starts at $30.00 per square foot, increasing to $48.00 by the end of the lease term, with no Tls given.

       Group 4 (Tenants 2,001-3,500 SF) - Seven leases in the category range from $20.00 (Radio Shack) to $56.87 (Hair Design). The weighted average for Group 4 is calculated to be $37.46 per square foot. Two of the most recent leases show rates between $32.00 to $38.00 per square foot.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

       Group 5 (Tenants 3,501-5,000 SF) - This category includes six leases which reflect an overall average rent of $26.81 per square foot. The highest rents ($32.00) have been attained from Limited Too and American Eagle, each of whom signed leases at the subject in the face of The Westchester opening. Child Place is the most recent lease at $25.00 per square foot.

       Group 6 (Tenants 5,001-15,000 SF) - A total of four leases have been included in this grouping, including two older leases to Express & Bath and Victoria's Secret. Leases range from $32.00 to $35.00 per square foot, with a weighted average of $33.31 for the category.

       Group 7 (Tenants > 15,000 SF) - This category is represented by only one lease. Bunnie's, a children's store, will be leasing the former Filene's Basement space beginning August 1996 on a gross basis of $10.00 per foot. Filene's previously occupied the space at $12.00 per square foot, net, on a lease which began in November 1992. Herman's formerly paid $7.75 per square foot for a 15,451 square foot space in this category. The lease, however, dated back to 1980.

Market Comparisons - Occupancy Cost Ratios

       In further support of developing a forecast for market rent levels, we have undertaken a comparison of minimum rent to projected sales and total occupancy costs to sales ratios. Generally, our research and experience with other regional malls shows that the ratio of minimum rent to sales falls within the 7.0 to 10.0 percent range in the initial year of the lease, with 7.5 percent to 8.5 percent being most typical. By adding additional costs to the tenant, such as real estate tax and common area maintenance recoveries, a total occupancy cost may be derived. Expense recoveries and other tenant charges can add up to 100 percent of minimum rent and comprise the balance of total tenant costs.

       The typical range for total occupancy cost-to-sales ratios falls between
11.0 and 15.0 percent. As a general rule, where sales exceed $250 to $275 per square foot, 14.0 to 15.0 percent would be a reasonable cost of occupancy. Experience and research show that most tenants will resist total occupancy costs that exceed 15.0 to 18.0 percent of sales. However, ratios of upwards to 20.0 percent are not uncommon. Obviously, this comparison will vary from tenant to tenant and property to property.

       In higher end markets where tenants are able to generate sales above industry averages, tenants can generally pay rents which fall toward the upper end of the ratio range. Moreover, if tenants perceive that their sales will be increasing at real rates that are in excess of inflation, they will typically be more inclined to pay higher initial base rents. Obviously, the opposite would be true for poorer performing centers in that tenants would be squeezed by the thin margins related to below average sales. With fixed expenses accounting for a significant portion of the tenants contractual obligation, there would be little room left for base rent.

       In this context, we have provided an occupancy cost analysis for several regional malls with which we have had direct insight over the past year. This information is provided on the Following Page. On average, these ratio comparisons provide a realistic check against projected market rental rate assumptions.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================

OCCUPANCY COST ANALYSIS/COMPARISON
Cushman & Wakefield, Inc.
------------------------------------------------------------------------------------------------------------------------------------
                                     Budget    Year       No.     Total     Shop     Avg.     Rec-     Avg.   Rent-  Total
No.     Area Location          State  Year     Built    Stories    GLA       GLA     Rent   coveries  Sales   Sales   Cost Location
====================================================================================================================================
**   ULI-Super-Regional Malls   US   1995      --          --     999,544  342,260  $16.30    $8.72   $203.09  8.0%   12.3%
------------------------------------------------------------------------------------------------------------------------------------
**   ULI-Regional Malls         US   1995      --          --     582,893  261,553  $12.05    $5.82   $176.16  6.8%   10.1%
------------------------------------------------------------------------------------------------------------------------------------
**   ICSC-All Enclosed Malls    US   1995      --          --     582,893  261,553  $12.05    $5.82   $176.16  6.8%   10.1%
------------------------------------------------------------------------------------------------------------------------------------
**   ICSC-Mall > 1,000,000sf    US   1995      --          --   1,206,874  407,060  $20.01   $12.57   $271.64  7.4%   12.0%
====================================================================================================================================
 1   Saratoga County MSA        NY   1995   l990/91/93      1     656,501  256,668  $15.79   $15.54   $194.00  8.1%   16.1% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 2   Syracuse MSA               NY   1995   1954/96         2   1,035,525  410,818  $17.00   $12.90   $208.00  8.2%   14.4% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 3   Syracuse MSA               NY   1995   1988/94         1     776,571  311,557  $17.00   $12.12   $198.00  8.6%   14.7% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 4   Rochester MSA              NY   1995   1967/93         2   1,533,574  495,040  $18.00   $13.03   $247.00  7.3%   12.6% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 5   Jefferson County MSA       NY   1995   1986/93         1     635,765  209,873  $21.96   $15.89   $231.00  9.5%   16.4% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 6   Buffalo MSA                NY   1996   1985/89         1     753,105  285,771  $19.67   $14.83   $250.00  7.9%   13.8% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 7   White Plains MSA           NY   1995   1980/93         4     882,689  326,774  $34.00   $25.31   $380.00  8.9%   15.6% Urban
------------------------------------------------------------------------------------------------------------------------------------
 8   Fairfield County MSA       CT   1995   1986/91         2   1,270,146  499,868  $32.00   $17.20   $425.00  7.5%   11.6% Suburban
------------------------------------------------------------------------------------------------------------------------------------
 9   Meriden MSA                CT   1994   1971/94         2     711,626  292,877  $27.00   $14.20   $333.00  8.1%   12.4% Suburban
------------------------------------------------------------------------------------------------------------------------------------
10   Worcester County MSA       MA   1996   1971/87         1     445,875  182,372  $22.36   $14.93   $288.00  7.8%   12.9% Suburban
------------------------------------------------------------------------------------------------------------------------------------
11   Boston MSA                 MA   1995   1980/93         1     322,120  155,080  $18.50   $17.40   $208.00  8.9%   17.3% Urban
------------------------------------------------------------------------------------------------------------------------------------
12   Bristol County MSA         MA   1995     1992          2   1,005,595  349,107  $21.50   $22.09   $280.00  7.7%   15.6% Suburban
------------------------------------------------------------------------------------------------------------------------------------
13   Bristol County MSA         MA   1995   1987/89         2     967,363  374,630  $31.00   $21.71   $404.00  7.7%   13.0% Suburban
------------------------------------------------------------------------------------------------------------------------------------
14   Essex County MSA           MA   1995   1993/94         2     863,344  329,065  $36.95   $11.27   $350.00 10.6%   13.8% Suburban
------------------------------------------------------------------------------------------------------------------------------------
15   Kingston MSA               MA   1994   1989/92         1     771,007  295,562  $18.44   $14.32   $211.00  8.7%   15.5% Suburban
------------------------------------------------------------------------------------------------------------------------------------
16   Burlington MSA             VT   1995   1979/89/92      1     490,424  185,398  $23.00    $9.51   $294.00  7.8%   11.1% Suburban
------------------------------------------------------------------------------------------------------------------------------------
17   Bucks County MSA           PA   1995   1968/75         1     348,309  305,212  $19.35   $10.00   $239.00  8.1%   12.3% Suburban
------------------------------------------------------------------------------------------------------------------------------------
18   Monmouth County MSA        NJ   1994   1990/91/94      2   1,153,396  525,741  $31.00   $15.70   $338.00  9.2%   13.8% Suburban
------------------------------------------------------------------------------------------------------------------------------------
19   Westminster MSA            MD   1995   1987/94         1     524,964  193,557  $16.74   $17.93   $228.00  7.3%   15.2% Suburban
------------------------------------------------------------------------------------------------------------------------------------
20   Washington-Battimore       MD   1995   1979/93         2     661,639  245,217  $22.10   $19.86   $285.00  7.8%   14.7% Suburban
------------------------------------------------------------------------------------------------------------------------------------
21   Baltimore MSA              MD   1995   1956/91         1     863,376  242,376  $19.87   $14.93   $214.00  9.3%   16.3% Suburban
------------------------------------------------------------------------------------------------------------------------------------
22   Prince William City MSA    VA   1995   1972/96         1     716,796  278,494  $21.50   $15.11   $236.00  9.1%   15.5% Suburban
------------------------------------------------------------------------------------------------------------------------------------
23   Arlington MSA              VA   1994     1986          4     491,057  222,800  $28.00   $12.98   $300.00  9.3%   13.7% Urban
------------------------------------------------------------------------------------------------------------------------------------
24   Bloomingdale MSA           IL   1995   1981/88/91      2   1,292,186  427,609  $21.84   $10.37   $250.00  8.7%   12.9% Suburban
------------------------------------------------------------------------------------------------------------------------------------
25   Minneapolis MSA            MN   1995   1962/94         1     982,228  201,561  $21.00   $22.51   $262.00  8.0%   16.6% Suburban
------------------------------------------------------------------------------------------------------------------------------------
26   Genesee County MSA         MI   1995   1980/93         1     451,036  230,625  $16.00    $9.01   $219.00  7.3%   11.4% Suburban
------------------------------------------------------------------------------------------------------------------------------------
27   Indianapolis MSA           IN   1995   1968/87         1   1,239,059  260,359  $22.43    $9.00   $235.00  9.5%   13.4% Suburban
------------------------------------------------------------------------------------------------------------------------------------
28   Tampa MSA                  FL   1995     1995          1     977,047  359,579  $27.00   $12.77   $300.00  9.0%   13.3% Suburban
------------------------------------------------------------------------------------------------------------------------------------
29   Plantation MSA             FL   1995   1979/93         1   1,004.061  282,952  $28.22   $12.40   $314.00  9.0%   12.9% Suburban
------------------------------------------------------------------------------------------------------------------------------------
30   Miami MSA                  FL   1995     1982          1   1,120.827  290,385  $29.36   $16.55   $355.00  8.3%   12.9% Suburban
------------------------------------------------------------------------------------------------------------------------------------
31   Coral Springs MSA          FL   1995   1984/96         1   1,171,127  293,183  $25.90   $11.55   $284.00  9.1%   13.2% Suburban
------------------------------------------------------------------------------------------------------------------------------------
32   North Central Kansas       KS   1995   1987/90         1     400,307  185,324  $14.97   $10.31   $212.00  7.1%   11.9% Suburban
------------------------------------------------------------------------------------------------------------------------------------
33   Amarillo MSA               TX   1995   1982/86         1     889,508  316,190  $18.00    $7.53   $200.00  9.0%   12.8% Suburban
------------------------------------------------------------------------------------------------------------------------------------
34   Las Vegas MSA              NV   1995    1992           1     241,580  241,580  $91.50   $22.04 $1,183.00  7.7%    9.6% Urban
------------------------------------------------------------------------------------------------------------------------------------
35   Las Vegas MSA              NV   1994   1981/93         2     819,374  286,936  $35.00   $13.21   $405.00  8.6%   11.9% Urban
------------------------------------------------------------------------------------------------------------------------------------
36   Knoxville MSA              TN   1995   1972/94         1   1,333.018  382,150  $23.80   $14.00   $333.00  7.1%   11.4% Suburban
------------------------------------------------------------------------------------------------------------------------------------
37   Nashville MSA              TN   1995     1990          2     716,462  373,662  $15.25   $13.30   $180.00  8.5%   15.9% Suburban
------------------------------------------------------------------------------------------------------------------------------------
38   Riverside County MSA       CA   1995   1970/91         1   1,044,536  411,640  $22.59   $17.00   $250.00  9.0%   15.8% Suburban
------------------------------------------------------------------------------------------------------------------------------------
39   Orange County MSA          CA   1994   1975/94         1     810,470  273,970  $21.00   $10.28   $270.00  7.8%   11.6% Suburban
------------------------------------------------------------------------------------------------------------------------------------
40   Bellingham MSA             WA   1994     1988          1     769.187  337,557  $20.85   $12.54   $283.00  7.4%   11.8% Suburban
------------------------------------------------------------------------------------------------------------------------------------
41   Seattle MSA                WA   1995   1979/95         1   1,012,754  311,019  $27.35    $7.56   $325.00  8.4%   10.8% Suburban
====================================================================================================================================
     Survey Mean:                                                 833,950  304,724  $23.89   $13.86   $289.51  8.3%   13.4%
====================================================================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

       From this analysis we see that the ratio of base rent to sales ranges from 7.1 to 10.6 percent, while the total occupancy cost ratios vary from 9.6 to
17.3 percent when all recoverable expenses are included. The surveyed mean for the malls and industry standards analyzed is 8.3 percent and 13.4 percent, respectively. Some of the higher ratios are found in older malls situated in urban areas that have higher operating structures due to less efficient layout and designs, older physical plants, and higher security costs, which in some malls can add upwards of $2.00 per square foot to common area maintenance.

       These relative measures can be compared with two well known publications, The Score (1996) by the International Council of Shopping Centers and Dollars & Cents of Shopping Centers (1995) by the Urban Land Institute. The most recent publications indicate base rent-to-sales ratios of approximately 7.0 to 8.0 percent and total occupancy cost ratios of 10.1 and 12.3 percent, respectively.

       In general, while the rental ranges and ratio of base rent to sales vary substantially from mall to mall and tenant to tenant, they do provide general support for the rental ranges and ratio which is projected for the subject property.

Conclusion - Market Rent Estimate for In-Line Shops

       Previously, in the Retail Market Analysis section of the appraisal, we discussed the subject's sales potential. Comparable mall sales in calendar year 1995 reportedly dropped to $344 per square foot. In light of the mall's performance and recent stabilizing of sales through the first three months of 1996, we are forecasting sales to be $344 per square foot in 1996. Based upon a ratio of, say, 8.5 to 9.0 percent, an average rent for the subject between $29.25 and $31.00 is indicated. We also recognize that the subject has the potential to recoup sales as the general retail environment improves.

       The following chart presents a comparison of existing leases with recent leasing and our projected market rental rate for each property.


================================================================================
           In-Line Rent Comparisons and Conclusions - Retail Component
================================================================================
   Size Category       Leases In-Place       Recent Leasing    C&W Conclusion
================================================================================
 <        750               $60.88               $64.30             $60.00
--------------------------------------------------------------------------------
  751 - 1,200               $47.48               $48.67             $48.00
--------------------------------------------------------------------------------
1,201 - 2,000               $37.56               $43.99             $38.00
--------------------------------------------------------------------------------
2,001 - 3,500               $31.71               $37.46             $32.00
--------------------------------------------------------------------------------
3,501 - 5,000               $28.36               $26.81             $28.00
--------------------------------------------------------------------------------
5,001 - 15,000              $31.75               $33.31             $26.00
--------------------------------------------------------------------------------
Avg. (Excl. > 15,000)       $33.82               $35.35             $32.64
================================================================================


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

       After considering all of the above, we have developed a weighted average rental rate of approximately $32.64 per square foot based upon a relative weighting of tenant space by size (excluding Tenants > 10,000 SF). The average rent is a weighted average rent for all in-line mall tenants only. This average market rent has been allocated to space as shown on the Facing Page.

Occupancy Cost - Test of Reasonableness

       Our weighted average rent can next be tested against total occupancy costs in the mall based upon the standard recoveries for new mall tenants. Our total occupancy cost analyses can be found on the following chart.

================================================================================
                       Total Occupancy Cost Analysis-1996
================================================================================
                 Tenant Cost                          Estimated Expenses/SF
================================================================================
Economic Base Rent                                           $ 32.64
                                                       (Weighted Average)
--------------------------------------------------------------------------------
Occupancy Costs (A)
        Common Area Maintenance     (1)                      $  14.30
--------------------------------------------------------------------------------
        Real Estate Taxes           (2)                      $  9.78
--------------------------------------------------------------------------------
        Other Costs                 (3)                      $  1.76
--------------------------------------------------------------------------------
Total Tenant Costs                                           $ 58.48
--------------------------------------------------------------------------------
Projected Average Sales (1996)                               $344.00
--------------------------------------------------------------------------------
Rent to Sales Ratio                                            9.49%
--------------------------------------------------------------------------------
Cost of Occupancy Ratio                                       17.00%
================================================================================
(A) Costs that are occupancy sensitive will decrease for new tenants on a unit rate basis as lease-up occurs and the property stabilizes. Average occupied area for mall tenant reimbursement varies relative to each major recovery type.

(1) CAM expense is based on gross leasable occupied area (GLOA). Generally, the standard lease clause provides for an administrative fee to be passed through with CAM less certain exclusions, including anchor contributions. The standard denominator is based on leased or occupied area. A complete discussion of the standard recovery formula is presented later in this report.

(2) Tax estimate is based upon gross leasable occupied area (GLOA) which is the recovery basis for taxes.

(3) Other recoverable costs include tenant contributions for utilities: HVAC ($1.66/SF); Water/Sewer ($.10/SF).
================================================================================

       Total costs, on average, are shown to be 17.0 percent of projected average 1996 retail sales which we feel is high but relatively typical of urban located properties. It is noted that recoverable expenses are occupancy sensative and, as occupancy increases, the pass-through obligation to tenants will ultimately decline, reducing the overall occupancy cost burden to tenants. Nonetheless, the high occupancy costs tend to limit the potential for rent growth in the near-term until both occupancy increases and sales begin to edge back to previously experienced levels within the property.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Food Court

       The food court contains thirteen spaces totaling 9,693 square feet (an average of 746 square feet per unit). Acropolis and JB's Texas Grill are the two most recent leases in the food court with rents of $82.85 and $91.10 per square foot, respectively, or $43,000 per unit. The overall average rent is calculated to be $74.58 per square foot for the food court. We are advised that Sbarro has reached an agreement to buy out Bizzarre Pizza's lease and operate a Sbarro's and Umberto's in the food court area. Sbarro was forced to close at lease expiration earlier this year because of a non-competing clause in Bizzarre Pizza's lease. We have ascribed a market rental rate of about $80.00 per square foot for food court tenants. Food court tenants pay additional costs for food court expenses based upon a pro-rata share of the expense.

Kiosk Tenants

       We have also segregated permanent kiosk rental rates within our analysis since they typically pay higher rents than in-line and food court tenants. The leasing plan provides for nine permanent kiosks at the subject, including Dime Savings ATM. Combined, these units total 1,432 square feet (179 square feet per kiosk). The overall average rent attained from existing kiosks is $217.00 per square foot ($38,900 annually), excluding the ATM. Vitamin Works is the most recent kiosk lease, occupying 163 square feet at an initial rent of $40,000 per year, or $245.40 per square foot. Quintex has renewed their lease for one year at their current rent of $37,000 ($226.99/SF). Another recent lease is Jewel Hut who leases 156 square feet at a rent of $40,000 per year, or $256.41 per square foot. We have ascribed a market rental rate of $40,000 for kiosks in our analysis.

Concessions

       Free rent is an inducement offered by developers to entice a tenant to locate in their project over a competitors. This marketing tool has become popular in the leasing of office space, particularly in view of the over-building which has occurred in many markets. As a rule, most major retail developers have been successful in negotiating leases without including free rent. Our experience with regional malls shows that free rent is generally limited to new projects in marginal locations without strong anchor tenants that are having trouble leasing, as well as older centers that are losing tenants to new malls in their trade area. Management reports that free rent has been a relative non-issue with new retail tenants. A review of the most recent leasing confirms this observation. It has generally been limited to one or two months to prepare a suite for occupancy when it has been given.

       Accordingly, we do not believe that it will be necessary to offer free rent to retail tenants at the subject. It is noted that, while we have not ascribed any free rent to the retail tenants, we have, however, made rather liberal allowances for tenant workletters which acts as a form of inducement to convince a tenant to locate at the subject. These allowances are liberal to the extent that ownership has been relatively successful in leasing space "as is" to tenants. In addition, it is ownership's policy upon lease renewal to require tenants to remodel space at their own cost. We have made allowances of $8.00 per square foot to new tenants (currently vacant) and for future turnover space. We have also ascribed a rate of $1.00 per square foot to rollover space. This assumption offers further support for the attainment of the rent levels previously cited.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Absorption

       Finally, our analysis concludes that the current vacant retail space will be absorbed over a three year period through July 1999. We have identified 60,892+/- square feet of vacant space, net of newly executed leases and pending deals which have good likelihood of coming to fruition. This is equivalent to
18.6 percent of mall shop GLA. The chart on the Facing Page details our projected absorption schedule. The absorption of the in-line space over a three year period is equal to 5,074+/- square feet per quarter. We have assumed that the space will all lease at 1996 base date market rent estimates as previously referenced. Effectively, this assumes no rent inflation for absorption space.

       Based on this lease-up assumption, the following chart tracks retail occupancy through July 1, 1999, the first full year of fully stabilized occupancy.

        ======================================================
        Annual Average Occupancy               (Mall GLA)
        ======================================================
                 1996                             76.2%
        ------------------------------------------------------
                 1997                             84.9%
        ------------------------------------------------------
                 1998                             91.97%
        ------------------------------------------------------
                 1999                             98.36%
        ======================================================

Anchor Tenants

       The final category of minimum rent involves anchor department stores. As noted, Stern's is not owned and required only to pay contributions for common area maintenance. JCPenney is on ground lease terms based upon an annual payment of $70,000 per year. JCPenney also pays a contribution for CAM.

Rent Growth Rates

       Market rent will, over the life of a prescribed holding period, quite obviously follow an erratic pattern. A review of investor's expectations regarding income growth shows that projections generally range between 3.0 and
4.0 percent for retail centers. Cushman & Wakefield's Winter 1995 survey of pension funds, REITs, bank and insurance companies, and institutional advisors reveals that current income forecasts are utilizing average annual growth rates between zero and 5.0 percent. The low and high mean is shown to be 2.8 and 3.9 percent, respectively. The Peter F. Korpacz Investor Survey (First Quarter 1996) shows slightly more conservative results with average annual rent growth of 2.96 percent.

       It is not unusual in the current environment to see investors structuring no growth or even negative growth in the short term. The White Plains area in general has been negatively impacted by the last recession and difficult retail environment. Sales at many retail establishments have been down this past year. The subject has also been impacted by the global problems of many of its retailers. The tenants' ability to pay rent is closely tied to its increases in sales. However, rent growth can be more impacted by competition and management's desire to attract and keep certain tenants that increase the mall's synergy and appeal. As such, we have been conservative in our rent growth forecast.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

================================================================================
                        Market Rent Growth Rate Forecast
================================================================================
                  Period                           Annual Growth Rate*
================================================================================
         1996                                                    Flat
--------------------------------------------------------------------------------
         1998                                                    +2.0%
--------------------------------------------------------------------------------
         1999                                                    +3.0%
--------------------------------------------------------------------------------
         Thereafter                                              +3.5%
================================================================================
         * Indicated growth rate over the previous year's rent
================================================================================

Releasing Assumption

       The typical lease term for new in-line retail leases in centers such as the subject generally ranges from five to twelve years. Market practice dictates that it is not uncommon to get rent bumps throughout the lease terms either in the form of fixed dollar amounts or a percentage increase based upon changes in some index, usually the Consumer Price Index (CPI). Often the CPI clause will carry a minimum annual increase and be capped at a higher maximum amount.

       For new leases in the regional malls, ten year terms are most typical. Essentially, the developer will deliver a "vanilla" suite with mechanical services roughed in and minimal interior finish. This allows the retailer to finish the suite in accordance with their individual specifications. Because of the up-front costs incurred by the tenants, they require a ten year lease term to adequately amortize these costs. In certain instances, the developer will offer some contribution to the cost of finishing out a space over and above a standard allowance.

       Upon lease expiration, it is our best estimate that there is a 70.0 percent probability that an existing tenant will renew their lease while the remaining 30.0 percent will vacate their space at this time. While the 30.0 percent may be slightly high by some historic measures, we think that it is a prudent assumption in light of what has happened over the past year. An exception to this assumption exists with respect to existing tenants who, at the expiration of their lease, have sales that are substantially below the mail average and have no chance to ever achieve percentage rent. In these instances, it is our assumption that there is a 100.0 percent probability that the tenant will vacate the property. This is consistent with ownership's philosophy of carefully and selectively weeding out under-performers.

       As stated above, it is not uncommon to get increases in base rent over the life of a lease. Our global market assumptions for non-anchor tenants may be summarized as shown on the following page.

================================================================================
                               Renewal Assumptions
================================================================================
                Lease                         Free      Tenant          Lease
Tenant Type     Term         Rent Steps       Rent    Alterations    Commissions
================================================================================
Mail Shops     10 yrs.    10% in 6th year      No         Yes            Yes
--------------------------------------------------------------------------------
Food Court     10 yrs.    10% in 6th year      No         Yes            Yes
--------------------------------------------------------------------------------
  Kiosks        5 yrs.    10% in 3rd year      No         No             Yes
================================================================================

       Upon lease rollover/turnover, space is forecasted to be released at the higher of the last effective rent (defined as minimum rent plus overage rent if any) and the ascribed market rent as detailed previously increasing by our market rent growth rate assumption.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Conclusion - Minimum Rent

       In the initial full year of the investment (FY 1997), it is projected that the subject property will produce approximately $9,125,386 in minimum rental income. This estimate of base rental income is equivalent to $27.92 per square foot of total owned GLA. Alternatively, minimum rental income accounts for 53.4 percent of all potential gross revenues. Further analysis shows that over the holding period (FY 1997-2006), minimum rent advances at an average compound annual rate of 3.4 percent. This increase is a synthesis of the mall's lease-up, fixed rental increases, as well as market rents from rollover or turnover of space. On a more stabilized basis (1999-2006), minimum rent increases at an annual rent of 1.7 percent per year.

Overage Rent

       In addition to minimum base rent, many tenants at the subject property have contracted to pay a percentage of their gross annual sales over a pre-established base amount as overage rent. Many leases have a natural breakpoint although a number have stipulated breakpoints. The average overage percentage for small space retail tenants is in a range of 5.0 to 6.0 percent, with food court and kiosk tenants generally at 8.0 to 10.0 percent. Anchor tenants typically have the lowest percentage clauses with ranges of 1.5 to 3.0 percent being common.

       Traditionally, it takes a number of years for a retail center to mature and gain acceptance before generating any sizable percentage income. As a center matures, the level of overage rents typically becomes a larger percentage of total revenue. It is a major ingredient protecting the equity investor against inflation.

       In the Retail Market Analysis section of this report, we discussed the historic and forecasted sales levels for the mall tenants. Because the mall has seen some decline in sales over the past year, it is difficult to predict with accuracy what sales will be on an individual tenant level. As such, we have employed the following methodology:

       o For existing tenants who report sales, we have forecasted that sales will continue at our projected sales growth rate as discussed herein.

       o For tenants who do not report sales or who do not have percentage clauses, we have assumed that a non-reporting tenant will always occupy that particular space.

       o For new tenants, we have projected sales at the forecasted average for the center at the start of the lease. In 1996 this would be approximately $344 per square foot.

       Thus, in the initial full year of the investment holding period, overage revenues are estimated to amount to $113,699 (net of any recaptures) equivalent to $0.35 per square foot of owned GLA and 0.67 percent of potential gross revenues. On balance, our forecasts for overage rent are deemed to be reasonable and never exceed 0.67 percent of gross revenues during the holding period.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Sales Growth Rates

       In the Retail Market Analysis section of this report, we discussed that retail specialty store sales at the subject property have declined over the past year.

       Retail sales in White Plains have been flat-declining in recent years, while sales in Westchester County have been increasing at a compound annual rate of 3.0 percent per annum since 1985, according to Sales and Marketing Management. According to both the Cushman & Wakefield and Korpacz surveys, major investors are looking at a range of growth rates of 0 percent initially to a high of 5 percent in their computational parameters. Most typically, growth rates of 3 percent to 4 percent are seen in these surveys.

       Nationally, total retail sales have been increasing at a compound annual rate of 6.2 percent since 1980 and 4.9 percent per annum since 1990. Between 1990 and 1994, GAFO sales have grown at a compound annual rate of 5.83 percent per year. Through 2000, total retail sales are forecasted to increase by 4.12 percent per year nationally, while GAFO sales are projected to grow by 5.04 percent annually.

       After considering all of the above, combined with the potential for increased competition with The Westchester, we have forecasted sales growth based upon the following schedule.

                       =================================
                           Sales Growth Rate Forecast
                       =================================
                          Period      Annual Growth Rate
                       =================================
                       1996                         Flat
                       ---------------------------------
                       1997                         2.0%
                       ---------------------------------
                       1998                         3.0%
                       ---------------------------------
                       Thereafter                   3.5%
                       =================================

       In all, we believe our sales growth forecast is reasonable. For new tenants, sales are established based upon the mall's average sales level. Generally, for existing tenants, we have assumed that sales continue subsequent to lease expiration at their previous level unless they are under-performers that prompt a 100.0 percent turnover probability; then sales are reset to the corresponding mall overage.

       In most instances, no overage rent is generated from new tenants due to our forecasted rent steps which serve to change the breakpoint.

Expense Reimbursement/Miscellaneous Income

       By lease agreement, tenants are required to reimburse the lessor for certain operating expenses. Included among these operating items are real estate taxes, common area maintenance (CAM), utilities (HVAC/Water & Sewer), and a common seating charge for food court tenants. Miscellaneous income is essentially derived from specialty leasing for temporary tenants, Christmas kiosks and other charges. In the first full year of the investment, it is projected that the subject property will generate approximately $7,541,690 in reimbursements for these operating expenses, $232,875 for temporary leasing, and $70,875 in other miscellaneous income.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Common Area Maintenance

       Mail Shop Tenants

       Under the standard lease, mall tenants pay their pro-rata share of the balance of the CAM expense after anchor contributions are deducted and management fees are added. Provided below is a summary of the standard clause that exists for a new tenant at the mall.

================================================================================
                  Common Area Maintenance Recovery Calculation
================================================================================
CAM Expense                 Actual hard cost for year, inclusive of
                                  interest and depreciation
--------------------------------------------------------------------------------
    Add                               Administrative
                                          Fee
--------------------------------------------------------------------------------
    Less                    Contributions from Department Stores
                                   & Majors > 15,000 SF
--------------------------------------------------------------------------------
   Equals:         Net pro-ratable CAM billable to mall tenants on the basis of gross leasable occupied area (GLO).
================================================================================

       Department Store/Major Tenant Obligations

       Department stores at the subject property are obligated to pay contributions for common area maintenance expenses. JCPenney pays $0.15 per square foot (1980-90), $0.25 per square foot (1991-2000), and $0.35 per square foot for the remainder of the lease term. Stern's pays a flat contribution of $15,000 per year towards CAM. Both Herman's and Filene's Basement formerly paid CAM contributions which were typically deducted before mall shop pass-throughs. Bunnie's (former Filene's space) will not pay any CAM contribution.

Real Estate Taxes

       Mall tenants pay real estate tax recoveries based upon a pro-rata share of the expense. The pass-through is based upon pro-rata share of gross leasable occupied area (GLOA). The tax recovery has a similar structure wherein major tenant contributions are deducted before mall shop tenants are billed.

Other Recoveries/Income

       Other recoveries and income consist of common seating charges for food court tenants, HVAC and water/sewer charges, temporary leasing, and miscellaneous income. Common seating charges are assessed to food court tenants for operation of the food court area. This charge is in addition to the regular mall common area maintenance and is billed based upon occupied area of the food court.

       Individual tenant electric usage is billed directly by Con Edison. However, other utilities are recoverable from tenants. Included here are HVAC charges, electricity for operation of the central plant, gas/fuel charges, and water/sewer expenses. Individual usage for HVAC is assessed by usage surveys. The current charge for operation of the central plant is budgeted at $1.66 per square foot. Usage varies by tenant but averages about $5.01 per square foot. Water and sewer is also billed to tenants and currently averages about $0.10 per square foot.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

       The final revenue categories consist of temporary leasing of in-line space, revenue from temporary kiosks at Christmas time, and miscellaneous income. Temporary leasing is related to temporary tenants that occupy vacant in-line space. Other sources of miscellaneous revenues include temporary seasonal kiosk rentals, forfeited security deposits, phone revenues, and interest income. Our forecast for these additional revenues is net of a provision for vacancy and credit loss. Overall, it is our assumption that these other revenues will increase by 3.0 percent per annum over the holding period.

Allowance for Vacancy and Credit Loss

       The investor of an income producing property is primarily interested in the cash revenues that an income-producing property is likely to produce annually over a specified period of time rather than what it could produce if it were always 100.0 percent occupied with all tenants paying rent in full and on time. It is normally a prudent practice to expect some income loss, either in the form of actual vacancy or in the form of turnover, non-payment or slow payment by tenants. We have reflected a 4.5 percent stabilized contingency for both stabilized and unforeseen vacancy and credit loss. Please note that this vacancy and credit loss provision is applied to all mall tenants equally. We have phased in the 4.5 percent factor as the mall leases up.

       In this analysis we have also forecasted that there is a 70.0 percent probability that an existing tenant will renew their lease. Upon turnover, we have forecasted that rent loss equivalent to six months would be incurred to account for the time and/or costs associated with bringing space back on line. Thus, minimum rent as well as overage rent and certain other income has been reduced by this forecasted probability.

       We have calculated the effect of the total provision of vacancy and credit loss on the in-line shops. Through the 10 years of this cash flow analysis, the total allowance for vacancy and credit loss, including provisions for downtime, ranges from a low of 5.11 percent (2000) of total potential gross revenues to a high of 24.76 percent (1996). On average, the total allowance for vacancy and credit loss over the 10 year projection period averages 9.30 percent of these revenues.

================================================================================
                            Total Rent Loss Forecast
================================================================================
  CY Year       Physical Vacancy        Global Vacancy        Total Vacancy*
================================================================================
    1996                    23.76%                   1.00%              24.76%
--------------------------------------------------------------------------------
    1997                    15.02%                   1.50%              16.52%
--------------------------------------------------------------------------------
    1998                     8.03%                   2.50%              10.53%
--------------------------------------------------------------------------------
    1999                     1.64%                   3.50%               5.14%
--------------------------------------------------------------------------------
    2000                     0.61%                   4.50%               5.11%
--------------------------------------------------------------------------------
    2001                     2.27%                   4.50%               6.77%
--------------------------------------------------------------------------------
    2002                     0.85%                   4.50%               5.35%
--------------------------------------------------------------------------------
    2003                     2.37%                   4.50%               6.87%
--------------------------------------------------------------------------------
    2004                     0.92%                   4.50%               5.42%
--------------------------------------------------------------------------------
    2005                     2.03%                   4.50%               6.53%
--------------------------------------------------------------------------------
    Avg.                     5.75%                   3.55%               9.30%
================================================================================
* Includes phased global vacancy provision for unseen vacancy and credit loss as well as weighted downtime provision of lease turnover.
================================================================================

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

       While 9.30 percent average vacancy over the projection period might be considered high by investment surveys, we believe it to be a prudent assumption in light of the risks associated with the subject property and its new competition from The Westchester.

       As discussed, if an existing mall tenant is a consistent under-performer with sales substantially below the mail average, then the turnover probability applied is 100.0 percent. This assumption, while adding a degree of conservatism to our analysis, reflects the reality that management will continually strive to replace under performers. On balance, the aggregate deductions of all gross revenues reflected in this analysis are based upon overall long-term market occupancy levels and are considered what a prudent investor would allow for credit loss. The remaining sum is effective gross income which an informed investor may anticipate the subject property to produce. We believe this is reasonable in light of overall vacancy in this subject's market area as well as the current leasing structure at the subject.

Effective Gross Income

       In the initial full year of the investment, FY 1997, effective gross revenues ("Total Income" line on cash flow) are forecasted to amount to approximately $16,883,665, equivalent to $51.66 per square foot of total owned GLA.

================================================================================
               Effective Gross Revenue Summary - Retail Component
                 Initial Year of Investment - Fiscal Year 1997
================================================================================
                              Aggregate Sum     Unit Rate     Income Ratio
================================================================================
   Potential Gross Income      $17,084,525        $52.28             100.0%
--------------------------------------------------------------------------------
Less: Vacancy and Credit Loss ($   200,860)      ($ 0.61)              1.2%
--------------------------------------------------------------------------------
   Effective Gross Income      $16,883,665        $51.66              98.8%
================================================================================

Expenses

       Total expenses incurred in the production of income from the subject property are divided into two categories: reimbursable and non-reimbursable items. The major expenses which are reimbursable include real estate taxes, common area maintenance, water and sewer, central plant costs, HVAC, and common seating charges. The non-reimbursable expenses associated with the subject property include certain general and administrative expenses, ownership's contribution to the merchants association/marketing fund, management charges, and miscellaneous expenses. Other expenses include a reserve for the replacement of short-lived capital components, alteration costs associated with bringing space up to occupancy standards, leasing commissions, and a provision for capital expenditures.

       The various expenses incurred in the operation of the subject property have been estimated from information provided by a number of sources. We have reviewed the subject's component operating history for prior years as well as the 1996 Budget. This information is provided in the Addenda. We have compared this information to published data which are available, as well as comparable expense information. Finally, this information has been tempered by our experience with other regional shopping centers.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Reimbursable Operating Expenses

       We have analyzed each item of expense individually and attempted to project what the typical investor in a property like the subject would consider reasonable, based upon informed opinion, judgment and experience. The following is a detailed summary and discussion of the reimbursable operating expenses incurred in the operation of the subject property during the initial year of the investment holding period. These expense estimates are forecasted to grow by our expense growth rate of 3.5 percent per year.

       Common Area Maintenance - This expense category includes the annual cost of miscellaneous building maintenance contracts, recoverable labor and benefits, security, insurance, landscaping, snow removal, cleaning and janitorial, exterminating, supplies, trash removal, exterior lighting, common area energy, gas and fuel, equipment rental, interest and depreciation, and other miscellaneous charges. In addition, ownership can pass-through and administrative fee along with the billable expense. As discussed, the standard lease agreement allows management to pass along the CAM expense to tenants on the basis of gross leasable occupied area.

       The following chart presents an itemized budget for CAM expenses in 1996 as well as the 1995 actual expense:

================================================================================
                                 1996 CAM Budget
================================================================================
    Expense Item                       1995 Actual                  1996 Budget
================================================================================
Advertising/Promotion                           $468                     $1,040
--------------------------------------------------------------------------------
Administrative/Office                        $30,539                    $24,172
--------------------------------------------------------------------------------
Janitorial/Cleaning                         $869,177                   $862,500
--------------------------------------------------------------------------------
Building Renovation                           $2,581                    $13,680
--------------------------------------------------------------------------------
Lawn Maintenance                             $63,040                    $60,800
--------------------------------------------------------------------------------
Security                                    $777,290                   $805,800
--------------------------------------------------------------------------------
Rubbish Removal                              $15,958                    $24,000
--------------------------------------------------------------------------------
Snow Removal                                    $984                     $2,000
--------------------------------------------------------------------------------
Parking Lot                                 $100,000                     $2,000
--------------------------------------------------------------------------------
Bldg Maint/Repair                           $789,400                   $712,223
--------------------------------------------------------------------------------
Payroll Salary/Bonus                        $140,970                   $133.621
--------------------------------------------------------------------------------
Payroll Tax/Insurance                        $26,547                    $26,724
--------------------------------------------------------------------------------
Other Expenses                               $22,269                     $8,400
--------------------------------------------------------------------------------
General Insurance                           $184,151                   $184,761
--------------------------------------------------------------------------------
Electricity                                 $212,786                   $162,639
================================================================================
Total CAM Expense                         $3,236,160                 $3,024,360
================================================================================
Amortization                                $140,278                    $86,103
--------------------------------------------------------------------------------
Administrative Fee                          $506,466                   $466,569
--------------------------------------------------------------------------------
Less: Majors/Anchors*                       ($62,003)                  ($71,829)
================================================================================
Net Billable to Tenants                   $3,820,901                  3,505,203
================================================================================
* Excludes exterior tenants and tenants > 15,000 SF
================================================================================

       As can be seen, a total CAM cost of $3,024,360 is budgeted for 1996. This reflects a CAM expense of about $9.25 per square foot of mall shop area. Overall, we believe that CAM expenses at the subject are reasonable. Our CAM expense advances to $3,069,115 in FY 1997.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

       Real Estate Taxes - The projected taxes to be incurred in 1996 are equal to $2,672,000. As discussed, the standard recovery for this expense is charged on the basis of gross leasable occupied area of non-anchor mall tenant GLA. The tax expense increases to $2,738,800 for fiscal year 1997.

       Food Court CAM (Common Seating) - The cost of maintaining the food court is estimated at $344,958 in the initial year of the holding period. Included here are such items as payroll for administration, maintenance and security, supplies, and other miscellaneous expenses. As articulated, food court tenants are assessed a separate charge for this expense.

       Central Plant/Water and Sewer - This expense includes the repair and maintenance of central plant facilities, electricity, and water/sewer expenses at the subject. In 1995, these expenses totaled $1,592,561. For 1996, a budgeted expense of $1,519,146 is indicated. Our FY 1997 expense amounts to $1,532,667.

Non-Reimbursable Expenses

       Total non-reimbursable expenses at the subject property are projected from accepted practices and industry standards. Again, we have analyzed each item of expenditure in an attempt to project what the typical investor in a property similar to the subject would consider reasonable, based upon actual operations, informed opinion, and experience. The following is a detailed summary and discussion of non-reimbursable expenses incurred in the operation of the subject property for the initial year. Expenses are forecasted to increase
3.5 percent per annum through the remainder of the holding period.

       General and Administrative - Expenses related to the administrative aspects of the mall include costs particular to operation of the mall, including salaries, travel and entertainment, and dues and subscriptions. A provision is also made for professional services (legal and accounting fees and other professional consulting services). In FY 1997, we reflect general and administrative expenses of $263,792, or $0.81 per square foot.

       Marketing - These costs include expenses related to the temporary tenant program, including payroll for the promotional and leasing staff. It also contains ownership's contribution to the merchant association which is net of tenant contributions. In order to assist in the lease-up of vacant suites, in the initial year marketing cost is forecasted to amount to $81,167, or $0.25 per square foot of mall shop GLA.

       Miscellaneous - This catch-all category is provided for various miscellaneous and sundry expenses that ownership will typically incur. Such items as unrecovered repair costs, preparation of suites for temporary tenants, certain non-recurring expenses, expenses associated with maintaining vacant space, and bad debts in excess of our credit loss provision would be included here. In the initial year, these miscellaneous items are forecasted to amount to approximately $10,000, which increases to $10,146 in FY 1997.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

       Management - The annual cost of managing the subject property is projected to be 3.0 percent of minimum and percentage rent. In the initial year of our analysis, this amount is shown to be $277,173. Alternatively, this amount is equivalent to approximately 1.6 percent of effective gross income. Our estimate is reflective of a typical management agreement with a firm in the business of providing professional management services. This amount is considered typical for a retail complex of this size. Our investigation into the market for this property type indicates an overall range of fees of 3.0 to 5.0 percent. Since we have reflected a structure where ownership separately charges leasing commissions, we have used the mid-point of the range as providing for compensation for these services.

       Alterations - The principal component of this expense is ownership's estimated cost to prepare a vacant suite for tenant use. At the expiration of a lease, we have made a provision for the likely expenditure of some monies on ownership's part for tenant improvement allowances. In this regard, we have forecasted a cost of $8.00 per square foot for turnover space (initial cost growing at expense growth rate) weighted by our turnover probability of 30.0 percent. We have forecasted a rate of $1.00 per square foot for renewal (rollover) tenants, based on a renewal probability of 70.0 percent. The blended rate based on our 70/30 turnover probability is therefore $3.10 per square foot. These costs are forecasted to increase at our implied expense growth rate.

       Leasing Commissions - Ownership has recently been charging leasing commissions internally. A typical structure is $3.50 per square foot for new tenants and $1.50 per square foot for renewal tenants. These rates are increased by $0.50 and $0.25 per square foot, respectively, every five years. This structure implies a payout up front at the start of a lease. The cost is weighted by our 70/30 percent renewal/turnover probability. Thus, upon lease expiration a leasing commission charge of $2.10 per square foot would be incurred.

       Capital Repairs - Regional malls are typically remodeled every five to ten years. The last renovation of the subject was completed in 1993. In view of the subject's condition, we have not made an additional allowance for capital repairs/cosmetic remodeling. However, ownership has made provisions for certain capital items over the next two years which we have included in our analysis. In 1996, a cost of $256,000 has been budgeted for service corridor, food court, lighting/electrical, and escalator improvements. For 1997, a figure of $200,000 has been budgeted for painting and plumbing work.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

       Replacement Reserves - It is customary and prudent to set aside an amount annually for the replacement of short-lived capital items such as the roof, parking lot and certain mechanical items. The repairs and maintenance expense category has historically included some capital items which have been passed through to the tenants. This appears to be a fairly common practice among most malls. However, we feel that over a holding period some repairs or replacements will be needed that will not be passed on to the tenants. For purposes of this report, we have estimated an expense of approximately $0.15 per square foot of owned GLA during the first year ($50,000), thereafter increasing by our expense growth rate.

Expense Growth Rates

       Expense growth rates are generally forecasted to be more consistent with inflationary trends than with competitive market forces. The Winter 1995 Cushman & Wakefield survey of regional malls found the low and high mean from each respondent to be 3.75 percent. The First Quarter 1996 Korpacz survey reports that the range in expense growth rates runs from 3.0 percent to 4.5 percent with an average of 3.92 percent, down 13 basis points from one year ago. Expenses are forecasted to grow by 3.5 percent per annum over the remainder of the holding period, except for taxes which are projected to grow by 6.0 percent in 1997, 5.0 percent in 1998, and 4.0 percent thereafter.

Net Income/Net Cash Flow

       The total expenses of the subject property, including alterations, commissions, capital expenditures, and reserves, are annually deducted from total income, thereby leaving a residual net operating income or net cash flow to the investors in each year of the holding period before debt service. The following chart presents an overview of projected net operating income and net income at the subject property for the first full year of investment.

================================================================================
                                Operating Summary
                  Initial Year of Investment - Fiscal Year 1997
================================================================================
                              Aggregate Sum     Unit Rate*     Operating Ratio
================================================================================
Effective Gross Income         $16,883,665        $51.66           100.0%
Operating Expenses              $8,317,818        $25.45            49.3%
Net Operating Income            $8,565,847        $26.21            50.7%
Other Expenses                    $778,830         $2.38             4.6%
Cash Flow                       $7,787,017        $23.83            46.1%
================================================================================
*      Based on total owned GLA of 326,813 square feet.
================================================================================

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

=====================
Investment Parameters
=====================

       After projecting the income and expense components of the subject property, investment parameters must be set in order to forecast property performance over the holding period. These parameters include the selection of capitalization rates (both initial and terminal) and application of the appropriate discount or yield rate, also referred to as the internal rate of return (IRR).

Selection of Capitalization Rates

       Overall Capitalization Rate

       The overall capitalization rate bears a direct relationship between net operating income generated by the real estate in the initial year of investment (or initial stabilized year) and the value of the asset in the marketplace. Overall rates are also affected by the existing leasing schedule of the property, the strength or weakness of the local rental market, the property's position relative to competing properties, and the risk/return characteristics associated with competitive investments. Our selection of rates utilizes rates selected for each property component. These rates are then weighted for each component's contribution to net operating income.

       For retail properties, the trend has been for rising capitalization rates. We feel that much of this has to do with the quality of the product that has been selling. Sellers of the better performing dominant Class A malls have been unwilling to waver on their pricing. Many of the malls which have sold over the past 18 to 24 months are found in less desirable second or third tier locations or represent turnaround situations with properties that are posed for expansion or remerchandising. With fewer buyers for the top performing assets, sales have been somewhat limited.

================================================================================
                          Overall Capitalization Rates
                               Regional Mall Sales
================================================================================
          Year            Range           Mean      Basis Point Change
================================================================================
          1988        5.00% -  8.00%      6.16%                     -
--------------------------------------------------------------------------------
          1989        4.58% -  7.26%      6.05%                   -11
--------------------------------------------------------------------------------
          1990        5.06% -  9.11%      6.33%                   +28
--------------------------------------------------------------------------------
          1991        5.60% -  7.82%      6.44%                   +11
--------------------------------------------------------------------------------
          1992        6.00% -  7.97%      7.31%                   +87
--------------------------------------------------------------------------------
          1993        7.00% - 10.10%      7.92%                   +61
--------------------------------------------------------------------------------
          1994        6.98% - 10.29%      8.37%                   +45
--------------------------------------------------------------------------------
          1995        7.47% - 11.10%      9.14%                   +79
================================================================================

       The data above shows that, with the exception of 1989, the average cap rate has shown a rising trend each year. Between 1988 and 1989, the average rate declined by 11 basis points. This was partly a result of dramatically fewer transactions in 1989 as well as the sale of Woodfield Mall at a reported cap rate of 4.58 percent. In 1990, the average cap rate jumped 28 basis points to
6.33 percent. Among the 16 transactions we surveyed that year, there was a marked shift of investment criteria upward, with additional basis point risk added due to the deteriorating economic climate for commercial real estate. Furthermore, the problems with department store anchors added to the perceived investment risk.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

       Much of the buying over the past 18 to 24 months has been opportunistic acquisitions involving properties selling near or below replacement cost. Many of these properties have languished due to lack of management focus or expertise, as well as a limited ability to make the necessary capital commitments for growth. As these opportunities become harder to find, we believe that investors will again begin to focus on the stable returns of the dominant Class A product.

       The Cushman & Wakefield's Winter 1995 survey reveals that going-in cap rates for regional shopping centers range between 7.0 and 9.0 percent with a low average of 7.47 and high average of 8.25 percent, respectively; a spread of 78 basis points. Generally, the change in average capitalization rates over the Spring 1995 survey shows that the low average decreased by 3 basis points, while the upper average increased by 15 points. Terminal, or going-out rates are now averaging 8.17 and 8.83 percent, representing a decrease of 22 basis points and 23 basis points, from Spring 1995 averages.

======================================================================================================================
                                           Cushman & Wakefield Valuation Advisory Services
                                              National Investor Survey - Regional Malls
======================================================================================================================
Investment                Winter 1994                      Spring 1995                        Winter 1995
Parameters            Low             High             Low             High               Low               High
======================================================================================================================
OAR/Going-In      6.50 - 9.50     7.50 - 9.50      7.00 - 8.50      7.50 - 8.50       7.00 - 8.00       7.50 - 9.00
                      7.6             8.4              7.50             8.1               7.47              8.25
----------------------------------------------------------------------------------------------------------------------
OAR/Terminal      7.00 - 9.50     7.50 - 10.50     7.50 - 8.75      8.00 - 9.25       7.00 - 9.00       8.00 - 10.00
                      8.0             8.8              7.95             8.6               8.17              8.83
----------------------------------------------------------------------------------------------------------------------
    IRR          10.00 - 11.50   10.00 - 13.00    10.00 - 11.50    11.00 - 12.00     10.00 - 11.50     10.50 - 12.00
                     10.5            11.5             10.70            11.4              10.72             11.33
======================================================================================================================

       The First Quarter 1996 Peter F. Korpacz survey finds that cap rates have remained relatively stable. They recognize that there is extreme competition for the few premier malls that are offered for sale which should exert downward pressure on rates. However, most of the available product is B or C quality which are not attractive to most institutional investors. The survey did, however, note a dramatic change for the top tier investment category of 20 to 30 true "trophy" assets in that investors think it is unrealistic to assume that cap rates could fall below 7.0 percent.

=============================================================================================
                             NATIONAL REGIONAL MALL MARKET
                                     FIRST QUARTER 1996
=============================================================================================
       KEY INDICATORS                 CURRENT                  LAST
    Free & Clear Equity IRR           QUARTER                 QUARTER              YEAR AGO
=============================================================================================
RANGE                               10.00%-14.00%          10.00%-14.00%        10.00%-14.00%
AVERAGE                                 11.50%                 11.55%               11.59%
---------------------------------------------------------------------------------------------
CHANGE (Basis Points)                     -                     - 5                  - 9
---------------------------------------------------------------------------------------------
Free & Clear Going-In Cap Rate
---------------------------------------------------------------------------------------------
RANGE                                6.25%-11.00%           6.25%-11.00%          6.25%-11.00%
AVERAGE                                  8.11%                  7.86%                 7.78%
---------------------------------------------------------------------------------------------
CHANGE (Basis Points)                     -                    + 25                  + 33
---------------------------------------------------------------------------------------------
Residual Cap Rate
---------------------------------------------------------------------------------------------
RANGE                                7.00%-11.00%           7.00%-11.00%          7.00%-11.00%
AVERAGE                                  8.56%                  8.45%                 8.38%
---------------------------------------------------------------------------------------------
CHANGE (Basis Points)                     -                     + 11                  + 18
=============================================================================================
Source: Peter Korpacz Associates, Inc. - Real Estate Investor Survey First Quarter - 1996


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

       As can be seen from the above, the average IRR has decreased by 5 basis points to 11.50 percent from one year ago. However, it is noted that this measure has been relatively stable over the past three months. The quarter's average initial free and clear equity cap rate rose 33 basis points to 8.11 percent from a year earlier, while the residual cap rate increased 18 basis points to 8.56 percent.

       Most retail properties that are considered institutional grade are existing, seasoned centers with good inflation protection that offer stability in income and are strongly positioned to the extent that they are formidable barriers to new competition. Equally important are centers which offer good upside potential after face-lifting, renovations, or expansion. With new construction down substantially, owners have accelerated renovation and re-merchandising programs. Little competition from over-building is likely in most mature markets within which these centers are located. Environmental concerns and "no-growth" mentalities in communities are now serious impediments to new retail development.

       Finally, investors have recognized that the retail landscape has been fundamentally altered by consumer lifestyles changes, industry consolidations and bankruptcies. This trend was strongly in evidence as the economy enters 1996 in view of the wave of retail chains whose troublesome earnings are forcing major restructures or even liquidations. (The reader is referred to the National Retail Overview in the Addenda of this report). Trends toward more casual dress at work and consumers growing pre-occupation with their leisure and home lives have created the need for refocused leasing efforts to bring those tenants to the mall that help differentiate them from the competition. As such, entertainment, a loosely defined concept is one of the most common directions malls have taken. A trend toward bringing in larger specialty and category tenants to the mall is also in evidence. The risk from an owners standpoint is finding that mix which works the best.

       Nonetheless, the cumulative effect of these changes has been a rise in rates as investors find it necessary to adjust their risk premiums in their underwriting.

       Based upon this discussion, we are inclined to group and characterize regional malls into the general categories following:

Cap Rate Range                      Category

7.0% to 7.5%            Top 20 to 25+/- malls in the country.

7.5% to 8.5%            Dominant Class A investment grade property, high sales
                        levels, relatively good health ratios, excellent demographics (top 50 markets), and considered to present a significant barrier to entry within its trade area.

8.5% to 10.5%           Somewhat broad characterization of investment quality
                        properties ranging from primary MSAs to second tier cities. Properties at the higher end of the scale are probably somewhat vulnerable to new competition in their market.

10.5% to 12.0%          Remaining product which has limited appeal or
                        significant risk which will attract only a smaller, select group of investors.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Conclusion - Initial Capitalization Rate

       Based upon this analysis, we can develop a going-in capitalization rate for the subject based upon its tenancy, investment appeal, quality, and inherent risks. As discussed, the subject performs above regional norms for sales productivity, but has been impacted by The Westchester opening and generally poor retail environment. Although there remains uncertainty with respect to the full impact of The Westchester, we believe that the two properties have the capability to co-exist within the market. However, an investor in the subject property would be cognizant of this risk and factor additional basis points into the going-in rate to account for this risk. On balance, we have looked toward a going-in capitalization rate between 8.75 and 9.25 percent for the subject based upon a stabilized operating basis.

       Terminal Capitalization Rate

       The residual cash flows generated annually by the subject property comprise only the first part of the return which an investor will receive. The second component of this investment return is the pre-tax cash proceeds from the resale of the property at the end of a projected investment holding period. Typically, investors will structure a provision in their analyses in the form of a rate differential over a going-in capitalization rate in projecting a future disposition price. The view is that the improvement is then older and the future is harder to visualize; hence a slightly higher rate is warranted for added risks in forecasting. On average, our rate survey shows a 38 basis point differential.

       Therefore, to the range of stabilized overall capitalization rates, we have added 25 basis points to arrive at a projected terminal capitalization rate ranging from 9.00 to 9.50 percent. This provision is made for the risk of lease-up and maintaining a certain level of occupancy in the center, its level of revenue collection, the prospects of future competition, as well as the uncertainty of maintaining the forecasted growth rates over such a holding period. In our opinion, this range of terminal rates would be appropriate for the subject. Thus, this range of rates is applied to the following years net operating income before reserves, capital expenditures, leasing commissions and alterations as it would be the first received by a new purchaser of the subject property. Applying a rate of say 9.25 percent for disposition, a current investor would dispose of the subject property at the end of the investment holding period for an amount of approximately $126.6 million based on fiscal year 2007 net income of approximately $11.71 million.

       From the projected reversionary value to an investor in the subject property, we have made a deduction to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 5.0 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, the Cuomo tax, and other miscellaneous expenses including an allowance for alteration costs that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax the net proceeds of sale to be received by an investor in the subject property at the end of the holding period.

==================================================================================
                            Net Proceeds at Reversion
==================================================================================
                                        Less Costs of Sale and
Net Income FY 2007  Gross Sale Price  Miscellaneous Expenses @ 5.0%   Net Proceeds
==================================================================================
    $11,713,920       $126,636,973            ($6,331,849)           $120,305,124
==================================================================================

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Selection of Discount Rate

       The discounted cash flow analysis makes several assumptions which reflect typical investor requirements for yield on real property. These assumptions are difficult to directly extract from any given market sale or by comparison to other investment vehicles. Instead, investor surveys of major real estate investment funds and trends in bond yield rates are often cited to support such analysis.

       A yield or discount rate differs from an income rate, such as cash-on-cash (equity dividend rate), in that it takes into consideration all equity benefits, including the equity reversion at the time of resale and annual cash flow from the property. The internal rate of return is the single-yield rate that is used to discount all future equity benefits (cash flow and reversion) into the initial equity investment. Thus, a current estimate of the subject's present value may be derived by discounting the projected income stream and reversion year sale at the property's yield rate.

       Yield rates on long term real estate investments range widely between property types. As cited in Cushman & Wakefield's Winter 1995 survey, investors in regional malls are currently looking at broad rates of return between 10.0 and 12.00 percent, down slightly from our last two surveys. The indicated low and high means are 10.72 and 11.33 percent, respectively. Peter F. Korpacz reports an average internal rate of return of 11.50 percent for the First Quarter 1996, down 9 basis points from the year ago level.

       The yield rate on a long term real estate investment can also be compared with yield rates offered by alternative financial investments since real estate must compete in the open market for capital. In developing an appropriate risk rate for the subject, consideration has been given to a number of different investment opportunities. The following is a list of rates offered by other types of securities.

             ===================================================
             Market Rates and Bond Yields(%)        June 6, 1996
             ===================================================
                Reserve Bank Discount Rate              5.00
             ---------------------------------------------------
                Prime Rate (Monthly Average)            8.25
             ---------------------------------------------------
                   3-Month Treasury Bills               5.07
             ---------------------------------------------------
                    U.S. 1O-Year Notes                  6.80
             ---------------------------------------------------
                    U.S. 30-Year Bonds                  6.95
             ---------------------------------------------------
                     Telephone Bonds                    8.08
             ---------------------------------------------------
                      Municipal Bonds                   6.12
             ===================================================
             Source: New York Times
             ===================================================

       This compilation of yield rates from alternative investments reflects varying degrees of risk as perceived by the market. Therefore, a riskless level of investment might be seen in a three month treasury bill at 5.07 percent. A more risky investment, such as telephone bonds, would currently yield a much higher rate of 8.08 percent. The prime rate is currently 8.25 percent, while the discount rate is 5.00 percent. Ten year treasury notes are currently yielding around 6.80 percent, while 30-year bonds are at 6.95 percent.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

       Real estate investment typically requires a higher rate of return (yield) and is much influenced by the relative health of financial markets. A retail center investment tends to incorporate a blend of risk and credit based on the tenant mix, the anchors that are included (or excluded) in the transaction, and the assumptions of growth incorporated within the cash flow analysis. An appropriate discount rate selected for a retail center thus attempts to consider the underlying credit and security of the income stream, and includes an appropriate premium for liquidity issues relating to the asset.

       There has historically been a consistent relationship between the spread in rates of return for real estate and the 'safe' rate available through long-term treasuries or high-grade corporate bonds. A wider gap between return requirements for real estate and alternative investments has been created in recent years due to illiquidity issues, the absence of third party financing, and the decline in property values.

       Investors have suggested that the regional mall market has become increasingly "tiered" over the past two years. The country's premier malls are considered to have the strongest trade areas, excellent anchor alignments, and significant barriers of entry to future competitive supply. These and other "dominant" malls will have average mall shop sales above $300 per square foot and be attractive investment vehicles in the current market. It is our opinion that the subject would attract high interest from institutional investors if offered for sale in the current marketplace. There is not an abundance of regional mall assets of comparable quality currently available, and many regional malls have been included within REITs, rather than offered on an individual property basis. However, we must further temper our analysis due to the fact that there remains some risk that the inherent assumptions employed in our model come to full fruition.

       Finally, application of these rate parameters to the subject should entail some sensitivity to the rate at which leases will be expiring over the projection period. Provided below is a summary of the forecasted lease expiration schedule for the subject. A complete expiration report is included in the Addenda.

                  ====================================================
                            Lease Expiration Schedule
                  ====================================================
                  Fiscal Year          GLA (SF)           Cumulative %
                  ====================================================
                   FY 1997               39,123                12.0%
                  ----------------------------------------------------
                   FY 1998               11,671                15.6%
                  ----------------------------------------------------
                   FY 1999                8,752                18.2%
                  ----------------------------------------------------
                   FY 20OO                9,596                21.2%
                  ----------------------------------------------------
                   FY 2001               28,158                29.8%
                  ----------------------------------------------------
                   FY 2002               13,593                33.9%
                  ----------------------------------------------------
                   FY 2003               38,519                45.7%
                  ----------------------------------------------------
                   FY 2004               20,450                52.0%
                  ----------------------------------------------------
                   FY 2005               33,115                62.1%
                  ----------------------------------------------------
                   FY 2006               32,684                72.1%
                  ====================================================

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

       From the above, we see that a low percentage (21.2 percent) of retail GLA will expire by 2000. Over the total projection period, the mall will turnover about 72.1 percent of mall shop space. Overall, consideration is given to this in our selection of an appropriate risk rate. We would also note that much of the risk factored into such an analysis is reflected in the assumptions employed within the cash flow model, including rent and sales growth, turnover, reserves, and vacancy provisions.

       We have briefly discussed the investment risks associated with the subject. On balance, it is our opinion that an investor in the subject property would require an internal rate of return between 11.00 and 11.50 percent for the mall.

Present Value Analysis

       Analysis by the discounted cash flow method is examined over a holding period that allows the investment to mature, the investor to recognize a return commensurate with the risk taken, and a recapture of the original investment. Typical holding periods usually range from 10 to 20 years and are sufficient for the majority of institutional grade real estate such as the subject to meet the criteria noted above. In the instance of the subject, we have analyzed the cash flows anticipated over a ten year period commencing on June 1, 1996 for the "As Is" analysis.

       A sale or reversion is deemed to occur at the end of the 10th year (May 31, 2006), based upon capitalization of the following year's net operating income. This is based upon the premise that a purchaser in the 10th year is buying the following year's net income. Therefore, our analysis reflects this situation by capitalizing the first year of the next holding period.

       The present value is formulated by discounting the property cash flows at various yield rates. The yield rate utilized to discount the projected cash flow and eventual property reversion has been based on an analysis of anticipated yield rates of investors dealing in similar investments. The rates reflect acceptable expectations of yield to be achieved by investors currently in the marketplace shown in their current investment criteria and as extracted from comparable property sales.

       =====================
       Cash Flow Assumptions
       =====================

       Our cash flows forecasted for the property have been presented. To reiterate, the formulation of these cash flows incorporate the following general assumptions in our computer model:

       1. The pro forma is presented on a fiscal year basis commencing on June 1, 1996. The present value analysis is based on a 10 year holding period. This period reflects 10 years of operations and follows an adequate time for the property to proceed through an orderly lease-up and continue to benefit from any remerchandising. In this regard, we have projected that the investment will be sold at the year ending May 31, 2006.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

       2. Existing lease terms and conditions remain unmodified until their expiration. At expiration, it has been assumed that there is a
              70.0 percent probability that existing retail tenants will renew their lease. Executed and high probability pending leases have been assumed to be signed in accordance with negotiated terms as of the date of valuation.

       3. 1996 base date market rental rates for existing tenants have been established according to tenant size with consideration given to location, the specific merchandise category, as well as the tenants sales history. Lease terms throughout the total complex vary but for new in-line mall tenants are generally 5 to 12 years. While some have been flat, others have one or two step-ups over the course of the term. Upon renewal, it is assumed that new retail leases are written for an average of 10 years with a rent step of 10.0 percent in year 6.

       4. Market rents have been established for 1996. Subsequently, it is our assumption that market rental rates for mall tenants will increase by 2.0 percent in 1998, 3.0 percent in 1999, and 3.5 percent per year thereafter.

       5. Most retail tenants have percentage rent clauses providing for the payment of overage rent. We have relied upon average sales data as provided by management. In our analysis, we have forecasted that sales will grow by 2.0 percent in 1997, 3.0 percent in 1998, and
              3.5 percent per year throughout the balance of the holding period.

       6. Expense recoveries are based upon terms specified in the various lease contracts. The standard lease contract for real estate taxes and common area maintenance billings for interior mall tenants is based upon a tenants pro rata share of leased or occupied area. Tenants also pay for utilities, water/sewer, and HVAC charges.

       7. Income lost due to vacancy and non-payment of obligations has been based upon our turnover probability assumption as well as a global provision for credit loss. Our stabilized global vacancy provision is 4.5 percent.

       8. Specialty leasing and miscellaneous income consists of several categories. Specialty leasing is generated by the mall's temporary in-line tenant program which fill in during periods of downtime between permanent in-line tenants. Miscellaneous income is generated by chargebacks for tenant work, forfeited security deposits, telephones, etc. We have grown all miscellaneous revenues by 3.0 percent per annum.

       9. Operating expenses have been developed with management's budget from which we have recast certain expense items. Expenses have also been compared to industry standards as well as our general experience. Operating expenses are forecasted to increase by 3.5 per year except for management which is based upon a percentage of income. Taxes are forecasted to grow by 6.0 percent in 1997, 5.0 percent in 1998, and 4.0 percent per year thereafter. Alteration costs are assumed to escalate at our forecasted expense inflation rate.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                           Income Approach
================================================================================

       10. A provision for initial capital reserves has been reflected based upon a rate of about $0.15 per square foot of owned GLA. An alteration charge of $8.00 per square foot has been utilized for new mall tenants. Renewal tenants have been given an allowance of $1.00 per square foot. Leasing commissions reflect a rate structure of $3.50 per square foot for new leases and $1.50 per square foot for renewal leases. A contingency provision for other capital expenditures has been made for the mall component.


       For a property such as the subject, it is our opinion that an investor would require an all cash discount rate in the range of 11.00 to 11.50 percent. Accordingly, we have discounted the projected future pre-tax cash flows to be received by an equity investor in the subject property to a present value so as to yield 11.00 to 11.50 percent at 25 basis point intervals on equity capital over the holding period. This range of rates reflects the risks associated with the investment. Discounting these cash flows over the range of yield and terminal rates now being required by participants in the market for this type of real estate places additional perspective upon our analysis. A valuation matrix for the subject appears on the Facing Page.

       Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $95.0 to $103.1 million. Giving consideration to all of the characteristics of the subject previously discussed, we feel that a prudent investor would require a yield which falls near the middle of the range outlined above for this property. Accordingly, we believe that based upon all of the assumptions inherent in our cash flow analysis, an investor would look toward as IRR around 11.25 percent and a terminal rate around 9.25 percent as being most representative of the subject's value in the market.

       In view of the analysis presented here, it becomes our opinion that the discounted cash flow analysis indicates a market value of $99,000,000 for the subject property as of May 14, 1996.

       We note that the computed equity yield is not necessarily the true rate of return on equity capital. This analysis has been performed on a pre-tax basis. The tax benefits created by real estate investment will serve to attract investors to a pre-tax yield which is not the full measure of the return on capital.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                    RECONCILIATION AND FINAL VALUE ESTIMATE
================================================================================

       Application of the Sales Comparison and Income Approaches used in the valuation of the subject property has produced results which fall within a reasonably acceptable range. Restated, these are:

       ===============================================================
                                "As Is" Valuation
       ===============================================================
                Methodology                Market Value Conclusion
       ===============================================================
       Sales Comparison Approach          $101,000,000 to $103,000,000
       ---------------------------------------------------------------
       Income Approach
             Discounted Cash Flow                          $99,000,000
             Direct Capitalization                                 N/A
       ===============================================================

       These value indications are considered to be a narrow range given the magnitude of the value estimates. Both approaches are well supported by data extracted from the market. There are, however, strengths and weaknesses in each of these two approaches which require reconciliation before a final conclusion of value can be rendered.

Sales Comparison Approach

       The Sales Comparison Approach arrived at a value indicted for the property by analyzing historical arms-length transaction, reducing the gathered information to common units of comparison, adjusting the sale data for differences with the subject and interpreting the results to yield a meaningful value conclusion. The basis of these conclusions was the cash-on-cash return based on net income and the adjusted price per square foot of gross leasable and net rentable area sold. An analysis of the subject on the basis of its implicit sales multiple was also utilized.

       The process of comparing historical sales data to assess what purchasers have been paying for similar type properties is weak in estimating future expectations. Although the unit sale price yields comparable conclusions, it is not the primary tool by which the investor market for a property like the subject operates. In addition, no two properties are alike with respect to quality of construction, location, market segmentation and income profile. As such, subjective judgment necessarily becomes a part of the comparative process. The usefulness of this approach is that it interprets specific investor parameters established in their analysis and ultimate purchase of a property. In light of the above, the writers are of the opinion that this methodology is best suited as support for the conclusions of the Income Approach. It does provide useful market extracted rates of return such as overall rates to simulate investor behavior in the Income Approach.

Income Approach

       Discounted Cash Flow Analysis

       The subject property is highly suited to analysis by the discounted cash flow method as it will be bought and sold in investment circles. The focus on property value in relation to anticipated income is well founded since the basis for investment is profit in the form of return or yield on invested capital. The subject property, as an investment vehicle, is sensitive to all changes in the economic climate and the economic expectations of investors. The discounted cash flow analysis may easily reflect changes in the economic climate of investor expectations

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                    Reconciliation and Final Value Estimate
================================================================================

by adjusting the variables used to qualify the model. In the case of the subject property, the Income Approach can analyze existing leases, the probabilities of future rollovers and turnovers and reflect the expectations of overage rents. Essentially, the Income Approach can model many of the dynamics of a complex property. The writers have considered the results of the discounted cash flow analysis because of the applicability of this method in accounting for the particular characteristics of the property, as well as being the tool used by many purchasers.

Capitalization

       Direct capitalization has its basis in capitalization theory and uses the premise that the relationship between income and sales price may be expressed as a rate or its reciprocal, a multiplier. This process selects rates derived from the marketplace, in much the same fashion as the Sales Comparison Approach, and applies this to a projected net operating income to derive a sale price. The weakness here is the idea of using one year of cash flow as the basis for calculating a sale price. This is simplistic in its view of expectations and may sometimes be misleading. If the year chosen for the analysis of the sale price contains an income stream that is over or understated, this error is compounded by the capitalization process. For this reason, Direct Capitalization has not been used in the "As Is" analysis because the subject property is operating below stabilized performance.

Conclusion

       We have briefly discussed the applicability of each of the methods presented. Because of certain vulnerable characteristics in the Sales Comparison Approach, it has been used as supporting evidence and as a final check on the value conclusion indicated by the Income Approach methodology. The value exhibited by the Income Approach is consistent with the leasing profile of the property. Overall, it indicates complimentary results with the Sales Comparison Approach, the conclusions being supportive of each method employed, and neither range being extremely high or low in terms of the other.

       As a result of our analysis, we have formed an opinion that the market value of the leased fee and leasehold estate in the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, as of May 14, 1996, was:

                           ONE HUNDRED MILLION DOLLARS
                                  $100,000,000

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

1. This is a Complete Appraisal Report which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice for a Complete Appraisal Report.

2. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

3. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

4. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

5. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&Ws prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

6. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        Assumptions and Limiting Conditions
================================================================================

7. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them);
       (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                 CERTIFICATION OF APPRAISAL
================================================================================

       We certify that, to the best of our Knowledge and belief:

1. Jay F. Booth inspected the property. Richard W. Latella, MAI did not inspect the property for this assignment but has reviewed and approved the report.

2.     The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the persons signing this report.

7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, Richard W. Latella has completed the requirements of the continuing education program of the Appraisal Institute.



/s/ Jay F. Booth

Jay F. Booth
Retail Valuation Group



/s/ Richard W. Latella, MAI

Richard W. Latella, MAI
Senior Director
Retail Valuation Group

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    ADDENDA
================================================================================




                         NATIONAL RETAIL MARKET OVERVIEW
                                 BUILDING PLANS
                  OPERATING EXPENSE BUDGET AND RENT ROLL (1996)
                           TENANT SALES REPORT (1995)
                         PRO-JECT LEASE ABSTRACT REPORT
                      PRO-JECT PROLOGUE ASSUMPTIONS REPORT
                         PRO-JECT TENANT REGISTER REPORT
                        PRO-JECT LEASE EXPIRATION REPORT
             ENDS FULL DATA REPORT FOR PRIMARY AND TOTAL TRADE AREA
                         REGIONAL MALL SALES (1991-1993)
                       CUSHMAN & WAKEFIELD INVESTOR SURVEY
                           APPRAISERS' QUALIFICATIONS






================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                        =================================
                            CUSHMAN & WAKEFIELD, INC.
                            NATIONAL RETAIL OVERVIEW
                        =================================








                             Retail Valuation Group
                             Richard W. Latella, MAI
                                 Senior Director

                                            NATIONAL RETAIL MARKET OVERVIEW
================================================================================

Introduction

       Shopping centers constitute the major form of retail activity in the United States today. Approximately 55 percent of all non-automotive retail sales occur in shopping centers. It is estimated that consumer spending accounts for about two-thirds of all economic activity in the United States. As such, retail sales patterns have become an important indicator of the country's economic health.

       During the period 1980 through 1995, total retail sales in the United States increased at a compound annual rate of 6.16 percent. Data for the period 1990 through 1995 shows that sales growth has slowed to an annual average of
4.93 percent. This information is summarized on the following chart. The Commerce Department reports that total retail sales fell three-tenths of a percent in January 1996.

================================================================================
                           Total U.S. Retail Sales(1)
================================================================================
            Year              Amount (Billions)            Annual Change
================================================================================
            1980                 $  957,400                      N/A
--------------------------------------------------------------------------------
            1985                 $1,375,027                      N/A
--------------------------------------------------------------------------------
            1990                 $1,844.611                      N/A
--------------------------------------------------------------------------------
            1991                 $1,855,937                     .61%
--------------------------------------------------------------------------------
            1992                 $1,951,589                    5.15%
--------------------------------------------------------------------------------
            1993                 $2,074,499                    6.30%
--------------------------------------------------------------------------------
            1994                 $2,236,966                    7.83%
--------------------------------------------------------------------------------
            1995                 $2,346,577                    4.90%
--------------------------------------------------------------------------------
Compound Annual Growth Rate
          1980-1995                                           +6.16%
--------------------------------------------------------------------------------
     CAGR: 1990 - 1995                                        +4.93%
================================================================================
(1)1985 - 1995 data reflects recent revisions by the U.S. Department of
          Commerce: Combined Annual and Revised Monthly Retail Trade.
================================================================================
Source: Monthly Retail Trade Reports Business Division, Current Business
        Reports, Bureau of the Census, U.S. Department of Commerce
================================================================================

       The early part of the 1990s was a time of economic stagnation and uncertainty in the country. The gradual recovery, which began as the nation crept out of the last recession, has shown some signs of weakness as corporate downsizing has accelerated. But as the recovery period reaches into its fifth year and the retail environment remains volatile, speculation regarding the nation's economic future remains. It is this uncertainty which has shaped recent consumer spending patterns.

Personal Income and Consumer Spending

       Americans' personal income advanced by six-tenths of a percent in December, which helped raise income for all of 1995 by 6.1 percent, the highest gain since 6.7 percent in 1990. This growth far outpaced the 2.5 percent in 1994 and 4.7 percent in 1993. Reports for February 1996 however, reported that income grew at an annual rate of eight-tenths of a percent, the biggest gain in thirteen months, and substantially above January's anemic growth rate of one-tenth of a percent.

================================================================================

                                            National Retail Market Overview
================================================================================

       Consumer spending is another closely watched indicator of economic activity. The importance of consumer spending is that it represents two-thirds of the nation's economic activity. Total consumer spending rose by 4.8 percent in 1995, slightly off of the 5.5 percent rise in 1994 and 5.8 percent in 1993. These increases followed a significant lowering on unemployment and bolstered consumer confidence. The Commerce Department reported that spending rose at a
1.1 percent annual pace, the largest gain in two years, in February 1996, led by a sharp increase in automobile sales.

Unemployment Trends

       The Clinton Administration touts that its economic policy has dramatically increased the number of citizens who have jobs. Correspondingly, the nation's unemployment rate continues to decrease from its recent peak in 1992. Selected statistics released by the Bureau of Labor Statistics are summarized as follows:

================================================================================
                         Selected Employment Statistics
================================================================================
         Civilian Labor Force                   Employed
===============================================================
            Total Workers               Total Worker                Unemployment
   Year(1)      (000)       % Change       (000)        %Change          Rate
================================================================================
   1990        124,787         .7         117,914          .5            5.5
--------------------------------------------------------------------------------
   1991        125,303         .4         116,877         -.9            6.7
--------------------------------------------------------------------------------
   1992        126,982        1.3         117,598          .6            7.4
--------------------------------------------------------------------------------
   1993        128,040         .8         119,306         1.5            6.8
--------------------------------------------------------------------------------
   1994        131,056        2.4         123,060         3.1            6.1
--------------------------------------------------------------------------------
   1995        132,337        .98         124,926         1.5            5.6
================================================================================
   CAGR                      1.18                        1.16
1990-1995
================================================================================
(1) Year ending December 31
Source: Bureau of Labor Statistics U.S. Department of Labor
================================================================================

       During 1995, the labor force increased by 1,281,000 or approximately 1.0 percent. Correspondingly, the level of employment increased by 1,866,000 or 1.5 percent. As such, the year end unemployment rate dropped by five-tenths of a percent to 5.6 percent. For 1995, monthly job growth averaged 144,000. On balance, over 8.0 million jobs have been created since the recovery began. Evidence of continued strengthening continues into 1996 with first quarter job growth averaging 206,000. At the end of March 1996 the nation's unemployment rate stood at 5.6 percent.

Housing Trends

       Housing starts were down in 1995 by 7 percent from 1994 with 1.35 million units started. This compared with 1.46 million units in 1994 and 1.29 million in 1993. Single-family starts totaled 1.07 million units in 1995, down 10 percent from 1994. Multi-family starts, however, reversed this trend with their second consecutive yearly increase to 277,000 units.

================================================================================

                                            National Retail Market Overview
================================================================================

       For 1995, sales of new homes slipped nine-tenths of a percent to 664,000 from 670,000 in 1994. This was the lowest level since 610,000 new homes were sold in 1992. In a surprise to most analysts, new home sales rose by 4.2 percent in January 1996 to a seasonally adjusted annual rate of 693,000. The 381,000 homes for sale represented a supply of six to seven months, the highest since 1980. The median new home price of new homes sold in the first nine months of 1995 was $132,000. The median was $130,000 for all of 1994. The Commerce Department reported that construction spending rose 2.9 percent in October to an annual rate of $207.7 billion, compared to $217.9 billion in all of 1994.

       The home ownership rate seems to be rising, after remaining stagnant over the last decade. For 1995, the share of households that own their homes was 64.8 percent, compared to 64.0 percent for a year earlier. Lower mortgage rates are cited as a factor.

Gross Domestic Product

       The report on the gross domestic product (GDP) showed that output for goods and services expanded at an annual rate of just .9 percent in the fourth quarter of 1995. Overall, the economy gained 2.0 percent in 1995. the weakest showing in four years since the 1991 recession. The .5 percent rise in the fourth quarter was much slower than the 1.7 percent expected by most analysts. Revised first quarter 1996 data shows that the economy grew at an annual rate of
2.3 percent which was in line with most forecasts by private economists. The Fed sees the U.S. economy expanding at a 2.0 to 2.25 percent pace during 1996 which is in-line with White House forecasts.

       The following chart cites the annual change in real GDP since 1990.

================================================================================
                                    Real GDP
================================================================================
                    Year                           % Change
================================================================================
                    1990                               1.2
--------------------------------------------------------------------------------
                    1991                               -.6
--------------------------------------------------------------------------------
                    1992                               2.3
--------------------------------------------------------------------------------
                    1993                               3.1
--------------------------------------------------------------------------------
                    1994                               4.1
--------------------------------------------------------------------------------
                    1995*                              2.0
================================================================================
* Reflects new chain weighted system of measurement. Comparable 1994 measure would be 3.5 %
Source: Bureau of Economic Analysis

Consumer Prices

       The Bureau of Labor Statistics has reported that consumer prices rose by only 2.5 percent in 1995, the fifth consecutive year in which inflation was under 3.0 percent. This was the lowest rate in nearly a decade when the overall rate was 1.1 percent in 1986. All sectors were down substantially in 1995 including the volatile health care segment which recorded inflation of only 3.9 percent, the lowest rate in 23 years.

================================================================================

                                            National Retail Market Overview
================================================================================

       The following chart tracks the annual change in the CPl since 1990.

================================================================================
                              Consumer Price Index(1)
================================================================================
                    Year              CPI             % Change
================================================================================
                    1990              133.8              6.1
--------------------------------------------------------------------------------
                    1991              137.9              3.0
--------------------------------------------------------------------------------
                    1992              141.9              2.9
--------------------------------------------------------------------------------
                    1993              145.8              2.7
--------------------------------------------------------------------------------
                    1994              149.7              2.7
--------------------------------------------------------------------------------
                    1995              153.5              2.5
================================================================================
(1) All Urban Workers
Source: Dept. of Labor, Bureau of Labor Statistics
================================================================================

       Data through April 1996 shows the consumer prices are increasing in-line with expectations. The index was up four-tenths of a percent in April due to changes in energy prices. Excluding food and energy, the underlying inflation rate was only one-tenth of a percent.

Other Indicators

       The government's main economic forecasting gauge, the Index of Leading Economic Indicators is intended to project economic growth over the next six months. The Conference Board, an independent business group, reported that the index increased two-tenths of a percent in March following the increase of 1.3 percent in February 1996, the biggest jump in 20 years. It has become apparent that the Federal Reserve's conservative monetary policy has had an effect on the economy and some economists are calling for a further reduction in short term interest rates. In recent months, evidence has been mounting that the economy is in the midst of a pick-up.

       The Conference Board also reported that consumer confidence rebounded in February 1996, following reports suggesting lower inflation. The board's index of consumer confidence rose 9 points to 97 over January when consumers worried about the government shutdown, the stalemate over the Federal budget and the recent flurry of layoff announcements by big corporations.

       In another sign of increasingly pinched household budgets, consumers sharply curtailed new installment debt in September 1995, when installment credit rose $5.4 billion, barely half as much as August. Credit card balances increased by $2.8 billion, the slimmest rise of the year. For the twelve months through September 1995, outstanding credit debt rose 13.9 percent, down from a peak of 15.3 percent in May. Still, installment debt edged to a record 18.8 percent of disposable income, indicating that consumers may be reaching a point of discomfort with new debt.

================================================================================

                                            National Retail Market Overview
================================================================================

       The employment cost index is a measure of overall compensation including wages, salaries and benefits. In 1995 the index rose by only 2.9 percent, the smallest increase since 1980. This was barely ahead of inflation and is a sign of tighter consumer spending over the coming year. However, the productivity of American workers grew 1.1 percent in 1995, the largest gain since a 3.2 percent advance in 1992. Productivity is a key element in measuring the standard of living since increased efficiency allows businesses to increase workers compensation without having to raise prices.

Economic Outlook

       The WEFA Group, an economic consulting company, opines that the current state of the economy is a "central bankers" dream, with growth headed toward the Fed's 2.5 percent target, accompanied by stable if not falling inflation. They project that inflation will remain in the 2.5 to 3.0 percent range into the foreseeable future. This will have a direct influence on consumption (consumer expenditures) and overall inflation rates (CPI).

       Potential GDP provides an indication of the expansion of output, real incomes, real expenditures, and the general standard of living of the population. WEFA estimates that real U.S. GDP will grow at an average annual rate between 2.0 and 2.5 percent over the next year and at 2.3 percent through 2003 as the output gap is reduced between real GDP and potential GDP. After 2003, annual real GDP growth will moderate, tapering to 2.2 percent per annum.

       Consumption expenditures are primarily predicated on the growth of real permanent income, demographic influences, and changes in relative prices over the long term. Changes in these key variables explain much of the consumer spending patterns of the 1970s and mid-1980s, a period during which baby boomers were reaching the asset acquisition stages of their lives; purchasing automobiles and other consumer and household durables. Increases in real disposable income supported this spending spurt with an average annual increase of 2.9 percent per year over the past twenty years. Real consumption expenditures increased at an average annual rate of 3.1 percent during the 1970s and by an average of 4.0 percent from 1983 to 1988. WEFA projects that consumption expenditure growth will slow to 2.0 percent per year by 2006 as a result of slower population growth and aging. It is also projected that the share of personal consumption expenditures relative to GDP will decline over the next decade. Consumer spending as a share of GDP peaked in 1986 at 67.4 percent after averaging about 63.0 percent over much of the post-war period. WEFA estimates that consumption's share of aggregate output will decline to 64.5 percent by 2003 and 62.7 percent by 2018.

Retail Sales

       In their publication, NRB/Shopping Centers Today 1995 Shopping Center Census, the National Research Bureau reports that overall retail conditions continued to improve in 1995. Total shopping center sales increased 5.0 percent to $893.8 billion in 1995, up from $851.3 billion in 1994. Retail sales in shopping centers (excluding automotive and gasoline service station sales) now account for about 55.0 percent of total retail sales in the United States.

================================================================================

                                            National Retail Market Overview
================================================================================

       Total retail sales per square foot have shown positive increases over the past several years, rising by 26.5 percent from approximately $161 per square foot in 1990, to $180 per square foot in 1995. It is noted that the increase in productivity has exceeded the increase in inventory which bodes well for the industry in general. This data is summarized on the following table.

=============================================================================================================================
                                              Selected Shopping Center Statistics
                                                           1990-1995
=============================================================================================================================
                                                                                                               %     Compound
                                                                                                            Change    Annual
                                          1990       1991       1992       1993      1994       1995        1990-95   Growth
=============================================================================================================================
Retail Sales in Shopping Centers        $706.40    $716.90    $768.20    $806.60    $851.30    $893.81       36.5%     4.8%
-----------------------------------------------------------------------------------------------------------------------------
Total Leasable Area**                      4.39       4.56       4.68       4.77       4.86       4.97       13.2%     2.5%
-----------------------------------------------------------------------------------------------------------------------------
Unit Rate                               $160.89    $157.09    $164.20    $169.08    $175.13    $179.94       11.8%     2.3%
=============================================================================================================================
 *     Billions of Dollars
**     Billions of Square Feet
=============================================================================================================================
Source: National Research Bureau
=============================================================================================================================

       To put retail sales patterns into perspective, the following discussion highlights key trends over the past few years.

       o As a whole, 1993 was a good year for most of the nation's major retailers. Sales for the month of December were up for most, however, the increase ranged dramatically from 1.1 percent at Kmart to 13.3 percent at Sears for stores open at least a year. It is noted that the Sears turnaround after years of slippage was unpredicted by most forecasters.

       o With the reporting of December 1994 results, most retailers posted same store gains between 2.0 and 6.0 percent. The Goldman Sachs Retail Composite Comparable Store Sales Index, a weighted average of monthly same store sales of 52 national retail companies rose
              4.5 percent in December. The weakest sales were seen in women's apparel, with the strongest sales reported for items such as jewelry and hard goods. Most department store companies reported moderate increases in same store sales, though largely as a result of aggressive markdowns. Thus, profits were negatively impacted for many companies.

       o For 1995, specialty apparel sales were lackluster at best, with only .4 percent comparable sales growth. This is of concern to investors since approximately 30.0 percent of a mall's small shop space is typically devoted to apparel tenants. Traditional department stores experienced 3.4 percent same store growth in 1995, led by Dillard's 5.0 percent increase. Mass merchants' year-to-year sales increased by 6.7 percent in 1994, driven by Sears'
              7.9 percent increase. Mass merchants account for 35.0 to 55.0 percent of the anchors of regional malls and their resurgence bodes well for increased traffic at these centers.

================================================================================

                                                 National Retail Market Overview
================================================================================

       o Sales at the nation's largest retailer chains saw reasonably good increases in May 1996, evidencing a pent up demand for soft goods. Discounters such as Target, Wal-Mart and Kmart did particularly well among department stores. Sears and May had a strong performance while Federated and JC Penney were off. Appliance sales were very good as evidenced by Best Buy with a 7 percent increase in comparable store sales. The Goldman Sachs retail composite index of same store sales rose 4.6 percent, well above the 3.5 percent rise in May 1995.

       Provided on the following chart is a summary of overall and same store sales growth for selected national merchants for the most recent period.

================================================================================
                   Same Store Sales for the Month of May 1996
================================================================================
                                                   % Change: From Previous Year
     Name of Retailer                             Overall       Same Store Basis
================================================================================
          Wal-Mart                                 +12.0%            + 5.0%
--------------------------------------------------------------------------------
           Kmart                                   + 3.0%            + 5.4%
--------------------------------------------------------------------------------
Sears, Roebuck & Company                           +14.0%            +10.2%
--------------------------------------------------------------------------------
        J.C. Penney                                   .0%            - 0.8%
--------------------------------------------------------------------------------
Dayton Hudson Corporation                          +10.0%            + 3.3%
--------------------------------------------------------------------------------
   May Department Stores                           +14.0%            + 7.2%
--------------------------------------------------------------------------------
Federated Department Stores                        +10.0%            + 2.1%
--------------------------------------------------------------------------------
      The Limited Inc.                             +14.0%            + 4.0%
--------------------------------------------------------------------------------
          Gap Inc.                                 +27.0%            + 8.0%
--------------------------------------------------------------------------------
         Ann Taylor                                + 1.0%            -11.2%
--------------------------------------------------------------------------------
        Woolworths                                 - 3.0%            - 1.8%
--------------------------------------------------------------------------------
          Best Buy                                 +34.0%            + 7.0%
================================================================================
Source: New York Times
================================================================================

       The outlook for retail sales growth is one of cautious optimism. It appears as if the low price department stores and off price apparel segment is poised to continue to do well, as they tend to be representative of those industry segments which have gone through mergers and are benefiting from fewer competitors. Some analysts point to the fact that consumer confidence has resulted in increases in personal debt which may be troublesome in the long run. Consumer loans by banks continue to rise. But data gathered by the Federal Reserve on monthly payments suggest that debt payments are not taking as big a bite out of income as in the late 1980s, largely because of the record refinancings at lower interest rates in recent years and the efforts by many Americans to repay debts.

GAFO and Shopping Center Inclined Sales

       In a true understanding of shopping center dynamics, it is important to focus on both GAFO sales or the broader category of Shopping Center Inclined Sales. These types of goods comprise the overwhelming bulk of goods and products carried in shopping centers and department stores and consist of the following categories:

================================================================================

                                            National Retail Market Overview
================================================================================

       o      General merchandise stores including department and other stores;

       o      Apparel and accessory stores;

       o      Furniture and home furnishing stores; and

       o      Other miscellaneous shoppers goods stores.

       Shopping Center Inclined Sales are somewhat broader and include such classifications as home improvement and grocery stores.

       Total retail sales grew by 7.8 percent in the United States in 1994 to $2.237 trillion, an increase of $162 billion over 1993. This followed an increase of $125 billion over 1992. Automobile dealers captured $69+/- billion of total retail sales growth last year, while Shopping Center Inclined Sales accounted for nearly 40.0 percent of the increase ($64 billion). GAFO sales increased by $38.6 billion. This group was led by department stores which posted an $18.0 billion increase in sales. The following chart summarizes the performance for this most recent comparison period.

================================================================================
                        Retail Sales by Major Store Type
                                1993-1994 ($MIL.)
================================================================================
                                                                       1993-1994
     Store Type                           1994             1993        % Change
================================================================================
GAFO:
General Merchandise                     $282,541         $264,617        6.8%
Apparel & Accessories                    109,603          107,184        2.3%
Furniture & Furnishings                  119,626          105,728       13.1%
Other GAFO                                80,533           76,118        5.8%
--------------------------------------------------------------------------------
GAFO Subtotal                           $592,303         $553,647        7.0%
--------------------------------------------------------------------------------
Convenience Stores:
Grocery                                 $376,330         $365,725        2.9%
Other Food                                21,470           19,661        9.2%
--------------------------------------------------------------------------------
Subtotal                                $397,800         $385,386        3.2%
Drug                                      81,538           79,645        2.4%
--------------------------------------------------------------------------------
Convenience Subtotal                    $479,338         $465,031        3.1%
--------------------------------------------------------------------------------
Other:
Home Improvement &
Building Supplies Stores                $122,533         $109,604       11.8%
Shopping Center-Inclined              $1,194,174       $1,128,282        5.8%
Subtotal                                 526,319          456,890       15.2%
Automobile Dealers                       142,193          138,299        2.8%
Gas Stations                             228,351          213,663        6.9%
Eating and Drinking Places               145,929*         137,365*       6.2%
All Other
--------------------------------------------------------------------------------
Total Retail Sales                    $2,236,966       $2,074,499        7.8%
================================================================================
* Estimated sales
================================================================================
Source: U.S. Department of Commerce and Dougal M. Casey: Retail Sales and
        Shopping Center Development Through The Year 2000 (ICSC White Paper)
================================================================================

================================================================================

                                            National Retail Market Overview
================================================================================

       GAFO sales grew by 7.0 percent in 1994 to $592.3 billion, led by furniture and furnishings which grew by 13.1 percent. From the above it can be calculated that GAFO sales accounted for 26.5 percent of total retail sales and nearly 50.0 percent of all shopping center-inclined sales.

       The International Council of Shopping Centers (ICSC) publishes a Monthly Mall Merchandise Index which tracks sales by store type for more than 400 regional shopping centers. The index shows that sales per square foot rose by
1.8 percent to $256 per square foot in 1994. The following chart identified the most recent year-end results.

================================================================================

                                            National Retail Market Overview
================================================================================

================================================================================
                           Index Sales per Square Foot
                            1993-1994 Percent Change
================================================================================
            Store Type                       1994          1993       ICSC Index
================================================================================
GAFO:
Apparel & Accessories:
Women's Ready-To-Wear                        $189          $196         - 3.8%
Women's Accessories and Specialties           295           283         + 4.2%
Men's and Boy's Apparel                       231           239         - 3.3%
Children's Apparel                            348           310         +12.2%
Family Apparel                                294           292         + 0.4%
Women's Shoes                                 284           275         + 3.3%
Men's Shoes                                   330           318         + 3.8%
Family Shoes                                  257           252         + 1.9%
Shoes (Misc.)                                 340           348         - 2.2%
SUBTOTAL                                     $238          $238         - 0.2%
--------------------------------------------------------------------------------
Furniture & Furnishings:
Furniture & Furnishings                      $267          $255         + 4.5%
Home Entertainment & Electronics              330           337         - 2.0%
Miscellaneous                                 291           282         + 3.3%
SUBTOTAL                                     $309          $310         - 0.3%
--------------------------------------------------------------------------------
Other GAFO:
Jewelry                                      $581          $541         + 7.4%
Other                                         258           246         + 4.9%
SUBTOTAL                                     $317          $301         + 5.3%
TOTAL GAFO                                   $265          $261         + 1.6%
NON-GAFO
--------------------------------------------------------------------------------
FOOD:
Fast Food                                    $365          $358         + 2.0%
Restaurants                                   250           245         + 2.2%
Other                                         300           301         - 0.4%
SUBTOTAL                                     $304          $298         + 1.9%
--------------------------------------------------------------------------------
OTHER NON-GAFO:
Supermarkets                                 $236          $291         -18.9%
Drug/HBA                                      254           230         +10.3%
Personal Services                             264           253         + 4.1%
Automotive                                    149           133         +12.2%
Home Improvement                              133           127         + 4.8%
Mall Entertainment                             79            77         + 3.2%
Other Non-GAFO Miscellaneous                  296           280         + 5.7%
SUBTOTAL                                     $192          $188         + 2.4%
TOTAL NON-GAFO                               $233          $228         + 2.5%
TOTAL                                        $256          $252         + 1.8%
================================================================================
Note: Sales per square foot numbers are rounded to whole dollars. Three categories illustrated here have limited representation in the ICSC sample: Automotive, +12.2%; Home Improvement, +4.8%; and Supermarkets, -18.9%.
================================================================================
Source: U.S. Department of Commerce and Dougal M. Casey.
================================================================================

       GAFO sales have risen relative to household income. In 1990 these sales represented 13.9 percent of average household income. By 1994 they rose to 14.4 percent. Projections through 2000 show a continuation of this trend to 14.7 percent. On average, total sales were equal to nearly 55.0 percent of household income in 1994.

================================================================================

                                            National Retail Market Overview
================================================================================


====================================================================================
   Determinants of Retail Sales Growth and U.S. Retail Sales by Key Store Type
====================================================================================
                                            1990             1994            2000(P)
====================================================================================
Determinants
Population                               248,700,000     260,000,000     276,200,000
Households                                91,900,000      95,700,000     103,700,000
Average Household Income                     $37,400         $42,600         $51,600
Total Census Money Income                 $3.4 Tril.      $4.1 Tril.      $5.4 Tril.
------------------------------------------------------------------------------------
% Allocations of Income to Sales
GAFO Stores                                     13.9%           14.4%           14.7%
Convenience Stores                              12.9%           11.7%           10.7%
Home Improvement Stores                          2.8%            3.0%            3.3%
Total Shopping Center-Inclined Stores           29.6%           29.1%           28.8%
Total Retail Stores                             54.3%           54.6%           52.8%
------------------------------------------------------------------------------------
Sales ($Billion)
GAF0 Stores                                     $472            $592            $795
Convenience Stores                               439             479             580
Home Improvement Stores                           95             123             180
Total Shopping Center-Inclined Stores         $1,005          $1,194          $1,555
TOTAL RETAIL SALES                            $1,845          $2,237          $2,850
====================================================================================
Note:   Sales and income figures are for the full year, population and household figures are as of April 1 in each respective year. P = Projected.
====================================================================================
Source: U.S. Census of Population, 1990; U.S. Bureau of the Census Current
        Population Reports: Consumer Income P6-168, 174, 180, 184 and 188,
        Berna Miller with Linda Jacobsen, "Household Futures", American
        Demographics, March 1995; Retail Trade sources already cited; and
        Dougal M. Casey: ICSC White Paper
====================================================================================

       GAFO sales have risen at a compound annual rate of approximately 6.8 percent since 1991 based on the following annual change in sales.

                           =============================
                           1990/91                  2.9%
                           -----------------------------
                           1991/92                  7.0%
                           -----------------------------
                           1992/93                  6.6%
                           -----------------------------
                           1993/94                  7.0%
                           =============================

       According to a recent study by the ICSC, GAFO sales are expected to grow by 5.0 percent per annum through the year 2000, which is well above the 4.1 percent growth for all retail sales. This information is presented in the following chart.

================================================================================

                                            National Retail Market Overview
================================================================================

=============================================================================================
             Retail Sales in the United States, by Major Store Type
=============================================================================================
                                            1994          2000(P)           Percent Change
                                                                                     Compound
          Store Type                    ($ Billions)  ($ Billions)       Total        Annual
=============================================================================================
GAFO:
General Merchandise                             $283          $370        30.7%         4.6%
Apparel & Accessories                            110           135        22.7%         3.5%
Furniture/Home Furnishings                       120           180        50.0%         7.0%
Other Shoppers Goods                              81           110        35.8%         5.2%
---------------------------------------------------------------------------------------------
GAFO Subtotal                                   $592          $795        34.3%         5.0%
---------------------------------------------------------------------------------------------
CONVENIENCE GOODS:
Food Stores                                     $398          $480        20.6%         3.2%
Drugstores                                        82           100        22.0%         3.4%
---------------------------------------------------------------------------------------------
Convenience Subtotal                            $479          $580        21.1%         3.2%
---------------------------------------------------------------------------------------------
Home Improvement                                 123           180        46.3%         6.6%
---------------------------------------------------------------------------------------------
Shopping Center-Inclined Subtotal             $1,194        $1,555        30.2%         4.5%
---------------------------------------------------------------------------------------------
All Other                                      1,043         1,295        24.2%         3.7%
---------------------------------------------------------------------------------------------
Total                                         $2,237        $2,850        27.4%         4.1%
=============================================================================================
Note:    P = Projected.  Some figures rounded.
=============================================================================================
Source:  U.S. Department of Commerce, Bureau of the Census and Dougal M. Casey.
=============================================================================================


       In considering the six-year period January 1995 through December 2000, it may help to look at the six-year period extending from January 1989 through December 1994 and then compare the two time spans.

       Between January 1989 and December 1994, shopping center-inclined sales in the United States increased by $297 billion, a compound growth rate of 4.9 percent. These shopping center-inclined sales are projected to increase by $361 billion between January 1995 and December 2000, a compound annual growth rate of
4.5 percent. GAFO sales, however, are forecasted to increase by 34.3 percent or
5.0 percent per annum.

Industry Trends

       According to the National Research Bureau, there were a total of 41,235 shopping centers in the United States at the end of 1995. During this year, 867 new centers opened, an 18.0 percent increase over the 735 that opened in 1994. This followed a 10 percent increase in 1994. The greatest growth came in the small center category (less than 100,000 square feet) where 551 centers were constructed. In terms of GLA added, new construction in 1995 was up 2.2 percent resulting in an addition of 106.2 million square feet of GLA from approximately
4.86 billion to 4.97 billion square feet. In other important trends, the development of regional and super-regional malls hit a three year high in 1995 with the opening of eight centers, twice as many as in 1994. This boosted the nation's total of regionals to 301 and super-regionals to 380. Power and community center development in 1995 was up 17.9 percent in terms of the number of centers opening. The following chart highlights trends over the period 1987 through 1995.

================================================================================

                                            National Retail Market Overview
================================================================================

====================================================================================================================================
                                                     Census Data: 9-Year Trends
====================================================================================================================================
                                                 Total          Average        Average        % Change                    % Increase
                No.of           Total            Sales          GLA per       Sales per        in Sales        New          in Total
   Year        Centers           GLA           (Billions)       Center         Sq. Ft.       per Sq. Ft.    Centers         Centers
====================================================================================================================================
   1987         30,641     3,722,957,095     $602,294,426       121,502        $161.78          2.41%         2,145          7.53%
   1988         32,563     3,947,025,194     $641,096,793       121,212        $162.43          0.40%         1,922          6.27%
   1989         34,683     4,213,931,734     $682,752,628       121,498        $162.02         -0.25%         2,120          6.51%
   1990         36,515     4,390,371,537     $706,380,618       120,235        $160.89         -0.70%         1,832          5.28%
   1991         37,975     4,563,791.215     $716,913,157       120,179        $157.09         -2.37%         1,460          4.00%
   1992         38,966     4,678,527,428     $768,220,248       120,067        $164.20          4.53%           991          2.61%
   1993         39,633     4,770,760,559     $806,645,004       120,373        $169.08          2.97%           667          1.71%
   1994         40,368     4,860,920,056     $851,282,088       120,415        $175.13          3.58%           735          1.85%
   1995         41,235     4,967,160,331     $893,814,776       120,460        $179.94          2.75%           867          2.15%
Compound
 Annual
 Growth         +3.78%            +3.67%           +5.06%         -.11%         +1.34%            N/A           N/A            N/A
====================================================================================================================================
Source: National Research Bureau Shopping Center Database and Statistical Model
====================================================================================================================================

       From the chart we see that both total GLA and total number of centers have increased at a compound annual rate of approximately 3.7 percent since 1987. New construction was up 2.2 percent in 1995, a slight increase over 1994 but still well below the peak year 1987 when new construction increased by 7.5 percent. California was by far the most active state with 139 new centers opening, followed by North Carolina (64) and Florida (53).

       Among the 41,235 centers in 1995, the following breakdown by size can be shown.

================================================================================
                U.S. Shopping Center Inventory, YE December 1995
================================================================================
                                 Number of Centers        Square Feet (Millions)
                                ------------------------------------------------
  Size Range (SF)               Amount     Percent       Amount         Percent
================================================================================
Under      100,000              26,001      63.1%       1,266.9          25.5%
--------------------------------------------------------------------------------
100,001-   200,000               9,974      24.2%       1,367.9          27.5%
--------------------------------------------------------------------------------
200,001-   400,000               3,345       8.1%         886.2          17.8%
--------------------------------------------------------------------------------
400,001-   800,000               1,234       3.0%         668.7          13.5%
--------------------------------------------------------------------------------
800,001- 1,000,000                 301        .7%         271.0           5.5%
--------------------------------------------------------------------------------
Over     1,000,000                 380        .9%         486.4           9.8%
--------------------------------------------------------------------------------
      Total                     41,235     100.0%       4,967.2         100.0%
================================================================================
Source: National Research Bureau (some numbers slightly rounded).
================================================================================

       According to the National Research Bureau, total sales in shopping centers have grown at a compound rate of 5.06 percent since 1987. With sales growth outpacing new construction, average sales per square foot have been showing positive increases since the last recession. Aggregate sales were up 5.5 percent nationwide from $851.3 billion (1994) to $893.8 billion (1995). In 1995, average sales were $179.94 per square foot, up nearly 2.7 percent over 1994 and
1.34 percent (compound growth) over the past several years. The biggest gain came in the super-regional category (more than 1.0 million square feet) where sales were up 4.10 percent to $201.05 per square foot.

================================================================================

                                            National Retail Market Overview

       The following chart tracks the change in average sales per square foot by size category between 1993 and 1995.

=========================================================================================================================
                                             Sales Trends by Size Category
                                                       1993-1995
=========================================================================================================================
                                              Average Sales Per Square Foot                          % Change
                                      ===================================================================================
        Category                        1993              1994               1995               1994-95          1993-95*
=========================================================================================================================
Less than    100,000 SF               $193.10            $199.70            $204.94              +2.6%             +3.0%
-------------------------------------------------------------------------------------------------------------------------
100,001 to   200,000 SF               $156.18            $161.52            $166.00              +2.8%             +3.1%
-------------------------------------------------------------------------------------------------------------------------
200,001 to   400,000 SF               $147.57            $151.27            $153.96              +1.8%             +2.1%
-------------------------------------------------------------------------------------------------------------------------
400,001 to   800,000 SF               $157.04            $163.43            $168.21              +2.9%             +3.5%
-------------------------------------------------------------------------------------------------------------------------
800,001 to 1,000,000 SF               $194.06            $203.20            $210.40              +3.5%             +4.1
-------------------------------------------------------------------------------------------------------------------------
More than  1,000,000 SF               $183.90            $193.13            $201.05              +4.1%             +4.6
-------------------------------------------------------------------------------------------------------------------------
          Total                       $169.08            $175.13            $179.94              +2.75%            +3.2%
=========================================================================================================================
*  Compound Annual Change
Source:  National Research Bureau
=========================================================================================================================

       Empirical data shows that the average GLA per capita is increasing. In 1995, the average for the nation was 18.9. This was up 17 percent from 16.1 in 1988 and more recently, 18.7 square feet per capita in 1994. Among states, Arizona surpassed Florida and now has the highest GLA per capita with 28.1 square feet. South Dakota has the lowest at 9.08 square feet. Per capita GLA for regional malls (defined as all centers in excess of 400,000 square feet) has also been rising from 5.0 in 1988 to 5.5 in 1995. This information is presented on the following chart.

================================================================================
                                 GLA per Capita
================================================================================
         Year                        All Centers           Regional Malls
--------------------------------------------------------------------------------
         1988                            16.1                    5.0
--------------------------------------------------------------------------------
         1989                            17.0                    5.2
--------------------------------------------------------------------------------
         1990                            17.7                    5.3
--------------------------------------------------------------------------------
         1991                            18.1                    5.3
--------------------------------------------------------------------------------
         1992                            18.3                    5.5
--------------------------------------------------------------------------------
         1993                            18.5                    5.5
--------------------------------------------------------------------------------
         1994                            18.7                    5.4
--------------------------------------------------------------------------------
         1995                            18.9                    5.5
================================================================================
Source: International Council of Shopping Center: The Scope of The Shopping
        Center Industry and NationalResearch Bureau
================================================================================

       The Urban Land Institute, in the 1995 edition of Dollars and Cents of Shopping Centers, reports that vacancy rates range from a low of 2.0 percent in neighborhood centers to 14.0 percent for regional malls. Super-regional malls reported a vacancy rate of 7.0 percent and community centers were 4.0 percent based upon their latest survey.

================================================================================

                                            National Retail Market Overview
================================================================================

       The retail industry's importance to the national economy can also be seen in the level of direct employment. According to F.W. Dodge, the construction information division of McGraw-Hill, new projects in 1994 generated $2.6 billion in construction contract awards and supported 41,600 jobs in construction trade and related industries. This is nearly half of the construction employment level of 95,360 for new shopping center development in 1990. It is estimated that
10.18 million people are now employed in shopping centers, equal to about one of every nine non-farm workers in the country. This is up 2.9 percent over 1991.

Market Shifts - Contemporary Trends in the Retail Industry

       During the 1980s, the department store and specialty apparel store industries competed in a tug of war for consumer dollars. Specialty stores emerged largely victorious as department store sales steadily declined as a percentage of total GAFO sales during the decade, slipping from 47.0 percent in 1979 to 44.0 percent in 1989. During this period, many anchor tenants teetered from high debt levels incurred during speculative takeovers and leveraged buyouts of the 1980s. Bankruptcies and restructuring, however, have forced major chains to refocus on their customer and shed unproductive stores and product lines. At year end 1994, department store sales, as a percentage of GAFO sales, were approximately 37.5 percent.

       The continued strengthening of some of the major department store chains, including Sears, Federated/Macy's, May and Dayton Hudson, is in direct contrast to the dire predictions made by analysts about the demise of the traditional department store industry. This has undoubtedly been brought about by the heightened level of merger and acquisition activity in the 1980s which produced a burdensome debt structure among many of these entities. When coupled with reduced sales and cash flow brought on by the recession, department stores were unable to meet their debt service requirements.

       Following a round of bankruptcies and restructurings, the industry has responded with aggressive cost-cutting measures and a focused merchandising program that is decidedly more responsive to consumer buying patterns. The importance of department stores to mall properties is tantamount to a successful project since the department store is still the principal attraction that brings patrons to the center.

       On balance, 1994/95 was a continued period of transition for the retail industry. Major retailers achieved varying degrees of success in meeting the demands of increasingly value conscious shoppers. Since the onset of the national economic recession in mid-1990, the retail market has been characterized by intense price competition and continued pressure on profit margins. Many national and regional retail chains have consolidated operations, closed underperforming stores, and/or scaled back on expansion plans due to the uncertain spending patterns of consumers. Consolidations and mergers have produced a more limited number of retail operators, which have responded to changing spending patterns by aggressively repositioning themselves within this evolving market. Much of the recent retail construction activity has involved the conversion of existing older retail centers into power center formats, either by retenanting or through expansion. An additional area of growth in the retail sector is in the "supercenter" category, which consists of the combined grocery and department stores being developed by such companies as Wal-Mart and Kmart. These formats require approximately 150,000 to 180,000 square feet in order to carry the depth of merchandise necessary for such economies of scale and market penetration.

================================================================================

                                            National Retail Market Overview
================================================================================


     Some of the important developments in the industry over the past year can be summarized as follows:

     o The discount department store industry emerged as arguably the most volatile retail sector, lead by regional chains in the northeast. Jamesway, Caldor and Bradlees each filed for Chapter 11 within six months and Hills Stores is on the block. Jamesway is now in the process of liquidating all of its stores. Filene's Basement was granted relief from some covenant restrictions and its stock price plummeted. Ames, based in Rocky Hill, Connecticut, will close 17 of its 307 stores. Kmart continues to be of serious concern. Its debt has been downgraded to junk bond status. Even Wal- Mart, accustomed to double digit sales growth, has seen some meager comparable sales increases. These trends are particularly troubling for strips since these tenants are typical anchors.

     o The attraction of regional malls as an investment has diminished in view of the wave of consolidations and bankruptcies affecting in-line tenants. Some of the larger restructurings include Melville with plans to close up to 330 stores, sell Marshalls to TJX Companies, split into three publicly traded companies, and sell Wilsons and This End Up; Petrie Retail, which operates such chains as M.J. Carroll, G&G, Jean Nicole, Marianne and Stuarts, has filed for bankruptcy protection; Edison Brothers (Jeans West, J. Riggins, Oak Tree, 5-7-9 Shops, etc.) announced plans to close up to 500 stores while in Chapter 11, J. Baker intends to liquidate Fayva Shoe division (357 low-price family footwear stores); The Limited announced a major restructuring, including the sale of partial interests in certain divisions; Charming Shoppes will close 290 Fashion Bug and Fashion Bug Plus stores; Trans World Entertainment (Record Town) has closed 115 of its 600 mall shop locations. Other chains having trouble include Rickel Home Centers which filed Chapter 11; Today's Man, a 35 store Philadelphia based discount menswear chain has filed; nine subsidiaries of Fretta, including Dixon's, U.S. Holdings and Silo, filed Chapter 11; and Clothestime, also in bankruptcy will close up to 140 of its 540 stores. Merry-Go-Round, a chain that operates 560 stores under the names Merry-Go-Round, Dejaiz and Cignal is giving up since having filed in January 1994 and will liquidate its assets. Toys "R" Us has announced a global reorganization that will close 25 stores and cut the number of items it carries to 11,000 from 15,000. Handy Andy, a 50 year old chain of 74 home improvement centers which had been in Chapter 11, has decided to liquidate, laying off 2,500 people.

     o Overall, analysts estimate that 4,000 stores closed in 1995 and as many as 7,000 more will close in 1996. Mom-and-Pop stores, where 75 percent of U.S. retailers employ fewer than 10 people have been declining for the past decade. Dun and Bradstreet reports that retail failures are up 1.4 percent over Last year - most of them small stores who don't have the financial flexibility to renegotiate payment schedule.

================================================================================

                                            National Retail Market Overview
================================================================================

     o With sales down, occupancy costs continue to be a major issue facing many tenants. As such, expansion oriented retailers like The Limited, Ann Taylor and The Gap, are increasingly shunning mall locations for strip centers. This has put further pressure on mall operators to be aggressive with their rent forecasts or in finding replacement tenants.

     o While the full service department store industry led by Sears has seen a profound turnaround, further consolidation and restructuring continues. Woodward & Lothrop was acquired by The May Department Stores Company and JC Penney; Broadway Stores was acquired by Federated Department Stores; Elder Beerman has filed Chapter 11 and will close 102 stores; Steinbach Stores will be acquired by Crowley, Milner & Co.; Younkers will merge with Proffitts; and Strawbridge and Clothier has hired a financial advisor to explore strategic alternatives for this Philadelphia based chain.

     o Aside from the changes in the department store arena, the most notable transaction in 1995 involved General Growth Properties' acquisition of the Homart Development Company in a $1.85 billion year-end deal. Included were 25 regional malls, two current projects and several development sites. In November, General Growth arranged for the sale of the community center division to Developers Diversified for approximately $505 million. Another notable deal involved Rite Aid Corporation's announcement that it will acquire Revco Drug Stores in a $1.8 billion merger to form the nation's largest drug store company with sales of $11 billion and 4,500+/- stores.

     o As of January 1, 1995 there were 311 outlet centers with 44.4 million square feet of space. Outlet GLA has grown at a compound annual rate of 18.1 percent since 1989. Concerns of over-building, tenant bankruptcies, and consolidations have now negatively impacted this industry as evidenced by the hit the outlet REIT stocks have taken. Outlet tenants have not been immune to the global troubles impacting retail sales as comparable store sales were down 3.1 percent through November 1995.

     o Category Killers and discount retailers have continued to drive the demand for additional space. In 1995, new contracts were awarded for the construction or renovation of 260 million square feet of stores and shopping centers, up from 173 million square feet in 1991 according to F.W. Dodge, matching the highest levels over the past two decades. It is estimated that between 1992 and 1994, approximately
          55.0 percent of new retail square footage was built by big box retailers. In 1994, it is estimated that they accounted for 80.0 percent of all new stores. Most experts agree that the country is over-stored. Ultimately, it will lead to higher vacancy rates and place severe pressure on aging, capital intensive centers. Many analysts predict that consolidation will occur soon in the office products superstores category where three companies are battling for market share - OfficeMax, Office Depot and Staples.

================================================================================

                                            National Retail Market Overview
================================================================================

     o Entertainment is clearly the new operational requisite for property owners and developers who are incorporating some form of entertainment into their designs. With a myriad of concepts available, ranging from mini-amusement parks to multiplex theater and restaurant themes, to interactive high-tech applications, choosing the right formula is a difficult task.

Investment Criteria and Institutional Investment Performance

     Investment criteria for mall properties range widely. Many firms and organizations survey individuals active in this industry segment in order to gauge their current investment criteria. These criteria can be measured against traditional units of comparison such as price (or value) per square foot of GLA and overall capitalization rates.

     The price that an investor is willing to pay represents the current or present value of all the benefits of ownership. Of fundamental importance is their expectation of increases in cash flow and the appreciation of the investment. Investors have shown a shift in preference to initial return, placing probably less emphasis on the discounted cash flow analysis (DCF). A DCF is defined as a set of procedures in which the quantity, variability, timing, and duration of periodic income, as well as the quantity and timing of reversions, are specified and discounted to a present value at a specified yield rate. Understandably, market thinking has evolved after a few hard years of reality where optimistic cash flow projections did not materialize. The DCF is still, in our opinion, a valid valuation technique that when properly supported, can present a realistic forecast of a property's performance and its current value in the marketplace.

     Equitable Real Estate Investment Management, Inc. reports in their Emerging Trends in Real Estate - 1996 that their respondents give retail investments generally poor performance forecasts in their latest survey due to the protracted merchant shakeout which will continue into 1996. While dominant, Class A malls are still considered to be one of the best real estate investments anywhere, only 13.0 percent of the respondents recommended buying malls. Rents and values are expected to remain flat (in real terms) and no one disputes their contention that 15 to 20 percent of the existing malls nationwide will be out of business by the end of the decade. For those centers that will continue to reposition themselves, entertainment will be an increasingly important part of their mix.

     Investors do cite that, after having been written off, department stores have emerged from the shake-out period as powerful as ever. The larger chains such as Federated, May and Dillard's, continue to acquire the troubled regional chains who find it increasingly difficult to compete against the category killers. Many of the nations largest chains are reporting impressive profit levels, part of which has come about from their ability to halt the double digit sales growth of the national discount chains. Mall department stores are aggressively reacting to power and outlet centers to protect their market share. Department stores are frequently meeting discounters on price.

     While power centers are considered one retail property type currently in a growth mode, most respondents feel that the country is over-stored and value gains with these types of centers will lag other property types, including malls, over five and ten year time frames.

================================================================================

                                            National Retail Market Overview
================================================================================

     The following chart summarizes the results of their current survey.

=========================================================================================
                     Retail Property Rankings and Forecasts
=========================================================================================
                      Investment Potential                    Predicted Value Gains
                      --------------------                    ---------------------
  Property Type                                1996
                     Rating(1)   Ranking(2) Rent increase   1 Yr.      5 Yrs.     10 Yrs.
=========================================================================================
  Regional Malls        4.9         8th         2.0%         2%         20%        40%
-----------------------------------------------------------------------------------------
  Power Centers         5.3         6th         2.3%         1%         17%        32%
-----------------------------------------------------------------------------------------
Community Centers       5.4         5th         2.4%         2%         17%        33%
=========================================================================================
(1)  Scale of 1 to 10

(2)  Based on 9 property types
1=========================================================================================

     The NCREIF Property Index represents data collected from the Voting Members of the National Council of Real Estate Investment Fiduciaries. As shown in the following table, data through the third quarter of 1995 shows that the retail index posted a positive 1.23 percent increase in total return. Increased competition in the retail sector from new and expanding formats and changing locational references has caused the retail index to trail all other property types. As such, the -2.01 percent decline in value reported by the retail subindex for the year were in line with investors' expectations.

================================================================================
                             Retail Property Returns
                                  NCREIF Index
                              Third Quarter 1995(%)
================================================================================
 Period               Income     Appreciation        Total    Change in CPI
================================================================================
3rd Qtr 1995          1.95          -.72             1.23         .46
--------------------------------------------------------------------------------
  One Year            8.05          -2.01            5.92        2.55
--------------------------------------------------------------------------------
Three Years           7.54          -3.02            4.35        2.73
--------------------------------------------------------------------------------
 Five Years           7.09          -4.61            2.23        2.92
--------------------------------------------------------------------------------
 Ten Years            6.95            .54            7.52        3.53
================================================================================
Source: Real Estate Performance Report
    National Council of Real Estate Investment Fiduciaries
================================================================================

     It is noted that the positive total return continues to be affected by the capital return component which has been negative for the last five years. However, as compared to the CPI, the total index has performed relatively well.

Real Estate Investment Trust Market (REITs)

     To date, the impact of REITs on the retail investment market has been significant, although the majority of Initial Property Offerings (IPOs) involving regional malls, shopping centers, and outlet centers did not enter the market until the latter part of 1993 and early 1994. It is noted that REITs have dominated the investment market for apartment properties and have evolved into a major role for retail properties as well.

================================================================================

                                            National Retail Market Overview
================================================================================

     As of November 30, 1995, there were 297 REITs in the United States, about
79.0 percent (236) which are publicly traded. The advantages provided by REITs, in comparison to more traditional real estate investment opportunities, include the diversification of property types and location, increased liquidity due to shares being traded on major exchanges, and the exemption from corporate taxes when 95.0 percent of taxable income is distributed.

     There are essentially three kinds of REITs which can either be "open-ended", or Finite-life (REITs) which have specified liquidation dates, typically ranging from eight to fifteen years.

     o Equity REITs center around the ownership of properties where ownership interests (shareholders) receive the benefit of returns from the operating income as well as the anticipated appreciation of property value. Equity REITs typically provide lower yields than other types of REITs, although this lower yield is theoretically offset by property appreciation.

     o Mortgage REITs invest in real estate through loans. The return to shareholders is related to the interest rate for mortgages placed by the REIT.

     o Hybrid REITs combine the investment strategies of both the equity and mortgage REITs in order to diversify risk.

     The influx of capital into REITs has provided property owners with an significant alternative marketplace of investment capital and resulted in a considerably more liquid market for real estate. A number of "non-traditional" REIT buyers, such as utility funds and equity/income funds, established a major presence in the market during 1993/94.

     1995 was not viewed as a great year for REITs relative to the advances seen in the broader market. Through the end of November, equity REITs posted a 9.3 percent total return according to the National Association of Real Estate Investment Trusts (NAREIT). The best performer among equity REITs was the office sector with a 29.4 percent total return. This was followed by self-storage (27.3%), hotels (26.7%), triple-net lease (20.6%), and health care (18.8%). Two equity REIT sectors were in the red - outlet centers and regional malls.

Retail REITs

     As of November 30, 1995, there were a total of 47 REITs specializing in retail, making up approximately 16 percent of the securities in the REIT market. Depending upon the property type in which they specialize, retail REITs are divided into three categories: shopping centers, regional malls, and outlet centers. The REIT performance indices chart shown as Table A on the following page, shows a two-year summary of the total retail REIT market as well as the performance of the three composite categories.

================================================================================

                                             National Retail Market Overview
================================================================================


================================================================================
                       Table A - REIT Performance Indicies
--------------------------------------------------------------------------------
                              Y-T-D Total  Dividend  No. of REIT    Market
                                Return       Yield   Securities  Capitalization*
================================================================================
                          As of November 30,1995
--------------------------------------------------------------------------------
TOTAL RETAIL                    0.49%       8.36%       47        $14,389.1

    Strip Centers               2.87%       8.14%       29        $ 8,083.3
    Regional Malls             -2.47%       9.06%       11        $ 4,886.1
    Outlet Centers             -2.53%       9.24%        6        $ 1,108.7
--------------------------------------------------------------------------------
                         As of November 30, 19 94
--------------------------------------------------------------------------------
TOTAL RETAIL                   -3.29%       8.35%       46        $12,913.1

    Strip Centers              -4.36%       7.98%       28        $ 7,402.7
    Regional Malls              2.84%       8.86%       11        $ 4,459.1
    Outlet Centers            -16.58%       8.74%        7        $ 1,051.4
--------------------------------------------------------------------------------
*    Number reported in thousands.
     Source: Realty Stock Review
================================================================================

     As can be seen, the 47 REIT securities have a market capitalization of approximately $14.4 billion, up 11.5 percent from the previous year. Total returns were positive through November 1995, reversing the negative return for the comparable period 12 months earlier. It is noted that the positive return was the result of the strength of the shopping center REITS which constitute nearly 60 percent of the market capitalization. Total retail REITS dividend yields have remained constant over the last year at approximately 8.36 percent. Regional mail and shopping center REITS dominate the total market, making up approximately 85 percent of the 47 retail REITs.

     While many of the country's best quality malls and shopping centers have recently been offered in the public market, this heavily capitalized marketplace has provided sellers with an attractive alternative to the more traditional market for large retail properties.

Regional Mall REITs

     The accompanying exhibit Table B summarizes the basic characteristics of eight REITS and one publicly traded real estate operating company (Rouse Company) comprised exclusively or predominantly of regional mail properties. Excluding the Rouse Company (ROUS), the 1POs have all been completed since November 1992. The nine public offerings with available information have a total of 281 regional or super regional malls with a combined leasable area of approximately 229 million square feet. This figure represents more than 14.0 percent of the total national supply of this product type.

================================================================================

                                            National Retail Market Overview
================================================================================

     The nine companies are among the largest and best capitalized domestic real estate equity securities, and are considerably more liquid than more traditional real estate related investments. Excluding the Rouse Company, however, these companies have been publicly traded for only a short period, and there is not an established track record. General Growth was the star performer in 1995 with a 15 percent increase in its stock price following the acquisition of the Homart retail portfolio from Sears for $1.85 billion - the biggest real estate acquisition of the decade.

-------------------------------------------------------------------------------------------------------------------------------
Table 8 - REGIONAL MALL REIT ANALYSIS Cushman &
Wakefield, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  REIT PORTFOLIO                             CBL       CWN       EJD       GGP       MAC       ROUS     SPG        TCO        URB
                                            CBL &     Crown     Edward    General  Macerich    Rouse    Simon     Taubman     Urban
                                            Assoc.   Amercian  Debartolo  Growth   Company    Company  Property   Centers   Shopping
====================================================================================================================================
Company overview

Total Retail Centers                            95        23        51        40        16        67        56        19       12
    -Super Regional Centers*                     5         1        28        14         4        27        21        16        7
    -Regional Centers                           11        22        23        25        10        27        35         3        2
    -Community Centers                          79      --          11         1         2        13        55      --          3
    -Other                                    --        --        --        --        --        --           3      --       --
Total Mal1 GLA**                            17,129    12,686    44,460    28,881    10,620    44,922    39,329    22,031    8,895
Total Mall Shop GLA**                        6,500     4,895    15,300    12,111      --      19,829    15,731     9,088    2,356
Avg. Total GLA/Center**                        180       552       872       722       664       670       702     1,160      741
Avg. Mall Shop GLA/Center**                     68       213       300       303      --         296       281       478      196
------------------------------------------------------------------------------------------------------------------------------------
Mall Operations

Reporting Year                                1994      1994      1994      1994      1994      1994      1994      1994     1994
Avg. Sales PSF of Mall GLA                    $226      $204      $260      $245      $262      $285      $259      $335     $348
Minimum Rent/Sales Ratio                       8.6%      7.1%      8.3%     --        --        --         6.8%     10.2%     8.1%
Total Occupancy Cost/Sales Ratio              12.2%     10 0      12.4%     --        11.2%     --        10.2%     14.8%    11.7%
Mall Shop Occupancy Level                     88.7%     84.0%     85.0%     87.0%     92.9%     --        86.2%     86.6%    93.3%
------------------------------------------------------------------------------------------------------------------------------------
Share Prices

IPO Date                                  10/27/93    8/9/93   6/30/94    4/8/93    3/9/94      1966  12/26/93   10/6/93  11/18/92
IPO Price                                   $19.50    $17.25    $14.75    $22.00    $19.00      --      $22.25    $11.00    $23.50
Current Price (12/15/95)                    $21.63     $7.38    $13.00    $19 13    $19.75    $19.63    $25,13     $9.75    $21.75
52 - Week High                              $22.00    $14.13    $15.13    $22.63    $21.88    $22.63    $26,00    $10.38    $22.50
52 - Week Low                               $17.38     $6.50    $12.00    $18.13    $19.25    $17.50    $22.50     $8.88    $18.75
------------------------------------------------------------------------------------------------------------------------------------
Capitalization & Yields

Outstanding Shares***                        30.20     36.85     89.60     43.37     31.45     47.87     95.64    125.85    21.19
Market Capitalization***                      $653      $272    $1,165      $830      $621      $940    $2,403    $1,227     $461
Annual Dividend                              $1.59     $0.80     $1.26     $1.72     $1.68     $0.80     $1.97     $0.88    $1.94
Dividend Yield (12/15/95)                     7.35%    10.84%     9.69%     8.99%     8.51%     4.08%     7.84%     9.03%    8.92%
FFO 1995****                                 $1.85     $1.50     $1.53     $1.96     $1.92     $1.92     $2.28     $0.91    $2.17
FFO Yield (12/15/95)                          8.55%    20.33%    11.77%    10.25%     9.72%     9.78%     9.07%     9.33%    9.98%
------------------------------------------------------------------------------------------------------------------------------------

Source: Salomon Bothers and Realty Stock Review, Annual Reports

     *     Super Regional Center(> = 800,000 Sq. Ft)
     **    Numbers in thousands (000) includes malls only
     ***   Numbers in millions
     **** Funds From Operations is defined as net income (loss) before depreciation, amortization, other non-cash items, extraordinary items, gains or losses on sales of assests and before minority interests in the Operating Partnership.
--------------------------------------------------------------------------------

================================================================================
                                      -22-

                                            National Retail Market Overview
================================================================================

Shopping Center REITs

     Shopping center REITs comprise the largest sector of the retail REIT market accounting for 29 out of the total 47 securities. General characteristics of eight of the largest shopping center REITs are summarized on Table C. The public equity market capitalization of the eight companies totaled $6.1 billion as of December 15, 1995. The two largest, Kimco Realty Corp. and New Plan Realty Trust have a market capitalization equal to approximately 34.5 percent of the group total.

     While the regional mail and outlet center REIT markets struggled through 1995, shopping center REITs showed a positive November 30, 1995 year-to-date return of 2.87%. Through 1995, transaction activity in the national shopping center market has been moderate. Most of the action in this market is in the power center segment. As an investment, power centers appeal to investors and REITs because of the high current cash returns and long-term leases. However, with their popularity, the potential for overbuilding is high. Also creating skepticism within this market is the stability of several large discount retailers such as Kmart, and other discount department stores which typically anchor power centers. Shopping center REITs which hold numerous properties where struggling retailers are located are currently keeping close watch over these centers in the event of these anchor tenants vacating their space.

     Similar to the regional mall REITs, shopping center REITs have been publicly traded for only a short period and do not have a defined track record. While the REITs have been in existence for a relatively short period, the growth requirements of the companies should place upward pressure on values due to continued demand for new product.

================================================================================

                                            National Retail Market Overview
================================================================================


------------------------------------------------------------------------------------------------------------------------------------
Table C - SHOPPING CENTER REIT ANALYSIS
Cushman &  Wakefield, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  REIT PORTFOLIO                             DDR         FRT        GRT        JPR         KIM         NPR        VNO         WRI
                                            Devel.     Federal    Glimcher      JP         Kimco     New Plan   Vornado   Weingarten
                                         Diversified  Realty Inv   Realty    Realty Inc  Realty Corp  Realty     Realty      Realty
====================================================================================================================================
Company 0verview

Total Properties                             111          53          84         46         193         123         65         161
Total Retail Centers                         104          53          84         40         193         102         56         141
Total Retail GLA*                         23,600      11,200      12,300      6,895      26,001      14,500      9,501      13,293
Avg. Total GLA/Center*                       227         211         146        172         135         142        170          94
------------------------------------------------------------------------------------------------------------------------------------
Mall Operations

Reporting Year                              --          --          1994       --          1994        --         --          1994
Total Rental income                         --          --        $71,101      --        $125,272      --         --        $112,233
Average Rent/Square Foot                   $6.04        --         $5.78       --         $4.82        --         --         $8.44
Total Operating Expenses                    --          --        $45,746      --        $80,563       --         --        $76,771
Operating Expenses/Square Foot              --          --         $3.72       --         $3.10        --         --         $5.78
Operating Expense Ratio                     --          --          64.3%      --          64.3%       --         --          68.4%
Total Occupancy Level                       96.6%       95.1%       96.3%      94.0%       94.7%       95.4%      94.0%       92.0%
------------------------------------------------------------------------------------------------------------------------------------
     Share Prices

IPO Date                                    1992        1993        1994       1994        1991        1973       1993        1985
IPO Price                                 $19.50      $17.25      $14.75      $22.00     $19.00        --        $22.25       --
Current Price (12/15/97)                  $29.88      $23.38      $17.75      $20.63     $42.25      $21.63      $36.13     $36.13
52 -Week High                             $32.00      $23.75      $22.38      $21.38     $42.25      $23.00      $38.13     $38.13
52 - Week Low                             $26.13      $19.75      $16 63      $17 38     $35.00      $18.75      $32.75     $32.75
------------------------------------------------------------------------------------------------------------------------------------
     Capitalization & Yields

Outstanding Shares**                       18.96       32.22       24.48      19.72       22.43       53.26      24.20       26.53
Market Capitalization**                     $567        $753        $435       $407        $948      $1,152       $874        $959
Annual Dividend                            $2.40       $1.64       $1.92      $1.68       $2.16       $1.39      $2.24       $2.40
Dividend Yield (12/15/95)                   8.03%       7.01%      10.82%      8.14%       5.11%       6.43%      6.20%       6.64%
FF0 1995***                                $2.65       $1.78       $2.25      $1.83       $3.15       $1.44      $2.67       $2.80
FFO Yield (12/15/95)                        8.87%       7.61%      12.68%      8.87%       7.46%       6.66%      7.39%       7.75%
------------------------------------------------------------------------------------------------------------------------------------
Source Salomon Bothers and Realty Stock Review, Annual Reports

     *    Numbers in thousands (000) includes retail properties only.
     **   Numbers in millions.
     ***  Funds From Operations is defined as net income (loss) before depreciation, amortization, other non-cash items, extraordinary items, gains or losses on sales of assests and before minority interests in the Operating Partnership

------------------------------------------------------------------------------------------------------------------------------------

================================================================================

                                            National Retail Market Overview
================================================================================

Outlook

     A review of various data sources reveals the intensity of the development community's efforts to serve a U.S. retail market that is still growing, shifting and evolving. It is estimated 25-30 power centers appear to be capable of opening annually, generating more than 12 million square feet of new space per year. That activity is fueled by the locational needs of key power center tenants, 27 of which indicated in recent year-end reports to shareholders an appetite for 900 new stores annually, an average of 30 new stores per firm.

     With a per capita GLA figure of 19 square feet, most analysts are in agreement that the country is already over-stored. As such, new centers will become feasible through the following demand generators:

     o The gradual obsolescence of some existing retail locations and retail facilities;

     o The evolution of the locational needs and format preferences of various anchor tenants; and

     o Rising retail sales generated by increasing population and household levels.

     By the year 2000, total retail sales are projected to rise from $2.237 trillion in 1994 to almost $2.9 trillion; shopping center-inclined sales are projected to rise by $361 billion, from $1.194 trillion in 1994 to nearly $1.6 trillion in the year 2000. Those increases reflect annual compound growth rates of 4.1 percent and 4.5 percent, respectively, for the six-year period.

     On balance, we conclude that the outlook for the retail industry is one of cautious optimism. Because of the importance of consumer spending to the economy, the retail industry is one of the most studied and analyzed segments of the economy. One obvious benefactor of the aggressive expansion and promotional pricing which has characterized the industry is the consumer There will continue to be an increasing focus on choosing the right format and merchandising mix to differentiate the product from the competition and meet the needs of the consumer. Quite obviously, many of the nations' existing retail developments will find it difficult if not impossible to compete. Tantamount to the success of these older centers must be a proper merchandising or repositioning strategy that adequately considers the feasibility of the capital intensive needs of such an undertaking. Coincident with all of the change which will continue to influence the industry is a general softening of investor bullishness. This will lead to a realization that the collective interaction of the fundamentals of risk and reward now require higher capitalization rates and long term yield expectations in order to attract investment capital.

================================================================================

                               [GRAPHIC OMITTED]
                           FLOOR PLAN OF THE GALLERIA
                               MAIN STREET LEVEL




================================================================================

                               [GRAPHIC OMITTED]
                           FLOOR PLAN OF THE GALLERIA
                                  GARDEN LEVEL

                               [GRAPHIC OMITTED]
                           FLOOR PLAN OF THE GALLERIA
                              FASHION LEVEL LEVEL 1

                               [GRAPHIC OMITTED]
                           FLOOR PLAN OF THE GALLERIA
                              FASHION LEVEL LEVEL 2

                          THE GALLERIA AT WHITE PLAINS

                                PROPERTY NO. 9130

                                1/1/96 - 12/31/96

                                OPERATING BUDGET




                                                 REVISION DATE: SEPTEMBER 1,1995

                              RETAIL BUDGET - 1996

                                   INDEX PAGE
 SECTION                                                                   PAGE

    1      GENERAL INFORMATION
           ---------------------------------------------------------------------
                    SUMMARY NARRATIVE                                       3
                    FACT SHEET                                              6


    2      BUDGET SUMMARY
           ---------------------------------------------------------------------
                    YEAR-TO-YEAR BUDGET COMPARISON (Budget page B1)          8
                    VARIANCE ANALYSIS                                        9
                    TWELVE MONTH SPREADSHEET (Budget page B2)               22
                    SUMMARY BY MINOR CODE                                    3

    3      RECOVERABLE EXPENSE DETAIL                                       24
           ---------------------------------------------------------------------
    4      INCOME DETAIL                                                    31
           ---------------------------------------------------------------------
    5      EXPENSE DETAIL                                                   92
           ---------------------------------------------------------------------
    6      MARKETING FUND (If Applicable)                                   N/A
           ---------------------------------------------------------------------
           SUMMARY OF CONTRACT EXPENSES                                     107

                          THE GALLERIA AT WHITE PLAINS
                        1996 COMMERCIAL OPERATING BUDGET
                                SUMMARY NARRATIVE

The Galleria at White Plains has a GLA of 326,449 square feet and two department store anchors totaling 555,915 square feet, for a combined total for the center of 882,363 square feet. The two department stores are Stern's formally Abraham & Straus) and JCPenney, both middle-market stores. Filene's Basement, the Massachusettes based discounter, opened a 26,100 square foot store on the Main Street level of the mail in November 1992. In addition, there are 144 small stores including a 13 unit food court. The four-level enclosed mall has an attached 2,416 space parking garage which is owned and operated by the City of White Plains.

The mall was built in 1990 as the centerpiece of an ambitious downtown urban renewal project. Since that time the entire downtown White Plains area has developed into a vital commercial and retail center for Westchester County. The daytime population of the City of White Plains is 250,000 with a resident population of approximately 47,000. White Plains is the county seat of Westchester County, with a relatively strong economy and low unemployment. The Galleria benefits from a dual urban/suburban customer base. Located within walking distance of almost 6 million square feet of office space, The Galleria's food court is an excellent noontime attraction for the local office worker trade. This additional benefit of excellent highway access and close proximity to public transportation also contributed to The Galleria's high sales volume of $390 per square foot for the rolling twelve month period ended December 1994.

The trade area for The Galleria covers an extensive geographic area with a population of approximately 1.5 million. Over 50% of The Galleria's shoppers originate in White Plains and Southern Westchester. The estimated 1994 average household income in the primary trade area was $55,479. The median household income in Westchester County ranks within the top 1% of the nation.

For the past ten years, The Galleria has enjoyed tremendous success due primarily to the lack of direct competition in the immediate market area However, in March 1995, "The Westchester", an upscale regional mall developed by the O'Connor Group of New York City, opened within one mile from The Galleria. The 850,000 square foot mall is anchored by Nordstrom and Neiman Marcus with tenants including Tiffany, Gucci, Brooks Brothers and William Sonoma.

Although The Galleria is anticipated to experience a negative sales impact initially due to the opening of "The Westchester", this is expected to dissipate over the long term. The two malls are positioned very differently with respect to tenant mix and customer base, with each property focusing on a distinct portion of the retail market.

To further establish and secure its place in the market, The Galleria completed a major $12 million renovation in 1993. The renovation included new mall street entrances and signage, new interior floor finishes, lighting, skylight reglazing, landscaping, interior graphics, and additional food court seating. The dramatic improvements to the appearance of The Galleria have reinforced retailer confidence and customer perceptions, and will help ensure that The Galleria maintains its market niche and continues to be as successful throughout the 90s as it was in the previous decade.

                      THE GALLERIA AT WHITE PLAINS (#9130)

                        1996 COMMERCIAL OPERATING BUDGET

                                 BUDGET OVERVIEW


Total income for the 1996 budget period is projected at $17,534,098.

Occupancy in January 1996 is anticipated to be 92.4% and is projected to decrease to 83.5% by the end of the year with the average occupancy at 82.0% for the budget period. The lower occupancy results in a decrease in base rent for 1996, and similarly impacts percentage rent, common area, real estate tax, and utility income for the period.

The total expenses for 1996 am projected at $8,265,686 representing a decrease of 0.5% from the 1995 projected actual expenses. 1995 was the final year that the $100,000 payment towards the parking garage deficit was required under the terms of the Reciprocal Operating Agreement with the City, which favorably impacts expenses for 1996.

Capital improvements budgeted for 1996 include tiling of the five garage elevator vestibules and food court neutral piers at a cost of $85,000; replacement of badly deteriorated exterior service doors at a cost of $50,000; installation of additional closed circuit security cameras for the exterior entrances and roof areas at a cost of $36,000 and a lighting retrofit of the common areas at the 3 West entrance and public restroom hallway at a cost of S45,000. In addition, a complete retrofit and upgrade of the mall's central plant HVAC system has been budgeted at a cost of $750,000, along with the installation of a new natural gas line and gas conversion of the boilers at a cost of $140,000 and the in-place closure of the two underground oil tanks at a cost of $30,000.


                             (CONTINUED) ..........

Page 2
Budget Overview
Continued


1996 BILLING RATES ARE AS FOLLOWS:
----------------------------------

                                                 1996                           1995
                                                 ----                           ----
                                         CHARGE PER SQUARE FOOT         CHARGE PER SQUARE FOOT
                                         ----------------------         ----------------------
                                      Mall Tenants     Food Court    Mall Tenants     Food Court
                                      ------------     ----------    ------------     ----------
Common Area Maintenance               $   14.30       $   14.30       $   13.48       $   13.48
Real Estate Taxes                          9.78            9.78            8.12            8.12
Mall HVAC                                  1.66            1.66            1.66            1.66
Marketing Fund                             1.75            1.75            1.75            1.75
Water/Serer*                               0.10            0.10            0.10            0.10
Food Court                                                34.81                           34.81
                                        ---------       ---------       ---------      ---------
 TOTAL EXTRA CHARGES-                 $   27.59       $   62.40       $   25.11       $   59.92


*NOTE: Food court tenants are billed at $4.87 psf for water.

Cash flow for the 1996 budget period is projected to be $3,038,956.

CENTER: The Galleria at White Plains                                  CO. #:9130
OWNERSHIP: C.F. White Plains Associates

                                                                      % INTEREST
PARTNERSHIP: CFSCP (New York)                                           99.66%
C.F. Properties (Shannon)                                                5.34%

MAILING ADDRESS: 100 Main Street
                 White Plains, NY 10601

MANAGEMENT COMPANY: Cadillac Fairview Shopping Centers (US) Limited

LOCATION: Downtown White Plains, New York

MAJOR ACCESS HIGHWAYS: Cross Westchester Expressway (Rte. 287)
                       Interstate 684

OPENING DATE: August 1, 1980

RENOVATION DATE(S): June 1992-October 1993

DEVELOPER: Cadillac Fairview Shopping Centers (US) Limited

DATE PURCHASED: January 1,1988

ACQUISITION PURCHASE PRICE: N/A

MORTGAGE AMOUNT OUTSTANDING: 37,599,392  AS OF: 8/1/95

WHEN IS LOAN DUE: July 1, 2016

LENDER: Teachers Insurance and Annuity Association

DESCRIPTION: Urban, four-level enclosed mall

SITE ACRES: 9.9

MAJOR STORES:   NAME            SQUARE FOOTAGE    NON-OWNED/OWNED
                ----            --------------    ---------------
                Stern's             328,599       Non-Owned
                JC Penney           227,316       Ground Lease
                                   --------       Owned
                                                  (Owned-Owned by shopping ctr.)
                       Total       555,915
                                   -------
                                                  (Non-Owned=Owned by major)
SMALL SHOP GLA: 326,448

PAD TENANTS: N/A

GROSS LEASABLE AREA: 882,363
WITH MAJOR STORES

GROSS LEASABLE AREA: 326,448
OWNED BY SHOPPING CENTER

NUMBER OF SMALL SHOPS: 144

SMALL SHOP OCCUPANCY AS OF 8/1/95: 91.60%
PARKING SPACES: 2,416 (Municipal Garage)

PARKING RATIO: 2.7 per 1,000 sq. ft. 99.66%

SALES HISTORY:                    YEAR                   $SF
                                  ----                   ---
                                  1993                  $388
                                  1994                  $390
                    Projected     1995                  $351

PRIMARY TRADE AREA: North  twelve  miles  to town  of  Ossining  in  Westchester
                    County; East five miles bounded by NY/CT state line; West seven miles to the Hudson River; and south Fifteen miles into the Bronx.

PRIMARY TRADE AREA
POPULATION: 1.5%

% OF EXPECTED INCREASE
NEXT 5 YEARS: 1.5%

PRIMARY TRADE AREA
AVERAGE HOUSEHOLD INCOME: $55,478.00

COMPETITION:
                       CENTER    Stamford Town Center
                    LOCATION    Downtown Stamford, CT
          DISTANCE FROM MALL    15 miles
                         GLA    900,000 SF
        NUMBER OF MALL SHOPS    170
           NUMBER OF ANCHORS    3
                     ANCHORS    Macy's, Filene's, Saks
                OPENING DATE    1982

                      CENTER    The Westchester
                    LOCATION    White Plains, NY
          DISTANCE FROM MALL    1/2 mile
                         GLA    850,000 SF
        NUMBER OF MALL SHOPS    150
           NUMBER OF ANCHORS    2
                     ANCHORS    Nordstrom, Neiman Marcus
                OPENING DATE    1995

                      CENTER    Danbury Fair Mall
                    LOCATION    Danbury, CT
          DISTANCE FROM MALL    25 miles
                         GLA    1,200,000 SF
        NUMBER OF MALL SHOPS    215
           NUMBER OF ANCHORS    5
                     ANCHORS    Macy's Sears, JC Penney, Lord & Taylor, Filene's
                OPENING DATE    1986

DATE PREPARED: August 10,1995

                           URBAN RETAIL PROPERTIES CO.

PAGE B-1
                         1996 COMMERCIAL OPERATIG BUDGET
Property:  THE GALLERIA AT WHITE PLAINS                           DATE: 09/01/95
Company #:  9130                                                  TIME: 05:06PM
GLA -  Small Shop: 326,448

                           YR-TO-YR BUDGET COMPARISON

------------------------------------------------------------------------------------------------------------------------------------
                            1995     1995 Budget 1995 Proj   1995 Proj    1996      1996 Budget   Variance    %Variance    Reference
                            Budget     /Sq. Ft.   Actual    Act/Sq. Ft   Budget       /Sq.FT     96Bud95Act   96Bud/95Act   Pg No.
====================================================================================================================================
INCOME:
Rental Income             9,538,362    $29.22   9,425,940     $28.87   9,510,665      $29.13       84,725       0.90%          31
Percentage Rent             304,811      0.93     394,100       1.21     276,392        0.85     (117,708)    -29.87%          50
Common Area Income        3,814,714     11.69   3,800,891      11.64   3,453,865       10.58     (347,026)     -9.13%          54
Food Court Income           292,522      0.90     280,594       0.86     308,847        0.95       28,253      10.07%          54
Real Estate Tax Income    2,682,644      8.22   2,631,151       8.06   2,562,054        7.85      (69,097)     -2.63%          54
Utility Income            1,561,289      4.78   1,515,295       4.64   1,359,755        4.17     (155,540)    -10.26%          91
Other Tenant Charges              0      0.00           0       0.00           0        0.00            0       0.00%          91
Miscellaneous Income         46,752      0.14      66,005       0.20      62,520        0.19       (3,485)     -5.28%          91
------------------------------------------------------------------------------------------------------------------------------------
  TOTAL INCOME           18,241,094    $55.88  18,113,976     $55.49  17,534,098      $53.71     (579,878)     -3.20%
------------------------------------------------------------------------------------------------------------------------------------
EXPENSES:
Advertising/Promotion         1,040     $0.00       1,040      $0.00       1,040       $0.00            0       0.00%          92
Administrative               77,708      0.24      75,635       0.23      69,800        0.21       (5,835)     -7.71%          92
Janitorial/Cleaning       1,115,148      3.42   1,127,000       3.45   1,128,000        3.46        1,000       0.09%          93
Building Decorating          13,680      0.04      13,680       0.04      13,680        0.04            0       0.00%          93
Lawn Maintenance             60,800      0.19      60,800       0.19      60,800        0.19            0       0.00%          94
Security                    796,800      2.44     806,344       2.47     805,800        2.47         (544)     -0.07%          94
Rubbish Removal              45,252      0.14      30,252       0.09      34,200        0.10        3,948      13.05%          94
Snow Removal                  2,000      0.01       2,000       0.01       2,000        0.01            0       0.00%          94
Parking Lot Repairs and
 Maint                      102,000      0.31     100,000       0.31       2,000        0.01      (98,000)     98.00%          94
Building Maint. & Repair  1,350,612      4.14   1,280,147       3.92   1,246,389        3.82      (33,758)     -2.64%          95
Payroll - Salary/Bonus      265,602      0.81     228,380       0.70     233,672        0.72        7,292       3.19%          96
Payroll - Taxes/Insurance    53,124      0.16      45,676       0.14      47,137        0.14        1,461       3.20%          96
Other Operating Expenses    127,712      0.39     133,908       0.41     108,236        0.33      (25,672)    -19.17%          99
Management Fees             395,839      1.21     395,834       1.21     381,295        1.17      (14,539)     -3.67%         100
General Insurance           184,279      0.56     184,761       0.57     184,761        0.57            0       0.00%         100
Professional Services       126,172      0.39      87,400       0.27      96,514        0.30        9,114      10.43%         100
Utility - Electricity     1,084,256      3.32   1,039,256       3.18   1,039,256        3.18         0.0%       0.00%         101
        - Gas/Fuel           80,902      0.25      80,902       0.25      80,902        0.25            0       0.00%         101
        - Water/Sewer        78,138      0.24      94,800       0.29      96,720        0.30        1,920       2.03%         102
Real Estate Taxes (incl.
 Consultant Fees)         2,420,517      7.41   2,504,654       7.67   2,631,484        8.06      126,830       5.06%         102

------------------------------------------------------------------------------------------------------------------------------------
  TOTAL EXPENSES          8,381,581    $25.68   8,292,469     $25.40   8,265,686      $25.32     (26,783)      -0.32%
------------------------------------------------------------------------------------------------------------------------------------
    NET OPERATING INCOME  9,859,513    $30.20   9,821,507     $30.09   9,268,412      $28.39    (553,095)      -5.63%
------------------------------------------------------------------------------------------------------------------------------------
Mortgage Interest         3,837,562    $11.76   3,837,562     $11.76   3,762,961      $11.59     (54,581)      -1.42%         102
Mortgage Principal          511,639      1.57     511,639       1.57     566,205        1.73       54,566      10.66%         102
Additional Mortgage
 Interest                   270,700      0.83     298,483       0.91     277,270        0.85     (21,213)      -7.11%         102
Land Rent                         0      0.00           0       0.00           0        0.00            0       0.00%
Additional Land Rent              0      0.00           0       0.00           0        0.00            0       0.00%
Other Interest Expenses           0      0.00           0       0.00           0        0.00            0       0.00%
------------------------------------------------------------------------------------------------------------------------------------
  SUB TOTAL OPERATING
   CASH FLOW               5,239,612    $16.05   5,173,623     $15.85   4,641,956      $14.22     (531,867)   -10.28%
------------------------------------------------------------------------------------------------------------------------------------
NET MARKETING/MEDIA
 FUNDS (Rec/Disb)                 0     $0.00           0      $0.00           0       $0.00            0       0.00%
------------------------------------------------------------------------------------------------------------------------------------
OPERATING  CASH FLOW      5,239,612    $16.05   5,173,823     $15.85   4,641,956      $14.22     (531,867)    -10.28%
------------------------------------------------------------------------------------------------------------------------------------
Tenant Improvements          25,000     $0.08      80,000      $0.25     467,000       $1.43      387,000     483.75%         103
Capital Improvements        718,000       2.2     158,000       0.48   1,136,000        3.48      978,000     618.99%         103
Lease Commissions                 0      0.00           0       0.00           0        0.00            0       0.00%         103
------------------------------------------------------------------------------------------------------------------------------------
  CASH FLOW               4,496,412    $15.77   4,935,823     $15.12   3,038,956       $9.31  (1,896,867)     -38.43%
====================================================================================================================================





--------------------------------------------------------------------------------

GENERAL INFORMATION 1996 STANDARD
==================================

GLA With All Department Stores     =      882,363

GLA With Owned Dept. Stores        =      326,448

         DEPARTMENT STORES                SQUARE FT/
         -----------------                ----------

         1. J.C. PENNY                      277,316 (NONALLOWED)
         2. STERN'S                         328,599 (NONALLOWED)
         3.                                         (          )
         4.                                         (          )
         5.                                         (          )
         6.                                         (          )
         ----------------------------     ---------
                  DEPT. STORE TOTAL        555,915

             Date of Purchase:          01-Jan-80
               Purchase Price:          N/A
                    Ownership:          CF WHITE PLAINS ASSOC.
                Cash Invested:          N/A
Sales PSF (Rolling 12 Months):          $382.55 /psf


1996 STANDARD
PRO RATA TENANT CHARGES
========================

                     $/PSF
                    ------
CAM                 $14.30
NW                    0.00
Escalations           0.00
RET                   9.78
Utilities             1.66
Marketing             1.75
Other                 0.10
--------------------------
Sub Total           $27.59
--------------------------
Food Court           34.81
--------------------------
1996 Total          $62.40
==========================

1995 Total          $59.92








--------------------------------------------------------------------------------
PAYROLL NOTES
==============

                      1995 Budgeted Payroll :                 265,602
                                   /Sq. Ft. :                   $0.81

              1995 Projected Actual Payroll :                 228,380
                                   /Sq. Ft. :                   $0.70

                        1996 Budget Payroll :                 235,672
                                   /Sq. Ft. :                   $0.72

    Variance - 1996 Budget vs 1995 Proj Act :                   7,292
                               % Difference :                   3.19%

--------------------------------------------------------------------------------

MARKETING FUND NOTES

                     Marketing Fund Income :                  341,055
          Owner's Contribution & Subsidies :                   85,264
                         Media Fund Income :                  457,800
     ----------------------------------------------------------------
                              TOTAL INCOME :                  884,119
     ----------------------------------------------------------------
                 Marketing & Media Express :                  884,119
     ----------------------------------------------------------------
               Net Marketing & Media Funds :                        0
     ================================================================


================================================================================




PAGE B-2   CO. # : 9130     DATE: 01-Sep-95    1996 COMMERCIAL OPERATING BUDGET

  Property : THE GALLERIA AT WHITE PL       Sq. Ft. 326,448            05:06 PM


------------------------------------------------------------------------------------------------------------
                                               Jan-96        Feb-96       Mar-96         Apr-96       May-96
============================================================================================================
INCOME:
Rental Income                                  784,014     1,000,313      749,047       755,346      764,654
Percentage Rent                                 15,717        20,188       46,567        81,132       13,339
Common Area Income                             318,371       281,496      281,496       283,513      275,272
Food Court Income                               29,110        25,337       25,337        25,337        7,942
Real Estate Tax Income                         231,745       201,474      201,474       202,853      239,079
Utility Income                                 126,985       109,881      109,881       110,590      110,567
Other Tenant Charges                                 0             0            0             0            0
Miscellaneous Income                             5,210         5,210        5,210         5,210        5,210
------------------------------------------------------------------------------------------------------------
TOTAL INCOME                                 1,511,152     1,643,939    1,419,142     1,464,021    1,416,063
------------------------------------------------------------------------------------------------------------
EXPENSES:
Advertising/Promotion                              520             0            0             0            0
Administrative                                   5,780         6,084        5,084         5,780        7,085
Janitorial/Cleaning                             94,000        94,000       94,000        94,000       94,000
Building Decorating                                540         2,340          540           540        2,340
Lawn Maintenance                                12,400         4,400        4,400         4,400        4,400
Security                                        67,150        67,150       67,150        67,150       67,150
Rubbish Removal                                  2,850         2,850        2,850         2,850        2,850
Snow Removal                                     2,000             0            0             0            0
Parking Lot Repairs & Maint                          0             0            0             0            0
Building Repairs & Maint                       139,998        97,506      124,281       125,401      116,006
Payroll - Salary/Bonus                          16,432        16,432       21,088        17,088       25,634
Payroll - Taxes/Insurance                        3,286         3,286        4,218         3,418        5,127
Other Operating Expenses                         8,761         9,411        8,711         9,511       13,011
Management Fees                                 31,775        31,775       31,775        31,775       31,775
General Insurance                                    0             0            0             0            0
Professional Services                            9,545        24,792        4,792         9,545        4,792
Utility - Electricity                           58,025        56,317       55,999        44,478       67,323
         - Gas/Fuel                             10,868        16,963       16,432             0            0
         - Water/Sewer                           1,160        40,348        1,160         1,160        1,160
Real Estate Taxes (Incl. Consultant Fees)    1,008,445             0      566,272             0            0
------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES                               1,473,535       473,654    1,008,752       417,096      442,653
------------------------------------------------------------------------------------------------------------
     NET OPERATING INCOME                       37,617     1,170,285      410,390     1,046,925      973,410
------------------------------------------------------------------------------------------------------------
Mortgage Interest                              317,409       317,027      316,642       316,254      315,862
Mortgage Principal                              45,023        45,405       45,790        46,178       46,570
Additional Mortgage Interest                         0             0      277,270             0            0
Land Rent                                            0             0            0             0            0
Additional Land Rent                                 0             0            0             0            0
Other Interest Expenses                              0             0            0             0            0
------------------------------------------------------------------------------------------------------------
     SUB TOTAL OPERATING CASH FLOW            (324,815)      807,853     (229,312)      684,493      610,978
------------------------------------------------------------------------------------------------------------
NET MARKETING FUND (Rec/Disb)                        0             0            0             0            0
NET MEDIA FUND (Rec/Disb)
------------------------------------------------------------------------------------------------------------
      OPERATING CASH FLOW                     (324,815)      807,853     (229,312)      684,493      610,978
------------------------------------------------------------------------------------------------------------
Tenant Improvements                            120,000       137,000            0             0            0
Capital Improvements                           300,000       340,000      280,000        36,000       45,000
Lease Commissions                                    0             0            0             0            0
------------------------------------------------------------------------------------------------------------
     CASH FLOW                                (744,815)      330,853     (509,312)      648,493      565,978
============================================================================================================



------------------------------------------------------------------------------------------------------------
                                                Jun-96      Jul-96        Aug-96       Sep-96        Oct-96
============================================================================================================
INCOME:
Rental Income                                  764,654      758,409       761,307      767,582      769,419
Percentage Rent                                 13,339       16,604        22,536       11,610       11,740
Common Area Income                             274,886      283,167       282,612      285,954      295,698
Food Court Income                                7,942       31,287        31,287       31,287       31,287
Real Estate Tax Income                         239,078      202,855       202,873      205,158      211,822
Utility Income                                 110,567      110,791       110,251      111,426      113,546
Other Tenant Charges                                 0            0             0            0            0
Miscellaneous Income                             5,210        5,210         5,210        5,210        5,210
------------------------------------------------------------------------------------------------------------
TOTAL INCOME                                 1,415,676    1,408,323     1,416,076    1,418,227    1,438,722
------------------------------------------------------------------------------------------------------------
EXPENSES:
Advertising/Promotion                              520            0             0            0            0
Administrative                                   6,085        6,781         6,085        5,085        5,585
Janitorial/Cleaning                             94,000       94,000        94,000       94,000       94,000
Building Decorating                                540          540         2,340          540          540
Lawn Maintenance                                 4,400        4,400         4,400        4,400        4,400
Security                                        67,150       67,150        67,150       67,150       67,150
Rubbish Removal                                  2,850        2,850         2,850        2,850        2,850
Snow Removal                                         0            0             0            0            0
Parking Lot Repairs & Maint                      2,000            0             0            0            0
Building Repairs & Maint                        96,061       96,881        93,706       91,381       90,381
Payroll - Salary/Bonus                          17,086       17,086        17,086       17,086       17,086
Payroll - Taxes/Insurance                        3,418        3,418         3,418        3,418        3,418
Other Operating Expenses                         8,211        9,511         8,011        8,012        8,712
Management Fees                                 31,755       31,755        31,774       31,774       31,774
General Insurance                              184,761            0             0            0            0
Professional Services                            4,792        9,544         4,792        4,792        9,544
Utility - Electricity                          139,782      141,998       138,292      135,499       73,301
         - Gas/Fuel                              6,227            0             0            0        7,146
         - Water/Sewer                           1,160        1,160        40,772        1,160        5,160
Real Estate Taxes (Incl. Consultant Fees)            0    1,056,767             0            0            0
------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES                                 670,820    1,537,863       514,678      467,149      421,049
------------------------------------------------------------------------------------------------------------
     NET OPERATING INCOME                      744,856     (129,540)      901,398      951,078    1,017,673
------------------------------------------------------------------------------------------------------------
Mortgage Interest                              315,467      315,069       314,667      314,262      313,854
Mortgage Principal                              46,965       47,363        47,765       48,170       48,579
Additional Mortgage Interest                         0            0             0            0            0
Land Rent                                            0            0             0            0            0
Additional Land Rent                                 0            0             0            0            0
Other Interest Expenses                              0            0             0            0            0
------------------------------------------------------------------------------------------------------------
     SUB TOTAL OPERATING CASH FLOW             382,424     (491,972)      588,966      588,646      655,240
------------------------------------------------------------------------------------------------------------
NET MARKETING FUND (Rec/Disb)                        0            0             0            0            0
NET MEDIA FUND (Rec/Disb)
------------------------------------------------------------------------------------------------------------
      OPERATING CASH FLOW                      382,424     (491,972)      530,966      588,646      655,240
------------------------------------------------------------------------------------------------------------
Tenant Improvements                                  0            0             0      100,000       60,000
Capital Improvements                            50,000       85,000             0            0            0
Lease Commissions                                    0            0             0            0            0
------------------------------------------------------------------------------------------------------------
     CASH FLOW                                 332,424     (576,972)      538,966      488,646      595,240
============================================================================================================



------------------------------------------------------------------------------------------------------------
                                                Nov-96     Dec-96       TOTAL      1995 PROJ    1996 RECOV
============================================================================================================
INCOME:
Rental Income                                  817,603      818,317    9,510,665     9,425,940
Percentage Rent                                 11,740       11,790      276,392      394,100
Common Area Income                             295,700      295,700    3,453,865    3,800,891
Food Court Income                               31,287       31,287      308,847      280,594
Real Estate Tax Income                         211,821      211,822    2,562,054    2,631,151
Utility                                        114,965      120,305    1,359,755    1,515,295
Income
Other Tenant Charges                                 0            0            0            0
Miscellaneous Income                             5,210        5,210       62,520       66,005
------------------------------------------------------------------------------------------------------------
TOTAL INCOME                                 1,488,326    1,494,431   17,534,098   18,113,976
------------------------------------------------------------------------------------------------------------
EXPENSES:
Advertising/Promotion                                0            0        1,040        1,040        1,040
Administrative                                   5,281        5,005       69,800       75,635       24,172
Janitorial/Cleaning                             94,000       94,000    1,128,000    1,127,000    1,128,000
Building Decorating                              2,340          540       13,680       13,680       13,680
Lawn Maintenance                                 4,400        4,400       60,800       60,800       60,800
Security                                        67,150       67,150      805,800      806,344      805,800
Rubbish Removal                                  2,850        2,850       34,200       30,252       34,200
Snow Removal                                         0            0        2,000        2,000        2,000
Parking Lot Repairs & Maint                          0            0        2,000      100,000        2,000
Building Repairs & Maint                        93,406       87,381    1,246,389    1,280,147    1,238,389
Payroll - Salary/Bonus                          25,634       27,924      235,672      228,380      133,621
Payroll - Taxes/Insurance                        5,127        5,585       47,137       45,676       26,724
Other Operating Expenses                         8,262        8,112      108,236      133,908        8,400
Management Fees                                 31,776       31,774      381,295      395,834            0
General Insurance                                    0            0      184,761      184,761      184,761
Professional Services                            4,792        4,792       96,514       87,400            0
Utility - Electricity                           69,123       59,119    1,039,256    1,039,256    1,027,256
         - Gas/Fuel                             11,633       11,633       80,902       80,902       80,902
         - Water/Sewer                           1,160        1,160       96,720       94,800       96,720
Real Estate Taxes (Incl. Consultant Fees)            0            0    2,631,484    2,504,654    2,631,484
------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES                                 426,932      411,505    8,265,686    8,292,469    7,499,949
------------------------------------------------------------------------------------------------------------
     NET OPERATING INCOME                    1,061,394    1,082,926    9,268,412    9,821,507
------------------------------------------------------------------------------------------------------------
Mortgage Interest                              313,442      313,026    3,782,981    3,837,562            0
Mortgage Principal                              48,991       49,406      566,205      511,639            0
Additional Mortgage Interest                         0            0      277,270      298,483            0
Land Rent                                            0            0            0            0            0
Additional Land Rent                                 0            0            0            0            0
Other Interest Expenses                              0            0            0            0            0
------------------------------------------------------------------------------------------------------------
     SUB TOTAL OPERATING CASH FLOW             698,961      720,494    4,641,956    5,173,823
------------------------------------------------------------------------------------------------------------
NET MARKETING FUND (Rec/Disb)                        0            0            0
NET MEDIA FUND (Rec/Disb)                                                      0
------------------------------------------------------------------------------------------------------------
      OPERATING CASH FLOW                      698,961      720,494    4,641,956    5,173,823
------------------------------------------------------------------------------------------------------------
Tenant Improvements                             50,000            0      467,000       80,000            0
Capital Improvements                                 0            0    1,136,000      158,000       29,333
Lease Commissions                                    0            0            0            0            0
------------------------------------------------------------------------------------------------------------
     CASH FLOW                                 648,961      720,494    3,038,956    4,935,823
============================================================================================================


Property  :  THE GALLERIA AT WHITE PLAINS        URBAN RETAIL PROPERTIES CO.
COMPANY # :  9130                             1996 COMMERCIAL OPERATING BUDGET       DATE : 01-SEP-95
Square Feet  :  326,448                           *SUMMARY*  BY MINOR CODE           TIME : 05:03 PM
-----------------------------------------------------------------------------------------------------
                                   Jan-96       Feb-96      Mar-96     Apr-96      May-96     Jun-96
=====================================================================================================
  INCOME  :
RENTAL INCOME                     784,014    1,000,313     749,047    755,346     754,654    764,654
PERCENTAGE RENT                    15,717       20,188      46,657     81,132      13,339     13,339
COMMON AREA                       318,371      281,496     281,496    283,513     275,272    274,886
FOOD COURT                         29,110       25,377      25,377     25,377       7,942      7,942
REAL ESTATE TAXES                 231,745      201,474     201,474    202,853     239,079    239,078
UTILITY                           126,985      109,881     109,881    110,590     110,567    110,567
OTHER TENANT                            0            0           0          0           0          0
MISCELLANEOUS                       5,210        5,210       5,210      5,210       5,210      5,210
-----------------------------------------------------------------------------------------------------
   TOTAL INCOME                 1,511,152    1,643,939   1,419,142  1,464,021   1,416,063  1,415,676
=====================================================================================================

   EXPENSES  (BY MINOR CODE)  :

0 - ADMINISTRATIVE                 68,836       85,537      66,837     74,186      78,549     64,937
180 CAM(OUTSIDE)                  231,923      221,830     227,369    228,391     226,861    423,198
19 - MAM(INSIDE)                        0            0           0          0           0          0
31 - CENTRAL PLANT                139,397      100,165      93,339     89,584     110,308    157,750
32 - CAM SPECIAL                        0            0           0          0           0          0
33 - OPERATING TENANT                   0       39,188           0          0           0          0
34 - OPERATING(MALL)                    0            0           0          0           0          0
35 - FOOD COURT                    24,935       26,935      54,935     24,935      26,935     24,935
REAL ESTATE TAXES               1,008,445            0     566,272          0           0          0
-----------------------------------------------------------------------------------------------------
   TOTAL EXPENSES               1,473,535       473,654  1,008,752    417,096     442,653    670,820
-----------------------------------------------------------------------------------------------------
      NET OPERATING INCOME         37,617    1,170,285     410,390  1,046,925     973,410    744,856
-----------------------------------------------------------------------------------------------------
MORTGAGE INTEREST                 317,409      317,027     316,642    316,254     315,862    315,467
MORTGAGE PRINCIPAL                 45,023       45,405      45,790     46,178      46,570     46,965
ADDT'L MORTGAGE INTEREST                0            0     277,270          0           0          0
LAND RENT                               0            0           0          0           0          0
ADD'L LAND RENT                         0            0           0          0           0          0
OTHER INT EXPENSE                       0            0           0          0           0          0
-----------------------------------------------------------------------------------------------------
   SUB-TOTAL OPERATING C.F.       324,815      807,853     299,312    684,493     610,978    382,424
-----------------------------------------------------------------------------------------------------
55 - NET MKT'G FUND                     0            0           0          0           0          0
NET MEDIA FUND                          0            0           0          0           0          0
   OPERATING CASH FLOW           (324,815)     807,853    (229,312)   684,493     610,978    382,424
TENANT IMPROVEMENTS               120,000       137000           0          0           0          0
CAPITAL IMPROVEMENTS              300,000      340,000     280,000     36,000      45,000     50,000
LEASE COMMISSIONS                       0            0           0          0           0          0
CASH FLOW                        (744,815)     330,853    (509,312)   648,493     565,978    332,424
=====================================================================================================



------------------------------------------------------------------------------------------------------------------
                                   Jul-96       Aug-96      Sep-96     Oct-96      Nov-96     Dec-96        TOTAL
==================================================================================================================
   INCOME
RENTAL INCOME                     758,409      761,307     767,582    769,419     817,603    818,317    9,510,665
PERCENTAGE RENT                    16,604       22,536      11,610     11,740      11,740     11,790      276,392
COMMON AREA                       283,167      282,612     285,954    295,698     295,700    295,700    3,453,865
FOOD COURT                         31,287       31,287      31,287     31,287      31,287     31,287      308,847
REAL ESTATE TAXES                 202,855      202,873     205,158    211,822     211,821    211,822    2,562,054
UTILITY                           110,791      110,251     111,426    113,546     114,965    120,303    1,359,755
OTHER TENANT                            0            0           0          0           0          0            0
MISCELLANEOUS                       5,210        5,210       5,210      5,210       5,210      5,210       62,520
------------------------------------------------------------------------------------------------------------------
   TOTAL INCOME                 1,408,323    1,416,076   1,418,227  1,438,722   1,488,326  1,494,431   17,534,098
==================================================================================================================

   EXPENSES  (BY MINOR CODE)  :

0 - ADMINISTRATIVE                 71,185       64,736      67,737     69,189      71,995     74,397      858,116
18 - CAM(OUTSIDE)                 234,920      235,664     231,795    223,565     226,381    220,081    2,931,978
19 - MAM(INSIDE)                        0            0           0          0           0          0            0
31 - CENTRAL PLANT                150,056      147,731     142,682     99,360     101,621     92,092    1,424,085
32 - CAM SPECIAL                        0            0           0          0           0          0            0
33 - OPERATING TENANT                   0       39,612           0          0           0          0       78,800
34 - OPERATING(MALL)                    0            0           0          0           0          0            0
35 - FOOD COURT                    24,935       26,935      24,935     28,935      26,935     24,935      341,220
REAL ESTATE TAXES               1,056,767            0           0          0           0          0    2,631,464
------------------------------------------------------------------------------------------------------------------
   TOTAL EXPENSES               1,537,863      514,678     367,149    421,049     426,932    411,505    8,265,683
------------------------------------------------------------------------------------------------------------------
      NET OPERATING INCOME       (129,540)     901,398     951,078  1,017,673   1,061,394  1,082,926    9,268,415
------------------------------------------------------------------------------------------------------------------
MORTGAGE INTEREST                 315,069      314,667     314,262    313,854     313,442    313,026    3,782,981
MORTGAGE PRINCIPAL                 47,363       47,765      48,170     48,579      48,991     49,406      566,205
ADDT'L MORTGAGE INTEREST                0            0           0          0           0          0      227,270
LAND RENT                               0            0           0          0           0          0            0
ADD'L LAND RENT                         0            0           0          0           0          0            0
OTHER INT EXPENSE                       0            0           0          0           0          0            0
------------------------------------------------------------------------------------------------------------------
   SUB-TOTAL OPERATING C.F.      (491,972)     538,966     588,646    655,240     698,961    720,494    4,641,959
------------------------------------------------------------------------------------------------------------------
55 - NET MKT'G FUND                     0            0           0          0           0          0            0
NET MEDIA FUND                          0            0           0          0           0          0            0
------------------------------------------------------------------------------------------------------------------
   OPERATING CASH FLOW           (491,972)     538,966     588,646    655,240     698,961    720,494    4,641,959
------------------------------------------------------------------------------------------------------------------
TENANT IMPROVEMENTS                     0            0     100,000     60,000      50,000          0      467,000
CAPITAL IMPROVEMENTS               85,000            0           0          0           0          0    1,136,000
LEASE COMMISSIONS                       0            0           0          0           0          0            0
------------------------------------------------------------------------------------------------------------------
   CASH FLOW                     (576,972)     538,966     488,646    595,240     648,961    720,494    3,038,959
==================================================================================================================
                                                                                                          PAGE 23

PAGE R-1
Property  :  THE GALLERIA AT WHITE PLAINS        URBAN RETAIL PROPERTIES CO.
COMPANY # :  9130                                1996 COMMERCIAL OPERATING BUDGET            DATE : 01-Sep-93
Square Feet  :  326,448                          SUMMARY OF RECOVERABLE EXPENSES             TIME : 05:04  PM
------------------------------------------------------------------------------------------------------------------
                                            TOTAL 1996           0         18          19         31           32
                                          BUDGETED EXP     ADMIN OUTSIDE  CAM INSIDE CAM CENT.  PLANT  CAM SPECIAL
==================================================================================================================
   EXPENSES:
Advertisement/Promotion                          1,040           0      1,040           0          0            0
Administration                                  69,800      45,628     24,172           0          0            0
Cleaning/Janitorial                          1,128,000           0    862,500           0          0            0
Building Decorating                             13,680           0     13,680           0          0            0
Lawn Maintenance                                60,800           0     60,800           0          0            0
Security                                       805,800           0    805,800           0          0            0
Rubbish Removal                                 34,200           0     24,000           0          0            0
Snow Removal                                     2,000           0      2,000           0          0            0
Parking Lot Repairs & Maint                      2,000           0      2,000           0          0            0
Building Repairs & Maint                     1,246,389       8,000    712,223           0    478,566            0
Payroll - Overhead                             179,034     102,051     76,983           0          0            0
        - Common Area Maintenance               56,636           0     56,636           0          0            0
        - Mall Area Maintenance                      0           0          0           0          0            0
        - Central Plant/HVAC                         0           0          0           0          0            0
        - Merchants Association                      0           0          0           0          0            0
        - Food Court                                 0           0          0           0          0            0
        - Met Labor Alloctn.                         0           0          0           0          0            0
Payroll Taxes & Benefits                        47,134      20,410     26,724           0          0            0
Other Operating Expenses                       108,236      99,836      8,400           0          0            0

Management Fees                                381,295     381,295          0           0          0            0
General Insurance                              184,761           0    184,761                      0            0
Professional Services                           96,514      96,514          0           0          0            0
Electricity                                  1,039,254      12,000    162,639           0    864,617            0
Gas/Fuel                                        80,902           0          0           0     80,902            0
Water/Sewer                                     96,720           0          0           0          0            0
Real Estate Taxes (Incl. Consultant Fees)    2,631,484           0          0           0          0            0
------------------------------------------------------------------------------------------------------------------
   TOTAL EXPENSES                            8,263,683     765,734  3,024,361           0  1,424,085            0
------------------------------------------------------------------------------------------------------------------
AMORTIZATION/DEPRECIATION                       56,770                 56,770           0
TENANT IMPROVEMENTS                            467,000     467,000          0           0          0            0
Capital Improvements                         1,136,000   1,136,000     29,333           0          0            0
Lease Commissions                                    0           0          0           0          0            0
------------------------------------------------------------------------------------------------------------------
   TOTAL RECOVERABLE & ADMINIST. EXPENSES    9,925,453   2,368,734  3,110,464           0  1,424,085            0
==================================================================================================================
   PLUS ADMIN FEE (%)                                            -      15.00%
==================================================================================================================
   TOTAL BILLABLE EXPENSES                           0           0  3,377,034           0  1,424,085            0
==================================================================================================================
                                                         NOTES:
--------------------------------------------------------------------------------------------------------------------------------
                                                   33          34         35                                              TOTAL
                                                                     FOOD COURT       RET                              RECOV EXP
================================================================================================================================
   EXPENSES:
Advertisement/Promotion                              0           0          0           0          0            0          1,040
Administration                                       0           0          0           0          0            0         24,172
Cleaning/Janitorial                                  0           0    265,500           0          0            0      1,128,000
Building Decorating                                  0           0          0           0          0            0         13,680
Lawn Maintenance                                     0           0          0           0          0            0         60,800
Security                                             0           0          0           0          0            0        805,800
Rubbish Removal                                      0           0     10,200           0          0            0         34,200
Snow Removal                                         0           0          0           0          0            0          2,000
Parking Lot Repairs & Maint                          0           0          0           0          0            0          2,000
Building Repairs & Maint                             0           0     47,600           0          0            0      1,238,389
Payroll - Overhead                                   0           0          0           0          0            0         76,985
        - Common Area Maintenance                    0           0          0           0          0            0         56,636
        - Mall Area Maintenance                      0           0          0           0          0            0              0
        - Central Plant/HVAC                         0           0          0           0          0            0              0
        - Merchants Association                      0           0          0           0          0            0              0
        - Food Court                                 0           0          0           0          0            0              0
        - Met Labor Alloctn.                         0           0          0           0          0            0              0
Payroll Taxes & Benefits                             0           0          0           0          0            0         26,724
Other Operating Expenses                             0           0          0           0          0            0          8,400

Management Fees                                      0           0          0           0          0            0              0
General Insurance                                    0           0          0           0          0            0        184,761
Professional Services                                0           0          0           0          0            0              0
Electricity                                          0           0          0           0          0            0      1,027,256
Gas/Fuel                                             0           0          0           0          0            0         80,902
Water/Sewer                                     78,800           0     17,920           0          0            0         96,720
Real Estate Taxes (Incl. Consultant Fees)            0           0          0   2,631,484          0            0      2,631,484
--------------------------------------------------------------------------------------------------------------------------------

   TOTAL EXPENSES                               78,800           0    341,220   2,631,484          0            0      7,499,950
--------------------------------------------------------------------------------------------------------------------------------
AMORTIZATION/DEPRECIATION                            0           0          0           0          0            0         56,770
TENANT IMPROVEMENTS                                  0           0          0           0          0            0              0
Capital Improvements                                 0           0          0           0          0            0         29,333
Lease Commissions                                    0           0          0           0          0            0              0
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL RECOVERABLE & ADMINIST. EXPENSES       78,800           0    341,220   2,631,484          0            0      7,586,053
================================================================================================================================
   PLUS ADMIN FEE (%)                                                   15.00%
================================================================================================================================
   TOTAL BILLABLE EXPENSES                      78,800           0    392,403   2,631,484          0            0      8,103,806
================================================================================================================================


TOTAL EXPENSES - RECOVERABLE AND ADMINISTRATIVE
-----------------------------------------------
WITHOUT CAPITAL ACCOUNTS:        8265684

  WITH CAPITAL ACCOUNTS:         9954707

(The total expense amounts above should tie to the "TOTAL BUDGETED EXP" Column.)
================================================================================================================================
                                                                                                                        PAGE 24

Property  :  THE GALLERIA AT WHITE PLAINS        URBAN RETAIL PROPERTIES CO.
COMPANY # :  9130                              1996 COMMERCIAL OPERATING BUDGET                               DATE : 01-SEP-95
Square Feet  :  326,448                          SUMMARY OF RECOVERABLE EXPENSES                                TIME : 05:04  PM

---------------------------------------------------------------------------------------------------------------------------------
                                            TOTAL 1996               0                 18                  19               31
                                           BUDGETED EXP         ADMIN OUTSIDE      CAM INSIDE           CAM  CENT.        PLANT
=================================================================================================================================
Newspaper Advertising          (6051)             0                  0                    0                 0                0
Yellow Pages                   (6056)             0                  0                    0                 0                0
Advertising - Brochures        (6059)             0                  0                    0                 0                0
Other Advertising              (6058)             0                  0                    0                 0                0
Advertising/Promo - Printing   (5650)             0                  0                    0                 0                0
Advertising - Leasing          (6072)             0                  0                    0                 0                0
Christmal Decor                (6075)             0                  0                    0                 0                0
Marketing Survey & Research    (6077)             0                  0                    0                 0                0
ASCAP                          (6080)         1,040                  0                1,040                 0                0
Sign Rental                    (5479)             0                  0                    0                 0                0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL ADVERTISING\PROMOTION                   1,040                  0                1,040                 0                0
=================================================================================================================================


=================================================================================================================================
Office Equipment Purchase      (5394)           784                784                    0                 0                0
Office Equipment R & M         (5270)         2,160              1,296                  864                 0                0
Office Furniture/Equip.Rental  (5390)         6,840              4,104                2,736                 0                0
Office Supplies - General      (5391)         8,160              4,896                3,264                 0                0
Postage                        (5392)         4,800              2,880                1,920                 0                0
Copier/Fax Rental              (5395)             0                  0                    0                 0                0
Printing/Stationery            (5393)         3,900              2,340                1,560                 0                0
Photocopy/Duplicating Exp      (5398)         3,000              3,000                    0                 0                0
Telephone Equipment            (5450)         1,920              1,152                  768                 0                0
Telephone Service              (5451)        16,656              9,996                6,660                 0                0
Telephone Long Distance        (5452)         6,500              3,900                2,600                 0                0
Answering Service              (5455)             0                  0                    0                 0                0
Answering Service/Papers       (5456)         1,800                  0                1,800                 0                0
Messenger Service/Overnight    (5460)         4,800              4,800                    0                 0                0
Temporary Help                 (5542)         2,000                  0                2,000                 0                0
Employment Agency Fees         (5685)             0                  0                    0                 0                0
Tenant Audits                  (6200)         3,000              3,000                    0                 0                0
Office Rent                    (5120)             0                  0                    0                 0                0
Bank Charges/Lock Box Cost     (5640)             0                  0                    0                 0                0
Sales Tax Prepayment Svc Fee   (5689)             0                  0                    0                 0                0
Outside Services - SDT         (5478)           600                600                    0                 0                0
Interviewing & Recruiting      (5544)             0                  0                    0                 0                0
Bad Debts                      (5645)             0                  0                    0                 0                0
Employee Transfers/Expenses    (5653)             0                  0                    0                 0                0

---------------------------------------------------------------------------------------------------------------------------------
Subtotal Administrative                      66,920             42,748               24,172                 0                0
---------------------------------------------------------------------------------------------------------------------------------
Area Admin Exp Alloc           (5396)             0                  0                    0                 0                0
Regional Admin Exp Alloc       (5397)             0                  0                    0                 0                0
---------------------------------------------------------------------------------------------------------------------------------
Subtotal Admin Allocations                        0                  0                    0                 0                0
=================================================================================================================================


--------------------------------------------------------------------------------------------------------------------------------

                                          32        33        34            35        RET                                TOTAL
                                     CAM. SPECIAL                      FOOD COURT                                       RECOV EXP
=================================================================================================================================
Newspaper Advertising                      0         0         0             0                                              0
Yellow Pages                               0         0         0             0                                              0
Advertising - Brochures                    0         0         0             0                                              0
Other Advertising                          0         0         0             0                                              0
Advertising/Promo - Printing               0         0         0             0                                              0
Advertising - Leasing                      0         0         0             0                                              0
Christmal Decor                            0         0         0             0                                              0
Marketing Survey & Research                0         0         0             0                                              0
ASCAP                                      0         0         0             0                                          1,040
Sign Rental                                0         0         0             0                                              0

TOTAL ADVERTISING\PROMOTION                0         0         0             0          0     0      0                  1,040
=================================================================================================================================


=================================================================================================================================
Office Equipment Purchase                  0         0         0             0                                              0
Office Equipment R & M                     0         0         0             0                                            864
Office Furniture/Equip.Rental              0         0         0             0                                          2,736
Office Supplies - General                  0         0         0             0                                          3,264
Postage                                    0         0         0             0                                          1,920
Copier/Fax Rental                          0         0         0             0                                              0
Printing/Stationery                        0         0         0             0                                          1,560
Photocopy/Duplicating Exp                  0         0         0             0                                              0
Telephone Equipment                        0         0         0             0                                            768
Telephone Service                          0         0         0             0                                          6,660
Telephone Long Distance                    0         0         0             0                                          2,600
Answering Service                          0         0         0             0                                              0
Answering Service/Papers                   0         0         0             0                                          1,800
Messenger Service/Overnight                0         0         0             0                                              0
Temporary Help                             0         0         0             0                                          2,000
Employment Agency Fees                     0         0         0             0                                              0
Tenant Audits                              0         0         0             0                                              0
Office Rent                                0         0         0             0                                              0
Bank Charges/Lock Box Cost                 0         0         0             0                                              0
Sales Tax Prepayment Svc Fee               0         0         0             0                                              0
Outside Services - SDT                     0         0         0             0                                              0
Interviewing & Recruiting                  0         0         0             0                                              0
Bad Debts                                  0         0         0             0                                              0
Employee Transfers/Expenses                0         0         0             0                                              0
--------------------------------------------------------------------------------------------------------------------------------
Subtotal Administrative                    0         0         0             0          0     0      0                 24,172
--------------------------------------------------------------------------------------------------------------------------------
Area Admin Exp Alloc                       0         0         0             0                                              0
Regional Admin Exp Alloc                   0         0         0             0                                              0
--------------------------------------------------------------------------------------------------------------------------------
Subtotal Admin Allocations                 0         0         0             0          0     0      0                      0
=================================================================================================================================
                                                                                                                          PAGE 25

PAGE R-3

Property :THE GALLERIA AT WHITE PLAINS             URBAN RETAIL PROPERTIES CO.                                DATE :  01-SEP-95
COMPANY #  :9130                                   1996 COMMERCIAL OPERATING BUDGET                            TIME : 05:04  PM
Square Feet : 326,448                              SUMMARY OF RECOVERABLE EXPENSES
--------------------------------------------------------------------------------------------------------------------------------
                                               TOTAL 1996                0                18                  19          31
                                              BUDGETED EXP            ADMIN        OUTSIDE CAM          INSIDE CAM    CENT.PLANT
================================================================================================================================
DP EQUIPMENT RENTAL             (5470)               1,200            1,200                0                0             0
DP PROGRAMMING EXPENSE          (5472)                   0                0                0                0             0
DP SUPPLIES                     (5476)                   0                0                0                0             0
DP MAINTENANCE                  (5476)                   0                0                0                0             0
DP TELECOMMUNICATION COSTS      (5453)               1,200            1,200                0                0             0
PC SOFTWARE & SUPPLIES          (5468)                 480              480                0                0             0
PC MAINTENANCE                  (5469)                   0                0                0                0             0
---------------------------------------------------------------------------------------------------------------------------------
Subtotal Computer Costs                              2,880            2,880                0                0             0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL ADMINISTRATIVE                                69,800           45,628           24,172                0             0
=================================================================================================================================
Cleaning/Janitorial Services    (5200)           1,062,000                0          796,500                0             0
Cleaning Supplies               (5315)              66,000                0           66,000                0             0

---------------------------------------------------------------------------------------------------------------------------------
TOTAL CLEANING/JANITORIAL                        1,128,000                0          862,500                0             0
=================================================================================================================================
Painting - Interior             (5215)               6,480                0            6,480                0             0
Painting - Exterior             (5208)                   0                0                0                0             0
Furniture Replcmnt  - Comm Area (5255)               7,200                0            7,200                0             0
Basic Renovation - Move-Ins     (5213)                   0                0                0                0             0
---------------------------------------------------------------------------------------------------------------------------------
BUILDING DECORATING                                 13,680                0           13,680                0             0
=================================================================================================================================
Landscaping/Grounds             (5250)                   0                0                0                0             0
Landscaping/Interior            (5251)                   0                0                0                0             0
Landscaping/Supplies            (5375)                   0                0                0                0             0
Landscaping-Contracted          (5252)              60,800                0           60,800                0             0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL LAWN MAINTENANCE                              60,800                0           60,000                0             0
=================================================================================================================================
Security Service - Contract     (5480)             777,600                0          777,600                0             0
Security SUpplies               (5486)              28,200                0           28,200                0             0
Security Vehicle - Lease        (5487)                   0                0                0                0             0
Security Vehicle - Maint.       (5484)                   0                0                0                0             0
Uniform                         (5489)                   0                0                0                0             0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL SECURITY                                     805,800                0          805,800                0             0
=================================================================================================================================
RUBBISH REMOVAL                 (5400)              34,200                0           24,000                0             0
=================================================================================================================================
SNOW REMOVAL/SALTING            (5420)               2,000                0            2,000                0             0
=================================================================================================================================
Parking Lot Repairs             (5240)                   0                0                0                0             0
Parking Lot Striping            (5241)               2,000                0            2,000                0             0
Parking Lot Light Maint         (5242)                   0                0                0                0             0
Parking Lot Sweeping            (5244)                   0                0                0                0             0
Offsite Parking                 (5243)                   0                0                0                0             0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL PARKING LOT REP & MAINT                        2,000                0            2,000                0             0
=================================================================================================================================

                                        32       33           34           35                                      TOTAL
                                CAM SPECIAL                                        RET                           RECOV EXP
=================================================================================================================================
DP EQUIPMENT RENTAL                     0         0             0            0                                       0
DP PROGRAMMING EXPENSE                  0         0             0            0                                       0
DP SUPPLIES                             0         0             0            0                                       0
DP MAINTENANCE                          0         0             0            0                                       0
DP TELECOMMUNICATION COSTS              0         0             0            0                                       0
PC SOFTWARE & SUPPLIES                  0         0             0            0                                       0
PC MAINTENANCE                          0         0             0            0                                       0
--------------------------------------------------------------------------------------------------------------------------------
Subtotal Computer Costs                 0         0             0            0         0        0        0           0
--------------------------------------------------------------------------------------------------------------------------------
TOTAL ADMINISTRATIVE                    0         0             0            0         0        0        0      24,172
================================================================================================================================
Cleaning/Janitorial Services            0         0             0      265,500                               1,062,000
Cleaning Supplies                       0         0             0            0                                  66,000
                                                                                                                     0
--------------------------------------------------------------------------------------------------------------------------------
TOTAL CLEANING/JANITORIAL               0         0             0      265,500         0        0        0       6,480
================================================================================================================================
Painting - Interior
Painting - Exterior                     0         0             0            0                                       0
Furniture Replcmnt  - Comm Area         0         0             0            0                                   7,200
Basic Renovation - Move-Ins             0         0             0            0        0        0        0            0
--------------------------------------------------------------------------------------------------------------------------------
BUILDING DECORATING                     0         0             0            0        0        0        0       13,800
================================================================================================================================
Landscaping/Grounds                     0         0             0            0                                       0
Landscaping/Interior                    0         0             0            0                                       0
Landscaping/Supplies                    0         0             0            0                                       0
Landscaping-Contracted                  0         0             0            0                                  60,800
--------------------------------------------------------------------------------------------------------------------------------
TOTAL LAWN MAINTENANCE                  0         0             0            0                                  60,800
================================================================================================================================
Security Service - Contract             0         0             0            0                                 777,600
Security SUpplies                       0         0             0            0                                  28,200
Security Vehicle - Lease                0         0             0            0                                       0
Security Vehicle - Maint.               0         0             0            0                                       0
Uniform                                 0         0             0            0                                       0

-------------------------------------------------------------------------------------------------------------------------------
TOTAL SECURITY                          0         0             0            0        0        0        0      805,800
================================================================================================================================
RUBBISH REMOVAL                         0         0             0       10,200                                  34,200
================================================================================================================================
SNOW REMOVAL/SALTING                    0         0             0            0                                   2,000
================================================================================================================================
Parking Lot Repairs                     0         0             0            0                                       0
Parking Lot Striping                    0         0             0            0                                       0
Parking Lot Light Maint                 0         0             0            0                                   2,000
Parking Lot Sweeping                    0         0             0            0                                       0
Offsite Parking                         0         0             0            0                                       0
--------------------------------------  0         0             0            0                                       0
TOTAL PARKING LOT REP & MAINT           0         0             0            0                                   2,000
================================================================================================================================
                                                                                                                          PAGE 26

PAGE #-4
           Property  :THE GALLERIA AT WHITE PLAINS           URBAN RETAIL PROPERTIES CO.                            DATE: 01-Sept-95
          Company #  :9130                                1996 COMMERCIAL OPERATING BUDGET                           TIME:  05:04 PM
       Square Feet   :326,448                             SUMMARY OF RECOVERAGLE EXPENSES
------------------------------------------------------------------------------------------------------------------------------------
                                                    TOTAL 1996               0              18          19              31
                                                    BUDGETED EXP           ADMIN       OUTSIDE CAM  INSIDE CAM     CENT. PLANT
====================================================================================================================================
  Carpentry Repairs & Maint          (5245)             56,213                 0            56,213           0               0
  HVAC Maintenance - Contract        (5222)              4,100                 0                 0           0           4,100
  HVAC Repairs & Maint               (5220)            110,170                 0                 0           0         110,170
  HVAC Filters                       (5227)             14,496                 0                 0           0          14,496
  HVAC Supplies                      (5221)             24,000                 0                 0           0          24,000
  Water Conditioner/Unit Rental      (5360)                  0                 0                 0           0               0
  Electrical Repairs & Maint         (5225)             72,600                 0            72,600           0               0
  General Repairs & Maint            (5210)             74,400                 0            44,400           0               0
  General Supplies                   (5310)             20,400                 0            20,400           0               0
  Maint Vehicle Lease Cost           (5211)                  0                 0                 0           0               0
  Maint Vehicle Maintenance          (5212)                  0                 0                 0           0               0
  Equipment Rental                   (5300)                  0                 0                 0           0               0
  Equipment Repair & Maint           (5301)                  0                 0                 0           0               0
  Exterminating                      (5410)             19,200                 0             9,600           0               0
  Plumbing Repairs & Maint           (5235)             32,280                 0            32,280           0               0
  Hardware, Keys & Locks             (5340)             10,500                 0            10,500           0               0
  Maintenance Service Contract       (5483)            632,400                 0           322,200           0         310,200
  Roof Repairs & Maintenance         (5246)              8,000             8,000                 0           0               0
  Fire Protection & Sprinkler        (5281)             14,400                 0            14,400           0               0
  Fountain Repairs & Maint           (5217)                  0                 0                 0           0               0
  PA System Maintenance              (5303)                  0                 0                 0           0               0
  Alarm System Maintenance           (5248)                  0                 0                 0           0               0
  Uniforms                           (5316)                  0                 0                 0           0               0
  Restrooms                          (5234)                  0                 0                 0           0               0
  Energy Management                  (5304)             15,600                 0                 0           0          15,600
  Seating and Table Repair           (5247)              8,000                 0                 0           0               0
  Sign Repairs & Maintenance         (5260)              9,600                 0             9,600           0               0
------------------------------------------------------------------------------------------------------------------------------------
Subtotal Building Repairs & Maint                    1,126,359             8,000           592,193           0         478,566
------------------------------------------------------------------------------------------------------------------------------------
  Elevator/Escalator--Contract       (5230)            100,680                 0           100,680           0               0
  Elevator/Escalator--Non-cont       (5231)             19,350                 0            19,350           0               0
------------------------------------------------------------------------------------------------------------------------------------
Subtotal Elev/Esc Repairs & Maint                      120,030                 0           120,030           0               0
====================================================================================================================================
TOTAL BUILDING REPAIRS & MAINTENANCE                 1,246,389             8,000           712,223           0         478,566
====================================================================================================================================
Payroll, Salaries & Resources
  Overhead                           (5001-56392)      179,036           102,051            76,985
  Common Area Maintenance            (5001-56390)       56,636                              56,636
  Mall Area Maintenance              (5001-56391)            0                                               0
  Central Plant/HVAC                 (5001-56394)            0                                                               0
  Merchants Association              (5001-56397)            0                 0
  Food Court                         (5001-56393)            0
------------------------------------------------------------------------------------------------------------------------------------
  Sub-Total Payroll                                    235,672           102,051           133,621           0               0
------------------------------------------------------------------------------------------------------------------------------------
Net Labor Allocation                                         0                 0                 0           0               0
------------------------------------------------------------------------------------------------------------------------------------
NET PAYROLL                                            235,672           102,051           133,621           0               0
====================================================================================================================================



------------------------------------------------------------------------------------------------------------------------------------
                                                          32        33      34          35                                 TOTAL
                                                      CAM SPECIAL                  FOOD COURT     RET                    RECOV EXP
====================================================================================================================================
  Carpentry Repairs & Maint          (5245)                0        0       0            0                                56,213
  HVAC Maintenance - Contract        (5222)                0        0       0            0                                 4,100
  HVAC Repairs & Maint               (5220)                0        0       0            0                               110,170
  HVAC Filters                       (5227)                0        0       0            0                                14,496
  HVAC Supplies                      (5221)                0        0       0            0                                24,000
  Water Conditioner/Unit Rental      (5360)                0        0       0            0                                     0
  Electrical Repairs & Maint         (5225)                0        0       0            0                                72,600
  General Repairs & Maint            (5210)                0        0       0       30,000                                74,400
  General Supplies                   (5310)                0        0       0            0                                20,400
  Maint Vehicle Lease Cost           (5211)                0        0       0            0                                     0
  Maint Vehicle Maintenance          (5212)                0        0       0            0                                     0
  Equipment Rental                   (5300)                0        0       0            0                                     0
  Equipment Repair & Maint           (5301)                0        0       0            0                                     0
  Exterminating                      (5410)                0        0       0        9,600                                19,200
  Plumbing Repairs & Maint           (5235)                0        0       0            0                                32,280
  Hardware, Keys & Locks             (5340)                0        0       0            0                                10,500
  Maintenance Service Contract       (5483)                0        0       0            0                               632,400
  Roof Repairs & Maintenance         (5246)                0        0       0            0                                     0
  Fire Protection & Sprinkler        (5281)                0        0       0            0                                14,400
  Fountain Repairs & Maint           (5217)                0        0       0            0                                     0
  PA System Maintenance              (5303)                0        0       0            0                                     0
  Alarm System Maintenance           (5248)                0        0       0            0                                     0
  Uniforms                           (5316)                0        0       0            0                                     0
  Restrooms                          (5234)                0        0       0            0                                     0
  Energy Management                  (5304)                0        0       0            0                                15,600
  Seating and Table Repair           (5247)                0        0       0        8,000                                 8,000
  Sign Repairs & Maintenance         (5260)                0        0       0            0                                 9,600
------------------------------------------------------------------------------------------------------------------------------------
Subtotal Building Repairs & Maint                               0       0      0       47,600         0   0     0        120,030
------------------------------------------------------------------------------------------------------------------------------------
  Elevator/Escalator--Contract       (5230)                     0       0      0            0                             100,680
  Elevator/Escalator-Non-cont        (5231)                     0       0      0            0                              19,350
------------------------------------------------------------------------------------------------------------------------------------
Subtotal Elev/Esc Repairs & Maint                               0       0      0            0         0         0         120,030
====================================================================================================================================
TOTAL BUILDING REPAIRS & MAINTENANCE                            0       0      0       47,600         0   0     0       1,238,389
====================================================================================================================================
Payroll, Salaries & Resources
  Overhead                           (5001-56392)                                                                          76,985
  Common Area Maintenance            (5001-56390)                                                                          56,636
  Mall Area Maintenance              (5001-56391)                                                                               0
  Central Plant/HVAC                 (5001-56394)                                                                               0
  Merchants Association              (5001-56397)                                                                               0
  Food Court                         (5001-56393)                                           0                                   0
------------------------------------------------------------------------------------------------------------------------------------
  Sub-Total Payroll                                             0       0      0            0         0   0     0         133,621
------------------------------------------------------------------------------------------------------------------------------------
Net Labor Allocation                                            0       0      0            0         0   0     0               0
------------------------------------------------------------------------------------------------------------------------------------
NET PAYROLL                                                     0       0      0            0         0   0     0         133,621
====================================================================================================================================

                                                                                                                             Page 27


PAGE R-5

             Property : THE GALLERIA AT WHITE PLAINS               URBAN RETAIL PROPERTIES CO.                      DATE: 01-Sept-95
             Company #: 9130                                   1996 COMMERCIAL OPERATING BUDGET                     TIME:   05:04 PM
           Square Feet: 326,448                                 SUMMARY OF RECOVERABLE EXPENSES
------------------------------------------------------------------------------------------------------------------------------------
                                             TOTAL 1996           0           18             19          31           32     33
                                           BUDGETED EXP         ADMIN   OUTSIDE CAM    INSIDE CAM CENT. PLANT CAM SPECIAL
====================================================================================================================================
  Labor Allocations-[CREDIT]          (4360)           0             0
  Labor Allocations-DEBIT             (5012)           0             0
------------------------------------------------------------------------------------------------------------------------------------
Total Net Labor Allocation                             0             0             0           0             0         0         0
====================================================================================================================================
PAYROLL TAXES & BENEFITS              (5040)      47,134        20,410        26,724           0             0         0         0
====================================================================================================================================
  Coffee Room Expense                 (5070)       1,392         1,392             0           0             0         0         0
  Office Supplies-Photographic        (5386)         240             0           240           0             0         0         0
  Music Service                       (5440)       1,200             0         1,200           0             0         0         0
  Carpet Rental/Entry Mets            (5465)           0             0             0           0             0         0         0
  Sundry Outside Services             (5490)           0             0             0           0             0         0         0
  Misc. Operating Expenses            (5590)       2,400             0         2,400           0             0         0         0
  Landlord Rent Tax Expense           (5688)           0             0             0           0             0         0         0
  Membership Dues                     (5620)       7,700         7,700             0           0             0         0         0
  Merchants Association Dues          (5621)      85,264        85,264
  Subscriptions                       (5625)       1,080         1,080             0           0             0         0         0
  Tuition Reimbursement               (5626)           0             0             0           0             0         0         0
  Seminars/Meetings                   (5628)       1,600         1,600             0           0             0         0         0
  PMC Awards Banquet                  (5619)           0             0             0           0             0         0         0
  ICSC                                (5629)           0             0             0           0             0         0         0
  Travel Expense - General            (5655)       1,200         1,200             0           0             0         0         0
  Travel Expense - Airline            (5628)       1,600         1,600             0           0             0         0         0
  T/E -- Entertainment                (5660)           0             0             0           0             0         0         0
  Licenses/Permits/Insp. Fees         (5510)       4,560             0         4,560           0             0         0         0
  Auto Use Fees                       (5546)           0             0             0           0             0         0         0
  Auto Lease Fees                     (5665)           0             0             0           0             0         0         0
  Vehicle Expense/Mgmt & Lsing        (5668)           0             0             0           0             0         0         0
  Directory Expense                   (5580)           0             0             0           0             0         0         0
  Gifts/Contributions                 (5616)           0             0             0           0             0         0         0
  Energy Program Audits               (6201)           0             0             0           0             0         0         0
  Valet Parking                       (5182)           0             0             0           0             0         0         0
  Personal Property Taxes             (5505)           0             0             0           0             0         0         0
  Carousel Expense                    (5681)           0             0             0           0             0         0         0
  Information Booth Expense           (5638)           0             0             0           0             0         0         0
------------------------------------------------------------------------------------------------------------------------------------
Subtotal Other Oper Exp                          108,236        99,836         8,400           0             0         0         0
------------------------------------------------------------------------------------------------------------------------------------
  Vehicle Allocation                  (5669)           0             0             0           0             0         0         0
  Vehicle R & M/Area & Regnl.         (5666)           0             0             0           0             0         0         0
  Area Other Op Exp Alloc             (5597)           0             0             0           0             0         0         0
  Regional Other Op Exp Alloc         (5598)           0             0             0           0             0         0         0
------------------------------------------------------------------------------------------------------------------------------------
Subtotal Other Op Exp Alloc                            0             0             0           0             0         0         0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL OTHER OPERATING EXPENSE                    108,236        99,836         8,400           0             0         0         0
====================================================================================================================================


-------------------------------------------------------------------------------------------------------
                                                 34       35                                    TOTAL
                                                     FOOD COURT     RET                       RECOV EXP
=======================================================================================================
  Labor Allocations-[CREDIT]        (4360)                                                            0
  Labor Allocations-DEBIT           (5012)                                                            0
-------------------------------------------------------------------------------------------------------
Total Net Labor Allocation                          0         0         0         0         0         0
=======================================================================================================
PAYROLL TAXES & BENEFITS            (5040)          0         0         0         0         0    26,724
=======================================================================================================
  Coffee Room Expense               (5070)          0         0                                       0
  Office Supplies-Photographic      (5386)          0         0                                     240
  Music Service                     (5440)          0         0                                   1,200
  Carpet Rental/Entry Mets          (5465)          0         0                                       0
  Sundry Outside Services           (5490)          0         0                                       0
  Misc. Operating Expenses          (5590)          0         0                                   2,400
  Landlord Rent Tax Expense         (5688)          0         0                                       0
  Membership Dues                   (5620)          0         0                                       0
  Merchants Association Dues        (5621)                                                            0
  Subscriptions                     (5625)          0         0                                       0
  Tuition Reimbursement             (5626)          0         0                                       0
  Seminars/Meetings                 (5628)          0         0                                       0
  PMC Awards Banquet                (5619)          0         0                                       0
  ICSC                              (5629)          0         0                                       0
  Travel Expense - General          (5655)          0         0                                       0
  Travel Expense - Airline          (5628)          0         0                                       0
  T/E -- Entertainment              (5660)          0         0                                       0
  Licenses/Permits/Insp. Fees       (5510)          0         0                                   4,560
  Auto Use Fees                     (5546)          0         0                                       0
  Auto Lease Fees                   (5665)          0         0                                       0
  Vehicle Expense/Mgmt & Lsing      (5668)          0         0                                       0
  Directory Expense                 (5580)          0         0                                       0
  Gifts/Contributions               (5616)          0         0                                       0
  Energy Program Audits             (5201)          0         0                                       0
  Valet Parking                     (5182)          0         0                                       0
  Personal Property Taxes           (5505)          0         0                                       0
  Carousel Expense                  (5681)          0         0                                       0
  Information Booth Expense         (5638)          0         0                                       0
-------------------------------------------------------------------------------------------------------
Subtotal Other Oper Exp                             0         0         0         0         0     8,400
-------------------------------------------------------------------------------------------------------
  Vehicle Allocation                (5669)          0         0                                       0
  Vehicle R & M/Area & Regnl.       (5666)          0         0                                       0
  Area Other Op Exp Alloc           (5597)          0         0                                       0
  Regional Other Op Exp Alloc       (5598)          0         0                                       0
-------------------------------------------------------------------------------------------------------
Subtotal Other Op Exp Alloc                         0         0         0         0         0         0
-------------------------------------------------------------------------------------------------------
TOTAL OTHER OPERATING EXPENSE                       0         0         0         0         0     8,400
=======================================================================================================
                                                                                                PAGE 28
=======================================================================================================

PAGE R-6
                                                                    URBAN RETAIL PROPERTIES CO.                     DATE: 01-Sept-95
                 Property :THE GALLERIA AT WHITE PLAINS          1996 COMMERCIAL OPERATING BUDGET                   TIME:   05:04 PM
                Company # :9130                                   SUMMARY OF RECOVERABLE EXPENSES
              Square Feet :326,448


------------------------------------------------------------------------------------------------------------------------------------
                                         TOTAL 1996              0        18           19            31          32      33      34
                                         BUDGETED EXP        ADMIN  OUTSIDE CAM   INSIDE CAM   CENT. PLANT  CAM SPECIAL
====================================================================================================================================
  Incentive Manageemnt Fees       (5531)            0
  Management Fes                  (5530)      381,295      381,295
------------------------------------------------------------------------------------------------------------------------------------
TOTAL MANAGEMNT FEES                          381,295      381,295            0             0            0                 0       0
====================================================================================================================================
  Property Coverage               (6000)       28,081            0       28,081             0            0                 0       0
  Earthquake Coverage             (6001)            0            0            0             0            0                 0       0
  Worker's Compensation           (6002)        9,103            0        9,103             0            0                 0       0
  Employee Fidelity Bond          (6003)            0            0            0             0            0                 0       0
  Umbrella Liability Coverage     (6004)        6,558            0        6,558             0            0                 0       0
  Misc. Insurance Coverage        (6005)            0            0            0             0            0                 0       0
  General Liability Coverage      (6006)      141,019            0      141,019             0            0                 0       0
  Automobile Insurance            (6007)            0            0            0             0            0                 0       0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL GENERAL INSURANCE                       184,761            0      184,761             0            0                 0       0
====================================================================================================================================
  Prof - Svcs. - audit            (5602)       20,000       20,000            0             0            0                 0       0
  Prof - Svcs. - Consultant       (5604)            0            0            0             0            0                 0       0
  Prof. Svcs. - Other             (5606)       19,010       19,010            0             0            0                 0       0
  Prof. Svcs. - Tenant Co-or      (5607)       19,500       19,500            0             0            0                 0       0
  Prof. Svcs. - Legal             (5610)       38,004       38,004            0             0            0                 0       0
  Collection Fees                 (5611)            0            0            0             0            0                 0       0
  Accounting Fees                 (5540)            0            0            0             0            0                 0       0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL PROFESSIONAL SERVICES                    96,514       96,514            0             0            0                 0       0
====================================================================================================================================
  HVAC Utility                    (5165)            0            0            0             0            0                 0       0
  Electricity                     (5160)    1,027,256            0      162,639             0      864,617                 0       0
  Electricity - Vacant Units      (5162)       12,000       12,000            0             0            0                 0       0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL ELECTRICITY                           1,039,256       12,000      162,639             0      864,617                 0       0
====================================================================================================================================
  GAS/FUEL                        (5150)       80,902            0            0             0       80,902                 0       0
  Gas - Vacant Units              (5151)            0            0            0             0            0                 0       0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL GAS/FUEL                                 80,902            0            0             0       80,902                 0       0
====================================================================================================================================
  Water                           (5170)       78,800            0            0             0            0                 0  78,800
  Water System Repairs & Maint    (5280)            0            0            0             0            0                 0       0
  Sewer                           (5175)            0            0            0             0            0                 0       0
  Sewer System Repairs & Maint    (5285)       17,920            0            0             0            0                 0       0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL WATER/SEWER                              96,720            0            0             0            0                 0  78,800
====================================================================================================================================
  Real Estate Taxes               (5500)    2,629,484
  Real Estate Consultant Fees     (5502)        2,000
TOTAL REAL ESTATE TAX EXPENSE               2,631,484            0            0             0            0                 0       0
====================================================================================================================================
MORTGAGE INTEREST                 (5700)    3,782,981    3,782,981
MORTGAGE PRINCIPAL                (2600)      566,205      566,205
ADDITIONAL MORTGAGE INTEREST      (5702)      277,270      277,270
OTHER INTEREST EXPENSE            (5710)            0            0
LAND RENT                         (5100)            0            0
ADDITIONAL LAND RENT              (5102)            0            0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL DEBT SERVICE                          4,626,456    4,626,456            0             0            0                0        0
====================================================================================================================================

====================================================================================================================================


--------------------------------------------------------------------------------------------------------------
                                                      35                                               TOTAL
                                                 FOOD COURT     RET                                  RECOV EXP
==============================================================================================================
  Incentive Manageemnt Fees                                                                                0
  Management Fes                                                                                           0
--------------------------------------------------------------------------------------------------------------
TOTAL MANAGEMNT FEES                                   0            0            0            0            0
==============================================================================================================
  Property Coverage                                    0                                              28,081
  Earthquake Coverage                                                                                      0
  Worker's Compensation                                0                                               9,103
  Employee Fidelity Bond                                                                                   0
  Umbrella Liability Coverage                          0                                               6,558
  Misc. Insurance Coverage                                                                                 0
  General Liability Coverage                           0                                             141,019
  Automobile Insurance                                                                                     0
--------------------------------------------------------------------------------------------------------------
TOTAL GENERAL INSURANCE                                0            0            0            0      184,761
==============================================================================================================
  Prof - Svcs. - audit                                 0                                                   0
  Prof - Svcs. - Consultant                            0                                                   0
  Prof. Svcs. - Other                                  0                                                   0
  Prof. Svcs. - Tenant Co-or                           0                                                   0
  Prof. Svcs. - Legal                                  0                                                   0
  Collection Fees                                      0                                                   0
  Accounting Fees                                      0                                                   0
--------------------------------------------------------------------------------------------------------------
TOTAL PROFESSIONAL SERVICES                            0            0            0            0            0
==============================================================================================================
  HVAC Utility                                         0                                                   0
  Electricity                                          0                                           1,027,256
  Electricity - Vacant Units                           0                                                   0
--------------------------------------------------------------------------------------------------------------
TOTAL ELECTRICITY                                      0            0            0            0    1,027,256
==============================================================================================================
  GAS/FUEL                                             0                                              80,902
  Gas - Vacant Units                                   0                                                   0
--------------------------------------------------------------------------------------------------------------
TOTAL GAS/FUEL                                         0            0            0            0       80,902
==============================================================================================================
  Water                                                0                                              78,800
  Water System Repairs & Maint                         0                                                   0
  Sewer                                                0                                                   0
  Sewer System Repairs & Maint                    17,920                                              17,920
--------------------------------------------------------------------------------------------------------------
TOTAL WATER/SEWER                                 17,920            0            0            0       96,720
==============================================================================================================
  Real Estate Taxes                                         2,629,484                              2,629,484
  Real Estate Consultant Fees                                   2,000                                  2,000
TOTAL REAL ESTATE TAX EXPENSE                          0    2,631,484            0            0    2,631,484
==============================================================================================================
MORTGAGE INTEREST                                                                                          0
MORTGAGE PRINCIPAL                                                                                         0
ADDITIONAL MORTGAGE INTEREST                                                                               0
OTHER INTEREST EXPENSE                                                                                     0
LAND RENT                                                                                                  0
ADDITIONAL LAND RENT                                                                                       0
--------------------------------------------------------------------------------------------------------------
TOTAL DEBT SERVICE                                     0            0            0            0            0
==============================================================================================================
                                                                                                       PAGE 29
==============================================================================================================

PAGE R-7

               Property: THE GALLERIA AT WHITE PLAINS              URBAN RETAIL PROPERTIES CO.                      DATE: 01-Sept-95
              Company #: 9130                                    1996 COMMERCIAL OPERATING BUDGET                   TIME:   05:04 PM
            Square Feet: 326,448                                 SUMMARY OF RECOVERABLE EXPENSES




                                             TOTAL 1996       0        18           19          31           32          33
                                            BUDGETED EXP     ADMIN OUTSIDE CAM  INSIDE CAM  CENT. PLANT  CAM SPECIAL
Tenant Improvements                 (1485)     467,000     467,000
Asbestos Removal Costs              (5216)           0           0
Lease Buyout Expense                (5552)           0           0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL TENANT IMPROVEMENTS                      467,000     467,000           0           0           0           0           0
====================================================================================================================================
Buildings & Improvements            (1430)   1,136,000   1,136,000
PC's & Equipment                    (1440)           0           0           0           0           0           0           0
Operating Equipment                 (1450)           0           0           0           0           0           0           0
Autos & Trucks                      (1460)           0           0           0           0           0           0           0
Telephone Equipment                 (1465)           0           0           0           0           0           0           0
Office Furnishings                  (1470)           0           0           0           0           0           0           0
Environmntal Costs                  (1439)           0           0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL CAPITAL IMPROVEMENTS                   1,136,000   1,136,000           0           0           0           0           0
====================================================================================================================================
Lease Comm Pay Outside Broker       (5555)           0
Lease Comm Pay to Mgmt Co           (5550)           0
Lease Expense - Other               (5551)           0           0           0           0           0           0           0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL LEASE COMMISSIONS                              0           0           0           0           0           0           0
====================================================================================================================================


                                            34         35                                               TOTAL
                                                   FOOD COURT       RET                               RECOV EXP
Tenant Improvements                 (1485)                                                                  0
Asbestos Removal Costs              (5216)                                                                  0
Lease Buyout Expense                (5552)                                                                  0
-------------------------------------------------------------------------------------------------------------
TOTAL TENANT IMPROVEMENTS                       0           0           0           0           0           0
=============================================================================================================
Buildings & Improvements            (1430)                                                                  0
PC's & Equipment                    (1440)      0           0                                               0
Operating Equipment                 (1450)      0           0                                               0
Autos & Trucks                      (1460)      0           0                                               0
Telephone Equipment                 (1465)      0           0                                               0
Office Furnishings                  (1470)      0           0                                               0
Environmntal Costs                  (1439)                                                                  0
-------------------------------------------------------------------------------------------------------------
TOTAL CAPITAL IMPROVEMENTS                      0           0           0           0           0           0
=============================================================================================================
Lease Comm Pay Outside Broker       (5555)                                                                  0
Lease Comm Pay to Mgmt Co           (5550)                                                                  0
Lease Expense - Other               (5551)      0           0                                               0
-------------------------------------------------------------------------------------------------------------
TOTAL LEASE COMMISSIONS                         0           0           0           0           0           0
=============================================================================================================




                                                                                                      PAGE 30
=============================================================================================================

PAGE  B-3                   Co#:  9130        DATE:      01-Sep-95     1996 COMMERCIAL OPERATING BUDGET
-----------------------------------------------------------------------------------------------------------------------------
                                              Jan-96        Feb-96      Mar-96     Apr-96      May-96     Jun-96     Jul-96
=============================================================================================================================
        OCCUPANCY
% Occupancy                                    92,36%        79.96%      79.96%     80.48%      81.08%      81.08%     80.32%
Sq. Ft. GLA Occupied                         301,498       261,033     261,033    262,725     264,688     264,688    262,190
Sq. Ft. GLA Vacant                            24,950        65,415      65,415     63,723      61,760      61,760     64,258
=============================================================================================================================
INCOME:
Base Rent                        (4001)      769,414       734,847     734,847    741,146     750,454     750,454    744,209
CPI Income                       (4021)            0             0           0          0           0           0          0
Temporary Kiosk Income           (4006)       13,950        13,950      13,950     13,950      13,950      13,950     13,950
Lease Termination Charges        (4078)            0       251,266           0          0           0           0          0
Storage Charges                  (4008)          650           250         250        250         250         250        250
-----------------------------------------------------------------------------------------------------------------------------
TOTAL RENT                                   784,014     1,000,313     749,047    755,346     764,654     764,654    758,409
=============================================================================================================================


                            Property:  THE GALLERIA AT WHITE PL            Sq. Ft.:          326,448                05:06 PM
-----------------------------------------------------------------------------------------------------------------------------
                                              Aug-96       Sep-96      Oct-96     Nov-96      Dec-96     TOTAL     1995 PROJ
=============================================================================================================================
        OCCUPANCY
% Occupancy                                    80.08%        80.94%      80.94%     83.45%      83.45%      82.01%     91.98%
Sq. Ft. GLA Occupied                         261,432       264,237     264,237    272,414     272,414                300,488
Sq. Ft. GLA Vacant                            65,016        62,211      62,211     54,034      54,034
=============================================================================================================================
INCOME:
Base Rent                        (4001)      747,107       753,382     755,219    774,553     775,267   9,030,899  9,155,440
CPI Income                       (4021)            0             0           0          0           0           0          0
Temporary Kiosk Income           (4006)       13,950        13,950      13,950     42,800       42,80     225,100    262,700
Lease Termination Charges        (4078)            0             0           0          0           0     251,266          0
Storage Charges                  (4008)          250           250         250        250         250       3,400      7,800
-----------------------------------------------------------------------------------------------------------------------------
TOTAL RENT                                   761,307       767,582     769,419    817,603     818,317   9,510,665  9,425,940
=============================================================================================================================
                         NOTES:  (4001)   BASED UPON LEASING PROJECTIONS.
                                 (4006)   SEVEN TEMPORARY PUSHCARTS AT $1,000/MONTH EACH FOR JAN THRU OCT AND $10,000-$12,000
                                          EACH DURING HOLIDAY SEASON. ALSO, INCLUDES TWO TEMPORARY TENANTS $6950 PER
                                          MONTH/$15,600 DURING HOLIDAY SEASON.
                                 (4008)   TENANT STORAGE INCOME FROM SBARRO (JAN) AND THINGS REMMBERED.
                                 (4078)   TERMINATION FEE TO BE PAID BY MELVILLE FOR "GARAGE" SPACE $251,266/FEBRUARY.


                                              Jan-96        Feb-96      Mar-96     Apr-96      May-96     Jun-96     Jul-96
=============================================================================================================================
=============================================================================================================================
Percentage Rental Income         (4002)       15,717        20,188      46,657     81,132      13,339      13,339     16,604
=============================================================================================================================


                                              Aug-96       Sep-96      Oct-96     Nov-96      Dec-96     TOTAL     1995 PROJ
=============================================================================================================================
Percentage Rental Income         (4002)       22,536        11,610      11,740     11,740      11,790     276,392    394,100
=============================================================================================================================
                         NOTES:  (4002)   LEASE YEAR ENDED JANUARY 1996 COLLECTED IN APRIL 1996.


                                              Jan-96        Feb-96      Mar-96     Apr-96      May-96     Jun-96     Jul-96
=============================================================================================================================
=============================================================================================================================
Common Area Maintenance          (4022)      318,371       281,496     281,496    283,513     275,272     274,886    283,167
Mall Area Maintenance            (4023)            0             0           0          0           0           0          0
Escalation Charges               (4020)            0             0           0          0           0           0          0
Food Court Charges               (4024)       29,110        25,377      25,377     25,377       7,942       7,942     31,287
-----------------------------------------------------------------------------------------------------------------------------
TOTAL COMMON AREA INCOME                     347,481       306,873     306,873    308,890     283,214     282,828    314,454
=============================================================================================================================


                                              Aug-96       Sep-96      Oct-96     Nov-96      Dec-96     TOTAL     1995 PROJ
=============================================================================================================================
Common Area Maintenance          (4022)      282,612       285,954     295,698    295,700   295,700   3,453,865  3,800,891
Mall Area Maintenance            (4023)            0             0           0          0           0           0
Escalation Charges               (4020)            0             0                      0           0           0
Food Court Charges               (4024)       31,287        31,287      31.287     31,287      31,287     308,847    280,594
-----------------------------------------------------------------------------------------------------------------------------
TOTAL COMMON AREA INCOME                     313,899       317,241     326,985    326,987     326,987   3,762,712  4,081,485
=============================================================================================================================
                         NOTES:  (4022)   1995 LUMP SUM CREDIT ADJUSTMENT OF $(21,421) BUDGETED 50% IN MAY AND 50% IN JUNE.
                                          NEW MONTHLY CHARGES BUDGETED AS OF 1/1/96 BASED UPON 1996 BUDGETED EXPENSES.
                                 (4024)   1995 LUMP SUM CREDIT ADJUSTMENT $(37,978) BUDGETED 50% IN MAY AND 50% IN JUNE.
                                          NEW MONTHLY CHARGES BUDGETED AS OF 1/1/96 BASED UPON 1996 BUDGETED EXPENSES.


                                              Jan-96        Feb-96      Mar-96     Apr-96      May-96     Jun-96     Jul-96
=============================================================================================================================
=============================================================================================================================
REAL ESTATE TAX INCOME           (4040)      231,745       201,474     201,474    202,853     239,079     239,078    202,855
=============================================================================================================================


                                              Aug-96       Sep-96      Oct-96     Nov-96      Dec-96     TOTAL     1995 PROJ
=============================================================================================================================
REAL ESTATE TAX INCOME           (4040)      202,873       205,158     211,822    211,821     211,822   2,562,054  2,631,151
=============================================================================================================================
                         NOTES:  (4040)   1995 LUMP SUM ADJUSTMENT BILLING OF $68,721 BUDGETED 50% IN MAY AND 50% IN JUNE.
                                          NEW MONTHLY CHARGES BUDGETED AS OF 1/1/96 BASED UPON 1996 BUDGETED EXPENSES.



                                                                                                                      PAGE 31
=============================================================================================================================



MAR 11,1996 10:34                               PROPERTY MANAGEMENT INFORMATION SYSTEM                                        PAGE 1
                                                RENT ROLL FOR 9130 GALLERIA, THE - 00
                                                          AS OF MAR 11, 96

                                                                                         CPI
                                                                                % RENT   Base  Operating   Pro-
Unit -                    Square     Lease     ------Annual Base Rent------   Brkpnt-$   Year  Expense     Rata    Base
Ten    #    Tenant         Feet      Term      Amount     Start      PSF      % (&Cat)   &  %  Type        Share   Amount   Options
------------------------------------------------------------------------------------------------------------------------------------
KOI-02 SILVER AND GOLD C     156   NOV 01, 94   39,999   NOV 01, 95  256.41    400,000         CAM 01      .0636
                                   DEC 31, 97   42,000   NOV 01, 96  269.23      10.00         RET 02      .0524
                                                                             (STEP-UP)

K02-02 SUNGLASS HUT          156   DEC 01, 94   39,999   DEC 01, 94  256.41    500,000         CAM 01      .0636
                                   JAN 31, 00   42,999   DEC 01, 96  275.64       8.00         RET 02      .0524
                                                                              STEP-UP)

K03-01 JEWEL HUT             156   MAY 01, 95   39,999   MAY 01, 95  256.41    400,000         CAM 84000   .0636
                                   APR 30, 00   42,000   MAY 01, 98  269.23      10.00         RET 02      .0524
                                                                             (STEP-UP)

K04-01 VALENTI FRAGRANCE     156   NOV 14, 90   42,000   DEC 01, 95  269.23    420,000         CAM 03      .0636
                                   JUL 31, 96                                    10.00         RET 02      .0524

K05-01 QUINTEX MOBILE CO     163   NOV 01, 93                                                  CAM 03      .0664
                                   DEC 31, 95                                                  RET 02      .0547

K06-01 ROSE JEWELRY          166   NOV 01, 89   39,999   NOV 01, 94  240.96    500,000         CAM 03      .0676
                                   OCT 31, 99   42,999   NOV 01, 96  259.04       8.00         RET 02      .0558
                                                                             (STEP-UP)

K07-04 THE VITAMIN WORKS     163   DEC 01, 95   39,999   DEC 01, 95  245.40
                                   DEC 31, 00   42,000   DEC 01, 98  257.67

KO8-04 SUNGLASS SOURCE       166   JUL 01, 94   32,000   JUL 01, 94  192.77    320,000         CAM 04      .0558
                                   DEC 31, 99   35,000   JAN 01, 97  210.84      10.00         RET 02      .0558
                                                38,000   JAN 01, 98  228.92  (STEP-UP)
0101  VACANT UNIT         26,100

0106-02 LIBERTY TRAVEL     1,100   SEP 12, 80                                                  CAM 04      .2603
                                   JAN 31, 96                                                  RET 02      .2603

0110  VACANT UNIT         15,451

0113-01 EMIGRANT SAVINGS  10,000   AUG 06, 80  279,999   AUG 01, 80   28.00          0         CAM 04     3.3587   3/5YR
                                   JAN 31, 06                                     0.00         RET 02     3.3587

0201-01 SOFTWARE ETC.      1,808   JAN 27, 87   59,664   FEB 01, 92   33.00  1,193,280         CAM 03      .7367
                                   JAN 31, 97                                     5.00         RET 02      .6073

0202-02 SAM GOODY          4,807   FEB 01, 91  177,858   FEB 01, 94   37.00  2,540,842         CAM 03     1.9588
                                   JAN 31, 98                                     7.00         RET 05     1.6145

0205-02 RADIO SHACK        3,157   FEB 01, 93   78,924   FEB 01, 96   25.00  1,984,086         CAM 03     1.2791
                                   JAN 31, 03                                     3.00         RET 02     1.0604
                                                                             (STEP-UP)


MAR 11,1996 10:34                               PROPERTY MANAGEMENT INFORMATION SYSTEM                                        PAGE 2
                                                RENT ROLL FOR 9130 GALLERIA, THE - 00
                                                          AS OF MAR 11, 96

                                                                                          CPI
                                                                                % RENT   Base  Operating   Pro-
Unit -                    Square     Lease     ------Annual Base Rent------   Brkpnt-$   Year  Expense     Rata    Base
Ten    #    Tenant         Feet      Term      Amount     Start      PSF      % (&Cat)   &  %  Type        Share   Amount   Options
------------------------------------------------------------------------------------------------------------------------------------

0206-02 GENERAL NUTRITION  1,944   FEB 01, 91   69,999   FEB 01, 96   36.01  1,000,000         CAM 03      .7922
                                   JAN 31, 00                                     7.00         RET 02      .6529

0209-04 MY FAVORITE MUFFI    750   DEC 01, 95   45,999   DEC 01, 95   61.33
                                   NOV 30, 03   50,000   DEC 01, 97   66.67
                                                54,000   DEC 01, 99   72.00
                                                57,999   DEC 01, 01   77.33

0210-02 WALDENBOOKS #1340  4,833   FEB 01, 91  159,489   FEB 01, 96   33.00  2,658,150         CAM 03     1.9582
                                   JAN 31, 01                                     6.00         RET 02     1.6233

0213-05 CLAIRE'S BOUTIQUE    717   NOV 01, 92   50,190   NOV 01, 95   70.00    627,375         CAM 03      .2196
                                   DEC 31, 02   53,775   NOV 01, 99   75.00       8.00         RET 02      .2408
                                                                             (STEP-UP)

0214-02 JEAN'S HALLMARK    2,829   AUG 22, 80  113,160   SEP 01, 95   40.00  1,414,500         CAM 03     1.1462
                                   JAN 31, 99                                     8.00         RET 02      .9502

0218  VACANT UNIT            603

0221-02 CINNABON             925   NOV 15, 90   46,999   DEC 01, 95   50.81    587,500         CAM 03      .3769
                                   NOV 30, 98                                     8.00         RET 02      .3107

0222  VACANT UNIT          2,036

0225-02 GREAT AMERICAN CO    675   SEP 01, 92   54,999   FEB 01, 96   81.48    550,000         CAM 04      .2267
                                   JUN 30, 02   60,000   FEB 01, 99   88.89      10.00         RET 02      .2267
                                                                             (STEP-UP)

0226-01 QUICK -N- NATURAL    331   OCT 01, 82   32,000   FEB 01, 90   96.68    260,000         CAM 03      .1349
                                   JAN 31, 00                                    10.00         RET 02      .1112

0229-01 MR GREEN JEANS     6,500   OCT 07, 80   97,500   OCT 01, 80   15.00                    CAM 03     2.3702    1/5YR
                                   JAN 31, 01                                                  RET 02     1.9904

0230-02 MANCHU WOK           845   DEC 01, 91   57,999   DEC 01, 94   68.64    828,571         CAM 06      .3111
                                   JAN 31, 02   60,999   DEC 01, 98   72.19       7.00         RET 02      .2838
                                                                             (STEP-UP)
0233  VACANT UNIT          1,747

0234-02 ARTHUR TREACHERS     561   FEB 28, 93   54,999   FEB 01, 93   98.04    750,000         CAM 03      .2286
                                   MAR 31, 03   60,000   APR 01, 96  106.95      10.00         RET 02      .1884
                                                65,000   APR 01, 00  115.86  (STEP-UP)

0237-01 GENROKU            1,323   MAY 23, 80                                                  CAM 03      .5391
                                   JAN 31, 96                                                  RET 02      .4444



MAR 11,1996 10:34                               PROPERTY MANAGEMENT INFORMATION SYSTEM                                        PAGE 3
                                                RENT ROLL FOR 9130 GALLERIA, THE - 00
                                                          AS OF MAR 11, 96

                                                                                          CPI
                                                                                % RENT   Base  Operating   Pro-
Unit -                    Square     Lease     ------Annual Base Rent------   Brkpnt-$   Year  Expense     Rata    Base
Ten    #    Tenant         Feet      Term      Amount     Start      PSF      % (&Cat)   &  %  Type        Share   Amount   Options
------------------------------------------------------------------------------------------------------------------------------------

0238-03 BIZZARRE PIZZERIA    607   OCT 01, 89   54,630   FEB 01, 96   90.00    546,300         CAM 03      .2473
                                   SEP 30, 05   62,824   OCT 01, 98  103.50      10.00         RET 02      .2039
                                                80,730   OCT 01, 00  133.00  (STEP-UP)
                                                87,408   OCT 01, 02  144.00

0241-02 ACROPOLIS            519   FEB 01, 96   42,999   FEB 01, 96   82.85    430,000
                                   JAN 31, 06   45,000   FEB 01, 99   86.71      10.00
                                                47,000   FEB 01, 03   90.56  (STEP-UP)

0242-02 ROY ROGERS         1,200   OCT 01, 89  111,600   OCT 01, 95   93.00  1,860,000         CAM 03       .489
                                   SEP 30, 05  123,600   OCT 01, 98  103.00       6.00         RET 02       .403
                                               143,199   OCT 01, 00  119.33  (STEP-UP)
                                               156,300   OCT 01, 02  130.25

0245-02 J.B.'S TEXAS GRIL    472   FEB 01, 96   42,999   FEB 01, 96   91.10    430,000
                                   JAN 31, 06   45,000   FEB 01, 99   95.34      10.00
                                                47,000   FEB 01, 03   95.58  (STEP-UP)

0249-03 BIG EASY CAJUN       414   NOV 21, 95   48,000   NOV 01, 95  115.94    600,000
                                   JAN 31, 06   51,000   NOV 01, 98  123.19       8.00
                                                54,000   NOV 01, 02  130.43  (STEP-UP)

0250-03 EVERYTHING YOGURT    455   OCT 01, 89   40,950   OCT 01, 95   90.00    409,500         CAM 03      .1854
                                   SEP 30, 05   47,092   OCT 01, 98  103.50      10.00         RET 02      .1528
                                                66,429   OCT 01, 00  146.00  (STEP-UP)
                                                75,075   OCT 01, 02  165.00

0253-01 CHOWDER'S SEAFOOD    405   OCT 01, 86   38,000   OCT 01, 92   93.83    380,000         CAM 03       .165
                                   SEP 30, 96                                    10.00         RET 02      .1360

0254-02 THE COMPLETE ATHL  1,100   SEP 15, 90   49,999   FEB 01, 96   45.45    714,285         CAM 03      .4482
                                   JAN 31, 99                                     7.00         RET 02      .3695

0257-03 NATHAN'S             968   APR 01, 89   85,008   OCT 01, 93   87.82    944,444         CAM 03      .3945
                                   MAR 31, 99   95,004   APR 01, 97   98.14      10.00         RET 02      .3251
                                                                             (STEP-UP)

0265-01 MCDONALD'S #31-10  1,593   NOV 07, 85   63,720   NOV 01, 85   40.00  1,062,000         CAM 03      .6454
                                   JAN 31, 01                                     6.00         RET 02       .535

0269-02 FRIENDLY RESTAURA  4,065   NOV 01, 88   75,202   NOV 01, 93   18.50  1,504,050         CAM 03     1.3831
                                   OCT 31, 03   83,332   NOV 01, 98   20.50       5.00         RET 02     1.3653
                                                                             (STEP-UP)

0300-01 SENA HANDBAGS        546   NOV 01, 80   15,287   NOV 01, 80   28.00          0         CAM 03      .2212
                                   JAN 31, 06                                     0.00         RET 02      .1834

0301-02 CPI PHOTO FINISH     974   FEB 01, 91                                                  CAM 03      .3969
                                   JAN 31, 96                                                  RET 02      .3271


MAR 11,1996 10:34                               PROPERTY MANAGEMENT INFORMATION SYSTEM                                        PAGE 3
                                                RENT ROLL FOR 9130 GALLERIA, THE - 00
                                                          AS OF MAR 11, 96

                                                                                          CPI
                                                                                % RENT   Base  Operating   Pro-
Unit -                    Square     Lease     ------Annual Base Rent------   Brkpnt-$   Year  Expense     Rata    Base
Ten    #    Tenant         Feet      Term      Amount     Start      PSF      % (&Cat)   &  %  Type        Share   Amount   Options
------------------------------------------------------------------------------------------------------------------------------------
0302-01 LANE BRYANT        4,274   APR 25, 05                                                  CAM 03     1.7317
                                   JAN 31, 96                                                  RET 02     1.4355

0305-01 LERNER STORES #75  9,955   AUG 06, 80  298,650   FEB 01, 96   30.00  5,973,000         CAM 06     3.6649  7.5%CAP
                                   JAN 31, 03                                     5.00         RET 02     3.3436

0306-03 ART EXPO           1,820   MAY 01, 92
                                   DEC 31, 49

0310-01 CHARADE FASHION    3,873   AUG 22, 80                                                  CAM 03     1.5692
                                   JAN 31, 96                                                  RET 02     1.300

0313-02 THE DISNEY STORE   3,765   MAY 25, 93   94,125   JUN 01, 93   25.00  2,353,125         CAM 03     1.4452
                                   MAY 30, 03  101,655   JUN 01, 98   27.00       4.00         RET 02     1.2646
                                                                             (STEP-UP)

0314-02 VICTORIA'S SECRET  5,282   NOV 01, 92  184,869   NOV 01, 92   35.00  3,697,400         CAM 06     1.9445  7.5%CAP
                                   JAN 31, 03  195,434   NOV 01, 97   37.00       5.00         RET 02     1.774
                                                                             (STEP-UP)

0318-02 HARWYN             1,958   JAN 20, 89   44,055   JAN 01, 89   22.50    734,250         CAM 03      .7933
                                   JAN 31, 01                                     6.00         RET 02      .6576

0319-01 PACIFIC SUNWEAR 0  2,215   MAY 01, 94   88,599   MAY 01, 94   40.00  1,495,333         CAM 84600   .7440
                                   APR 30, 04   94,137   MAY 01, 97   42.50       6.00         RET 02      .7440
                                                99,675   MAY 01, 01   45.00   (STEP-UP)

0320-02 GAME STOP            537   APR 15, 93   36,000   APR 01, 93   67.04    720,000         CAM 03      .2188
                                   MAR 31, 03   40,999   APR 01, 96   76.35       5.00         RET 02      .1804
                                                45,999   APR 01, 00   85.66   (STEP-UP)

0322-01 WILD PAIR          1,969   AUG 06, 80                                                  CAM 03      .7978
                                   JAN 31, 96                                                  RET 02      .6613

0325-04 GATSBY AT GALLERI  3,116   OCT 25, 80   93,480   OCT 01, 94   30.00  1,558,000         CAM 03     1.2625
                                   JAN 31, 01  109,059   OCT 01, 98   35.00       6.00         RET 02     1.0466
                                                                             (STEP-UP)

0326-01 WILSON SUEDE & LE  1,810   OCT 15, 87   65,160   FEB 01, 96   36.00  1,086,000         CAM 03      .7334
                                   JAN 31, 97                                     6.00         RET 02      .6079

0329-03 MAJOR JEWELERS     1,000   SEP 01, 94   69,999   SEP 01, 94   70.00  1,166,666         CAM 84000   .3681
                                   AUG 31, 04   75,000   SEP 01, 99   75.00       6.00         RET 02      .3359
                                                                             (STEP-UP)

0330-02 OVER THE COUNTER   1,196   OCT 16, 80                                                  CAM 03      .4846
                                   JAN 31, 96                                                  RET 02      .4017

0333-03 PRECIS             2,121   NOV 27, 92   74,235   DEC 01, 92   35.00  1,237,250         CAM 04      .07124  7.5%CAP
                                   NOV 30, 02                                     6.00         RET 02      .7124



MAR 11,1996 10:34                               PROPERTY MANAGEMENT INFORMATION SYSTEM                                        PAGE 5
                                                RENT ROLL FOR 9130 GALLERIA, THE - 00
                                                          AS OF MAR 11, 96

                                                                                          CPI
                                                                                % RENT   Base  Operating   Pro-
Unit -                    Square     Lease     ------Annual Base Rent------   Brkpnt-$   Year  Expense     Rata    Base
Ten    #    Tenant         Feet      Term      Amount     Start      PSF      % (&Cat)   &  %  Type        Share   Amount   Options
------------------------------------------------------------------------------------------------------------------------------------
0334-02 THOM MCAN          3,011   FEB 01, 96   96,351   FEB 01, 96   32.00  1,605,866
                                   JAN 31, 06  108,396   FEB 01, 01   36.00       6.00
                                                                             (STEP-UP)

0337-02 COBBIE SHOP        1,247   AUG 01, 89   35,864   JAN 01, 96   28.76  1,143,083         CAM 03      .5081
                                   JUL 31, 98   68,580   JUL 01, 96   55.00       6.00         RET 02      .4188

0338-01 PANTS PLACE PLUS   3,399   AUG 06, 80  108,768   JAN 01, 93   32.00  1,812,800         CAM 03     1.3772
                                   JAN 31, 98                                     5.00         RET 02     1.1416

0341-02 PRINTS PLUS        1,392   NOV 24, 89   58,464   DEC 01, 92   42.00    974,400         CAM 03      .5672
                                   NOV 30, 99   64,032   DEC 01, 96   46.00       6.00         RET 02      .4675
                                                                             (STEP-UP)

0342-03 NATURE'S ELEMENTS    904   NOV 28, 92   45,200   DEC 01, 92   50.00    753,333     CAM PR-INS/AM   .3036
                                   JAN 31, 03   49,719   DEC 01, 97   55.00       6.00         RET 02      .3036
                                                                             (STEP-UP)

0345-03 ATHLETE'S FOOT     1,451   JAN 01, 94  120,000   FEB 01, 94   82.70  1,714,285        CAM 84600    .4874
                                   JAN 31, 02  125,000   FEB 01, 97   86.15       7.00         RET 02      .4874
                                                                             (STEP-UP)

0346 VACANT UNIT           3,348

0349-01 JUST SHIRTS          886   DEC 11, 82   38,984   FEB 01, 95   44.00    649,733         CAM 03      .3590
                                   JAN 31, 98                                     6.00         RET 02      .2976

0350-02 THIS END UP        2,242   FEB 01, 96   85,196   FEB 01, 96   38.00  1,703,920
                                   JAN 31, 06   89,679   FEB 01, 99   40.00       5.00
                                                94,164   FEB 01, 03   42.00  (STEP-UP)

0354  VACANT UNIT          1,794

0357-02  THE LIMITED       6,353   JUL 01, 93  222,354   JUL 01, 93   35.00  4,447,100         CAM 06     2.3388  7.5%CAP
                                   JAN 31, 06  235,061   JUL 01, 99   37.00       5.00         RET 02     2.1338
                                                                             (STEP-UP)

0358-02 THE CHILDREN'S PL  4,577   FEB 01, 95  114,425   FEB 01, 96   25.00  1,907,083
                                   JAN 31, 05  128,156   FEB 01, 00   28.00       6.00
                                                                             (STEP-UP)

0361-02 THE COFFEE BEANER    742   OCT 15, 91   42,999   NOV 01, 93   57.95    614,285         CAM 03      .3024
                                   JAN 31, 02   45,000   NOV 01, 96   60.65       7.00         RET 02      .2492
                                                48,000   NOV 01, 01   64.69  (STEP-UP)

0364-02 JEAN COUNTRY       2,664   NOV 15, 89  109,224   FEB 01, 96   41.00  1,820,400         CAM 03     1.0856
                                   JAN 31, 00  114,552   FEB 01, 98   43.00       6.00         RET 02      .8948
                                                                             (STEP-UP)


MAR 11,1996 10:34                               PROPERTY MANAGEMENT INFORMATION SYSTEM                                        PAGE 6
                                                RENT ROLL FOR 9130 GALLERIA, THE - 00
                                                          AS OF MAR 11, 96

                                                                                          CPI
                                                                                % RENT   Base  Operating   Pro-
Unit -                    Square     Lease     ------Annual Base Rent------   Brkpnt-$   Year  Expense     Rata    Base
Ten    #    Tenant         Feet      Term      Amount     Start      PSF      % (&Cat)   &  %  Type        Share   Amount   Options
------------------------------------------------------------------------------------------------------------------------------------
0365-01 THINGS REMEMBERED    682   SEP 02, 86   37,509   SEP 01, 86   55.00    468,875         CAM 03      .2779
                                   AUG 31, 96                                     8.00         RET 02      .2291

0368-04 MERRY G0 ROUND     3,316   MAR 01, 91  109,428   MAR 01, 94   33.00  1,823,800         CAM 03     1.3435
                                   FEB 28, 01  112,743   MAR 01, 98   34.00       6.00         RET 02     1.1138
                                                                             (STEP-UP)

0369-03 SPENCER GIFTS      1,757   SEP 15, 94   66,765   SEP 01, 94   38.00  1,112,766         CAM 85000   .5901
                                   JAN 31, O5   70,280   SEP 01, 97   40.00       6.00         RET 02      .5901
                                                73,794   SEP 01, 01   42.00  (STEP-UP)

0370-02 TRU STRIDE         1,449   FEB 01, 96   52,164   FEB 01, 96   36.00    869,400
                                   JAN 31, 06   55,062   FEB 01, 00   38.00       6.00
                                                57,960   FEB 01, 02   40.00  (STEP-UP)

0373-03 LADY FOOT LOCKER   1,683   JAN 01, 90   82,467   JAN 01, 96   49.00  1,374,450         CAM 03      .6858
                                   DEC 31, 98                                     6.00         RET 02      .5653

0374-02 NATURALIZER        1,227   FEB 01, 91   45,000   FEB 01, 91   36.67                    CAM 03      .4971
                                   JAN 31, 97                                                  RET 02      .4121

0375-02 G & G              1,985   JUN 15, 92   59,550   JUN 01, 92   30.00    992,500         CAM 04      .6667
                                   JAN 31, 03   79,400   FEB 01, 97   40.00       6.00         RET 02      .6667
                                                                             1,323,333
                                                                                  6.00

0377-01 OAK TREE           2,642   AUG 06, 80                                                  CAM 03     1.0705
                                   JAN 31, 96                                                  RET 02      .8874

0378-03 EXPRESSLY PORTRAI  1,261   OCT 01, 93   5O,439   OCT 01, 93   40.00    650,203         CAM 04      .4235
                                   SEP 30, 03   56,745   OCT 01, 96   45.00       8.00         RET 02      .4235
                                                63,O5O   OCT 01, 00   5O.00  (STEP-UP)

0381-02 STRUCTURE          5,709   AUG 19, 94  182,688   AUG 01, 94   32.00  3,653,760         CAM 04     1.9175
                                   JAN 31, 05  194,106   SEP 01, 97   34.00       5.00         RET 02     1.9175
                                               205,524   SEP 01, 01   36.00  (STEP-UP)

0382-02 RALPH JOBEN        1,635   FEB 01, 92   65,400   FEB 01, 92   40.00  1,090,000         CAM 04      .5492
                                   JAN 31, 97                                     6.00         RET 02      .5492

0387-01 OVERLAND TRADING   1,592   NOV 08, 80   44,576   FEB 01, 92   28.00                    CAM 03      .6450
                                   JAN 31, 98                                                  RET 02      .5347

0389    VACANT UNIT        2,040

0391-03 HAIR STYLISTS      1,401   OCT 01, 91   42,030   OCT 01, 91   30.00    600,428         CAM 03      .5709
                                   SEP 30, 01   47,634   OCT 01, 96   34.00       7.00         RET 02      .4706
                                                                             (STEP-UP)



MAR 11,1996 10:34                               PROPERTY MANAGEMENT INFORMATION SYSTEM                                        PAGE 7
                                                RENT ROLL FOR 9130 GALLERIA, THE - 00
                                                          AS OF MAR 11, 96

                                                                                          CPI
                                                                                % RENT   Base  Operating   Pro-
Unit -                    Square     Lease     ------Annual Base Rent------   Brkpnt-$   Year  Expense     Rata    Base
Ten    #    Tenant         Feet      Term      Amount     Start      PSF      % (&Cat)   &  %  Type        Share   Amount   Options
------------------------------------------------------------------------------------------------------------------------------------
0393-04 TAILOR'S TOUCH     1,167   APR 01, 93   42,012   JAN 01, 96   36.00    583,500         CAM 04      .3920
                                   MAR 31, 00   46,680   APR 01, 96   40.00       8.00         RET 02      .3920

0395-02 COHEN FASHION OPT  1,692   FEB 01, 93   71,064   FEB 01, 96   42.00  1,184,400         CAM 04      .5683
                                   JAN 31, 03   74,448   FEB 01, 98   44.00       6.00         RET 02      .5683
                                                77,832   FEB 01, 00   46.00  (STEP-UP)
                                                81,216   FEB 01, 02   48.00

0401-02 IDEAL JEWELERS       760   JAN 01, 89   46,800   NOV 01, 95   60.00    780,000         CAM 03      .3178
                                   DEC 31, 01                                     6.00         RET 02      .2620

0402    VACANT UNIT        1,654

0403-01 DIME BANK-ATM        150   OCT 01, 95
                                   MAR 31, 96

0405    VACANT UNIT        3,412

0406-03 FAMILY PET CENTER  2,798   OCT 01, 94
                                   DEC 31, 96

0409-01 HALLMARK PARTY BA  3,164   AUG 06, 80   63,279   AUG 01, 80   20.00  1,054,666         CAM 03     1.2819
                                   JAN 31, 01                                     6.00         RET 02     1.0627

0410-03 MUSICLAND          3,159   FEB 01, 91  135,360   FEB 01, 94   42.85  1,933,714         CAM 03     1.2799
                                   JAN 31, 01  142,086   FEB 01, 98   44.98       7.00         RET 02     1.0610
                                                                             (STEP-UP)

0413    VACANT UNIT        6,624

0414-01 PETITE SOPHISTICA  2,182   AUG 29, 80                                                  CAM 03      .8884
                                   JAN 31, 96                                                  RET 02      .7329

0417-01 CASUAL CORNER #47  4,898   AUG 06, 80                                                  CAM 03     1.9845
                                   JAN 31, 96                                                  RET 02     1.6451

0418-01 LOTS TO LOVE       2,896   JUL 23, 84   72,399   JUL 01, 84   25.00  1,206,667         CAM 03     1.1734
                                   JAN 31, 97                                     6.00         RET 02      .9727

0421-05 NORTHERN LIGHTS C    794   AUG 01, 95
                                   APR 15, 96

0422    VACANT UNIT        1,342

0424-03 NAILS & MORE BY D    993   FEB 01, 96   30,000   FEB 01, 96   30.21    375,000
                                   JAN 31, 06   35,000   FEB 01, 98   35.25       8.00
                                                38,000   FEB 01, 02   38.27  (STEP-UP)



MAR 11,1996 10:34                               PROPERTY MANAGEMENT INFORMATION SYSTEM                                        PAGE 8
                                                RENT ROLL FOR 9130 GALLERIA, THE - 00
                                                          AS OF MAR 11, 96

                                                                                          CPI
                                                                                % RENT   Base  Operating   Pro-
Unit -                    Square     Lease     ------Annual Base Rent------   Brkpnt-$   Year  Expense     Rata    Base
Ten    #    Tenant         Feet      Term      Amount     Start      PSF      % (&Cat)   &  %  Type        Share   Amount   Options
------------------------------------------------------------------------------------------------------------------------------------
0425-02 FOOTLOCKER #7635   2,441   NOV 22, 94  120,000   NOV 01, 94   49.16  2,000,000         CAM 84700   .8199
                                   AUG 31, 04  125,000   SEP 01, 97   51.21       6.00         RET 02      .8199
                                               129,999   SEP 01, 01   53.26  (STEP-UP)

0426-02 ACCESSORY PLACE    1,086   NOV 20, 87   54,300   NOV 01, 92   50,00    678,750         CAM 03      .4400
                                   NOV 30, 97                                     8.00         RET 02      .3648

0430-02 JOHN DAVID TOBACC    400   OCT 01, 91   33,999   OCT 01, 95   85.00    425,000         CAM 04      .1343
                                   JAN 31, 00   36,000   OCT 01, 97   90.00       8.00         RET 02      .1343
                                                                             (STEP-UP)

0433-04 AMERICAN EAGLE OU  3,935   NOV 25, 94  125,919   FEB 01, 95   32.00  2,098,666         CAM 84000  1.4487
                                   AUG 31, 04  133,790   SEP 01, 97   34.00       6.00         RET 02     1.3217
                                               141,660   SEP 01, 01   36.00  (STEP-UP)

0434-02 AUNTIE ANNE'S        596   MAY 01, 94   42,000   MAY 01, 94   70.47    525,000         CAM 84000   .2194
                                   APR 30, 04   45,000   MAY 01, 97   75.50       8.00         RET 02       .200
                                                48,000   MAY 01, 01   80.54  (STEP-UP)

0436-02 SUNCOAST PICTURES  2,692   JUN 01, 91   94,220   FEB 01, 94   35.00  1,884,400         CAM 03     1.0907
                                   JAN 31, 02   99,604   FEB 01, 00   37.00       5.00         RET 02      .9042
                                                                             (STEP-UP)

0440    VACANT UNIT        1,265

0441    VACANT UNIT        1,556

0446-03 LIMITED TOO        3,949   MAY 30, 95  126,368   JUN 01, 95   32.00  2,527,360         CAM 04
                                   MAY 31, 05  134,265   JUN 01, 98   34.00       5.00         RET 02
                                               142,165   JUN 01, 02   36.00  (STEP-UP)

0449-02 THE BOMBAY COMPAN  4,052   OCT 01, 93  101,300   OCT 01, 95   25.00  1,730,541         CAM 03     1.6511
                                   SEP 30, 03  111,429   OCT 01, 96   27.50       6.00         RET 02     1.361
                                               121,560   OCT 01, 00   30.00  (STEP-UP)

0450-01 AUGUST MAX WOMAN   3,226   OCT 07, 80                                                  CAM 03      1.307
                                   JAN 31, 96                                                  RET 02     1.0835

0453-01 CIGNAL             2,632   JUL 31, 86   78,960   JUL 01, 86   30.00  1,579,200         CAM 03      .8955
                                   JUL 31, 96                                     5.00         RET 02      .8840

0454    VACANT UNIT         960

0457-02 KAY BEE TOYS       3,322   JUN 01, 93  119,592   JUN 01, 93   36.00  1,993,200         CAM 03      1.346
                                   MAY 30, 03  126,236   MAY 01, 96   38.00       6.00         RET 02     1.1158
                                               132,878   MAY 01, 00   40.00  (STEP-UP)

0458-02 CONTEMPO CAUSALS   3,677   APR 01, 92  139,725   APR 01, 92   38.00  2,794,520         CAM 04      1.235
                                   MAR 31, 02  147,080   APR 01, 97   40.00       5.00         RET 02      1.235
                                                                             (STEP-UP)


MAR 11,1996 10:34                               PROPERTY MANAGEMENT INFORMATION SYSTEM                                        PAGE 9
                                                RENT ROLL FOR 9130 GALLERIA, THE - 00
                                                          AS OF MAR 11, 96

                                                                                          CPI
                                                                                % RENT   Base  Operating   Pro-
Unit -                    Square     Lease     ------Annual Base Rent------   Brkpnt-$   Year  Expense     Rata    Base
Ten    #    Tenant         Feet      Term      Amount     Start      PSF      % (&Cat)   &  %  Type        Share   Amount   Options
------------------------------------------------------------------------------------------------------------------------------------
0461-05 AFTERTHOUGHTS BOU    586   APR 19, 92   39,999   AUG 01, 94  68.26     500,000     CAM PR-INS/AM   .2157
                                   APR 30, 02   42,000   AUG 01, 98  71.67        8.00         RET 02      .1968
                                                                             (STEP-UP)

0462-01 ASPASIA              750   AUG 06, 80                                                  CAM 03      .3039   2/5YR.
                                   JAN 31, 96                                                  RET 02      .2519

0464-01 MOTHERTIME         2,805   AUG 06, 80                                                  CAM 03     1.1365
                                   JAN 31, 96                                                  RET 02      .9421

0465-01 D.J.'S FASHION CE  2,498   JUN 20, 86    74,940  JUN 01, 86  30.00   1,249,000         CAM 03      .8499
                                   JUN 30, 96                                     6.00         RET 02      .8390

0468-02 LECHTER'S          3,234   AUG 06, 80                                                  CAM 03     1.3103
                                   JAN 31, 96                                                  RET 02     1.0862

0472-01 KAPPA SPORT          781   JUL 01, 84                                               CAM 15100-STL  .2989
                                   JAN 31, 91                                                  RET 02      .2551

0473-04 EXPRESS AND BATH   9,259   OCT 15, 92  296,288   NOV 01, 92  32.00   5,925,760         CAM 06     3.4087  7.5%CAP
                                   JAN 31, 05  314,805   NOV 01, 96  34.00        5.00         RET 02     3.1099
                                               333,324   NOV 01, 00  36.00   (STEP-UP)

0474-02 THE GAP #751       7,511   NOV 01, 91  322,973   JUN 01, 94  43.00   5,382,883         CAM 06     2.7651   6%CAP
                                   MAY 31, 04  337,995   JUN 01, 97  45.00        6.00         RET 02     2.5227
                                               360,528   JUN 01, 00  48.00   (STEP-UP)

0480-03 GYMBOREE             979   JAN 01, 95   51,000   JAN 01, 95  52.09     850,000         CAM 04      .3989
                                   JUN 30, 00                                     6.00         RET 02      .3288
                                                                             (STEP-UP)

0483-02 KINNEY SHOES #03   2,543   FEB 01, 92   64,638   FEB 01, 92  25.42   1,077,300     CAM PR-INS/AM   .9362
                                   JAN 31, 01                                     6.00         RET 02      .8541

0484-02 HEROES WORLD       1,054   SEP 01, 91   47,499   SEP 01, 93  45.07     593,750         CAM 03      .4295
                                   AUG 31, 99   47,499   AUG 01, 96  45.07        8.00         RET 02       .354
                                                52,500   SEP 01, 96  49.81   (STEP-UP)

0486-08 CELTIC IMPORTS     1,635   MAR 01, 93
                                   DEC 31, 49

0489-03 AEROPOSTAL         3,690   MAY 01, 93  121,770   MAY 01, 95  33.00   2,435,400         CAM 04     1.2394
                                   APR 30, 03  132,840   MAY 01, 98  36.00        5.00         RET 02     1.2394
                                               140,220   MAY 01, 00  38.01   (STEP-UP)

0491    VACANT UNIY        2,042

0495-01 HAIR DESIGNERS SA  2,110   APR 04, 85                                                  CAM 03      .8598
                                   JAN 31, 96                                                  RET 02      .7087


MAR 11,1996 10:34                               PROPERTY MANAGEMENT INFORMATION SYSTEM                                       PAGE 10
                                                RENT ROLL FOR 9130 GALLERIA, THE - 00
                                                          AS OF MAR 11, 96

                                                                                          CPI
                                                                                % RENT   Base  Operating   Pro-
Unit -                    Square     Lease     ------Annual Base Rent------   Brkpnt-$   Year  Expense     Rata    Base
Ten    #    Tenant         Feet      Term      Amount     Start      PSF      % (&Cat)   &  %  Type        Share   Amount   Options
------------------------------------------------------------------------------------------------------------------------------------
0497-02 PILDES OPTICAL       884   FEB 01, 96   54,999   FEB 01, 96   62.22
                                   JAN 31, 06

9001-01 JC PENNEY        227,316   MAR 22, 81                                                  CAM 07          0    47003
                                   JAN 31, 11                                                  RET 07          0        0

9002-01 STERN'S          328,599   AUG 10, 81                                                  CAM 07          0    15000
                                   APR 21, 30                                                  RET 07          0        0

K021-11 TREND SETTERS          0   FEB 01, 96
                                   APR 30, 96

K022    VACANT UNIT            0

K023    VACANT UNIT            0

K024    VACANT UNIT            0

K025    VACANT UNIT            0

K026-09 ELEGANCE               0   APR 01, 95
                                   MAR 31, 96

K027-06 MAGIC PENS             0   JAN 01, 96
                                   MAR 31, 96

K026-05 MUGS & KISSES          0   JAN 17, 94
                                   MAR 31, 96

K029-07 CAPTIONS.INC.          0   JUL 01, 95
                                   MAR 31, 96

K030-08 CONNECT A BEEP         0   JUL 01, 95
                                   MAR 31, 96

K031-01 DOLCE VITA CAFE        0   JUL 01, 95
                                   FEB 29, 96

K032    VACANT UNIT            0

K033-04 T.TIME                 0   MAY 01, 94
                                   MAR 31, 96

                         -------
 TOTAL SQUARE FEET       882,692


** EXPENSE TYPE LEGEND **

01 PRORATA +15%



MAR 11,1996 10:34                               PROPERTY MANAGEMENT INFORMATION SYSTEM                                       PAGE 11
                                                RENT ROLL FOR 9130 GALLERIA, THE - 00
                                                          AS OF MAR 11, 96

                                                                                          CPI
                                                                                % RENT   Base  Operating   Pro-
Unit -                    Square     Lease     ------Annual Base Rent------   Brkpnt-$   Year  Expense     Rata    Base
Ten    #    Tenant         Feet      Term      Amount     Start      PSF      % (&Cat)   &  %  Type        Share   Amount   Options
------------------------------------------------------------------------------------------------------------------------------------
02 PRORATA
03 PRORATA +15* NET OF MAJORS, THEATERS & STORES NOT FRONTING MALL
04 PRORATA +15% NET OF MAJORS
05 PRORATA NET OF MAJORS
06 PRORATA +15% NET OF MAJORS AND STORES OVER 20,000 SF
07 FIXED BILLING


                                               PROPERTY MANAGEMENT INFORMATION SYSTEM                                         PAGE 1
                                              SALES ANALYSIS FOR PERIOD ENDING DEC. 95
                                                         9130: GALLERIA, THE

                            --------------- DECEMBER ----------------       --------------- YEAR TO DATE ---------------
                              AREA       1995        1994        +/-%        AREA       1995         1994            +/-%
                            -------   --------     --------   -------       -------    -------      --------       ------
ALL COMPARABLE TENANTS EXCLUDING ANCHORS ***
                           229,727   14,411,974    16,837.14     -14.4      215,349   74,134,501   85,571,109        -13.4

--------------------------------------------------------------------------------------------------------------------------------
ALL COMPARABLE TENANTS INCLUDING ANCHORS ***

                           229,727   14,411,974   16,837,143     -14.4      215,349    74,134.50   85,571,109        -13.4

--------------------------------------------------------------------------------------------------------------------------------

NON COMPARABLE TENANTS***

ACTIVE MALL SHOPS           37,378       77,477     1,874.64     -95.9       51,756   12,590,207   13,677,360         -7.9
ACTIVE MALL SHOPS            4,046      348,949      639,556     -45.4        4,046    1,850,310    4,547,594        -59.3
ACTIVE  MAJORS              26,100            0    1,016,317    -130.0       26,100    4,420,988    5,865,289        -24.6
ACTIVE  MAJORS                   0            0            0       0.0            0            0            0          0.0

                                                  ----------------  ROLLING 12 MONTHS THROUGH -----------------
                                                  AREA        12/95      PSF       12/94          PSF       +/-%
                                                  ------     -------   -------    -------       -------  -------
ALL COMPARABLE TENANTS EXCLUDING ANCHORS ***
                                                  215,349   74,134,501   344.25   85,571,109     397.36   -13.4

---------------------------------------------------------------------------------------------------------------
ALL COMPARABLE TENANTS INCLUDING ANCHORS ***

                                                  215,349   74,134,501   344.25   85,571,109     397.36   -13.4
NON COMPARABLE TENANTS
---------------------------------------------------------------------------------------------------------------

ACTIVE MALL SHOPS                                  51,756   12,590,207   243.26   13,677,360     264.27    -7.9
ACTIVE MALL SHOPS                                   4,046    1,850,310   457.32    4,547,594   1,123.97   -59.3
ACTIVE  MAJORS                                     26,100    4,420,988   169.39    5,865,289     224.72   -24.6
ACTIVE  MAJORS                                          0            0     0.00            0       0.00     0.0


FIVE NONCOMPARABLE TENANTS are tenants which DO NOT have sales reported for each month of the reporting period (month, year-to-date, rolling-12) but which are still operating the center. INACTIVE NONCOMPARABLE TENANTS are tenants which have CLOSED in the last twenty four months.
--------------------------------------------------------------------------------

TOTAL MALL SHOP SALES ***

LEASED SALES AREA          267,105   14,838,400   19,351,343     -23.3      267,105   88,575,097  103,796,062        -14.7

--------------------------------------------------------------------------------------------------------------------------------

LEASED SALES AREA uses area of open sales reporting tenants as the sales per square foot divisor, and sales from all stores.

TOTAL SALES***
SALES REPORTING AREA         293,205   14,838,400   20,367,660     -27.1      293,205   92,996,085   109,661,351       -15.2
--------------------------------------------------------------------------------------------------------------------------------

SALES REPORTING AREA uses area of open sales reporting tenants INCLUDING MAJORS as the sales per square foot division.

TOTAL SALES IN 1994:                109,661,351                                    COMPARABLE MALL SHOP SALES PER SQUARE  FOOT
REPORTING SQUARE FOOTAGE:                31,900                                                            CURENT YEAR PREVIOUS YEAR
LOSS LEASABLE ARES OF MALL:             303,051                                                     MONTHLY:     62.73    73.29
PERCENTAGE OF MALL AREA WITH 12-MONTH COMPARABLE SHOPS     71.06                               YEAR TO DATE:    344.25   397.36
PERCENTAGE OF SALES REPORTING TENANTS THAT ARE 12-MONTH COMPARABLE:  76.10                     ROLLING YEAR:    344.25   397.36

                                               PROPERTY MANAGEMENT INFORMATION SYSTEM                                         PAGE 2
                                              SALES ANALYSIS FOR PERIOD ENDING DEC. 95
                                                         COMPARABLE SUMMARY
                                                         9130: GALLERIA, THE

                            --------------- DECEMBER ----------------       --------------- YEAR TO DATE ---------------
                              AREA       1995        1994        +/-%        AREA       1995         1994            +/-%
                            -------   --------     --------   -------       -------    -------      --------       ------
[ILLEGIBLE] SPECIALITY       4,890      275,750      311,865     -11.6        4,294    2,209,629    2,312,396         -4.4
RESTAURANTS                  4,065      132,475      149,048     -11.1        4,065    1,096,296    1,202,407         -8.7
[ILLEGIBLE] COURT            7,820      737,777      816,361      -9.6        7,820    6,150,199    6,645,720         -7,5
MEN'S SPECIALITY            10,476      922,394    1,097,286     -15.9       10,476    4,625,279    5,454,012        -15.2
MEN'S READY TO WEAR         59,325    2,551,066    3,133,947     -18.6       59,325   15,297,058   17,423,766        -12.2
[ILLEGIBLE]READY TO WEAR    13,950      851,873    1,060,447     -19.7        6,026    1,752,343    2,066,940        -15.2
UNISEX APPAREL              27,352    2,048,379    2,478,050     -17.3       23,417    8,490,318   10,265,671        -17.3
[ILLEGIBLE] APPAREL            979       67,805      126,801     -46.5          979      900,433      830,926          8.4
[ILLEGIBLE] SHOES            1,592      305,583      357,409     -14.5        1,592    1,841,668    2,520,876        -26.9
MEN'S SHOES                  6,564      318,721      377,806     -15.6        6,564    2,401,416    2,722,965         -8.9
MEN'S & BOYS' SHOES          1,958       92,087      100,385      -8.3        1,958      547,155      656,999        -16.7
CHILDREN'S  SHOES            1,449       60,829       78,297      22.3        1,449      529,121      642,906        -17.7
ATHLETIC SHOES               3,892      396,252      100,952       1.9        1,892    2,799,100    3,425,250        -18.3
HOME FURNISHINGS             9,638      512,954      675,992     -24.1        9,638    3,100,618    3,793,300        -18.3
ELECTRIC & ELECTRONICS      16,160    1,510,595    1,763,187     -14.3       16,160    6,198,168    7,435,932        -16.6
[ILLEGIBLE] & SPECIAL       19,827      962,770      967,752      -0.5       19,827    3,977,553    4,940,374        -19.5
INTEREST & SPECIALITY       17,030    1,465,559    1,567,983      -6.5       15,273    5,762,151    6,333,740         -9.0
COSTUME JEWELRY                750       44,183       52,482     -15.0          750      140,905      167,571        -15.9
JEWELRY                      2,820      629,978      678,330      -7.1        2,820    2,396,653    2,450,272         -2.2
[ILLEGIBLE] RETAIL           5,554      404,586      516,301     -21.6        5,388    2,826,861    3,252,401        -13.1
PERSONAL SERVICES            3,636      120,357      138,462     -13.1        3,636    1,011,656    1,027,485         -1.5
FINANCIAL AND OTHER NON-RE  10,000            0            0       0.0       10,000            0            0          0.0
                           -------   ----------   ----------      ----      -------   ----------   ----------         ----


              TOTAL        229,727   14,411,974   16,837,143     -14.4      215,149   74,134,581   85,571,109        -13.4

                              ----------------  ROLLING 12 MONTHS THROUGH -----------------
                              AREA        12/95      PSF       12/94          PSF       +/-%
                              ------     -------   -------    -------       -------  -------
[ILLEGIBLE] SPECIALITY         4,294    2,209,629   514.59    2,312,396     538.52    -4.4
RESTAURANTS                    4,068    1,096,296   269.69    1,201,407     295.55    -8.7
[ILLEGIBLE] COURT              7,820    6,150,199   786.47    6,645,720     849.84    -7.5
MEN'S SPECIALITY              10,476    4,625,279   441.51    5,454,012     520.62   -15.2
MEN'S READY TO WEAR           59,325   15,297,058   257.85   17,423,766     293.70   -12.2
[ILLEGIBLE]READY TO WEAR       6,026    1,752,343   290.80    2,066,940     343.00   -15.2
UNISEX APPAREL                23,417    8,490,318   362.57   10,265,671     438.39   -17.3
[ILLEGIBLE] APPAREL              979      900,433   919.75      830,926     848.75     8.4
[ILLEGIBLE] SHOES              1,592    1,841,668 1,156.83    2,520,576   1,583.46   -26.9
MEN'S SHOES                    6,564    2,401,416   378.03    2,722,965     414.83    -8.9
MEN'S & BOYS' SHOES            1,958      547,155   279.45      656,999     335.55   -16.7
CHILDREN'S  SHOES              1,449      529,121   365.16      642,906     443.69   -17.7
ATHLETIC SHOES                 3,892    2,799,100   719.19    3,425,250     880.07   -18.3
HOME FURNISHINGS               9,630    3,100,618   321.71    3,793,300     393.50   -18.3
ELECTRIC & ELECTRONICS        16,160    6,198,168   383.55    7,435,932     460.14   -16.6
[ILLEGIBLE] & SPECIAL         19,827    3,977,553   200.61    4,940,374     249.17   -19.5
INTEREST & SPECIALITY         15,273    5,762,151   377.28    6,333,740     414.70    -9.0
COSTUME JEWELRY                  750      140,905   187.87      167,571     223.43   -15.9
JEWELRY                        2,820    2,396,653   849.88    2,450,272     868.09    -2.2
[ILLEGIBLE] RETAIL             5,388    2,826,861   524.66    3,252,601     603.68   -13.1
PERSONAL SERVICES              3,636    1,011,656   278.23    1,027,485     282.59    -1.5
FINANCIAL AND OTHER NON-RE    10,000            0     0.00            0       0.00     0.0
                             -------   ----------   ------   ----------     ------    ----

              TOTAL          215,349   74,134,501   344.25   85,571,109     397.36   -13.4


                                            PROPERTY MANAGEMENT INFORMATION SYSTEM SALES                                      PAGE 3
                                                 ANALYSIS FOR PERIOD ENDING DEC. 95
                                                         OPEN STORE SUMMARY
                                                         9130: GALLERIA, THE

                            --------------- DECEMBER ----------------       --------------- YEAR TO DATE ---------------
                              AREA       1995        1994        +/-%        AREA       1995         1994            +/-%
                            -------   --------     --------   -------       -------    -------      --------       ------
[ILLEGIBLE] SPECIALITY       5,632      275,750      403,074     -31.6        5,632    2,837,213    2,956,005         -4.0
RESTARUANTS                 10,565      132,475      489,008     -72.9       10,565    2,434,692    3,116,363        -21.9
FOOD COURT                  11,440      737,777    1,019,237     -27.6       11,440    7,620,452    8,459,341         -9.9
MEN'S SPECIALITY            11,022      922,394    1,127,809     -18.2       11,022    4,717,296    5,584,435        -15.5
WOMEN'S                     60,960    2,551,066    3,184,412     -19.9       60,960   15,706,099   17,071,772        -12.1
READY-TO-WEAR
MEN'S READY TO WEAR         17,066      851,073    1,226,809     -30.6       17,066    4,242,272    4,094,947          3.6
UNISEX APPAREL              35,076    2,048,379    3,008,874     -31.9       35,076   11,073,071   13,182,016        -16.0
[ILLEGIBLE]HER APPAREL       4,928      145,282      126,801      14.6        4,928    1,119,440      830,926         34.7
EMILY SHOES                  4,135      305,583      478,143     -36.1        4,135    2,426,101    3,324,330        -27.0
MEN'S SHOES                  6,564      318,721      377,806     -15.6        6,564    2,481,416    2,722,965         -8.9
MEN'S AND BOYS'              1,958       92,087      100,385      -8.3        1,958      547,155      656,999        -16.7
SHOES
CHILDREN'S SHOES             1,449       60,829       78,297     -22.3        1,449      529,121      642,906        -17.7
ATHLETIC SHOES               5,575      396,252      576,807     -31.3        5,575    3,728,788    4,772,144        -21.9
HOME FURNISHNGS              9,638      512,954      675,992     -24.1        9,638    3,100,618    3,793,300        -18.3
[ILLEGIBLE] & ELECTRONICS   16,160    1,510,595    1,763,187     -14.3       16,160    6,198,168    7,435,932        -16.6

HOBBY & SPECIAL             19,827      962,770      967,752      -0.5       19,827    3,977,553    4,940,374        -19.5
INTEREST
[ILLEGIBLE]FTS
    & SPECIALITY            17,030    1,465,559     1,57,983      -6.5       17,030    6,418,001    6,620,114         -3.1
COSTUME JEWELR                 750       44,183       52,482     -15.8          750      140,905      167,571        -15.9
JEWELRY                      3,600      629,978      730,780     -13.8        3,600    2,541,209    2,658,349         -4.4
[ILLEGIBLE]HER RETAIL        5,717      404,586      537,252     -24.7        5,717    3,029,565    3,456,393        -12.3
PERSONAL SERVICES            8,013      120,357      218,897     -45.0        8,013    1,955,653    1,961,277         -5.4
FINANCIAL & OTHER           10,000            0            0       0.0       10,000            0            0          0.0
                            ------    ---------    ---------     -----       ------   ----------   ----------        -----
NON-RE

TOTAL                      267,105   14,489,451   18,711,786     -22.6      267,105   86,724,787   99,248,469        -12.6
[ILLEGIBLE]CHORS            26,100            0    1,016,317    -100.0       26,100    4,420,988    5,865,289        -24.6
                            ------    ---------    ---------     -----       ------   ----------   ----------        -----
TOTAL                      293,205   14,489,451   19,728,103     -26.6      293,205   91,145,775   105,113,758       -13.3

                              ----------------  ROLLING 12 MONTHS THROUGH -----------------
                              AREA        12/95      PSF       12/94          PSF      +/-%
                              ------     -------   -------    -------       -------  -------
[ILLEGIBLE] SPECIALITY       5,632      2,837,213   503.77    2,956,005      524.86     -4.0
RESTARUANTS                 10,565      2,434,692   230.45    3,116,363      294.97    -21.9
FOOD COURT                  11,440      7,620,452   666.12    8,459,341      739.45     -9.9
MEN'S SPECIALITY            11,022      4,717,296   427.99    5,584,435      506.66    -15.5
WOMEN'S                     60,960     15,706,099   257.65   17,871,772      293.17    -12.1
READY-TO-WEAR
MEN'S READY TO WEAR         17,066      4,242,272   248.58    4,094,947      239.95      3.6
UNISEX APPAREL              35,076     11,073,071   315.69   13,182,016      375.01    -16.0
[ILLEGIBLE]HER APPAREL       4,928      1,119,440   227.16      830,926      168.61     34.7
EMILY SHOES                  4,135      2,426,101   586.72    3,324,338      803.95    -27.0
MEN'S SHOES                  6,564      2,481,416   378.03    2,722,965      414.83     -8.9
MEN'S AND BOYS'              1,958        547,155   279.45      656,999      335.55    -16.7
SHOES
CHILDREN'S SHOES             1,449        529,121   365.16      642,906      443.69    -17.7
ATHLETIC SHOES               5,575      3,728,788   668.84    4,772,144      855.99    -21.9
HOME FURNISHNGS              9,638      3,100,618   321.71    3,793,300      393.58    -18.3
[ILLEGIBLE] & ELECTRONICS   16,160      6,198,168   383.55    7,435,932      460.14    -16.6

HOBBY & SPECIAL             19,827      3,977,553   200.61    4,940,374      249.17    -19.5
INTEREST
[ILLEGIBLE]FTS
    & SPECIALITY            17,030      6,418,001   376.86    6,620,114      388.73     -3.1
COSTUME JEWELR                 750        140,905   187.87      167,571      223.43    -15.9
JEWELRY                      3,600      2,541,209   705.89    2,658,349      738.43     -4.4
[ILLEGIBLE]HER RETAIL        5,717      3,029,565   529.92    3,456,393      604.58    -12.3
PERSONAL SERVICES            8,013      1,855,653   231.58    1,961,277      244.76     -5.4
FINANCIAL & OTHER           10,000              0     0.00            0        0.00      0.0
                            ------      ---------   ------    ---------      ------     ----
NON-RE

TOTAL                      267,105     86,724,787   324.68   99,248,469      371.57    -12.6
[ILLEGIBLE]CHORS            26,100      4,420,988   169.39    5,865,289      224.72    -24.6
                           -------     ----------   ------  -----------      ------     ----
TOTAL                      293,205     91,145,775   310.86  105,113,758      358.50    -13.3

                                               PROPERTY MANAGEMENT INFORMATION SYSTEM                                         PAGE 3
                                              SALES ANALYSIS FOR PERIOD ENDING DEC. 95
                                                        TOTAL SALES SU MMARY
                                                         9130: GALLERIA, THE

                            --------------- DECEMBER ----------------       --------------- YEAR TO DATE ---------------
                              AREA       1995        1994        +/-%        AREA       1995         1994            +/-%
                            -------   --------     --------   -------       -------    -------      --------       ------
[ILLEGIBLE] SPECIALITY       5,632      275,750      403,074     -31.6        5,632    2,837,213    3,140,086         -9.6
RESTAURANTS                 10,565      132,475      489,008     -72.9       10,565   2,4234,692    3,116,363        -21.9
FOOD COURT                  11,440      737,777    1,019,237     -27.6       11,440    7,620,452    8,459,341         -9.9
MEN'S SPECIALITY            11,022      922,394    1,127,809     -18.2       11,022    4,717,296    5,629,962        -16.2
WOMEN'S READY TO            60,960    2,551,066    3,184,412     -19.9       60,960   15,706,099   17,871,772        -12.1
WEAR
MEN'S READY TO WEAR         17,066      851,873    1,328,953     -35.9       17,066    4,293,872    4,995,638        -14.0
UNISEX APPAREL              35,076    2,048,379    3,091,674     -33.7       35,076   11,256,331   13,654,276        -17.6
[ILLEGIBLE] OTHER APPAREL    4,928      494,231      467,509       5.7        4,928    2,626,788    2,439,093          7.7
[ILLEGIBLE] SHOES            4,135      305,583      478,143     -36.1        4,135    2,426,101    3,324,338        -27.0
WOMEN'S SHOES                6,564      318,721      488,160     -34.7        6,564    2,522,299    3,519,245        -28.3
MEN'S & BOYS' SHOES          1,958       92,087      100,385      -8.3        1,958      547,155      656,999        -16.7
CHILDREN'S SHOES             1,449       60,829       78,297     -22.3        1,449      529,121      642,906        -17.7

ATHLETIC SHOES               5,575      396,252      576,807     -31.3        5,575    3,728,788    4,772,144        -21.9
HOME FURNISHINGS             9,638      512,954      675,992     -24.1        9,638    3,100,618    3,793,300        -18.3
[ILLEGIBLE] & ELECTRONICS   16,160    1,510,595    1,763,187     -14.3       16,160    6,198,168    7,435,932        -16.6
HOBBY & SPECIAL             19,827      962,770      967,752      -0.5       19,827    3,977,553    5,012,296        -20.6
INTEREST
GIFTS & SPECIALITY          17,030    1,465,559    1,567,983      -6.5       17,030    6,418,001    6,974,670         -8.0
COSTUME JEWELRY                750       44,183       52,482     -15.8          750      140,905      167,571        -15.9
JEWELRY                      3,600      629,978      730,780     -13.8        3,600    2,541,209    2,758,843         -7.9
[ILLEGIBLE] RETAIL           5,717      404,586      540,802     -25.2        5,717    3,096,785    3,459,943        -10.5
PERSONAL SERVICES            8,013      120,357      218,897     -45.0        8,013    1,855,653    1,961,277         -5.4
KIOSKS                           0            0            0       0.0            0            0       10,067       -100.0
FINANCIAL & OTHER           10,000            0            0       0.0       10,000            0            0          0.0
                           -------   ----------   ----------      ----      -------   ----------   -----------       -----
NON RE

TOTAL                      267,105   14,838,400   19,351,343     -23.3      267,105   88,575,097   103,796,062       -14.7
[ILLEGIBLE]                 26,100            0    1,016,317    -100.0       26,100    4,420,988     5,865,289       -24.6
                           -------   ----------   ----------      ----      -------   ----------   -----------       -----
TOTAL                      293,205   14,838,400   20,367,660     -27.1      293,205   92,996,085   109,661,351       -15.2

                              ----------------  ROLLING 12 MONTHS THROUGH -----------------
                              AREA        12/95      PSF       12/94          PSF      +/-%
                              ------     -------   -------    -------       -------  -------
[ILLEGIBLE] SPECIALITY        5,632    2,837,213   503.77    3,140,086       557.54    -9.6
RESTAURANTS                  10,565    2,434,692   230.45    3,116,363       264.97   -21.9
FOOD COURT                   11,440    7,620,452   666.12    8,459,341       739.45    -9.9
MEN'S SPECIALITY             11,022    4,717,296   427.99    5,629,962       510.79   -16.2
WOMEN'S READY TO             60,960   15,706,099   257.65   17,871,772       293.17   -12.1
WEAR
MEN'S READY TO WEAR          17,066    4,293,872   251.60    4,995,638       292.72   -14.0
UNISEX APPAREL               35,076   11,256,331   320.91   13,654,276       389.28   -17.6
[ILLEGIBLE] OTHER APPAREL     4,928    2,626,788   533.03    2,439,093       494.95     7.7
[ILLEGIBLE] SHOES             4,138    2,426,101   586.72    3,324,338       803.95   -27.0
WOMEN'S SHOES                 6,564    2,522,299   384.26    3,519,245       536.14   -28.3
MEN'S & BOYS' SHOES           1,958      547,155   279.45      656,999       335.55   -16.7
CHILDREN'S SHOES              1,449      529,121   365.16      642,906       443.69   -17.7

ATHLETIC SHOES                5,575    3,728,788   668.84    4,772,144       855.99   -21.9
HOME FURNISHINGS              9,638    3,100,610   321.71    3,793,300       393.58   -18.3
[ILLEGIBLE] & ELECTRONICS    16,160    6,198,168   383.55    7,435,932       460.14   -16.6
HOBBY & SPECIAL              19,827    3,977,553   200.61    5,012,296       252.80   -20.6
INTEREST
GIFTS & SPECIALITY           17,030    6,418,001   376.86    6,974,670       409.55    -8.0
COSTUME JEWELRY                 750      140,905   187.07      167,571       223.43   -15.9
JEWELRY                       3,600    2,541,209   705.89    2,750,843       766.35    -7.9
[ILLEGIBLE] RETAIL            5,717    3,096,785   541.68    3,459,943       605.20   -10.5
PERSONAL SERVICES             8,013    1,855,653   231.58    1,961,277       244.76    -5.4
KIOSKS                            0            0     0.00       10,067         0.00   -100.
FINANCIAL & OTHER            10,000            0     0.00            0         0.00     0.0
                            -------   ----------   ------   -----------      ------    ----
NON RE

TOTAL                       267,105   88,575,097   331.61   103,796,062      388.60   -14.7
[ILLEGIBLE]                  26,100    4,420,988   169.39     5,865,289      224.72   -24.6
                            -------   ----------   ------   -----------      ------    ----
TOTAL                       293,205   92,996,085   317.17   109,661,351      374.01   -15.2

                                               PROPERTY MANAGEMENT INFORMATION SYSTEM                                         PAGE 5
                                              SALES ANALYSIS FOR PERIOD ENDING DEC. 95
                                                        9130: GALLERIA, THE

                              OPEN      SQ.FT/        1994     ----------- DECEMBER ----------  ----------- YEAR TO DATE
MERCHANT                      DATE      CLOSE        SALES        1995        1994        +/-%        1995        1994
---------------------------  ------    -------     -------     -------    --------     -------  ----------  ----------
FOOD SPECIALITY *** SIC CLASS: FOOD
AUNTIE ANNE'S                 05/94        596     185,735      44,990      58,889       -23.6     356,656     185,735
CINNABON                      10/90        925     744,676     109,748      91,427        20.0     772,438     744,676
GENERAL NUTRITION CENTER      08/80      1,944     909,207      61,733      88,470       -30.2     885,757     909,207
GREAT AMERICAN COOKIE         09/92        675     298,809      30,580      36,754       -16.8     256,235     298,809
FAVORITE MUFFIN               09/91        750     359,705      27,700      36,325       -21.0     295,199     359,750
COLA                          07/89      09/94     184,081      Closed           0       NOCMP           0     184,081
COFFE  BEANERY, L             09/91        742     457,874           0      91,209       NOCMP     270,928     457,874
                                                               -------     -------        ----   ---------   ---------
COMPARABLE SUBTOTALS                                           275,750     311,865       -11.6   2,209,629   2,312,396
                                                                 AREA:       4,890                   AREA:       4,294

---------------------------------------------------------------------------------------------------------------------------

***RESTAURANTS***   SIC CLASS: REST
FRIENDLY RESTAURANTS          11/88      4,065   1,201,407     132,475     149,048       -11.1   1,096,296   1,201,407
GREEN JEANS                   10/80      6,500   1,914,956           0     339,960       NOCMP   1,338,396   1,914,956
                                                               -------     -------        ----   ---------   ---------
COMPARABLE SUBTOTALS                                           132,475     149,048       -11.1   1,096,296   1,201,407
                                                                 AREA:       4,065                   AREA:       4,065

---------------------------------------------------------------------------------------------------------------------------

***FOOD COURT***    SIC CLASS: FCRT

CROPOLIS                      09/80        519     321,881           0      35,770       NOCMP     281,920     321,881
RI'S BARBEQUE                 09/80        472     292,933           0      33,598       NOCMP     258,828     292,933
ARTHUR TREACHERS FISH         01/93        561     545,925           0      64,262       NOCMP     425,241     545,925
BIG EASY CAJUN                11/95        414           0           0           0       NOCMP           0           0
IZZARRE PIZZERIA              10/89        607     336,449      37,107      42,493       -12.7     283,996     336,449
HOWDER'S SEAFOOD              10/86        405     271,633      37,196      30,232        23.0     309,256     271,633
EVERYTHING YOGURT             01/89        455     312,500      18,491      26,246       -29.5     265,015     312,500
ENROKU                        05/80      1,323     382,720           0      39,863       NOCMP     289,759     382,720
ANCHU WOK                     12/91        845     665,200      74,680      82,791        -9.8     676,083     665,200
MCDONALD'S                    11/85      1,593   2,283,594     264,883     289,463        -8.5   2,160,710   2,283,594





                              OPEN    -------  ------------ ROLLING 12 MONTHS SALES THROUGH ---------   -------- BREAK POINT ------
MERCHANT                      DATE       +/-%      12/95         PSF        12/94         PSF    +/-%       AMOUNT         %     #
---------------------------  ------   -------  ---------    --------   ----------     -------   -----    ---------     ------  ----
FOOD SPECIALITY *** SIC CLASS: FOOD
AUNTIE ANNE'S                 05/94     NOCMP    356,656      596.41      185,735      311,63   NOCMP      525,000       0.00    1
CINNABON                      10/90       3.7    772,438      835.06      744,676      805.05     3.7      587,500       0.00    1
GENERAL NUTRITION CENTER      08/80      -2.6    885,757      455.63      909,207      467.69    -2.6      928,571       7.00    1
GREAT AMERICAN COOKIE         09/92     -14.2    256,235      379.60      298,809      442.67   -14.2      400,000      10.00    1
FAVORITE MUFFIN               09/91     -17.9    259,199      393.59      359,705      479.60   -17.9      511,111      10.00    1
COLA                          07/89     NOCMP          0        0.00      184,081      231.04   NOCMP      642,857       7.00    1
COFFEE BEANERY, L             09/91     NOCMP    270,928      365.13      457,874      617.08   NOCMP      614,285       7.00    1
                                        -----  ---------      ------    ---------      ------   -----
COMPARABLE SUBTOTALS                     -4.4  2,209,629      114.58    2,312,396      538.51    -4.4
                                                               AREA;        4,294

----------------------------------------------------------------------------------------------------------------------------------

***RESTAURANTS***   SIC CLASS: REST
FRIENDLY RESTAURANTS          11/88      -8.7  1,096,296      269.69    1,201,407      295.54    -8.7    1,504,050       5.00    1
GREEN JEANS                   10/80     NOCMP  1,338,396      205.90    1,914,956      294.60   NOCMP    1,625,000       6.00    1
                                        -----  ---------      ------    ---------      ------   -----
COMPARABLE SUBTOTALS                     -8.7  1,096,296      269.69    1,201,407      295.54    -8.7
                                                               AREA:        4,065

----------------------------------------------------------------------------------------------------------------------------------

***FOOD COURT***    SIC CLASS: FCRT

CROPOLIS                      09/80     NOCMP    281,920      543.19      321,881      620.19   NOCMP      319,264      10.00    1
RI'S BARBEQUE                 09/80     NOCMP    258,828      548.36      292,933      620.62   NOCMP      300,000      10.00    1
ARTHUR TREACHERS FISH         01/93     NOCMP    425,241      758.00      545,925      973.12   NOCMP      687,500      10.00    1
BIG EASY CAJUN                11/95     NOCMP          0        0.00            0        0.00   NOCMP      600,000       8.00    1
IZZARRE PIZZERIA              10/89     -15.6    283,996     467.862      336,449      554.28   -15.6      546,300      10.00    1
HOWDER'S SEAFOOD              10/86      13.9    309,256      763.59      271,633      670.69    13.9      380,000      10.00    1
EVERYTHING YOGURT             01/89     -15.2    265,015      582.45      312,500      686.81   -15.2      409,500      10.00    1
ENROKU                        05/80     NOCMP    289,759      219.01      382,720      289.28   NOCMP      562,275       8.00    1
ANCHU WOK                     12/91       1.6    676,083      800.09      665,200      787.21     1.6      828,571       7.00    1
MCDONALD'S                    11/85      -5.4  2,160,710    1,356.37    2,283,594    1,433.51    -5.4    1,062,000       6.00    1


NOTES: NOCMP  denotes  any TENANT  which does NOT have  sales  reported  for all months in the period. SALES figures are for the PERIOD ending in DECEMBER 1995 SUBTOTALS are for COMPARABLE tenants only. Total sales are summarized at the beginning of the report.

FEB 1, 1996 03:20                                                                                                             Page 6

                                               PROPERTY MANAGEMENT INFORMATION SYSTEM
                                              SALES ANALYSIS FOR PERIOD ENDING DEC. 95
                                                         9130: GALLERIA, THE
                           OPEN   SQ FT/    1994    -----------DECEMBER------------  ----------YEAR TO DATE----------  -----------
TENANT                     DATE   CLOSE     SALES      1995       1994       +/- %      1995        1994       +/- %      12/95
------------------------  -----  ------  ---------- ---------  ----------  --------  ----------  -----------  -------  -----------
NATHAN'S                   04/89     968     857,054    94,662     110,230     -14.1     722,911      857,054    -15.7     722,911
QUICK -N- NATURAL          10/82     331     270,162         0      29,383     NOCMP     214,505      270,162    NOCMP     214,505
ROY ROGERS                 10/89   1,200     917,996    96,667     113,268     -14.7     773,156      917,996    -15.8     773,156
SBARRO                     08/80   1,747   1,001,293   114,092     121,637      -6.2     959,072    1,001,293     -4.2     959,072
------------------------                              --------  ----------  --------  ----------  -----------  -------  -----------
COMPARABLE SUBTOTALS                                   737,777     816,361      -9.6   6,150,199    6,645,720     -7.5   6,150,199
                                                         AREA:       7,820                 AREA:        7,820
====================================================================================================================================

*** WOMEN'S SPECIALTY *** SIC CLASS:  WSPC

ACCESSORY PLACE, INC       06/89   1,086     510,003    58,620      92,954     -36.9     360,036      518,003    -30.5     360,036
AFTERTHOUGHTS BOUTIQU      12/86     586     277,948    54,738      58,051      -5.7     260,567      277,948     -6.3     260,567
CLAIRE'S BOUTIQUE          11/92     717     386,123    76,048      69,942       8.7     386,119      386,123      0.0     386,119
COTTON SUCCESS             01/93  03/94       45,528    Closed           0     NOCMP           0       45,520    NOCMP           0
MOTHERTIME                 08/80   2,805     563,643    73,938      70,824       4.4     551,195      563,643     -2.2     551,195
SENA HANDBAGS              11/80     546     130,423         0      30,523     NOCMP      92,017      130,423    NOCMP      92,017
VICTORIA'S SECRET          05/85   5,282   3,708,295   659,051     805,515     -18.2   3,067,362    3,708,295    -17.3   3,067,362
------------------------                              --------  ----------  --------  ----------  -----------  -------  -----------
COMPARABLE SUBTOTALS                                   922,394   1,097,286     -15.9   4,625,279    5,454,012    -15.2   4,625,279
                                                         AREA:      10,476                 AREA:       10,476
====================================================================================================================================

*** WOMEN'S READY -TO-WEAR *** SIC CLASS:  WRTN

AUGUST MAX WOMAN #375      10/80   3,226     703,909    82,088      95,044     -13.6     626,475      703,909    -11.0     626,475
CAREN CHARLES #747         10/80   3,348     565,048   135,872      96,563      40.7     717,307      565,048     26.9     717,307
CASUAL CORNER #476         08/80   4,898   1,182,681   158,502     206,909     -23.4   1,066,903    1,182,681     -9.8   1,066,903
CHARADE FASHION            08/80   3,873   1,362,085   148,813     218,000     -31.7   1,182,635   13,620,085    -13.2   1,182,635
CONTEMPO CASUALS           02/92   3,677     897,111   148,744     169,882     -12.4     876,108      897,111     -2.3     876,108
EXPRESS AND BATH & BO      07/92   9,259   4,170,480   632,353     908,043     -30.4   3,415,456    4,170,480    -18.1   3,415,456
G&G                        08/80   1,985     727,241    97,832     105,341      -7.1     727,016      727,241     -0.0     727,016
LANE BRYANT                04/85   4,274   1,138,243   180,191     191,205      -5.8   1,050,316    1,138,243     -7.7   1,050,316
LERNER STORES #753         08/80   9,955   2,234,054   446,924     439,088       1.8   2,077,880    2,234,054     -7.0   2,077,880
LOTS TO LOVE               08/84   2,896     796,659    84,723     110,000     -23.0     802,389      796,659      0.7     802,389
PANTS PLACE PLUS           08/80   3,399   1,005,274   134,515     151,800     -11.4     885,920    1,005,274    -11.9     885,920
                           ----------ROLLING 12 MONTHS SALES THROUGH---------  ---------BREAK POINT---------
TENANT                         PSF          12/94       PSF           +/- %      AMOUNT         %       #
------------------------  -------------  ---------  -------------  ----------  ----------  ---------- ------
NATHAN'S                          746.80    857,054         885.38       -15.7     944,444       10.00     1
QUICK -N- NATURAL                 648.05    270,162         816.19       NOCMP     260,000       10.00     1
ROY ROGERS                        644.29    917,996         764.99       -15.8   1,860,000        6.00     1
SBARRO                            648.98  1,001,293         573.15        -4.2     582,333        6.00     1
------------------------   -------------  ---------  -------------  ----------
COMPARABLE SUBTOTALS              786.47  6,645,720         849.83        -7.5
                                AREA:         7,820
============================================================================================================

*** WOMEN'S SPECIALTY *** SIC CLASS:  WSPC

ACCESSORY PLACE, INC              331.52    518,003         476.98       -30.5     678,750        8.00     1
AFTERTHOUGHTS BOUTIQU             444.65    277,948         474.31        -6.3     500,000        8.00     1
CLAIRE'S BOUTIQUE                 538.52    386,123         538.52        -0.0     627,375        0.00     1
COTTON SUCCESS                      0.00     45,528          25.91       NOCMP
MOTHERTIME                        196.50    563,643         200.94        -2.2   1,122,000        5.00     1
SENA HANDBAGS                     168.52    130,423         238.86       NOCMP           0        0.00     1
VICTORIA'S SECRET                 580.71  3,708,295         702.06       -17.3   3,697,400        5.00     1
------------------------   -------------  ---------  -------------  ----------
COMPARABLE SUBTOTALS              441.51  5,454,012         520.61       -15.2
                                   AREA:     10,476
============================================================================================================

*** WOMEN'S READY -TO-WEAR *** SIC CLASS:  WRTN

AUGUST MAX WOMAN #375             194.19    703,909         218.19       -11.0     967,800        5.00     1
CAREN CHARLES #747                214.24    565,048         168.77        26.9   1,205,280        5.00     1
CASUAL CORNER #476                217.82  1,182,681         241.46        -9.8   1,469,400        5.00     1
CHARADE FASHION                   305.35  1,362,085         351.68       -13.2   2,091,420        5.00     1
CONTEMPO CASUALS                  238.26    897,111         243.00        -2.3   2,794,520        5.00     1
EXPRESS AND BATH & BO             368.87  4,170,480         450.42       -18.1   5,925,760        5.00     1
G&G                               366.25    727,241         366.36        -0.0     992,500        5.00     1
LANE BRYANT                       245.74  1,138,243         266.31        -7.7   1,538,640        5.00     1
LERNER STORES #753                208.72  2,234,054         224.41        -7.0   5,375,700        5.00     1
LOTS TO LOVE                      277.06    796,659         275.08         0.7   1,206,667        6.00     1
PANTS PLACE PLUS                  260.64  1,005,274         295.75       -11.9   1,812,800        5.00     1


Notes: NOCMP denotes any TENANT which does NOT have sales reported for all months in the period.
       SALES figures are for the PERIOD ending in DECEMBER 1995
       SUBTOTALS are for COMPARABLE tenants only. Total sales are summarized at the beginning of the report.

FEB 1, 1996 03:20                                                                                                             PAGE 7

                                               PROPERTY MANAGEMENT INFORMATION SYSTEM
                                              SALES ANALYSIS FOR PERIOD ENDING DEC. 95
                                                        9130: GALLERIA, THE
                           OPEN   SQ FT/    1994    -----------DECEMBER------------  ----------YEAR TO DATE----------  -----------
TENANT                     DATE   CLOSE     SALES      1995       1994       +/- %      1995        1994       +/- %      12/95
------------------------  -----  ------  ---------- ---------  ----------  --------  ----------  -----------  -------  -----------
PETITE SOPHITICATE #       08/80   2,182     702,817    99,797     115,633     -13.7     596,114      702,817    -15.2     596,114
RALPH JOBEN                11/80   1,635     448,006         0      50,465     NOCMP     409,041      448,006    NOCMP     409,041
THE LIMITED                07/93   6,353   1,938,163   200,711     326,438     -38.5   1,272,539    1,938,163    -34.3   1,272,539
------------------------                            ----------  ----------  --------  ----------  -----------  -------  -----------
COMPARABLE SUBTOTALS                                 2,551,066   3,133,947     -18.6  18,297,058   17,423,766    -12.2  15,297,058
                                                         AREA:      59,325                 AREA:       59,325
====================================================================================================================================
***MEN'S READY-TO-WEAR *** SIC CLASS: MRTW

CHESS KING                 09/87   03/94      38,421    Closed           0     NOCMP           0       38,421    NOCMP           0
D.J.'S FASHION CENTER      06/86   2,498     733,609   139,221     155,034     -10.2     492,198      733,609    -32.9     492,198
GARAGE                     08/80   02/95     439,171    Closed     102,144     N0CM0      51,600      439,171    NOCMP      51,600
GATSBY AT GALLERIA, I      10/80   3,116     807,240         0     166,363     NOCMP     530,916      807,240    NOCMP     530,916
JUST SHIRTS                12/82     886     611,468   133,869     153,778     -12.9     565,139      611,468     -7.6     565,139
OAK TREE                   08/80   2,642     721,862   145,554     157,992      -7.9     695,006      721,862     -3.7     695,006
PACIFIC SUNWEAR OF CA      05/94   2,215     421,129    96,510      93,884       2.8     580,326      421,129    NOCMP     580,326
RAPHAEL CLOTHES            10/81   11/94     423,098    CLOSED           0     NOCMP           0      423,098    NOCMP           0
STRUCTURE                  09/94   5,709     799,639   336,719     499,759     -32.6   1,378,687      799,639    NOCMP   1,378,687
------------------------                              --------  ----------  --------  ----------  -----------  -------  -----------
COMPARABLE SUBTOTALS                                   851,873   1,060,447     -19.7   1,752,343    2,066,940    -15.2   1,752,343
                                                         AREA:      13,950                 AREA:        6,026
====================================================================================================================================
*** UNISEX APPAREL *** SIC CLASS:  USEX

AEROPOSTAL                 02/93   3,690   1,322,626   283,441     277,355       2.2   1,243,270    1,322,626     -6.0   1,243,270
AMERICAN EAGLE OUTFIT      11/94   3,935     249,650   218,104     233,667      -6.7     816,956      249,650    NOCMP     816,956
CIGNAL                     07/86   2,632     778,605   128,386     151,186     -15.1     685,456      778,605    -12.0     685,456
DESIGN'S BY LEVI STRA      08/80   6,624   2,026,632         0     383,939     NOCMP   1,418,102    2,026,632    NOCMP   1,413,102
EZ CASUALS                 02/95  05/95            0    Closed           0     NOCMP           0            0    NOCMP           0
JEAN COUNTRY               11/89   2,664   1,289,555   212,524     274,936     -22.7   1,114,421    1,289,555    -13.6   1,114,421
KAPPA SPORT                07/84  08/95      460,580    Closed      82,000     NOCMP     183,260      460,580    NOCMP     183,260
LEATHER BOUND              08/97   1,794     622,000    78,378     158,099     -50.4     402,225      622,000    -35.3     402,225
MERRY GO ROUND             12/90   3,316     958,179   128,328     172,498     -25.6     768,630      958,179    -19.8     768,630
STEFANEL                   11/80  04/94       11,680    Closed           0     NOCMP           0       11,680    NOCMP           0
                            -----------ROLLING 12 MONTHS SALES THROUGH---------  ---------BREAK POINT---------
TENANT                           PSF          12/94       PSF           +/- %      AMOUNT         %       #
------------------------    -------------  ---------  -------------  ----------  ----------  ---------- ------
PETITE SOPHITICATE #               273.19    702,817         322.09       -15.2   1,190,181        6.50     1
RALPH JOBEN                        250.17    448,006         274.00       NOCMP   1,090,000        6.00     1
THE LIMITED                        200.30  1,938,163         305.07       -34.3   4,447,100        6.00     1
------------------------    -------------  ---------  -------------  ----------
COMPARABLE SUBTOTALS               257.85 17,423,766         293.70       -12.2
                                    AREA:     59,328
==============================================================================================================
***MEN'S READY-TO-WEAR *** SIC CLASS: MRTW

CHESS KING                            0.00     38,421          10.71       NOCMP   1,673,466        6.00     1
D.J.'S FASHION CENTER               197.03    733,609         293.67       -32.9   1,249,000        6.00     1
GARAGE                               23.01    439,171         195.88       NOCMP     822,067        6.00     1
GATSBY AT GALLERIA, I               170.38    807,240         259.06       NOCMP   1,558,000        6.00     1
JUST SHIRTS                         637.85    611,468         690.14        -7.6     649,733        6.00     1
OAK TREE                            263.06    721,862         273.22        -3.7     968,733        6.00     1
PACIFIC SUNWEAR OF CA               261.99    421,129         190.12       NOCMP   1,495,333        6.00     1
RAPHAEL CLOTHES                       0.00    423,098         209.87       NOCMP
STRUCTURE                           241.49    799,639         140.06       NOCMP   3,653,760        5.00     1
------------------------     -------------  ---------  -------------  ----------
COMPARABLE SUBTOTALS                290.79  2,066,940         343.00       -15.2
                                     AREA:     6,026
==============================================================================================================
*** UNISEX APPAREL *** SIC CLASS:  USEX

AEROPOSTAL                          336.92  1,322,626         358.43        -6.0   2,386,200        5.00     1
AMERICAN EAGLE OUTFIT               207.61    249,650          63.44       NOCMP   2,098,666        6.00     1
CIGNAL                              260.43    778,605         295.82       -12.0   1,579,200        5.00     1
DESIGN'S BY LEVI STRA               213.33  2,026,632         305.95       NOCMP   2,384,640        5.00     1
EZ CASUALS                            0.00          0           0.00       NOCMP
JEAN COUNTRY                        418.32  1,289,555         484.06       -13.6   1,820,400        6.00     1
KAPPA SPORT                         224.30    460,580         563.74       NOCMP     500,000        8.00
LEATHER BOUND                       224.20    622,000         346.71       -35.3     807,300        6.00     1
MERRY GO ROUND                      231.79    958,179         288.95       -19.8   1,823,800        6.00     1
STEFANEL                              0.00     11,680           7.92       NOCMP     786,134        6.00     1

Notes: NOCMP denotes any TENANT which does NOT have sales reported for all months in the period.
         SALES figures are for the PERIOD ending in DECEMBER 1995
         SUBTOTALS are for COMPARABLE tenants only. Total sales are summarized at the beginning of the report.

FEB 1, 1996 03:20                                                                                                             PAGE 8

                                               PROPERTY MANAGEMENT INFORMATION SYSTEM
                                              SALES ANALYSIS FOR PERIOD ENDING DEC. 95
                                                        9130: GALLERIA, THE
                           OPEN   SQ FT/    1994    -----------DECEMBER------------  ----------YEAR TO DATE----------  -----------
TENANT                     DATE   CLOSE     SALES      1995       1994       +/- %      1995        1994       +/- %      12/95
------------------------  -----  ------  ---------- ---------  ----------  --------  ----------  -----------  -------  -----------
THE COMPLETE ATHLETE       09/90   1,110     640,063         O     146,885     NOCMP     352,695      640,063    NOCMP      352,695
THE GAP #751               08/80   7,511   4,159,412   668,730     859,299     -22.2   3,311,425    4,159,412    -20.4    3,311,425
WILSON SUEDE & LEATHER     10/87   1,810   1,135,294   330,488     351,010      -5.8     964,891    1,135,294    -15.0      964,891
------------------------                              --------  ----------  --------  ----------  -----------  -------  -----------
COMPARABLE SUBTOTALS                                 2,048,379   2,478,050     -17.3   8,490,318  10,265,671     -17.3    8,490,318
                                                         AREA:      27,352                 AREA:       23,417
====================================================================================================================================
*** OTHER APPAREL *** SIC CLASS: OAPL

CHILDREN'S PLACE           08/80   1/95    1,608,167   348,949     340,708     NOCMP   1,507,347    1,608,167    NOCMP   1,507,347
JAMBOREE                   07/88     979     830,926    67,805     126,801     -46.5     900,433      830,926      8.4     900,433
XXMITED TOO                05/95   3,949           0    77,477           0     NOCMP     219,007            0    NCOMP     219,007
------------------------                              --------  ----------  --------  ----------  -----------  -------  -----------
COMPARABLE SUBTOTALS                                    67,805     126,801     -46.5     900,433      830,926      8.4     900,433
                                                         AREA:         979                 AREA:          979

====================================================================================================================================
*** FAMILY SHOES *** SIC CLASS:  FSHO

KINNEY SHOES #03960        08/90   2,543     803,462         0     120,733     NOCMP     584,433      803,462    NOCMP     584,433
XXVERLAND TRADING          11/80   1,592   1,437,751   165,697     213,964     -22.6     866,722    1,437,751    -39.7     866,722
THOM MCAN                  08/80   3,011   1,083,126   139,886     143,445      -2.5     974,945    1,083,126    -10.0     974,945
------------------------                              --------  ----------  --------  ----------  -----------  -------  -----------
COMPARABLE SUBTOTALS                                   305,583     357,409     -14.5   1,841,668    2,520876     -26.9   1,841,668
                                                         AREA:       1,592                 AREA:    1,592

====================================================================================================================================
*** WOMEN'S SHOES *** SIC CLASS:  WSHO

WEST                       06/84  01/95      796,280    Closed     110,354     NOCMP      40,883      796,280    NOCMP      40,883
NATURALIZER                08/80   1,227     448,464    57,644      57,980      -0.6     414,906      468,464     -7.5     414,906
XRECIS                     11/92   2,121     680,377    68,124      84,666     -19.5     581,849      680,377    -14.5     581,849
RED CROSS SHOES            08/89   1,247     661,523    46,924      64,975     -27.8     535,467      661,523    -19.1     535,467
WILD PAIR                  08/80   1,969     932,601   146,028     170,185     -14.2     949,194      932,601      1.8     949,194
                           -----------ROLLING 12 MONTHS SALES THROUGH---------  ---------BREAK POINT---------
TENANT                          PSF          12/94       PSF           +/- %      AMOUNT         %       #
------------------------   -------------  ---------  -------------  ----------  ----------  ---------- ------
THE COMPLETE ATHLETE               320.63    640,063         581.87       NOCMP     642,857        7.00     1
THE GAP #751                       440.87  4,159,412         553.77       -20.4   5,382,883        6.00     1
WILSON SUEDE & LEATHER             533.08  1,135,294         627.23       -15.0     774,533        5.00     1
------------------------   ------------- ----------  -------------  ----------
COMPARABLE SUBTOTALS               362.57 10,265,671         438.38       -17.3
                                    AREA:     23,417
=============================================================================================================
*** OTHER APPAREL *** SIC CLASS:  OAPL

CHILDREN'S PLACE                   329.33  1,608,167         351.35       NOCMP   1,556,180        6.00     1
JAMBOREE                           919.74    830,926         848.74         8.4     850,000        6.00     1
XXMITED TOO                         58.45          0           0.00       NOCMP   2,527,360        5.00     1
------------------------    -------------  ---------  -------------  ----------
COMPARABLE SUBTOTALS               919.74    830,926         848,74         8.4
                                    AREA:        979

=============================================================================================================
*** FAMILY SHOES *** SIC CLASS:   FSHO

KINNEY SHOES #03960                229.82    803,462         315.95       NOCMP   1,077,300        6.00     1
XXVERLAND TRADING                  544.42  1,437,751         903.10       -39.7     742,933        6.00     1
THOM MCAN                          323.79  1,083,126         359.72       -10.0   1,023,740        6.00     1
------------------------    -------------  ---------  -------------  ----------
COMPARABLE SUBTOTALS             1,156.82  2,520,876       1,583.46       -26.9
                                    AREA:      1,592

=============================================================================================================
*** WOMEN'S SHOES *** SIC CLASS:  WSHO

WEST                                30.53    796,280         594.68     NOCMP
NATURALIZER                        338.14    448,464         365.49        -7.5     750,000        6.00     1
XRECIS                             274.32    680,377         320.78       -14.5   1,237,250        6.00     1
RED CROSS SHOES                    429.40    661,523         530.49       -19.1   1,143,083        6.00     1
WILD PAIR                          482.06    932,601         473.64         1.8     721,966        6.00     1

Notes: NOCMP denotes any TENANT which does NOT have sales reported for all months in the period.
        SALES figures are for the PERIOD ending in DECEMBER 1995
        SUBTOTALS are for COMPARABLE tenants only. Total sales are summarized at the beginning of the report.

FEB 1, 1996 03:20                                                                                                             PAGE 9
                                               PROPERTY MANAGEMENT INFORMATION SYSTEM
                                              SALES ANALYSIS FOR PERIOD ENDING DEC. 95
                                                        9130: GALLERIA, THE
                           OPEN   SQ FT/    1994    -----------DECEMBER------------  ----------YEAR TO DATE----------  -----------
TENANT                     DATE   CLOSE     SALES      1995       1994       +/- %      1995        1994       +/- %      12/95
------------------------  -----  ------  ---------- ---------  ----------  --------  ----------  -----------  -------  -----------
------------------------                              --------  ----------  --------  ----------  -----------  -------  -----------
COMPARABLE SUBTOTALS                                   318,721     377,806     -15.6   2,481,416    2,722,965     -8.9   2,481,416
                                                         AREA:       6,564                 AREA:        6,564

====================================================================================================================================

*** MEN'S & BOYS SHOES *** SIC CLASS:  MSHO
ARWYN                      01/89   1,958    656,999     92,087     100,385      -8.3     547,155      656,999    -16.7     547,155
------------------------                              --------  ----------  --------  ----------  -----------  -------  -----------
COMPARABLE SUBTOTALS                                    92,087     100,385      -8.3     547,155      656,999    -16.7     547,155
                                                         AREA:       1,958                 AREA:        1,958
====================================================================================================================================

*** CHILDREN'S SHOES *** SIC CLASS:  CSHO

TRU-STRIDE                 09/80   1,449     642,906    60,829      78,297     -22.1     529,121      642,906    -17.7     529,121

------------------------                              --------  ----------  --------  ----------  -----------  -------  -----------
COMPARABLE SUBTOTALS                                    60,829      78,297     -22.1     529,121      642,906    -17.7     529,121
                                                         AREA:       1,449                 AREA:        1,489

====================================================================================================================================

*** ATHLETIC SHOES ***  SIC CLASS:  ASHO

ATHLETE'S FOOT             08/80   1,451   1,558,302   186,077     164,175      13.3   1,178,741    1,558,302    -24.4   1,178,741
FOOTLOCKER #7635           11/94   2,441   1,866,948   210,175     224,777      -6.5   1,620,359    1,866,948    -13.2   1,620,359
             thru 11/22/94 IN 2,284 square foot.
LADY FOOTLOCKER #615       01/90   1,683   1,346,894         0     187,855     NOCMP     929,600    1,346,894    NOCMP     929,688
------------------------                              --------  ----------  --------  ----------  -----------  -------  -----------
COMPARABLE SUBTOTALS                                   396,252     388,952       1.9   2,799,100    3,425,250    -18.3   2,799,100
                                                         AREA:       3,892                 AREA:        3,892

====================================================================================================================================

*** HOME FURNISHINGS *** SIC CLASS:  FURN

LECHTER'S                  08/80   3,234   1,030,658   185,533     195,528      -5.1     918,131    1,030,658    -10.9     918,131
PRINTS PLUS                11/89   1,392     465,736    83,883      87,105      -3.7     453,911      465,736     -2.5     453,911
                          -----------ROLLING 12 MONTHS SALES THROUGH---------  ---------BREAK POINT---------
TENANT                         PSF          12/94       PSF           +/- %      AMOUNT         %       #
------------------------  -------------  ---------  -------------  ----------  ----------  ---------- ------
------------------------   -------------  ---------  -------------  ----------  ----------  ---------- -----
COMPARABLE SUBTOTALS              378.03  2,722,965         414.83        -8.9
                                   AREA:      6,564
============================================================================================================
*** MEN'S & BOYS SHOES *** SIC CLASS:  MSHO

ARWYN                             279.44    656,999         335.54       -16.7     734,250        6.00     1
------------------------   -------------  ---------  -------------  ----------
COMPARABLE SUBTOTALS              279.44    656,999         335.54       -16.7
                                   AREA:      1,958
===========================================================================================================
*** CHILDREN'S SHOES *** SIC CLASS:  CSHO

TRU-STRIDE                        365.16    642,906         443.68       -17.7     579,600        6.00     1

------------------------   -------------  ---------  -------------  ----------
COMPARABLE SUBTOTALS              365.16    642,906         443.68       -17.7
                                   AREA:      1,449

============================================================================================================
*** ATHLETIC SHOES ***  SIC CLASS:  ASHO

ATHLETE'S FOOT                    812.36  1,558,302       1,073.95       -24.4   1,714,285        7.00     1
FOOTLOCKER #7635                  663.80  1,866,948         764.82       -13.2   2,000,000        6.00     1
LADY FOOTLOCKER #615              552.39  1,346,894         800.29       NOCMP   1,234,200        6.00     1
------------------------   -------------  ---------  -------------  ----------
COMPARABLE SUBTOTALS              719.19  3,425,250         880.07       -18.3
                                   AREA:      3,892

============================================================================================================
*** HOME FURNISHINGS *** SIC CLASS:  FURN

LECHTER'S                         283.89  1,030,658         318.69       -10.9     808,500        6.00     1
PRINTS PLUS                       326.08    465,736         334.58        -2.5     974,400        6.00     1

Notes: NOCMP denotes any TENANT which does NOT have sales reported for all months in the period.
        SALES figures are for the PERIOD ending in DECEMBER 1995
        SUBTOTALS are for COMPARABLE tenants only. Total sales are summarized at the beginning of the report.

FEB 1, 1996 03:20                                                                                                            PAGE 10

                                               PROPERTY MANAGEMENT INFORMATION SYSTEM
                                              SALES ANALYSIS FOR PERIOD ENDING DEC. 95
                                                        9130: GALLERIA, THE
                           OPEN   SQ FT/    1994    -----------DECEMBER------------  ----------YEAR TO DATE----------  -----------
TENANT                     DATE   CLOSE     SALES      1995       1994       +/- %      1995        1994       +/- %      12/95
------------------------  -----  ------  ---------- ---------  ----------  --------  ----------  -----------  -------  -----------
THE BOMBAY COMPANY         11/86   4,052   1,418,074   162,203     284,833     -43.1     946,375    1,418,074    -33.3     946,375
THIS END UP                02/82     960     878,831    81,335     108,526     -25.1     782,201      878,831    -11.0     782,201
------------------------                              --------  ----------  --------  ----------  -----------  -------  -----------
COMPARABLE SUBTOTALS                                   512,954     675,992     -24.1   3,100,618    3,793,300    -18.3   3,100,618
                                                         AREA:       9,638                 AREA:        9,630

====================================================================================================================================
*** MUSIC & ELECTRONICS *** SIC CLASS:  ELEC

GAME STOP                  02/93     537     621,044   177,655     196,328      -9.5     512,249      621,044    -17.5     512,249
MUSICLAND                  08/80   3,159   1,386,912   247,076     338,003     -26.9   1,118,012    1,386,912    -19.4   1,118,012
RADIO SHACK                08/80   3,157   1,134,874   270,193     267,536       1.0   1,025,349    1,134,874     -9.7   1,025,349
SAM GOODY                  08/80   4,807   2,186,621   392,794     503,208     -21.9   1,851,218    2,186,621    -15.3   1,851,218
SOFTWARE ETC.              01/87   1,808   1,224,504   217,115     257,661     -15.7     881,886    1,224,504    -28.0     881,886
SUNCOAST PICTURES          04/91   2,692     881,977   205,762     200,451       2.6     809,455      881,977     -8.2     809,455
------------------------                              --------  ----------  --------  ----------  -----------  -------  -----------
COMPARABLE SUBTOTALS                                 1,510,595   1,763,187     -14.3   6,198,168    7,435,932    -16.6   6,198,168
                                                         AREA:      16,160                 AREA:       16,160

====================================================================================================================================
*** HOBBY & SPECIAL INTERESTS *** SIC CLASS:  HOBY

BONSAI DESIGNS             02/93  06/94       46,272    Closed           0     NOCMP           0       46,272    NOCMP           0
HERMAN'S WORLD OF SPO      08/80  15,451   2,972,146   415,703     400,184       3.9   2,330,621    2,972,146    -21.6   2,330,621
HEROES WORLD               08/80   1,054     349,084    40,517      55,470     -27.0     190,958      349,084    -45.3     190,958
KAY BEE TOYS               04/93   3,322   1,619,144   506,551     512,099      -1.1   1,455,973    1,619,144    -10.1   1,455,973
THE NATURE PRESERVE        01/93   03/94      25,650    Closed           0     NOCMP           0       25,650    NOCMP           0
------------------------                              --------  ----------  --------  ----------  -----------  -------  -----------
COMPARABLE SUBTOTALS                                   962,770     967,752      -0.5   3,977,553    4,940,374    -19.5   3,977,553
                                                         AREA:      19,827                 AREA:       19,827

====================================================================================================================================
*** GIFTS & SPECIALTY *** SIC CLASS:  GIFT

BARNES & NOBLE BOOKST      08/80  09/94      354,556    Closed           0     NOCMP           0      354,556    NOCMP           0
HALLMARK PART BASKET       08/80   3,164     725,915   204,207     191,870       6.4     717,082      725,915     -1.2     717,082
                           -----------ROLLING 12 MONTHS SALES THROUGH---------  ---------BREAK POINT---------
TENANT                          PSF          12/94       PSF           +/- %      AMOUNT         %       #
------------------------  --------------  ---------  -------------  ----------  ----------  ---------- ------
THE BOMBAY COMPANY                 233.55  1,418,074         349.96       -33.3   1,688,333        6.00     1
THIS END UP                        814.79    878,831         915.44       -11.0     960,000        5.00     1
------------------------    -------------  ---------  -------------  ----------
COMPARABLE SUBTOTALS               321.70  3,793,300         393.57       -18.3
                                    AREA:      9,630
=============================================================================================================
*** MUSIC & ELECTRONICS *** SIC CLASS:  ELEC

GAME STOP                          953.90    621,044       1,156.50       -17.5     720,000        5.00     1
MUSICLAND                          383.91  1,386,912         439.03       -19.4   1,933,714        7.00     1
RADIO SHACK                        324.78  1,134,874         359.47        -9.7   2,104,666        3.00     1
SAM GOODY                          385.10  2,186,621         454.88       -15.3   2,540,842        7.00     1
SOFTWARE ETC.                      487.76  1,224,504         677.26       -28.0   1,193,280        5.00     1
SUNCOAST PICTURES                  300.68    881,977         327.62        -8.2   1,884,400        5.00     1
------------------------    -------------  ---------  -------------  ----------
COMPARABLE SUBTOTALS               383.55  7,435,932         460.14       -16.6
                                    AREA:     16,160
=============================================================================================================
*** HOBBY & SPECIAL INTERESTS *** SIC CLASS:  HOBY

BONSAI DESIGNS                       0.00     46,272          46.27     NOCMP
HERMAN'S WORLD OF SPO              150.83  2,972,146         192.35       -21.6   3,200,000        3.50     1
HEROES WORLD                       181.17    349,084         331.19       -45.3     593,750        8.00     1
KAY BEE TOYS                       438.28  1,619,144         487.40       -10.1   1,993,200        6.00     1
THE NATURE PRESERVE                  0.00     25,650          30.60     NOCMP
------------------------    -------------  ---------  -------------  ----------
COMPARABLE SUBTOTALS               200.61  4,940,374         249.17       -19.5
                                    AREA:     19,827
=============================================================================================================
*** GIFTS & SPECIALTY *** SIC CLASS:  GIFT

BARNES & NOBLE BOOKST                0.00    354,556         157.44     NOCMP     1,313,666        6.00     1
HALLMARK PART BASKET               226.63    725,915         229.42        -1.2   1,054,666        6.00     1

Notes: NOCMP denotes any TENANT which does NOT have sales reported for all months in the period.
        SALES figures are for the PERIOD ending in DECEMBER 1995
        SUBTOTALS are for COMPARABLE tenants only. Total sales are summarized at the beginning of the report.

FEB 1, 1996 03:20                                                                                                            PAGE 11
                                              SALES ANALYSIS FOR PERIOD ENDING DEC. 95
                                                        9130: GALLERIA, THE
                           OPEN   SQ FT/    1994    -----------DECEMBER------------  ----------YEAR TO DATE----------  -----------
TENANT                     DATE   CLOSE     SALES      1995       1994       +/- %      1995        1994       +/- %      12/95
------------------------  -----  ------  ---------- ---------  ----------  --------  ----------  -----------  -------  -----------
XCAN'S HALLMARK            08/80   2,829   1,147,948   234,489     304,401     -23.0   1,027,942    1,147,948    -10.5   1,027,942
SPENSER GIFTS              09/94   1,757     286,374   198,865     171,761      15.8     655,849      286,374    NOCMP     655,849
THE DISNEY STORE           05/93   3,765   2,490,661   463,973     485,513      -4.4   2,218,663    2,490,661    -10.9   2,218,663
THINGS REMEMBERED          09/86     682     487,595    95,888      95,939      -0.1     467,699      487,595     -4.1     467,699
WALDENBOOKS #134023        08/80   4,833   1,481,621   268,137     318,418     -15.8   1,330,766    1,481,621    -10.2   1,330,766
------------------------                              --------  ----------  --------  ----------  -----------  -------  ------------
COMPARABLE SUBTOTALS                                 1,465,559   1,567,983     -6.5    5,762,151    6,333,740     -9.0   5,762,151
                                                         AREA:      17,030                 AREA:       15,273

====================================================================================================================================

*** COSTUME JEWELRY *** SIC CLASS: CJWL

SPASIA                     08/80     750     167,571    44,183      52,482     -15.8     140,905      167,571    -15.9     140,905
------------------------                              --------  ----------  --------  ----------  -----------  -------  -----------
COMPARABLE SUBTOTALS                                    44,183      52,482     -15.8     140,905      167,571    -15.9     140,905
                                                         AREA:         750                 AREA:          750

====================================================================================================================================

***  JEWELRY *** SIC CLASS: JWLY
X.L. GROSS                 10/80  02/94      100,494    Closed           0     NOCMP           0      100,494    NOCMP           0
IDEAL JEWELERS             04/89     780     208,077         0      52,450     NOCMP     144,556      208,077    NOCMP     144,556
JEWEL HUT                  04/90     156     299,565    83,996      82,782       1.5     292,106      299,565     -2.5     292,106
KAY JEWELERS               08/80   1,342     835,527   187,503     181,692       3.2     697,388      835,527    -16.5     697,388
MAJOR JEWELERS             09/94   1,000     653,022   205,413     239,779     -14.3     813,376      653,022     24.6     813,376
              thru 08/31/94 in 873 square feet
ROSE JEWELRY               11/89     166     379,838    81,915      97,341     -15.8     319,361      379,838    -15.9     319,361
SILVER AND GOLD CONNE      11/89     156     282,319    71,151      76,736      -7.3     274,423      282,319     -2.8     274,423

------------------------                              --------  ----------  --------  ----------  -----------  -------  -----------
COMPARABLE SUBTOTALS                                   629,978     678,330      -7.1   2,396,653    2,450,272     -2.2   2,396,653
                                                         AREA:       2,820                 AREA:        2,820

====================================================================================================================================

*** OTHER RETAIL *** SIC CLASS:  OTHR

COHEN FASHION OPTICAL      08/80   1,692     977,529    68,118      99,081     -31.3     830,956      977,529    -15.0     830,956
                           -----------ROLLING 12 MONTHS SALES THROUGH---------  ---------BREAK POINT---------
TENANT                          PSF          12/94       PSF           +/- %      AMOUNT         %       #
------------------------  --------------  ---------  -------------  ----------  ----------  ---------- ------
XCAN'S HALLMARK                   363.35   1,147,948         405.77       -10.5   1,414,500        8.00     1
SPENSER GIFTS                     373.27     286,374         162.99       NOCMP   1,112,766        6.00     1
THE DISNEY STORE                  589.28   2,490,661         661.53       -10.9   2,353,125        4.00     1
THINGS REMEMBERED                 685.77     487,595         714.94        -4.1     468,875        8.00     1
WALDENBOOKS #134023               275.34   1,481,621         306.56       -10.2   2,347,014        6.00     1
------------------------    ------------- ----------  -------------  ----------
COMPARABLE SUBTOTALS              377.27   6,333,740         414.70        -9.0
                                   AREA:      15,273

=============================================================================================================

*** COSTUME JEWELRY *** SIC CLASS: CJWL

SPASIA                            187.87    167,571         223.42       -15.9     700,000        7.00     1
------------------------    -------------  ---------  -------------  ----------
COMPARABLE SUBTOTALS              187.87    167,571         223.42       -15.9
                                   AREA:        750

=============================================================================================================

***  JEWELRY *** SIC CLASS: JWLY
X.L. GROSS                          0.00     100,494         168.61       NOCMP     422,166        6.00     1
IDEAL JEWELERS                    185.32     208,077         266.76       NCOMP     780,000        6.00     1
JEWEL HUT                       1,872.47     299,565       1,920.28        -2.5     400,000       10.00     1
KAY JEWELERS                      519.66     835,527         622.59       -16.5   1,118,333        6.00     1
MAJOR JEWELERS                    813.37     653,022         653.02        24.6   1,166,666        6.00     1
              thru 08/31/94
ROSE JEWELRY                    1,923.86     379,838       2,288.10       -15.9     500,000        8.00     1
SILVER AND GOLD CONNE           1,759.11     282,319       1,809.73        -2.8     400,000       10.00     1
                                                                                                            1
------------------------    -------------  ---------  -------------  ----------
COMPARABLE SUBTOTALS              849.87   2,450,272         868.89        -2.2
                                   AREA:       2,820

*** OTHER RETAIL *** SIC CLASS:  OTHR

COHEN FASHION OPTICAL              491.10    977,529         577.73       -15.0   1,128,000        6.00     1

Notes: NOCMP denotes any TENANT which does NOT have sales reported for all months in the period.
        SALES figures are for the PERIOD ending in DECEMBER 1995
        SUBTOTALS are for COMPARABLE tenants only. Total sales are summarized at the beginning of the report.

FEB 1, 1996 03:20                                                                                                            PAGE 12

                                               PROPERTY MANAGEMENT INFORMATION SYSTEM
                                              SALES ANALYSIS FOR PERIOD ENDING DEC. 95
                                                        9130: GALLERIA, THE
                           OPEN   SQ FT/    1994    -----------DECEMBER------------  ----------YEAR TO DATE----------  -----------
TENANT                     DATE   CLOSE     SALES      1995       1994       +/- %      1995        1994       +/- %      12/95
------------------------  -----  ------  ---------- ---------  ----------  --------  ----------  -----------  -------  -----------
JOHN DAVID TOBACCONIS      08/80     400     134,714    35,704      37,119      -3.8     132,732      134,714     -1.5     132,732
NATURE'S ELEMENTS          11/92     904     399,258    83,191     118,463     -29.8     329,692      399,258    -17.4     329,692
OVER THE COUNTER           10/80   1,196     579,552    63,788      72,184     -11.6     521,252      579,552    -10.1     521,252
PILDES OPTICAL             11/80     884     490,620    34,434      57,690     -40.3     429,229      490,620    -12.5     429,229
[ILLEGIBLE] MOBILE COMMON  11/93     163     170,506         0      20,951     NOCMP      63,844      170,506    NOCMP      63,844
REVLON INSPIRATIONS        09/94  08/95        3,550    Closed       3,550     NOCMP      67,219        3,550    NOCMP      67,219
SUNGLASS HUT               11/89     156     378,294    35,875      46,732     -23.2     300,437      378,294    -20.6     100,437
SUNGLASS SOURCE            07/94     166      33,286    16,821      14,202      18.4     138,860       33,286    NOCMP     138,860
VALENTI FRANGRANCE         11/90     156     292,634    66,655      70,830      -5.9     282,564      292,634     -3.4     282,564
------------------------                              --------  ----------  --------  ----------  ----------- --------  ------------
COMPARABLE SUBTOTALS                                   404,586     516,301     -21.6   2,826,861    3,252,601    -13.1   2,826,861
                                                         AREA:       5,554                 AREA:        5,388

====================================================================================================================================

*** PERSONAL SERVICES *** SIC CLASS:  PSVC

XPI PHOTO FINISH           01/86     974     344,407    34,822      42,228     -17.5     289,877      344,407    -15.8     289,877
EXPRESSLY PORTRAITS        10/93   1,261     337,752    57,396      63,050      -9.0     367,185      337,752      8.7     367,185
FAIT ACCOMPLI              09/91   1,401     345,326    28,139      33,184     -15.2     354,594      345,326      2.7     354,594
FAIR DESIGNERS SALON       04/85   2,110     356,315         0      34,882     NOCMP     329,529      356,315    NOCMP     329,529
LIBERTY TRAVEL 9/80        09/80   1,100     458,327         0      37,054     NOCMP     430,679      458,327    NOCMP     430,679
SAILOR'S TOUCH             03/93   1,167     119,150         0       8,499     NOCMP      83,789      119,150    NOCMP      83,789

------------------------                              --------  ----------  --------  ----------  -----------  -------  -----------
COMPARABLE SUBTOTALS                                   120,357     138,462     -13.1   1,011,656    1,027,485     -1.5   1,011,656
                                                         AREA:       3,636                 AREA:        3,636

====================================================================================================================================

*** KIOSKS *** SIC CLASS:  KIOS

NORTHERN LIGHTS CANDLE     09/93  02/94       10,067    Closed           0     NOCMP           0       10,067    NOCMP           0
COMPARABLE SUBTOTALS                                         0           0       0.0           0            0      0.0           0
                                                         AREA:           0                 AREA:            0

====================================================================================================================================

                                            -----------ROLLING 12 MONTHS SALES THROUGH---------  ---------BREAK POINT---------
                                                 PSF          12/94       PSF           +/- %      AMOUNT         %       #
                                            -------------  ---------  -------------  ----------  ----------  ---------- ------
JOHN DAVID TOBACCONIS                               331.83    134,714         336.78        -1.5     425,000        8.00     1
NATURE'S ELEMENTS                                   364.70    399,258         441.65       -17.4     753,333        6.00     1
OVER THE COUNTER                                    435.82    579,552         484.57       -10.1     751,771        7.00     1
PILDES OPTICAL                                      485.55    490,620         555.00       -12.5     728,571        7.00     1
[ILLEGIBLE] MOBILE COMMON                           391.68    170,506       1,046.05       NOCMP      61,666       10.00     1
REVLON INSPIRATIONS                                 412.38      3,550          21.77       NOCMP     350,000       10.00     1
SUNGLASS HUT                                      1,925.88    378,294       2,424.96       -20.6     500,000        8.00     1
SUNGLASS SOURCE                                     836.50     33,286         200.51       NOCMP     320,000       10.00     1
VALENTI FRANGRANCE                                1,811.30    292,634       1,875.85        -3.4     420,000       10.00     1
------------------------                         ---------  ---------       --------      ------
COMPARABLE SUBTOTALS                                824.65  3,252,601         603.67       -13.1
                                                     AREA:      5,388



====================================================================================================================================

*** PERSONAL SERVICES *** SIC CLASS:  PSVC

XPI PHOTO FINISH                                    297.61    344,407         353.60       -15.8     562,500        8.00     1
EXPRESSLY PORTRAITS                                 291.18    337,752         267.84         8.7     630,500        8.00     1
FAIT ACCOMPLI                                       253.10    345,326         246.48         2.7     600,428        7.00     1
FAIR DESIGNERS SALON                                156.17    356,315         168.86       NOCMP   1,545,702        7.00     1
LIBERTY TRAVEL 9/80                                 391.52    458,327         416.66       NOCMP           0        0.00     1
SAILOR'S TOUCH                                       71.79    119,150         102.09       NOCMP     525,150        8.00     1

------------------------                     -------------  ---------  -------------  ----------
COMPARABLE SUBTOTALS                                278.23  1,027,485         282.58        -1.5
                                                     AREA:      3,636

====================================================================================================================================

*** KIOSKS *** SIC CLASS:  KIOS

NORTHERN LIGHTS CANDLE                                0.00     10,067         100.66     NOCMP
------------------------                              ----     ------         ------     -----
                                                      0.00          0           0.00       0.0
COMPARABLE SUBTOTALS                                 AREA:          0


====================================================================================================================================


Notes: NOCMP denotes any TENANT which does NOT have sales reported for all months in the period.
        SALES figures are for the PERIOD ending in DECEMBER 1995
        SUBTOTALS are for COMPARABLE tenants only. Total sales are summarized at the beginning of the report.

FEB 1, 1996 03:20                                                                                                            PAGE 13

                                               PROPERTY MANAGEMENT INFORMATION SYSTEM
                                              SALES ANALYSIS FOR PERIOD ENDING DEC. 95
                                                        9130: GALLERIA, THE

                           OPEN   SQ FT/       1994    -----------DECEMBER------------  ----------YEAR TO DATE----------  ---------
TENANT                     DATE   CLOSE        SALES         1995       1994   +/- %        1995      1994        +/- %       12/95
------------------------  -----  ------       ------   ----------  ---------  --------  --------  --------      -------   ---------

***FINANCIAL AND OTHER NON-REPORTING *** SIC CLASS: FINL

ANCHOR SAVINGS BANK        10/85   09/95           0            0          0    NOCMP          0         0         NOCMP          0
EMIGRANT SAVINGS BANK      08/80  10,000           0            0          0      0.0          0         0           0.0          0
------------------------                              --------  ----------  --------  ----------  -----------  -------  -----------
COMPARABLE SUBTOTALS                                            0          0      0.0          0         0           0.0          0
                                                            AREA:     10,000               AREA:    10,000
*** ANCHORS *** SIC CLASS:  ANCHOR

FILENE'S BASEMENT          09/92  26,100   5,865,289            0  1,016,317    NOCMP  4,420,988 5,865,289         NOCMP  4,420,988
------------------------                              --------  ----------  --------  ----------  -----------  -------  -----------
COMPARABLE SUBTOTALS                                            0          0      0.0          0         0           0.0          0
                                                            AREA:          0               AREA:         0         AREA:          0

*** NON REPORTING TENANTS *** SIC CLASS:  NONREP

ART EXPO                   05/92   1,820              Does not report sales.
BONSAI DESIGNS             07/94   10/94           0  Closed
CELTIC IMPORTS             03/93   1,635              Does not report sales.
DIME BANK-ATM              10/95     150              Does not report sales.
XZ CASUALS                 06/94   01/95           0  Closed
FAMILY PET CENTER          10/94   2,798              Does not report sales.
HICKORY FARMS              11/95   10/95           0  Closed
HICKORY FARMS              11/95   2,042              Does not report sales.
JEAN'S VILLAGE             10/95     603              Does not report sales.
JOHNNY ROCKETS             11/94   02/95           0  Closed
XABRIOLA FLORIST           11/95     817              Does not report sales.
NAILS & MORE BY DAWN       02/95     993              Does not report sales.
NORTHER LIGHTS CANDL       08/95     794              Does not report sales.
SAN FRANCISCO MUSIC B      10/93   01/94           0  Closed
THE CHILDREN'S PLACE       08/80   4,577              Does not report sales.
THE CHRISTMAS SHOPPE       10/95   3,412              Does not report sales.


                                    ----ROLLING 12 MONTHS SALES THROUGH----  ----BREAK POINT----
                                       PSF       12/94    PSF   +/- %          AMOUNT    %   #
                                    -------------  ---------  -------------  ----------  -------  ---------- ------

***FINANCIAL AND OTHER NON-REPORTING *** SIC CLASS: FINL

ANCHOR SAVINGS BANK                    0.00          0    0.00  NOCMP             0    0.00   1
EMIGRANT SAVINGS BANK                  0.00          0    0.00    0.0             0    0.00   1
------------------------             -------------  ---------  -------------  ----------  ----------  ---------- -----
COMPARABLE SUBTOTALS                   0.00          0    0.00    0.0
                                      AREA:     10,000

*** ANCHORS *** SIC CLASS:  ANCHOR

FILENE'S BASEMENT                    169.38  5,865,289  224.72  NOCMP    15,660,000    2.50   1
------------------------             -------------  ---------  -------------  ----------  ----------  ---------- -----
COMPARABLE SUBTOTALS                   0.00          0    0.00    0.0
                                      AREA:          0



Notes: NOCMP denotes any TENANT which does NOT have sales reported for all months in the period.
        SALES figures are for the PERIOD ending in DECEMBER 1995
        SUBTOTALS are for COMPARABLE tenants only. Total sales are summarized at the beginning of the report.

FEB 1, 1996 03:20                                                                                                            PAGE 14
                                               PROPERTY MANAGEMENT INFORMATION SYSTEM
                                              SALES ANALYSIS FOR PERIOD ENDING DEC. 95
                                                        9130, GALLERIA, THE
                           OPEN   SQ FT/    1994    -----------DECEMBER------------  ----------YEAR TO DATE----------  -----------
TENANT                     DATE   CLOSE     SALES      1995       1994       +/- %      1995        1994       +/- %      12/95
------------------------  -----  ------  ---------- ---------  ----------  --------  ----------  -----------  -------  -----------
THE VITAMIN WORKS          12/95     163            Does not report sales.
THOM MCAN                  02/95   3,011            Does not report sales.
                           -----------ROLLING 12 MONTHS SALES THROUGH---------  ---------BREAK POINT---------
TENANT                          PSF          12/94       PSF           +/- %      AMOUNT         %       #
------------------------   -------------  ---------  -------------  ----------  ----------  ---------- ------
THE VITAMIN WORKS
THOM MCAN


FEB 1, 1996 03:20                                                                                                            PAGE 15


                                               PROPERTY MANAGEMENT INFORMATION SYSTEM
                                              SALES ANALYSIS FOR PERIOD ENDING DEC. 95
                                                         9130: GALLERIA, THE

                         ---------------------------------1994-----------------------------
TENANT NAME              SLSCAT Jan  Feb  Mar  Apr  May  Jun  Jul  Aug  Sep  Oct  Nov  Dec
-----------              ------ ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---

XXROPOLIS                CFC
XXI'S BARBEQUE           CFC
ARTHUR TREACHERS FISH &  CFC
BIG EASY CAJUN           CFC
DESIGN'S BY LEVI STRAUS  D11
FILENE'S BASEMENT        AO1
GATSBY AT GALLERIA, INC. D08
XXNROKU                  CFC
HAIR DESIGNER'S SALON    T01
REAL JEWELERS            P03
KENNEY SHOES # 03960     E01
LADY FOOT LOCKER # 6153  E05
LIBERTY TRAVEL           T10
XX GREEN JEANS           C02
XXICK -N- NATURAL        CFC
XXINTEX MOBILE COMMUNICA S07
RALPH JOBEN              D02
XX HANDBAGS              D01
XXILOR'S TOUCH           T17
THE COFFEE BEANERY, LTD  B06
THE COMPLETE ATHLETE     D11
                         --------------------------1995----------------------------
TENANT NAME              Jan  Feb  Mar  Apr  May  Jun  Jul  Aug  Sep  Oct  Nov  Dec
-----------              ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---
XXROPOLIS                                                                        X
XXI'S BARBEQUE                                                                   X
ARTHUR TREACHERS FISH &                                                          X
BIG EASY CAJUN                                                               X   X
DESIGN'S BY LEVI STRAUS                                                          X
FILENE'S BASEMENT                                                                X
GATSBY AT GALLERIA, INC.                                                         X
XXNROKU                                                                          X
HAIR DESIGNER'S SALON                                                        X   X
REAL JEWELERS                                                                    X
KENNEY SHOES # 03960                                                             X
LADY FOOT LOCKER # 6153                                                          X
LIBERTY TRAVEL                                                                   X
XX GREEN JEANS                                                                   X
XXICK -N- NATURAL                                                                X
XXINTEX MOBILE COMMUNICA                                                         X
RALPH JOBEN                                                                  X   X
XX HANDBAGS                                                                      X
XXILOR'S TOUCH                                                                   X
THE COFFEE BEANERY, LTD                                                          X
THE COMPLETE ATHLETE                                                             X

                       GALLERIA AT WHITE PLAINS (NEW YORK)
                              LEASE ABSTRACT REPORT
                                 FOR ALL TENANTS
                                6/18/96 & 16:38


                  PRIMARY/                                              ANNUAL
                 SECONDARY SQUARE   LEASE  LEASE  OPTION     MINIMUM     MINIMUM  OVERAGE CEILING   BREAKPOINT
    TENANT        CODES     FEET    BEGIN   END   #/MOS     RENT/SF       RENT      %    (000's)      (000's)       RECOVERIES
-------------     -----    ------   -----  ----- ------  ------------- --------- ------- --------- -----------  --------------------
# 1-SUITE 0101      1      26,100    8/96   7/06    -           10.00    261,000   4.00  UNLIMITED     NATURAL   GROSS LEASE*
BUNNIE'S            7

# 2-SUITE 0106      1       1,100    1/92  12/96    -           24.92     27,412     -       -          -        CAM4-RECOVERY CAM4
LIBERTY>>RENEW      2                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

                                                  1-60          27.27     29,997     -       -          -        CAM4-RECOVERY CAM4
                                                                                                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 3-SUITE 0110      1      15,451   10/98   9/13    -            18.00   278,118    4.00 UNLIMITED     NATURAL   CAM4-RECOVERY CAM4
VACANT IN-LINE***   7                                    10/03   20.00   309,020                                 TAX2-RECOVERY TAX2
                                                         10/08   22.00   339,922                                 HVAR-HVAC CHARGE

# 4-SUITE 0113      1      10,000    8/80   1/06    -            28.00   280,000    -       -           -        CAM4-RECOVERY CAM4
EMIGRANT SAVINGS    2                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 5-SUITE 0201      1       1,808    2/87   1/97    -            33.00    59,664    5.00 UNLIMITED       1,193   CAM3-RECOVERY CAM3
SOFTWARE>>RENNEW*   3                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

                                                  1-120          28.00    50,624    5.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
                                                                                                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 6-SUITE 0202      1       4,807    2/91   1/98   -             37.00   177,859    7.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
SAM GOODY           5                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 7-SUITE 0205      1       3,157    2/93   1/03   -             20.00    63,140    3.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
RADIO SHACK         4                                     1/96   25.00    78,925                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 8-SUITE 0206      1       1,944    2/91   1/00   -             33.44    65,000    7.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
GENERAL NUTRITION   3                                     2/96   36.01    70,000                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 9-SUITE 0209      1         750   12/95  11/03   -             61.33    46,000   10.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
MY FAVORITE MUFFIN  1                                    12/97   66.67    50,000                                 TAX2-RECOVERY TAX2
                                                         12/99   72.00    54,000                                 UTLR-UTILITIES
                                                         12/01   77.33    58,000                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE



                  PRIMARY/                                              ANNUAL
                 SECONDARY SQUARE   LEASE  LEASE  OPTION     MINIMUM     MINIMUM  OVERAGE CEILING   BREAKPOINT
    TENANT        CODES     FEET    BEGIN   END   #/MOS     RENT/SF       RENT      %    (000's)      (000's)       RECOVERIES
-------------     -----    ------   -----  ----- ------  ------------- --------- ------- --------- -----------  --------------------


# 10-SUITE 0210     1       4,833    2/91   1/01    -            29.14   140,834    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
WALDEN BOOKS        5                                    2/96    33.00   159,489                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 11-SUITE 0213     1         717   11/92  12/02    -            65.00    46,605    8.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
CLAIRE'S BOUTIQUE   1                                    11/95   70.00    50,190                                 TAX2-RECOVERY TAX2
                                                         11/99   75.00    53,775                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 12-SUITE 0214     1       2,829    8/80   1/99    -            36.00   101,844    8.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
HALLMARK/JEANS      4                                     9/95   40.00   113,160                                TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#  13-SUITE 0218    1         603   10/97   9/07   -             60.00    36,180    7.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
VACANT IN-LINE***   1                                    10/02   66.00    39,798                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#  14-SUITE 0221    1         925   11/90  11/98                 48.65    45,000    8.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
CINNABON            2                                    12/95   50.81    47,000                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#  15-SUITE 0222    1       2,036   10/96   9/06                 32.00    65,152    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
VACANT IN-LINE      4                                    10/01   36.00    73,296                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#  16-SUITE 0225    1         675    6/92   6/02                 59.26    40,000   10.00 UNLIMITED     NATURAL   CAM4-RECOVERY CAM4
AMERICAN COOKIES    1                                     1/96   81.48    55,000                                 TAX2-RECOVERY TAX2
                                                          1/99   88.89    60,000                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#  17-SUITE 0226    2         331   10/82   1/00                 96.68    32,000   10.00 UNLIMITED         260   CAM3-RECOVERY CAM3
QUIK IN NATURAL     8                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE
                                                                                                                 FCTR-FOOD COURT

#  18-SUITE 0229    1       6,500   10/80   1/01                 15.00    97,500    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
MR.GREEN JEANS      6                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#  19-SUITE 0230    2         845   12/91   1/02                 68.64    58,000    7.00 UNLIMITED     NATURAL   CAM6-RECOVERY CAM6
MANCHU WOK          8                                    12/98   72.19    61,000                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE
                                                                                                                 FCTR-FOOD COURT



                  PRIMARY/                                              ANNUAL
                 SECONDARY SQUARE   LEASE  LEASE  OPTION     MINIMUM     MINIMUM  OVERAGE CEILING   BREAKPOINT
    TENANT        CODES     FEET    BEGIN   END   #/MOS     RENT/SF       RENT      %    (000's)      (000's)       RECOVERIES
-------------     -----    ------   -----  ----- ------  ------------- --------- ------- --------- -----------  --------------------

# 20-SUITE 0233     1       1,747    9/96   8/06    -            34.63    60,500    6.00 UNLIMITED       1,008   CAM3-RECOVERY CAM3
SBARRO ITALIAN      3                                    9/99    37.21    65,000                  9/03   1,158   TAX2-RECOVERY TAX2
                                                         9/03    39.78    69,500                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 21-SUITE 0234     2         561    3/93   3/03   -             98.04    55,000   10.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
ARTHUR TREACHERS    8                                    4/96   106.95    60,000                                 TAX2-RECOVERY TAX2
                                                         4/00   115.86    65,000                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE
                                                                                                                 FCTR-FOOD COURT

# 22-SUITE 0237     2       1,323    5/80  12/96   -             34.00    44,982    8.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
GENROKU (M-T-M)*    8                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE
                                                                                                                 FCTR-GENRUKU

# 23-SUITE 0238     2         607   10/89   9/05   -             85.00    51,595   10.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
BIZZARRE PIZZA      8                                    10/95   90.00    54,630                                 TAX2-RECOVERY TAX2
                                                         10/98  103.50    62,825                                 UTLR-UTILITIES
                                                         10/00  133.00    80,731                                 W/SR-WATER & SEWER
                                                         10/02  144.00    87,408                                 HVAR-HVAC CHARGE
                                                                                                                 FCTR-FOOD COURT

# 24-SUITE 0241     2         519    2/96   1/06   -             82.85    43,000   10.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
ACROPOLIS           8                                    2/99    86.71    45,000                                 TAX2-RECOVERY TAX2
                                                         2/03    90.56    47,000                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE
                                                                                                                 FCTR-FOOD COURT

# 25-SUITE 0242     2       1,200   10/89   9/05   -             83.00    99,600    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
ROY ROGERS          8                                    10/95   93.00   111,600                                 TAX2-RECOVERY TAX2
                                                         10/98  103.00   123,600                                 UTLR-UTILITIES
                                                         10/00  119.33   143,196                                 W/SR-WATER & SEWER
                                                         10/02  130.25   156,300                                 HVAR-HVAC CHARGE
                                                                                                                 FCTR-ROY ROGERS

# 26-SUITE 0245     2         472    2/96   1/06   -             91.10    43,000   10.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
JB'S TEXAS GRILL    8                                    2/99    95.34    45,000                                 TAX2-RECOVERY TAX2
                                                         2/03    99.58    47,000                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE
                                                                                                                 FCTR-FOOD COURT

# 27-SUITE 0249     2         414   11/95   1/06   -            115.94    48,000    8.00 UNLIMITED     NATURAL   CAM6-RECOVERY
BIG EASY CAJUN      8                                    11/98  123.19    51,000                                 TAX2-RECOVERY TAX2
                                                         11/02  130.43    54,000                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE
                                                                                                                 FCTR-FOOD COURT

# 28-SUITE 0250     2         455   10/89   9/05   -             85.00    38,675   10.00 UNLIMITED     NATURAL   CAM3-RECOVERY
EVERYTHING YOGURT   8                                    10/95   90.00    40,950                                 TAX2-RECOVERY TAX2
                                                         10/98  103.50    47,093                                 UTLR-UTILITIES
                                                         10/00  146.00    66,430                                 W/SR-WATER & SEWER
                                                         10/02  165.00    75,075                                 HVAR-HVAC CHARGE
                                                                                                                 FCTR-FOOD COURT



                  PRIMARY/                                              ANNUAL
                 SECONDARY SQUARE   LEASE  LEASE  OPTION     MINIMUM     MINIMUM  OVERAGE CEILING   BREAKPOINT
    TENANT        CODES     FEET    BEGIN   END   #/MOS     RENT/SF       RENT      %    (000's)      (000's)       RECOVERIES
-------------     -----    ------   -----  ----- ------  ------------- --------- ------- --------- -----------  --------------------

# 29-SUITE 0253     2         405   10/86   9/96   -             93.83    38,000   10.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
CHOWDERS-RENEWAL*   8                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE
                                                                                                                 FCTR-FOOD COURT

# 30-SUITE 0254     1       1,100    9/90   1/99   -             40.91    45,000    7.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
COMPLETE ATHLETE    2                                    2/96    45.45    50,000                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 31-SUITE 0257     2         968    4/89   3/99   -             87.81    85,000   10.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
NATHAN'S FAMOUS     8                                    4/97    98.14    95,000                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE
                                                                                                                 FCTR-FOOD COURT

# 32-SUITE 0265     2       1,593   11/85   1/01   -            40.00     63,720    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
MCDONALD'S          8                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE
                                                                                                                 FCTR-MCDONALDS

# 33-SUITE 0269     1       4,065   11/88  10/03   -             18.50    75,203    5.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
FRIENDLY'S REST.    5                                   11/98    20.50    83,333                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 34-SUITE 0300     1         546   11/80   1/06   -             28.00    15,288                       NATURAL   CAM3-RECOVERY CAM3
SENA HANDBAGS       1                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 35-SUITE 0301     1         974    2/91   1/96   -             46.20    45,000    8.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
CPIPHOTO>>RENEW*    2                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

                                                  1-12           25.67    25,000    8.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
                                                                                                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 36-SUITE 0302     1       4,274    4/85   1/96   -             18.00    76,932    5.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
LANE BRYANT-RENEW*  5                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

                                                  1-12           30.00   128,220    5.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
                                                                                                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE



                  PRIMARY/                                              ANNUAL
                 SECONDARY SQUARE   LEASE  LEASE  OPTION     MINIMUM     MINIMUM  OVERAGE CEILING   BREAKPOINT
    TENANT        CODES     FEET    BEGIN   END   #/MOS     RENT/SF       RENT      %    (000's)      (000's)       RECOVERIES
-------------     -----    ------   -----  ----- ------  ------------- --------- ------- --------- -----------  --------------------

# 37-SUITE 0303     1       9,955    8/80   3/03   -             27.00   268,785    5.00 UNLIMITED     NATURAL   CAM6-RECOVERY CAM6
LERNER              6                                    2/96    30.00   298,650                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 38-SUITE 0306     1       1,820    4/97   3/07   -             38.00    69,160    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
VACANT IN-LINE***   3                                    4/02    42.00    76,440                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 39-SUITE 0310     1       3,873    8/80  12/96   -             27.00   104,571    5.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
CHARADE (N-T-M)*    5                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 40-SUITE 0313     1        3,765   6/93   5/03   -             25.00    94,125    4.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
DISNEY STORE        5                                    6/98    27.00   101,655                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 41-SUITE 0314     1       5,282   11/92   1/03   -             35.00   184,870    5.00 UNLIMITED     NATURAL   CAM6-RECOVERY CAM6
VICTORIA'S SECRET   6                                    11/97   37.00   195,434                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 42-SUITE 0318     1       1,958    1/89   1/01   -             22.50    44,055    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
HARWYN FLORSHEIM    3                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 43-SUITE 0319     1       2,215    5/94   4/04   -             40.00    88,600    6.00 UNLIMITED     NATURAL   CAM4-RECOVERY CAM4
PACIFIC SUNWEAR     4                                    4/97    42.50    94,138                                 TAX2-RECOVERY TAX2
                                                         4/01    45.00    99,675                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 44-SUITE 0320     1         537    4/93   3/03   -             67.04    36,000    5.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
GAME STOP           1                                    4/96    76.35    41,000                                 TAX2-RECOVERY TAX2
                                                         4/00    85.66    46,000                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 45-SUITE 0322     1       1,969    8/80  12/96   -             22.00    43,318    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
WILD PAIR (M-T-M)*  3                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 46-SUITE 0325     1       3,116    8/92   1/01   -             30.00    93,480    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
GATSBY GALLERIA     4                                    10/98   35.00   109,060                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE



                  PRIMARY/                                              ANNUAL
                 SECONDARY SQUARE   LEASE  LEASE  OPTION     MINIMUM     MINIMUM  OVERAGE CEILING   BREAKPOINT
    TENANT        CODES     FEET    BEGIN   END   #/MOS     RENT/SF       RENT      %    (000's)      (000's)       RECOVERIES
-------------     -----    ------   -----  ----- ------  ------------- --------- ------- --------- -----------  --------------------

# 47-SUITE 0326     1       1,810   10/87   1/96   -             25.68    46,481    5.00 UNLIMITED         775   CAM3-RECOVERY CAM3
WILSON>>RENEWAL*    3                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

                                                  1-12           36.00    65,160    5.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
                                                                                                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 48-SUITE 0329     1       1,000    9/94   8/04   -             70.00    70,000    6.00 UNLIMITED     NATURAL   CAM4-RECOVERY CAM4
MAJOR JEWELERS      2                                     9/99   75.00    75,000                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 49-SUITE 0330     1       1,196    2/91   1/96   -             44.00    52,624    7.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
OVERTHE-RENEWAL*    2                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

                                                  1-12           46.00    55,016    7.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
                                                                                                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 5O-SUITE 0333     1      2,121    12/92  11/02   -             35.00    74,235    6.00 UNLIMITED         594   CAM4-RECOVERY CAM4
PRECIS              4                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 51-SUITE 0334     1       3,011    2/96   1/06   -             32.00    96,352    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
THOM MCAN           4                                     2/01   36.00   108,396                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 52-SUITE 0337     1       1,247    8/89   7/98   -             55.00    68,585    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
RED CROSS SHOES     3                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 53-SUITE 0338     1       3,399    4/97   3/07   -             32.00   108,768    5.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
VACANT IN-LINE***   4                                     4/02   36.00   122,364                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 54-SUITE 0341     1       1,392   11/89  11/99   -             42.00    58,464    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
PRINTS PLUS         3                                    12/96   46.00    64,032                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE



                  PRIMARY/                                              ANNUAL
                 SECONDARY SQUARE   LEASE  LEASE  OPTION     MINIMUM     MINIMUM  OVERAGE CEILING   BREAKPOINT
    TENANT        CODES     FEET    BEGIN   END   #/MOS     RENT/SF       RENT      %    (000's)      (000's)       RECOVERIES
-------------     -----    ------   -----  ----- ------  ------------- --------- ------- --------- -----------  --------------------

# 55-SUITE 0342     1         904   12/92   1/03   -             50.00    45,200    6.00 UNLIMITED     NATURAL   CAM4-RECOVERY CAM4
NATURE'S ELEMENTS   2                                   12/97    55.00    49,720                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 56-SUITE 0345     1       1,451    2/94   1/02   -             82.70   120,000    7.00 UNLIMITED      NATURAL  CAM4-RECOVERY CAM4
ATHLETE'S FOOT      3                                    2/96    86.15   125,000                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 57-SUITE 0346     1       3,348    4/99   3/09   -             32.00   107,136    5.00 UNLIMITED      NATURAL  CAM3-RECOVERY CAM3
VACANT IN-LINE***   4                                    4/04    36.00   120,528                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 58-SUITE 0349     1         886    2/92   1/98   -             44.00    38,984    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
JUST SHIRTS         2                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 59-SUITE 0350     1       2,242    2/96   1/06   -             38.00    85,196    5.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
THIS END UP         4                                    2/99    40.00    89,680                                 TAX2-RECOVERY TAX2
                                                         2/03    42.00    94,164                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 60-SUITE 0354     1       1,794    4/98   3/08   -             38.00    68,172    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
VACANT IN-LINE***   3                                   4/03     42.00    75,348                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER &  SEWER
                                                                                                                 HVAR-HVAC CHARGE.




# 61-SUITE 0357     1       6,353    7/93   1/06   -             35.00   222,355    5.00 UNLIMITED       1,761   CAM6-RECOVERY CAM6
THE LIMITED         6                                    7/99    37.00   235,061                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 62-SUITE 0358     1       4,577    2/96   1/05   -             25.00   114,425    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
CHILD PLACE         5                                    1/00    28.00   128,156                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 63-SUITE 0361     1         742   10/91   1/02   -             57.95    43,000    7.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
COFFEE BEANERY      1                                    11/96   60.65    45,000                                 TAX2-RECOVERY TAX2
                                                         11/01   64.69    48,000                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 64-SUITE 0364     1       2,664   12/89   1/00   -             39.00   103,896    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
JEAN COUNTRY        4                                    12/95   41.00   109,224                                 TAX2-RECOVERY TAX
                                                         12/97   43.00   114,552                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE


                  PRIMARY/                                              ANNUAL
                 SECONDARY SQUARE   LEASE  LEASE  OPTION     MINIMUM     MINIMUM  OVERAGE CEILING   BREAKPOINT
    TENANT        CODES     FEET    BEGIN   END   #/MOS     RENT/SF       RENT      %    (000's)      (000's)       RECOVERIES
-------------     -----    ------   -----  ----- ------  ------------- --------- ------- --------- -----------  --------------------

# 65-SUITE 0365     1         682    9/86   8/96   -             55.00    37,510    8.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
THINGS>>RENEWAL*                                                                                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

                                                  1-120          60.00     0,920    8.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
                                                                                                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 66-SUITE 0368     1       3,316   10/96   9/06   -             32.00   106,112    5.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
VACANT IN-LINE***   4                                    10/01   35.00   116,060                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 67-SUITE 0369     1         757    9/94   1/05   -             38.00    66,766    6.00 UNLIMITED     NATURAL   CAM4-RECOVERY CAM4
SPENCER GIFTS       3                                    9/97    40.00    70,280                                 TAX2-RECOVERY TAX2
                                                         9/01    42.00    73,794                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 69-SUITE 0370     1       1,449    2/96   1/06   -             36.00    52,164    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
TRU STRIDE          3                                    2/00    38.00    55,062                                 TAX2-RECOVERY TAX2
                                                         2/02    40.00    57,960                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER L SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 69-SUITE 0373     1       1,683    1/90  12/98   -             44.00    74,052    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
LADY FOOTLOCKER     3                                    1/96    49.00    82,467                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 70-SUITE 0374     1       1,227    2/91   1/97   -             36.67    45,000    6.00 UNLIMITED         750   CAM3-RECOVERY CAM3
NATURALIZER         3                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 71-SUITE 0375     1       1,985    6/92   1/03   -             30.00    59,550    6.00 UNLIMITED     NATURAL   CAM4-RECOVERY CAM4
G&G Shops           3                                    2/97    40.00    79,400                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 72-SUITE 0377     1       2,642    8/80  12/96   -             22.00     58,124   6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
OAK TREE (M-T-M)*   4                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 73-SUITE 0378     1       1,261   10/93   9/03   -             40.00    50,440    8.00 UNLIMITED     NATURAL   CAM4-RECOVERY CAM4
EXPRESSLY PORTRAIT  3                                    10/96   45.00    56,745                                 TAX2-RECOVERY TAX2
                                                         10/00   50.00    63,050                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE


                  PRIMARY/                                              ANNUAL
                 SECONDARY SQUARE   LEASE  LEASE  OPTION     MINIMUM     MINIMUM  OVERAGE CEILING   BREAKPOINT
    TENANT        CODES     FEET    BEGIN   END   #/MOS     RENT/SF       RENT      %    (000's)      (000's)       RECOVERIES
-------------     -----    ------   -----  ----- ------  ------------- --------- ------- --------- -----------  --------------------

# 74-SUITE 0381     1       5,709    9/94   1/05   -             32.00   182,688    5.00 UNLIMITED     NATURAL   CAM6-RECOVERY CAM6
STRUCTURE           6                                    4/97    34.00   194,106                                 TAX2-RECOVERY TAX2
                                                         4/01    36.00   205,524                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 75-SUITE 0382     1       1,635    2/92   1/97   -             40.00    65,400    6.00 UNLIMITED     NATURAL   CAM4-RECOVERY CAM4
RALPH JOBEN         3                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 76-SUITE 0387     1       1,592   11/80   1/98   -             28.00    44,576    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
OVERLAND TRADING    3                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 77-SUITE 0389     1       2,040    4/99   3/09   -             32.00    65,280    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
VACANT IN-LINE***   4                                    4/04    36.00    73,440                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 78-SUITE 0391     1       1,401   10/91   9/01   -             30.00    42,030    7.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
HAIR STYLISTS       3                                    10/96   34.00    47,634                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 79-SUITE 0393     1       1,167    4/93   3/00   -             36.00    42,012    8.00 UNLIMITED     NATURAL   CAM4-RECOVERY CAM4
TAILOR'S TOUCH      2                                    4/96    40.00    46,680                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 80-SUITE   0395   1       1,692    2/93   1/03   -             40.00    67,680    6.00 UNLIMITED     NATURAL   CAM4-RECOVERY CAM4
COHEN'S OPTICAL     3                                    2/96    42.00    71,064                                 TAX2-RECOVERY TAX2
                                                         2/98    44.00    74,448                                 UTLR-UTILITIES
                                                         2/00    46.00    77,832                                 W/SR-WATER & SEWER
                                                         2/02    48.00    81,216                                 HVAR-HVAC CHARGE

# 81-SUITE 0401     1         780    1/89  12/01   -             52.50    40,950    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
IDEAL JEWELERS      2                                    11/95   60.00    46,800                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 82-SUITE 0402     1       1,654    7/98   6/08   -             38.00    62,852    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
VACANT IN-LINE***   3                                   7/03     42.00    69,468                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 83-SUITE 403-ATM  3         150   10/95   3/96   -              0.00         0     -       -           -       CAM3-RECOVERY CAM3
DINE SAVINGS BANK   9                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE


                  PRIMARY/                                              ANNUAL
                 SECONDARY SQUARE   LEASE  LEASE  OPTION     MINIMUM     MINIMUM  OVERAGE CEILING   BREAKPOINT
    TENANT        CODES     FEET    BEGIN   END   #/MOS     RENT/SF       RENT      %    (000's)      (000's)       RECOVERIES
-------------     -----    ------   -----  ----- ------  ------------- --------- ------- --------- -----------  --------------------

# 84-SUITE 0405     1      3,412     7/97   6/07   -             32.00   109,184    5.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
VACANT IN-LINE***   4                                    7/02    36.00   122,832                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 85-SUITE 0406     1      2,798    10/94  12/96   -             13.50    37,773     -     -             -       CAM3-RECOVERY CAM3
FAMILY PET (TEMP)*  4                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 86-SUITE 0409     1      3.164     8/80   1/01   -             20.00    63,280    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
HALLMARK PARTY      4                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 87-SUITE 0410     1      3,159     2/91   1/01   -             42.85   135,363    7.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
MUSICLAND           4                                    2/98    44.98   142,092                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 88-SUITE 0413     1       6,624   1/97   12/06   -             26.00   172,224    5.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
VACANT IN-LINE***   6                                     1/02   28.00   185,472                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 89-SUITE 0414     1       2,182    8/80  12/96   -             30.00    65,460    5.50 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
PETITE (M-T-M)*     4                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 90-SUITE 0417     1       4,898    8/80  12/96   -             15.00    73,470    5.00 UNLIMITED       1,469   CAM3-RECOVERY CAM3
CASUAL (M-T-M)*     5                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 91-SUITE 0418     1       2,896   10/96   9/06   -             32.00    92,672    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
VACANT IN-LINE***   4                                    10/01   36.00   104,256                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 92-SUITE 0421     1         794    7/99   6/09   -             48.00    38,112    7.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
VACANT IN-LINE***   2                                    7/04    54.00    42,876                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 93-SUITE 0422     1       1,342    4/99   3/09   -             38.00    50,996    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
VACANT IN-LINE***   3                                    4/04    42.00    56,364                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE


                  PRIMARY/                                              ANNUAL
                 SECONDARY SQUARE   LEASE  LEASE  OPTION     MINIMUM     MINIMUM  OVERAGE CEILING   BREAKPOINT
    TENANT        CODES     FEET    BEGIN   END   #/MOS     RENT/SF       RENT      %    (000's)      (000's)       RECOVERIES
-------------     -----    ------   -----  ----- ------  ------------- --------- ------- --------- -----------  --------------------

# 94-SUITE 0424     1         993    2/96   1/06   -             30.21    30,000    8.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
NAILS & MORE        2                                    2/98    35.25    35,000                                 TAX2-RECOVERY TAX2
                                                         2/02    38.27    38,000                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 95-SUITE 0425     1       2,441   12/94   8/04   -             49.16   120,000    6.00 UNLIMITED     NATURAL   CAM4-RECOVERY CAM4
FOOTLOCKER          4                                    9/97    51.21   125,000                                 TAX2-RECOVERY TAX2
                                                         9/01    53.26   130,000                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 96-SUITE 0426     1       1,086   11/87  11/97   -             50.00    54,300    8.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
ACCESSORY PLACE     2                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 97-SUITE 0430     1         400   10/91   1/00   -             80.00    32,000    8.00 UNLIMITED     NATURAL   CAM4-RECOVERY CAM4
JOHN TOBACCONIST    1                                   10/95    85.00    34,000                                 TAX2-RECOVERY TAX2
                                                        10/97    90.00    36,000                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 98-SUITE 0433     1       3,935   12/94   8/04   -             32.00   125,920    6.00 UNLIMITED     NATURAL   CAM4-RECOVERY CAM4
AMERICAN EAGLE      5                                    9/97    34.00   133,790                                 TAX2-RECOVERY TAX2
                                                         9/01    36.00   141,660                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

# 99-SUITE 0434     1         596    5/94   4/04   -             70.47    42,000    8.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
AUNTIE ANNE'S       1                                    5/97    75.50    45,000                                 TAX2-RECOVERY TAX2
                                                         5/01    80.54    48,000                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#100-SUITE 0436     1       2,692    6/91   1/02   -             35.00    94,220    5.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
SUNCOAST PICTURES   4                                    2/00    37.00    99,604                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#101-SUITE 0440     1       1,265    9/96   8/06   -             30.00    37,950    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
CANDIE'S            3                                    9/98    44.00    55,660                                 TAX2-RECOVERY TAX2
                                                         9/99    46.00    58,190                                 UTLR-UTILITIES
                                                         9/03    48.00    60,720                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#102-SUITE 0441     1       1,556    4/98   3/08   -             38.00    59,128    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
VACANT IN-LIKE      3                                    4/03    42.00    65,352                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#103-SUITE 0446     1       3,949    6/95   5/05   -             32.00   126,368    5.00 UNLIMITED     NATURAL   CAM6-RECOVERY CAM6
LIMITED TOO         5                                    6/98    34.00   134,266                                 TAX2-RECOVERY TAX2
                                                         6/02    36.00   142,164                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE


                  PRIMARY/                                              ANNUAL
                 SECONDARY SQUARE   LEASE  LEASE  OPTION     MINIMUM     MINIMUM  OVERAGE CEILING   BREAKPOINT
    TENANT        CODES     FEET    BEGIN   END   #/MOS     RENT/SF       RENT      %    (000's)      (000's)       RECOVERIES
-------------     -----    ------   -----  ----- ------  ------------- --------- ------- --------- -----------  --------------------

#104-SUITE 0449     1       4,052   10/93   9/03   -             16.62    67,344    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
 BOMBAY COMPANY     5                                   10/95    25.00   101,300                                 TAX2-RECOVERY TAX2
                                                        10/96    27.50   111,430                                 UTLR-UTILITIES
                                                        10/00    30.00   121,560                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#105-SUITE 0450     1       3,226   10/80   1/96   -             15.00    48,390    5.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
AUGUST-RENEWAL*     4                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

                                                  1-12           31.00   100,006    5.00 UNLIMITED     NATURAL   GROSS LEASE*

#106-SUITE 0453     1       2,632    1/97  12/06   -             32.00    84,224    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
VACANT IN-LINE***   4                                    1/02    36.00    94,752                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#107-SUITE 0454     1         960    6/96   5/06    -            45.00    43,200    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
SWEET FACTORY       2                                    6/99    50.00    48,000                                 TAX2-RECOVERY TAX2
                                                         6/03    55.00    52,800                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#108-SUITE 0457     1       3,322    6/93   5/03   -             36.00   119,592    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
KAY BEE TOYS        4                                    5/96    38.00   126,236                                 TAX2-RECOVERY TAX2
                                                         5/00    40.00   132,880                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#109-SUITE 0458     1       3,677    4/92   3/02   -             38.00   139,726    5.00 UNLIMITED     NATURAL   CAM4-RECOVERY CAM4
CONTEMPO CASUALS    5                                    4/97    40.00   147,080                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

*110-SUITE 0461     1         586    5/92   4/02   -             68.26    40,000    8.00 UNLIMITED     NATURAL   CAM6-RECOVERY CAM6
AFTERTHOUGHTS       1                                    8/98    71.67    42,000                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#111-SUITE 0462     1         750    8/80  12/96   -             28.00    21,000    7.00 UNLIMITED         700   CAM3-RECOVERY CAM3
ASPASIA (M-T-M)*    1                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#112-SUITE 0464     1       2,805    8/80  12/96   -             20.00    56,100    5.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
M0THER. (M-T-M)*    4                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#113-SUITE 0465     1       2,498    7/99   6/09   -             32.00    79,936    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
VACANT IN-LINE***   4                                    7/04    36.00    89,928                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE


                  PRIMARY/                                              ANNUAL
                 SECONDARY SQUARE   LEASE  LEASE  OPTION     MINIMUM     MINIMUM  OVERAGE CEILING   BREAKPOINT
    TENANT        CODES     FEET    BEGIN   END   #/MOS     RENT/SF       RENT      %    (000's)      (000's)       RECOVERIES
-------------     -----    ------   -----  ----- ------  ------------- --------- ------- --------- -----------  --------------------
#114-SUITE 0468     1       3,234    8/80  12/96   -             15.00    48,510    6.00 UNLIMITED    NATURAL    CAM3-RECOVERY CAM3
                                                                                                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

                                                  1-12           30.00    97,020    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
                                                                                                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#115-SUITE 0472     1         817    2/91  12/96   -             48.96    40,000    8.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
KAPPA (M-T-M)*      2                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#116-SUITE 0473     1       9,259   11/92   1/05   -             32.00   296,288    5.00 UNLIMITED     NATURAL   CAM6-RECOVERY CAM6
EXPRESS & BATH      6                                   11/96    34.00   314,806                                 TAX2-RECOVERY TAX2
                                                        11/00    36.00   333,324                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#117-SUITE 0474     1       7,511   11/91   5/04   -             43.00   322,973    6.00 UNLIMITED     NATURAL   CAM6-RECOVERY CAM6
THE GAP             6                                    6/97    45.00   337,995                                 TAX2-RECOVERY TAX2
                                                         6/00    48.00   360,528                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#118-SUITE 0480     1         979    5/95   6/00   -             52.09    51,000    6.00 UNLIMITED     NATURAL   CAM4-RECOVERY CAM4
GYMBOREE            2                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE,

#119-SUITE 0483     1       2,543    2/92   1/01   -             25.42    64,643    6.00 UNLIMITED     NATURAL   CAM6-RECOVERY CAM6
KINNEY SHOES        4                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#120-SUITE 0484     1       1,054    9/91   8/99   -             45.07    47,500    8.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
HEROES WORLD        2                                    9/96    49.81    52,500                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#121-SUITE 486      1       1,635    7/98   6/08   -             38.00    62,130    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
VACANT IN-LINE      3                                    7/03    42.00    68,670                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#122-SUITE 0489     1       3,690    5/93   4/03   -             33.00   121,770    5.00 UNLIMITED     NATURAL   CAM4-RECOVERY CAM4
AEROPOSTAL          5                                    5/98    36.00   132,840                                 TAX2-RECOVERY TAX2
                                                         5/01    38.00   140,220                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE


                  PRIMARY/                                              ANNUAL
                 SECONDARY SQUARE   LEASE  LEASE  OPTION     MINIMUM     MINIMUM  OVERAGE CEILING   BREAKPOINT
    TENANT        CODES     FEET    BEGIN   END   #/MOS     RENT/SF       RENT      %    (000's)      (000's)       RECOVERIES
-------------     -----    ------   -----  ----- ------  ------------- --------- ------- --------- -----------  --------------------

#123-SUITE 0491     1       2,042   10/97   9/07   -             32.00    65,344    6.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
VACANT IN-LINE***   4                                   10/02    36.00    73,512                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#124-SUITE 0495     1       2,110    4/85   1/96   -             51.28   108,201    7.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
HAIR DES.-RENEW*    4                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

                                                  1-120          56.87   120,000    7.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
                                                                                                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#125-SUITE 0497     1         884    2/96   1/06   -             62.22    55,000    7.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
PILDES OPTICAL      2                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#126-SUITE 9001     6     227,316    4/81   3/11   -              0.31    70,000     -      -           -        CANC-JCPENNEY*
JC PENNEY          10

#127-SUITE 9002     4     328,599    4/80   4/30   -              0.00         0     -      -           -        CANC-STERN'S*
STERN'S            10

#129-SUITE KI-01    3         156   11/94  12/97   -            256.41    40,000   10.00 UNLIMITED     NATURAL   CAMl-RECOVERY CAM1
SILVER &  GOLD      9                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#129-SUITE K2-01    3         156   11/94   1/00   -            256.41    40,000    8.00 UNLIMITED     NATURAL   CAMl-RECOVERY CAM1
SUN GLASS HUT       9                                   12/96   269.23    42,000                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#130-SUITE K3-01    3         156    5/95   4/00   -            256.41    40,000   10.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
JEWEL HUT           9                                    5/98   269.23    42,000                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#131-SUITE K4-01    3         156   11/90    7/96  -            262.82    41,000   10.00 UNLIMITED     NATURAL   CAM3-RECOVERY CAM3
VALENTI FRAGRANCE   9                                   12/95   269.23    42,000                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER &L SEWER
                                                                                                                 HVAR-HVAC CHARGE

#132-SUITE K5-01    3         163   11/93   12/95  -             226.99    37,000   10.00 UNLIMITED     NATURAL  CAM4-RECOVERY CAM4
QUINTEX>>RENEWAL*   9                                                                                            TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE


                  PRIMARY/                                              ANNUAL
                 SECONDARY SQUARE   LEASE  LEASE  OPTION     MINIMUM     MINIMUM  OVERAGE CEILING   BREAKPOINT
    TENANT        CODES     FEET    BEGIN   END   #/MOS     RENT/SF       RENT      %    (000's)      (000's)       RECOVERIES
-------------     -----    ------   -----  ----- ------  ------------- --------- ------- --------- -----------  --------------------

                                                  1-12          226.99    37,000   10.00 UNLIMITED     NATURAL   CAM4-RECOVERY CAM4
                                                                                                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#133-SUITE K6-01    3         166   11/89  10/99   -            240.96    40,000    8.00 UNLIMITED     NATURAL   CAM4-RECOVERY CAM4
ROSE JEWELRY        9                                   11/96   259.04    43,000                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#134-SUITE K7-03    3         163   12/95  12/00   -            245.40    40,000   10.00 UNLIMITED     NATURAL   CAM4-RECOVERY CAM4
VITAMIN WORKS       9                                   12/98   257.67    42,000                                 TAX2-RECOVERY TAX2
                                                                                                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE

#135-SUITE K8-04    3         166    7/94  12/99   -            192.77    32,000   10.00 UNLIMITED     NATURAL   CAM4-RECOVERY CAM4
SUNGLASS SOURCE     9                                     1/97  210.84    35,000                                 TAX2-RECOVERY TAX2
                                                          1/98  228.92    38,000                                 UTLR-UTILITIES
                                                                                                                 W/SR-WATER & SEWER
                                                                                                                 HVAR-HVAC CHARGE
                         --------
                          882,728
                         ========


                       GALLERIA AT WHITE PLAINS (NEW YORK)
                           PROJECT ASSUMPTIONS REPORT
                                EXCLUDING TENANTS
                                 6/18/96 @ 16:39





BUILDING PROLOGUE
-----------------


LEASEHOLD ANALYSIS OF GALLERIA AT WHITE PLAINS (NEW YORK) BEGINNING 6/1995

FOR 25 YEARS ON A FISCAL YEAR BASIS

AREA MEASURES
-------------


SGLA
DESCRIBED AS GROSS LEASABLE AREA; MALL SHOP TENANTS
1995 VALUE -       326,813
1996 VALUE -       326,813
THEREAFTER -  CONSTANT

AGLA
DESCRIBED AS  GROSS LEASABLE AREA; ANCHOR TENANTS
1995 VALUE -       555,915
1996 VALUE -       555,915
THEREAFTER -  CONSTANT

CAM1
DESCRIBED AS  GROSS OCCUPIED AREA; USED FOR CAM1 RECOVERY TYPE 1
(EXCLUDES SECONDARY CODE #7/MAJORS, #10/ANCHORS, #12/STREET)
1995  VALUE   -    227,196
1996  VALUE   -    227,196
1997  VALUE   -    240,523
1998  VALUE   -    259,503
1999  VALUE   -    268,798
2000  VALUE   -    272,154
2001  VALUE   -    266,748
2002  VALUE   -    271,565
2003  VALUE   -    266,406
2004  VALUE   -    271,150
2005  VALUE   -    267,516
2006  VALUE   -    266,274
2007  VALUE   -    264,012
2008  VALUE   -    270,888
2009  VALUE   -    271,241
2010  VALUE   -    272,400
2011  VALUE   -    269,527
2012  VALUE   -    272,210
2013  VALUE   -    267,299
2014  VALUE   -    269,967
2015  VALUE   -    269,708
2016  VALUE   -    269,234
2017  VALUE   -    263,485
2018  VALUE   -    270,771
2019  VALUE   -    271,137
THEREAFTER    - CONSTANT

CAM2
DESCRIBED AS   GROSS OCCUPIED AREA; USED FOR CAM RECOVERY TYPE 2
(EXCLUDES SECONDARY CODE #7/MAJORS, #10/ANCHORS)
1995  VALUE   -    238,296
1996  VALUE   -    238,296
1997  VALUE   -    251,623
1998  VALUE   -    270,603
1999  VALUE   -    279,898
2000  VALUE   -    283,254
2001  VALUE   -    277,848
2002  VALUE   -    282,482
2003  VALUE   -    277,506
2004  VALUE   -    282,250

2005 VALUE   -   278,616
2006 VALUE   -   275,707
2007 VALUE   -   275,112
2008 VALUE   -   281,988
2009 VALUE   -   282,341
2010 VALUE   -   283,500
2011 VALUE   -   280,627
2012 VALUE   -   283,126
2013 VALUE   -   278,399
2014 VALUE   -   281,067
2015 VALUE   -   280,808
2016 VALUE   -   278,667
2017 VALUE   -   274,585
2018 VALUE   -   281,871
2019 VALUE   -   282,237
THEREAFTER   - CONSTANT

CAM3
DESCRIBED AS  GROSS OCCUPIED AREA,- USED FOR CAM RECOVERY TYPE 3
(EXCLUDES SECONDARY CODE #7/MAJORS, #10/ANCHORS, #12/STREET)
+100.0% OF CAM1

CAM4
DESCRIBED AS GROSS OCCUPIED AREA; USED FOR CAM RECOVERY TYPE 4
(EXCLUDES SECONDARY CODE #10/ANCHORS)
+100.0% OF CAM2

TAX1
DESCRIBED AS GROSS LEASABLE AREA; USED FOR TAX RECOVERY TYPE 1
(INCLUDES TOTAL MALL GLA)
1995 VALUE -     326,813
1996 VALUE -     326,813
THEREAFTER -  CONSTANT

TAX2
DESCRIBED AS  GROSS OCCUPIED AREA; USED FOR TAX RECOVERY TYPE 2
(EXCLUDES SECONDARY CODE #7/MAJORS, #10/ANCHORS)
+100.0% OF CAM2

UTLA
DESCRIBED AS GROSS OCCUPIED AREA; FOR UTILITY & WATER/SEWER RECOVERY (EXCLUDES SECONDARY CODE #7/MAJORS, #10/ANCHORS)
+100.0% OF CAM2

FLOA
DESCRIBED AS GROSS OCCUPIED AREA; USED FOR FOOD COURT RECOVERY
(INCLUDES PRIMARY CODE #2/FOOD COURT)
1995 VALUE   -      9,610
1996 VALUE   -      9,610
1997 VALUE   -      9,032
1998 VALUE   -      9,693
1999 VALUE   -      9,532
2000 VALUE   -      9,638
2001 VALUE   -      9,428
2002 VALUE   -      9,552
2003 VALUE   -      9,600
2004 VALUE   -      9,693
2005 VALUE   -      9,265
2006 VALUE   -      9,240
2007 VALUE   -      9,473
2008 VALUE   -      9,693
2009 VALUE   -      9,532
2010 VALUE   -      9,638
2011 VALUE   -      9,428
2012 VALUE   -      9,552
2013 VALUE   -      9,600
2014 VALUE   -      9,693
2015 VALUE   -      9,555

2016 VALUE -      9,186
2017 VALUE -      9,439
2018 VALUE -      9,693
2019 VALUE -      9,532
THEREAFTER - CONSTANT

GROWTH RATES
------------

RENG
DESCRIBED AS GROWTH RATE FACTOR; MARKET RENTS
1995 VALUE -       0.00
1996 VALUE -       0.00
1997 VALUE -       2.00
1998 VALUE -       3.00
1999 VALUE -       3.50
THEREAFTER - CONSTANT

EXPG
DESCRIBED AS GROWTH RATE FACTOR; GENERAL EXPENSES
1995 VALUE -       3.50
1996 VALUE -       3.50
THEREAFTER - CONSTANT

SALM
DESCRIBED AS GROWTH RATE FACTOR; SALES
1995 VALUE -       0.00
1996 VALUE -       2.00
1997 VALUE -       3.00
1998 VALUE -       3.50
THEREAFTER - CONSTANT

MISG
DESCRIBED AS GROWTH RATE FACTOR; MISCELLANEOUS INCOME
1995 VALUE -       3.00
1996 VALUE -       3.00
THEREAFTER - CONSTANT

TAXG
DESCRIBED AS GROWTH RATE FACTOR; REAL ESTATE TAXES
1995 VALUE -       6.00
1996 VALUE -       6.00
1997 VALUE -       5.00
1998 VALUE -       4.00
THEREAFTER - CONSTANT

UTLG
DESCRIBED AS GROWTH RATE FACTOR; UTILITIES
1995 VALUE         2.00
1996 VALUE         2.00
THEREAFTER   CONSTANT

MARKET RATES
------------

MKT1
DESCRIBED AS MARKET RENTAL RATE; TENANTS < 750 SQ/FT
1995 VALUE -      60.00
1996 VALUE -      60.00
THEREAFTER - GROWING AT GROWTH RATE RENG

MKT2
DESCRIBED AS MARKET RENTAL RATE; TENANTS 751-1200 SQ/FT
1995 VALUE -      48.00
1996 VALUE -      48.00
THEREAFTER - GROWING AT GROWTH RATE RENG

MKT3
DESCRIBED AS MARKET RENTAL RATE; TENANTS 1201-2000 SQ/FT
1995 VALUE -      38.00
1996 VALUE -      38.00
THEREAFTER -  GROWING AT GROWTH RATE RENG

MKT4
DESCRIBED AS  MARKET RENTAL RATE; TENANTS 2001-3500 SQ/FT
1995 VALUE -      32.00
1996 VALUE -      32.00
THEREAFTER -  GROWING AT GROWTH RATE RENG

MKT5
DESCRIBED AS  MARKET RENTAL RATE; TENANTS 3501-5000 SQ/FT
1995 VALUE -      30.00
1996 VALUE -      30.00
THEREAFTER -  GROWING AT GROWTH RATE RENG

MKT6
DESCRIBED AS  MARKET RENTAL RATE; TENANTS 5001-15000 SQ/FT
1995 VALUE -      26.00
1996 VALUE -      26.00
THEREAFTER -  GROWING AT GROWTH RATE RENG

MKT7
DESCRIBED AS  MARKET RENTAL RATE; TENANTS > 15000 SQ/FT
1995 VALUE -      20.00
1996 VALUE -      20.00
THEREAFTER -  GROWING AT GROWTH RATE RENG

MKTF
DESCRIBED AS  MARKET RENTAL RATE; FOOD COURT TENANTS
1995 VALUE -      70.00
1996 VALUE -      70.00
THEREAFTER -   GROWING AT GROWTH RATE RENG

MKTK
DESCRIBED AS  MARKET RENTAL RATE; KIOSK TENANTS
1995 VALUE -          250
1996 VALUE -          250
THEREAFTER -  GROWING AT GROWTH RATE RENG

RESR
DESCRIBED AS  EXPENSE RATE; RESERVES FOR REPLACEMENT
1995 VALUE -        0.15
1996 VALUE -        0.15
THEREAFTER -  GROWING AT GROWTH RATE EXPG

ATLN
DESCRIBED AS  ALTERATION RATE; NEW TENANTS
1995 VALUE -        8.00
1996 VALUE -        8.00
THEREAFTER -  GROWING AT GROWTH RATE EXPG

ALTR
DESCRIBED AS  ALTERATION RATE; RENEWAL TENANTS
1995 VALUE -        1.00
1996 VALUE -        1.00
THEREAFTER -  GROWING AT GROWTH RATE EXPG

ALTB
DESCRIBED AS  ALTERATION RATE; BLENDED RATE BASED ON RENEWAL PROBABILITY
 +30.0% OF ATLN +70.0% OF ALTR

SALR
DESCRIBED AS SALES RATE; AVERAGE FOR MALL SHOP TENANTS
1995 VALUE -          344
1996 VALUE -          344

THEREAFTER - GROWING AT GROWTH RATE SALM

SALF
DESCRIBED AS  SALES RATE; AVERAGE FOR FOOD COURT TENANTS
1995 VALUE -         718
1996 VALUE -         718
THEREAFTER -  GROWING AT GROWTH RATE SALM

HVAR
DESCRIBED AS  EXPENSE RECOVERY RATE; HVAC CHARGE
1995 VALUE -         1.66
1996 VALUE -         1.66
THEREAFTER -  CONSTANT

UTLR
DESCRIBED AS  EXPENSE RATE; UTILITIES
1995 VALUE -         5.01
1996 VALUE -         5.01
THEREAFTER -  GROWING AT GROWTH RATE UTLG

COMN
DESCRIBED AS  COMMISSION RATE; NEW TENANTS
1995 VALUE    -      3.50
1996 VALUE    -      3.50
1997 VALUE    -      3.50
1998 VALUE    -      3.50
1999 VALUE    -      3.50
2000 VALUE    -      3.50
2001 VALUE    -      4.00
2002 VALUE    -      4.00
2003 VALUE    -      4.00
2004 VALUE    -      4.00
2005 VALUE    -      4.00
2006 VALUE    -      4.50
THEREAFTER    -CONSTANT

COMR
DESCRIBED AS  COMMISSION  RATE; RENEWAL TENANTS
1995 VALUE    -      1.50
1996 VALUE    -      1.50
1997 VALUE    -      1.50
1998 VALUE    -      1.50
1999 VALUE    -      1.50
2000 VALUE    -      1.50
2001 VALUE    -      1.75
2002 VALUE    -      1.75
2003 VALUE    -      1.75
2004 VALUE    -      1.75
2005 VALUE    -      1.75
2006 VALUE    -      2.00
THEREAFTER    -CONSTANT

COMB
DESCRIBED AS COMMISSION RATE; BLENDED RATE BASED ON RENEWAL PROBABILITY +30.0% OF COMN +70.0% OF COMR

FCT*
DESCRIBED AS FOOD COURT RECOVERY RATE; CALCULATION (INFORMATIONAL) EXPENSE FCTR DIVIDED BY AREA MEASURE FLOA

CAM*
DESCRIBED AS CAM RECOVERY RATE; CALCULATION OF PASS-THROUGH (INFORMATIONAL) EXPENSE CAM3 DIVIDED BY AREA MEASURE CAM3

TAX*
DESCRIBED AS TAX RECOVERY RATE; CALCULATION OF PASS-THROUGH (INFORMATIONAL) EXPENSE TAX2 DIVIDED BY AREA MEASURE TAX2

UTL*
DESCRIBED AS UTILITY/ENERGY RECOVERY RATE; CALCULATION (INFORMATIONAL) EXPENSE UTLR DIVIDED BY AREA MEASURE UTLA

W/S*
DESCRIBED AS WATER RECOVERY RATE; CALCULATION OF PASS-THROUGH (INFORMATIONAL) EXPENSE W/SR DIVIDED BY AREA MEASURE UTLA


MISCELLANEOUS INCOMES
---------------------

TEMPORARY LEASING
1995 VALUE -       230,000
1996 VALUE -       230,000
THEREAFTER -   GROWING AT   GROWTH RATE MISG

MISCELLANEOUS
1995 VALUE -        70,000
1996 VALUE -        70,000
THEREAFTER -   GROWING AT GROWTH RATE MISG


EXPENSES
--------

COMMON AREA MAINT., REFERRED TO AS CAMX
DESCRIBED AS COMMON AREA MAINTENANCE; GENERAL EXPENSE
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE - 3,025,000
1996 VALUE - 3,025,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

CDEP-DEPRECIATION , REFERRED TO AS CDEP
DESCRIBED AS COMMON AREA MAINTENANCE; DEPRECIATION & INTEREST
AN INFORMATIONAL EXPENSE
1995 VALUE -       140,278
1996 VALUE -       140,278
THEREAFTER -   CONSTANT

CANC-ANCHOR CONT. , REFERRED TO AS CANC
DESCRIBED AS COMMON AREA MAINTENANCE; ANCHOR/MAJOR CONTRIBUTION POOL AN INFORMATIONAL EXPENSE
1995  VALUE  -     230,643
1996  VALUE  -     230,643
1997  VALUE  -     227,553
1998  VALUE  -     271,733
1999  VALUE  -     413,752
2000  VALUE  -     421,617
2001  VALUE  -     455,578
2002  VALUE  -     465,340
2003  VALUE  -     486,874
2004  VALUE  -     494,166
2005  VALUE  -     512,874
2006  VALUE  -     506,321
2007  VALUE  -     547,521
2008  VALUE  -     552,598
2009  VALUE  -     567,950
2010  VALUE  -     582,487
2011  VALUE  -     549,573
2012  VALUE  -     541,375
2013  VALUE  -     521,638
2014  VALUE  -     585,352
2015  VALUE  -     605,369
2016  VALUE  -     594,440
2017  VALUE  -     659,733
2018  VALUE  -     665,771
2019  VALUE  -     687,471

THEREAFTER - CONSTANT

CAMl-RECOVERY CAM1, REFERRED TO AS CAM1
DESCRIBED AS COMMON AREA MAINTENANCE; FOR RECOVERY TYPE 1
AN INFORMATIONAL EXPENSE
+115.0% OF CAMX+115.0% OF CDEP
-100.0% OF CANC

CAM2-RECOVERY CAM2, REFERRED TO AS CAM2
DESCRIBED AS COMMON AREA MAINTENANCE; FOR RECOVERY TYPE 2
AN INFORMATIONAL EXPENSE
+115.0% OF CAMX+115.0% OF CDEP
-100.0% OF CANC

CAM3-RECOVERY CAM3, REFERRED TO AS CAM3
DESCRIBED AS COMMON AREA MAINTENANCE; FOR RECOVERY TYPE 3
AN INFORMATIONAL EXPENSE
+115.0% OF CAMX+115.0% OF CDEP
-100.0~% OF CANC

CAM4-RECOVERY CAM4, REFERRED TO AS CAM4
DESCRIBED AS COMMON AREA MAINTENANCE; FOR RECOVERY TYPE 4
AN INFORMATIONAL EXPENSE
+115.0% OF CAMX+115.0% OF CDEP
-100.0% OF CANC

CAM6-RECOVERY CAM6, REFERRED TO AS CAM6
DESCRIBED AS COMMON AREA MAINTENANCE; FOR RECOVERY TYPE 6
AN INFORMATIONAL EXPENSE
+115.0% OF CAMX+115.0% OF CDEP
-100.0% OF CANC

REAL ESTATE TAXES , REFERRED TO AS TAXX
DESCRIBED AS REAL ESTATE TAXES; GENERAL EXPENSE
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE -   2,672,000
1996 VALUE -   2,672,000
THEREAFTER   GROWING AT GROWTH RATE TAXG

TANC-ANCHOR CONT. , REFERRED TO AS TANC
DESCRIBED AS REAL ESTATE TAXES; ANCHOR/MAJOR CONTRIBUTION POOL
AN INFORMATIONAL EXPENSE
1995 VALUE -    330,187
1996 VALUE -    330,187
THEREAFTER - GROWING AT GROWTH RATE TAXG

TAX1-RECOVERY TAX1, REFERRED TO AS TAX1
DESCRIBED AS REAL ESTATE TAXES; FOR RECOVERY TYPE 1
AN INFORMATIONAL EXPENSE
+100.0% OF TAXX

TAX2-RECOVERY TAX2, REFERRED TO AS TAX2
DESCRIBED AS REAL ESTATE TAXES; FOR RECOVERY TYPE 2
AN INFORMATIONAL EXPENSE
+100.0% OF TAXX-100.0% OF TANC

UTILITY EXPENSE   , REFERRED TO AS UTLX
DESCRIBED AS UTILITY/ENERGY; GENERAL EXPENSE
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE - 1,440,000
1996 VALUE - 1,440,000
THEREAFTER - GROWING AT GROWTH RATE UTLG

UTLC-REPAIR/MAINT., REFERRED TO AS UTLC
DESCRIBED AS UTILITY/ENERGY; CENTRAL PLANT CAPITAL IMPROVEMENT EXPENSE AN INFORMATIONAL EXPENSE
1995 VALUE -  580,000
1996 VALUE -  580,000

THEREAFTER - GROWING AT GROWTH RATE EXPG

UTLR-UTILITIES     , REFERRED TO AS UTLR
DESCRIBED AS UTILITY/ENERGY; RECOVERY BASIS FOR PASS-THROUGH TO MALL TENANTS AN INFORMATIONAL EXPENSE
+100.0% OF UTLX-100.0% OF UTLC

WATER & SEWER      , REFERRED TO AS W/SX
DESCRIBED AS WATER & SEWER; GENERAL EXPENSE
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE -      80,000
1996 VALUE -      80,000
THEREAFTER -  GROWING AT GROWTH RATE UTLG

W/SR-WATER &  SEWER, REFERRED TO AS W/SR
DESCRIBED AS  WATER & SEWER: MALL SHOP PASS-THROUGH
AN INFORMATIONAL EXPENSE
+100.0% OF W/SX

FOOD COURT EXPENSE, REFERRED TO AS FCTX
DESCRIBED AS FOOD COURT; GENERAL EXPENSE
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE -     340,000
1996 VALUE -     340,000
THEREAFTER -  GROWING AT GROWTH RATE EXPG

FCTR-FOOD COURT    , REFERRED TO AS FCTR
DESCRIBED AS FOOD COURT; FOOD COURT PASS-THROUGH
AN INFORMATIONAL EXPENSE
+115.0% OF FCTX

GENERAL & ADMIN. , REFERRED TO AS G&AX
DESCRIBED AS NON-RECOVERABLE EXPENSE; GENERAL & ADMINISTRATIVE
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE -     260,000
1996 VALUE -     260,000
THEREAFTER -  GROWING AT GROWTH RATE EXPG

MARKETING EXPENSE , REFERRED TO AS MKTX
DESCRIBED AS NON-RECOVERABLE EXPENSE; MARKETING
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE -       80,000
1996 VALUE -       80,000
THEREAFTER -  GROWING AT GROWTH RATE EXPG

MISCELLANEOUS      , REFERRED TO AS MISX
DESCRIBED AS NON-RECOVERABLE EXPENSE; MISCELLANEOUS
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE -       10,000
1996 VALUE -       10,000
THEREAFTER -  GROWING AT  GROWTH RATE EXPG


VACANCY ALLOWANCE
-----------------

PERCENTAGE OF POTENTIAL   GROSS INCOME
FOR ALL TENANTS SUBJECT   TO VACANCY
1995 VALUE    -      1.00
1996 VALUE    -      1.00
1997 VALUE    -      1.50
1998 VALUE    -      2.50
1999 VALUE    -      3.50
2000 VALUE    -      4.50
THEREAFTER    - CONSTANT

MANAGEMENT FEE
--------------

PERCENTAGE OF MINIMUM AND PERCENTAGE RENTS ONLY
FOR ALL TENANTS
NOT PASSED THROUGH TO TENANTS
1995 VALUE -        3.00
1996 VALUE -        3.00
THEREAFTER -  CONSTANT

COMMISSION CALCULATIONS
-----------------------

STANDARD METHOD #1 - 0.000% OF TOTAL RENT

STANDARD METHOD #2 -  0.000% OF TOTAL RENT

STANDARD METHOD #3  -  0.000~% OF TOTAL RENT

STANDARD METHOD #4  -  0.000~% OF TOTAL RENT

STANDARD METHOD #5  -  0.000% OF TOTAL RENT


COMMISSION PAYOUTS
------------------

STANDARD METHOD #1  - AMORTIZED OVER LIFE OF LEASE

STANDARD METHOD #2  - CASHED OUT

STANDARD METHOD #3  - CASHED OUT

STANDARD METHOD #4  - CASHED OUT

STANDARD METHOD #5  - CASHED OUT


ALTERATION CALCULATION
----------------------

NONE

ALTERATION PAYOUTS
------------------

STANDARD METHOD #1 - SPECIFIED BY MONTH:
ON MONTH   6 - 100.00%

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT


COMMON AREA MAINTENANCE POOL
----------------------------

CONTRIBUTIONS CONTAINED IN EXPENSE CANC
BASED ON RECOVERIES ASSIGNED TO COST CENTER        2 - CAM-ANCHOR TENANTS
FOR THOSE TENANTS WITH THE FOLLOWING SECONDARY CLASSIFICATION CODE(S):
    7 - MAJORS > 15000
   10 - ANCHOR STORES

   12 - STREET LEVEL


CAPITAL EXPENDITURES
--------------------

CAPITAL ITEMS
1995 VALUE  -       0.00
1996 VALUE  -    256,000
1997 VALUE  -    200,000
1998 VALUE  -        0.00
THEREAFTER  -  CONSTANT

STRUCTURAL  RESERVE
MARKET RATE RESR MULTIPLIED BY AREA MEASURE SGLA


PRIMARY CLASSIFICATION CODES
----------------------------

     1 - HALL SHOPS TENANTS
     2 - FOOD COURT TENANTS
     3 - KIOSK TENANTS
     4 - ANCHOR TENANTS
     5 - MAJOR TENANTS
     6 - GROUND RENT


SECONDARY CLASSIFICATION CODES
------------------------------

     1 - TENANTS < 750
     2 - TENANTS 751-1200
     3 - TENANTS 1201-2000
     4 - TENANTS 2001-3500
     5 - TENANTS 3501-5000
     6 - TENANTS 5001-15000
     7 - MAJORS > 15000
     8 - FOOD COURT TENANTS
     9 - KI0SK TENANTS
    10 - ANCHOR STORES
    11 - N/A
    12 - STREET LEVEL
    13 - OTHER RETAIL


COST CENTERS
------------

     1 - CAM-MALL SHOPS
     2 - CAM-ANCHOR TENANTS
     3 - TAX-MALL SHOPS
     4 - TAX-ANCHOR TENANTS
     5 - UTL-UTILITY INCOME
     6 - W/S-WATER & SEWER
     7 - HVC-HVAC INCOME
     8 - FCT-FOOD COURT


SALES  VOLUME PROFILE
--------------------

           PERCENT OF       RELATIVE
MONTH     ANNUAL SALES       VOLUME
-----      ------------     --------
 JAN          8.33%           1.00
 FEB          8.33%           1.00
 MAR          8.33%           1.00

APR           8.33%           1.00
MAY           8.33%           1.00
JUN           8.33%           1.00
JUL           8.33%           1.00
AUG           8.33%           1.00
SEP           8.33%           1.00
OCT           8.33%           1.00
NOV           9.33%           1.00
DEC           8.33%           1.00
             -------         -------
TOTALS       100.00%          12.00

GLOBAL RECOVERIES
-----------------

TAX2-RECOVERY TAX2, REFERRED TO AS TAX2
DESCRIBED AS TAX RECOVERY; MALL SHOPS TYPE 2
ASSIGNED TO COST CENTER        3 - TAX-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE TAX2
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE TAX2
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

W/SR-WATER & SEWER, REFERRED TO AS W/SG
DESCRIBED AS WATER/SEWER RECOVERY; MALL SHOPS
ASSIGNED TO COST CENTER       5 - UTL-UTILITY INCOME
PRO RATA SHARE RECOVERY OF EXPENSE W/SR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE UTLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A C0MPLETE PASSTHROUGH

FCTR-FOOD COURT    , REFERRED TO AS FCTG
DESCRIBED AS FOOD COURT RECOVERY;
ASSIGNED TO COST CENTER       8 - FCT-FOOD COURT
PRO RATA SHARE RECOVERY  OF EXPENSE FCTR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE FLOA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

UTLR-UTILITIES     , REFERRED TO AS UTLG
DESCRIBED AS UTILITIES/ENERGY; MALL SHOPS
ASSIGNED TO COST CENTER       5 - UTL-UTILITY INCOME
PRO RATA SHARE RECOVERY OF EXPENSE UTLR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE UTLA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM3-RECOVERY CAM3, REFERRED TO AS CAM3
DESCRIBED AS CAN RECOVERY; MALL SHOPS TYPE 3
ASSIGNED TO COST CENTER       1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE CAM3
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE CAM3
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAMl-RECOVERY CAM1, REFERRED TO AS CAM1
DESCRIBED AS CAN RECOVERY; MALL SHOPS TYPE 1
ASSIGNED TO COST CENTER       1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE CAM1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE CAM2
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP

AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH


GLBG
DESCRIBED AS GLOBAL GROUPING; STANDARD RECOVERY PACKAGE FOR MALL SHOP TENANTS GLOBAL GROUPING
GLOBAL RECOVERY CAM3
GLOBAL RECOVERY TAX2
GLOBAL RECOVERY UTLG
GLOBAL RECOVERY W/SG
GLOBAL RECOVERY HVAC

CAM4-RECOVERY CAM4, REFERRED TO AS CAM4
DESCRIBED AS CAM RECOVERY; MALL SHOPS TYPE 4
ASSIGNED TO COST CENTER      1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE CAM4
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE CAM4
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM6-RECOVERY CAM6, REFERRED TO AS CAM6
DESCRIBED AS CAM RECOVERY; HALL SHOPS TYPE 6
ASSIGNED TO COST CENTER      1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE CAM6
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE CAM3
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

FCTR-FOOD COURT   , REFERRED TO AS FCT2
DESCRIBED AS FOOD COURT RECOVERY;
ASSIGNED TO COST CENTER      8 - FCT-FOOD COURT
PRO RATA SHARE RECOVERY  OF EXPENSE FCTR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE FLOA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

TAX1-RECOVERY TAX1, REFERRED TO AS TAX1
DESCRIBED AS TAX RECOVERY; MALL SHOPS TYPE 1
ASSIGNED TO COST CENTER      4 - TAX-ANCHOR TENANTS
PRO RATA SHARE RECOVERY OF EXPENSE TAX1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE TAX1
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

HVAR-HVAC CHARGE    , REFERRED TO AS HVAC
DESCRIBED AS HVAC CHARGE; MALL SHOPS
ASSIGNED TO COST CENTER      5 - UTL-UTILITY INCOME
RECOVERY OF AMOUNTS OR RATES GROWING AT A RATE
YEAR I VALUE - MARKET RATE HVAR
YEAR 2 VALUE - MARKET RATE HVAR
THEREAFTER   - GROWING AT    0.00%
CAP          - NONE

TENANT PROLOGUE
---------------

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

                       GALLERIA AT WHITE PLAINS (NEW YORK)
                                 TENANT REGISTER
                                 6/18/96 @ 16:39



                   TENANT              SQUARE FEET  BEGIN DATE   END DATE
 -----------------------------------   -----------  ----------   ---------
       1 - MALL SHOPS TENANTS

 #  1  -SUITE  0101    BUNNIES             26,100    8/1996       7/2006
 #  2  -SUITE  0106    LlBERTY>>RENEW*       1,100    1/1992      12/1996
 #  3  -SUITE  0110    VACANT IN-LINE***   15,451   10/1998       9/2013
 #  4  -SUITE  0113    EMIGRANT SAVINGS    10,000    8/1980       1/2006
 #  5  -SUITE  0201    SOFTWARE>>RENEWAL*   1,808    2/1987       1/1997
 #  6  -SUITE  0202    SAM GOODY            4,807    2/1991       1/1998
 #  7  -SUITE  0205    RADIO SNACK          3,157    2/1993       1/2003
 #  8  -SUITE  0206    GENERAL NUTRITION    1,944    2/1991       1/2000
 #  9  -SUITE  0209    MY FAVORITE MUFFIN     750   12/1995      11/2003
 # 10  -SUITE  0210    WALDEN BOOKS         4,833    2/1991       1/2001
 # 11  -SUITE  0213    CLAIRE'S BOUTIQUE      717   11/1992      12/2002
 # 12  -SUITE  0214    HALLNARK/JEANS       2,829    8/1980       1/1999
 # 13  -SUITE  0218    VACANT IN-LINE***      603   10/1997       9/2007
 # 14  -SUITE  0221    CINNABON               925   11/1990      11/1998
 # 15  -SUITE  0222    VACANT IN-LINE***    2,036   10/1996       9/2006
 # 16  -SUITE  0225    AMERICAN COOKIES       675    6/1992       6/2002
 # 18  -SUITE  0229    MR. GREENJEANS       6,500   10/1980       1/2001
 # 20  -SUITE  0233    SBARRO ITALIAN       1,747    9/1996       8/2006
 # 30  -SUITE  0254    COWLETE ATHLETE      1,100    9/1990       1/1999
 # 33  -SUITE  0269    FRIENDLY'S REST.     4,065   11/1988      10/2003
 # 34  -SUITE  0300    SENA HANDBAGS          546   11/1980       1/2006
 # 35  -SUITE  0301    CPIPHOTO>>RENEWAL*     974    2/1991       1/1996
 # 36  -SUITE  0302    LANEBRYANT>>RENEW*   4,274    4/1985       1/1996
 # 37  -SUITE  0303    LERNER               9,955    8/1980       3/2003
 # 38  -SUITE  0306    VACANT IN-LINE***    1,820    4/1997       3/2007
 # 39  -SUITE  0310    CHARADE (M-T-M)*     3,873    8/1980      12/1996
 # 40  -SUITE  0313    DISNEY STORE         3,765    6/1993       5/2003
 # 41  -SUITE  0314    VICTORIA'S SECRET    5,282   11/1992       1/2003
 # 42  -SUITE  0318    HARWYN FLORSHEIM     1,958    1/1989       1/2001
 # 43  -SUITE  0319    PACIFIC SUNWEAR      2,215    5/1994       4/2004
 # 44  -SUITE  0320    GAME STOP              537    4/1993       3/2003
 # 45  -SUITE  0322    WILD PAIR (M-T-M)*   1,969    8/1980      12/1996
 # 46  -SUITE  0325    GATSBY GALLERIA      3,116    8/1992       1/2001
 # 47  -SUITE  0326    WILSON>>RENEWAL*      1,810   10/1987       1/1996
 # 48  -SUITE  0329    MAJOR JEWELERS       1,000    9/1994       8/2004
 # 49  -SUITE  0330    OVERTHE>>RENEWAL*    1,196    2/1991       1/1996
 # 50  -SUITE  0333    PRECIS               2,121   12/1992      11/2002
 # 51  -SUITE  0334    THOM MCAN            3,011    2/1996       1/2006
 # 52  -SUITE  0337    RED CROSS SHOES      1,247    8/1989       7/1998
 # 53  -SUITE  0338    VACANT IN-LINE***    3,399    4/1997       3/2007
 # 54  -SUITE  0341    PRINTS PLUS          1,392   11/1989      11/1999
 # 55  -SUITE  0342    NATURE'S ELEMENTS      904   12/1992       1/2003
 # 56  -SUITE  0345    ATHLETE'S FOOT       1,451    2/1994       1/2002
 # 57  -SUITE  0346    VACANT IN-LINE***    3,348    4/1999       3/2009
 # 58  -SUITE  0349    JUST SHIRTS            886    2/1992       1/1998
 # 59  -SUITE  0350    THIS END UP          2,242    2/1996       1/2006
 # 60  -SUITE  0354    VACANT IN-LINE***    1,794    4/1998       3/2008
 # 61  -SUITE  0357    THE LIMITED          6,353    7/1993       1/2006
 # 62  -SUITE  0358    CHILD PLACE          4,577    2/1996       1/2005
 # 63  -SUITE  0361    COFFEE BEANERY         742   10/1991       1/2002
 # 64  -SUITE  0364    JEAN COUNTRY         2,664   12/1989       1/2000
 # 65  -SUITE  0365    THINGS>>RENEWAL*       682    9/1986       8/1996
 # 66  -SUITE  0368    VACANT IN-LINE***    3,316   10/1996       9/2006
 # 67  -SUITE  0369    SPENCER GIFTS        1,757    9/1994       1/2005
 # 68  -SUITE  0370    TRU STRIDE           1,449    2/1996       1/2006
 # 69  -SUITE  0373    LADY FOOTLOCKER      1,683    1/1990      12/1998
 # 70  -SUITE  0374    NATURALIZER          1,227    2/1991       1/1997
 # 71  -SUITE  0375    G&G Shops            1,985    6/1992       1/2003
 # 72  -SUITE  0377    OAK TREE (M-T-N)*    2,642    8/1980      12/1996
 # 73  -SUITE  0378    EXPRESSLY PORTRAIT   1,261   10/1993       9/2003
 # 74  -SUITE  0381    STRUCTURE            5,709    9/1994       1/2005
 # 75  -SUITE  0382    RALPH JOBEN          1,635    2/1992       1/1997

GALLERIA AT WHITE PLAINS (NEW YORK)                                   PAGE 2





                  TENANT                  SQUARE FEET  BEGIN DATE   END DATE
 ---------------------------------------- -----------  ----------   ---------
 #76 - SUITE  0387    OVERLAND TRADING      1,592      11/1980        1/1998
 #77 - SUITE  0389    VACANT IN-LINE***     2,040       4/1999        3/2009
 #78 - SUITE  0391    HAIR STYLISTS         1,401      10/1991        9/2001
 #79 - SUITE  0393    TAILOR'S TOUCH        1,167       4/1993        3/2000
 #80 - SUITE  0395    COHEN'S OPTICAL       1,692       2/1993        1/2003
 #81 - SUITE  0401    IDEAL JEWELERS          780       1/1989       12/2001
 #82 - SUITE  0402    VACANT IN-LINE        1,654       7/1998        6/2008
 #84 - SUITE  0405    VACANT IN-LINE        3,412       7/1997        6/2007
 #85 - SUITE  0406    FAMILY PET (TEMP)*    2,798      10/1994       12/1996
 #86 - SUITE  0409    HALLMARK PARTY        3,164       8/1980        1/2001
 #87 - SUITE  0410    MUSICLAND             3,159       2/1991        1/2001
 #88 - SUITE  0413    VACANT  IN-LINE***    6,624       1/1997       12/2006
 #89 - SUITE  0414    PETITE  (M-T-M)       2,182       8/1980       12/1996
 #90 - SUITE  0417    CASUAL  (M-T-M)*      4,898       8/1980       12/1996
 #91 - SUITE  0418    VACANT  IN-LINE       2,896      10/1996        9/2006
 #92 - SUITE  0421    VACANT  IN-LINE***      794       7/1999        6/2009
 #93 - SUITE  0422    VACANT  IN-LINE***    1,342       4/1999        3/2009
 #94 - SUITE  0424    NAILS & MORE            993       2/1996        1/2006
 #95 - SUITE  0425    FOOTLOCKER            2,441      12/1994        8/2004
 #96 - SUITE  0426    ACCESSORY PLACE       1,086      11/1987       11/1997
 #97 - SUITE  0430    JOHN TOBACCONIST        400      10/1991        1/2000
 #98 - SUITE  0433    AMERICAN EAGLE        3,935      12/1994        8/2004
 #99 - SUITE  0434    AUNTIE ANNE'S           596       5/1994        4/2004
 #100- SUITE  0436    SUNCOAST PICTURES     2,692       6/1991        1/2002
 #101- SUITE  0440    CANDIE'S              1,265       9/1996        8/2006
 #102- SUITE  0441    VACANT IN-LINE*       1,556       4/1998        3/2008
 #103- SUITE  0446    LIMITED TOO           3,949       6/1995        5/2005
 #104- SUITE  0449    BOMBAY COMPANY        4,052      10/1993        9/2003
 #105- SUITE  0450    AUJUST>>RENEWAL*      3,226      10/1980        1/1996
 #106- SUITE  0453    VACANT IN-LINE***     2,632       1/1997       12/2006
 #107- SUITE  0454    SWEET FACTORY           960       6/1996        5/2006
 #108- SUITE  0457    KAY BEE TOYS          3,322       6/1993        5/2003
 #109- SUITE  0458    CONTEMPO CASUALS      3,677       4/1992        3/2002
 #110- SUITE  0461    AFTERTHOUGHTS           586       5/1992        4/2002
 #111- SUITE  0462    ASPASIA (M-T-M)*        750       8/1980       12/1996
 #112- SUITE  0464    MOTHER (M-T-M)*       2,805       8/1980       12/1996
 #113- SUITE  0465    VACANT IN-LINE***     2,498       7/1999        6/2009
 #114- SUITE  0468    LECHTER'S>>RENEW*     3,234       8/1980       12/1996
 #115- SUITE  0472    KAPPA (M-T-M)*          817       2/1991       12/1996
 #116- SUITE  0473    EXPRESS & BATH        9,259      11/1992        1/2005
 #117- SUITE  0474    THE GAP               7,511      11/1991        5/2004
 #118- SUITE  0480    GYMBOREE                979       5/1995        6/2000
 #119- SUITE  0483    KINNEY SHOES          2,543       2/1992        1/2001
 #120- SUITE  0484    HEROES WORLD          1,054       9/1991        8/1999
 #121- SUITE  0486    VACANT IN-LINE***     1,635       7/1998        6/2008
 #122- SUITE  0489    AEROPOSTAL            3,690       5/1993        4/2003
 #123- SUITE  0491    VACANT IN-LINE***     2,042      10/1997        9/2007
 #124- SUITE  0495    HAIR DES.>>RENEW*     2,110       4/1985        1/1996
 #125 -SUITE  0497    PILDES OPTICAL          884       2/1996        1/2006
                                          -------
       111 TENANTS                        315,688

       2 - FOOD COURT TENANTS

 #17 - SUITE  0226    QUIK 'N NATURAL         331      10/1982        1/2000
 #19 - SUITE  0230    MANCHU WOK              845      12/1991        1/2002
 #21 - SUITE  0234    ARTHUR TEACHERS         561       3/1993        3/2003
 #22 - SUITE  0237    GENROKU (M-T-M)*      1,323       5/1980       12/1996
 #23 - SUITE  0238    BIZZARRE PIZZA          607      10/1989        9/2005
 #24 - SUITE  0241    ACROPOLIS               519       2/1996        1/2006
 #25 - SUITE  0242    ROY ROGERS            1,200      10/1989        9/2005
 #26 - SUITE  0245    JB'S TEXAS GRILL        472       2/1996        1/2006
 #27 - SUITE  0249    BIG EASY CAJUN          414      11/1995        1/2006
 #28 - SUITE  0250    EVERYTHING YOGURT       455      10/1989        9/2005
 #29 - SUITE  0253    CHOWDERS>>RENEWAL*      405      10/1986        9/1996
 #31 - SUITE  0257    NATHAN'S FAMOUS         968       4/1989        3/1999

GALLERIA AT WHITE PLAINS (NEW YORK)                                    PAGE 3



                   TENANT                   SQUARE FEET     BEGIN DATE  END DATE
 ----------------------------------------   -----------     ----------  --------
 #32 - SUITE 0265     MCDONALD'S                  1,593        11/1985   1/2001
                                            -----------
         13 TENANTS                               9,693

         3 - KIOSK TENANTS

 # 83 -  SUITE 403-THE DIME SAVINGS BANK            150      10/1995     3/1996
 #128 -  SUITE K1-01   SILVER & GOLD                156      11/1994    12/1997
 #129 -  SUITE K2-01   SUNGLASS HUT                 156      11/1994     1/2000
 #130 -  SUITE K3-01   JEWEL HUT                    156       5/1995     4/2000
 #131 -  SUITE K4-01   VALENTI FRAGRANCE            156      11/1990     7/1996
 #132 -  SUITE K5-01   QUINTEX>>RENEWAL*            163      11/1993    12/1995
 #133 -  SUITE K6-01   ROSE JEWELRY                 166      11/1989    10/1999
 #134 -  SUITE K7-03   VITAMIN WORKS                163      12/1995    12/2000
 #135 -  SUITE K8-04   SUNGLASS SOURCE              166       7/1994    12/1999
                                            -----------
          9 TENANTS                               1,432

         4 - ANCHOR TENANTS

 #127 - SUITE 9002     STERN'S                  328,599       4/1980     4/2030
                                            -----------
          1 TENANTS                             328,599

         6 - GROUND RENT

 #126 - SUITE 9001     JC PENNEY                227,316       4/1981     3/2011
                                            -----------

           1 TENANTS                            227,316
                                            -----------
         135 TENANTS                            882,728

                       GALLERIA AT WHITE PLAINS (NEW YORK)
                                EXPIRATION REPORT
                        YEARS 1997 To 2006, ALL TENANTS,
                     INCLUDING OPTIONS, INCLUDING RENEWALS,
                    EXCLUDING BASE LEASES AND PRIOR OPTIONS,
                      BASE RENTS INCLUDING CPI ADJUSTMENTS,
                           INCLUDING PERCENTAGE RENTS
                                 6/18/96 @ 16:39


                                    TERM/    BASE            TOTAL    MARKET
           TENANT      SQUARE FT  END DATE RENT/SF  RECV/SF RENT/SF   RENT/SF
     ----------------- ---------  -------- -------  ------- -------   -------
     #131-SUITE K4-01             INITIAL
     VALENTI FRAGRANCE     156    7/1996  269.23     30.46   299.69    250.00

     # 29-SUITE 0253              INITIAL
     CHOWDERS>>RENEWAL*    405    9/1996    93.84    71.11   164.95     70.00

     # 45-SUITE 0322              INITIAL
     WILD PAIR (M-T-M)*  1,969    12/1996   28.92    30.44    59.35     38.00

     # 85-SUITE 0406              INITIAL
     FAMILY PET (TEMP)*  2,798    12/1996   13.50    30.43    43.93     32.00

     # 89-SUITE 0414              INITIAL
     PETITE (M-T-M)*     2,182    12/1996   30.00    30.44    60.44     32.00

     # 90-SUITE 0417              INITIAL
     CASUAL (M-T-M)*     4,898    12/1996   15.00    30.44    45.44     20.00

     # 22-SUITE 0237              INITIAL
     GENROKU (M-T-M)*    1,323    12/1996   34.00    47.39    81.40     70.00

     #111-SUITE 0462              INITIAL
     ASPASIA (M-T-M)*      750    12/1996   28.00    30.45    58.45     60.00

     #112-SUITE 0464              INITIAL
     MOTHER. (M-T-M)*    2,805    12/1996   20.00    30.44    50.44     32.00

     #115-SUITE 0472              INITIAL
     KAPPA (M-T-M)*        817    12/1996   48.95    30.45    79.40     48.00

     # 39-SUITE 0310              INITIAL
     CHARADE (M-T-M)*    3,873    12/1996   27.00    30.44    57.44     30.00

     # 72-SUITE 0377              INITIAL
     OAK TREE (M-T-M)*   2,642    12/1996   22.00    30.44    52.44     26.00

     #132-SUITE K5-01            OPTION 1
     QUINTEX>>RENEWAL*     163    12/1996  226.97    29.74   256.71    250.00

     # 36-SUITE 0302             OPTION 1
     LANE BRYANT>>RENEW* 4,274     1/1997   30.00    30.00    60.00     20.00

     # 75-SUITE 0382              INITIAL
     RALPH JOBEN         1,635     1/1997   40.00    29.34    69.34     38.00

     # 47-SUITE 0326             OPTION 1
     WILSON>>RENEWAL*    1,810     1/1997   36.00    29.99    65.99     38.00

     # 35-SUITE 0301             OPTION 1
     CPIPHOTO>>RENEWAL*    974     1/1997   25.66    30.00    55.66     38.00

     # 49-SUITE 0330             OPTION 1
     OVERTHE>>RENEWAL*   1,196     1/1997   46.00    29.99    75.99     48.00

     # 70-SUITE 0374              INITIAL
     NATURALIZER         1,227     1/1997   36.67    30.00    66.67     38.00

                                    TERM/     BASE               TOTAL   MARKET
        TENANT        SQUARE FT   END DATE    RENT SF  RECV/SF  RENT/SF  RENT/SF
 -------------------  ---------   -------    -------  -------   -------  -------

 #105-SUITE 0450                 OPTION 1
 AUGUST>>RENEWAL*       3,226     1/1997      31.00      0.00    31.00     32.00
                      -------               -------  -------   -------   -------
 20 FY 97 EXPIRATIONS  39.123                 29.63     28.77    58.40     34.57


 # 96-SUITE 0426                 INITIAL
 ACCESSORY PLACE        1,086    11/1997      50.00     29.99    79.99     48.00

 #128-SUITE K1-01                INITIAL
 SILVER & GOLD            156    12/1997      256.38    29.38   285.77    255.00

 #114-SUITE 0468                 OPTION 1
 LECHTER'S>>RENEW*      3,234    12/1997      30.00     29.99    59.99     20.40

 # 76-SUITE 0387                 INITIAL
 OVERLAND TRADING       1,592     1/1998      34.30     28.78    63.08     38.76

 #  6-SUITE 0202                 INITIAL
 SAM GOODY              4,807     1/1998      37.00     28.77    65.77     30.60

 # 58-SUITE 0349                 INITIAL
 JUST SHIRTS              886     1/1998      44.00      28.78    72.79    48.96
                      -------               -------  -------   -------   -------
  6 FY 98 EXPIRATIONS  11,761                 39.35     29.23    68.58     34.87
                      -------               -------  -------   -------   -------
 26 CUMULATIVE EXPS    50,884                 31.88     28.87    60.75     34.64

 # 52-SUITE 0337                 INITIAL
 RED CROSS SHOES        1,247     7/1998      55.00     28.78    83.78     38.76

 # 14-SUITE 0221                 INITIAL
 CINNABON                 925    11/1998      70.18     28.77    98.96     61.20

 # 69-SUITE 0373                 INITIAL
 LADY FOOTLOCKER        1,683    12/1998      49.00     28.77    77.77     39.92

 # 30-SUITE 0254                 INITIAL
 COMPLETE ATHLETE       1,100     1/1999      45.46     28.22    73.68     50.43

 # 12-SUITE 0214                 INITIAL
 HALLMARK/JEANS         2,829     1/1999      40.00     28.22    68.22     33.62

 # 31-SUITE 0257                 INITIAL
 NATHAN'S FAMOUS          968     3/1999      98.14     73.70   171.84     73.54
                      -------               -------  -------   -------   -------
  6 FY 99 EXPIRATIONS   8,752                 54.17     33.49    87.67     45.01
                      -------               -------  -------   -------   -------
 32 CUMULATIVE EXPS    59,636                 35.15     29.55    64.70     36.16

 #120-SUITE 0484                 INITIAL
 HEROES WORLD           1,054     8/1999      49.81     28.24    78.05     50.43

 #133-SUITE K6-01                INITIAL
 ROSE JEWELRY             166    10/1999      259.01    27.69   286.70    262.65

 # 54-SUITE 0341                 INITIAL
 PRINTS PLUS            1,392    11/1999      46.00     28.22    74.22     39.92

                                    TERM/       BASE             TOTAL   MARKET
         TENANT       SQUARE FT   END DATE    RENT/SF  RECV/SF   ENT/SF  RENT/SF
  ------------------  ---------  ---------    -------  -------  -------  -------

  #135-SUITE K8-04                INITIAL
  SUNGLASS SOURCE         166     12/1999     228.94    27.69     256.63  271.84

  # 8-SUITE 0206                  INITIAL
  GENERAL NUTRITION     1,944      1/2000      39.39     28.78     68.17   41.32

  # 97-SUITE 0430                 INITIAL
  JOHN TOBACCONIST        400     1/2000      90.00     28.23     118.23  387.15

  # 64-SUITE 0364                 INITIAL
  JEAN COUNTRY          2,664     1/2000      43.00     28.78      71.78   34.80

  # 17-SUITE 0226                 INITIAL
  QUIK 'N NATURAL         331     1/2000      96.69     75.34     172.02   76.12

  #129-SUITE K2-01                INITIAL
  SUNGLASS HUT            156     1/2000     269.23     28.23     297.46  271.84

  # 79-SUITE 0393                 INITIAL
  TAILOR'S TOUCH        1,167     3/2000      40.00     28.25     68.25    41.32

  #130-SUITE K3-01                INITIAL
  JEWEL HUT               156     4/2000     269.23     28.77     298.00  271.84

                      --------                -------  -------  -------  -------
  11 FY100 EXPIRATIONS  9,596                 61.21     30.11      91.32   71.23
                      --------                -------  -------  -------  -------
  43 CUMULATIVE EXPS    69,232                38.76     29.63      68.39   41.02


  #118-SUITE 0480                 INITIAL
  GYMBOREE                979     6/2000      66.18     28.24     94.42    52.19

  #134-SUITE K7-03                INITIAL
  VITAMIN WORKS           163     12/2000     257.67    28.27     285.94  281.36

  # 32-SUITE 0265                 INITIAL
  MCDONALD'S            1,593     1/2001      94.77     58.00     152.77   78.78

  # 46-SUITE   0325               INITIAL
  GATSBY GALLERIA       3,116     1/2001      35.00     30.16     65.16    36.01

  # 10-SUITE 0210                 INITIAL
  WALDEN BOOKS          4,833     1/2001      33.00     30.16     63.16    33.76

  # 18-SUITE 0229                 INITIAL
  MR. GREENJEANS        6,500     1/2001      15.37     30.16     45.53    29.26

  #119-SUITE 0483                 INITIAL
  KINNEY SHOES          2,543     1/2001      25.42     30.16     55.58    29.26

  # 86-SUITE 0409                 INITIAL
  HALLMARK PARTY       3,164      1/2001      20.00     30.16     50.16    29.26

  # 87-SUITE 0410                 INITIAL
  MUSICLAND            3,159      1/2001      44.98     30.16     75.14    36.01

  # 42-SUITE 0318                 INITIAL
  HARWYN FLORSHEIM      1,958     1/2001      22.50     30.16     52.66    33.76

  # 83-SUITE 403-ATM              RENEWAL 1
  DIME SAVINGS BANK       150     3/2001      275.04    30.24     305.28  281.36
                      -------                -------   ------    ------- -------

                                    TERM/       BASE             TOTAL   MARKET
         TENANT       SQUARE FT   END DATE    RENT/SF  RECV/SF   ENT/SF  RENT/SF
  ------------------  ---------  ---------    -------  -------  -------  -------
 11 FY101 EXPIRATIONS  28,158                  34.86    31.66     66.52    38.25

                      ------                 -------  -------   -------  -------
 54 CUMULATIVE EXPS    97,390                  37.63    30.22     67.85    40.22


 #131-SUITE K4-01             RENEWAL 1
 VALENTI FRAGRANCE       156     7/2001       296.15    30.15    326.31   281.36

 # 78-SUITE 0391                INITIAL
 HAIR STYLISTS         1,401     9/2001        34.00    30.17    64.17     42.77

 # 2-SUITE 0106                 OPTION 1
 LIBERTY >> RENEW*     1,100    12/2001        27.27    29.57    56.85     23.30

 # 81-SUITE 0401               INITIAL
 IDEAL JEWELERS          780    12/2001        60.00    30.17    90.17     55.91

 # 63-SUITE 036i                INITIAL
 COFFEE BEANERY          742     1/2002        64.69    30.61    95.30     69.89

 # 56-SUITE 0345                INITIAL
 ATHLETE'S FOOT        1,451     1/2002        86.15    30.05   116.20     44.26

 #100-SUITE 0436                INITIAL
 SUNCOAST PICTURES     2,692     1/2002        37.00    30.62    67.61     37.27

 # 19-SUITE 0230               INITIAL
 MANCHU WOK              845     1/2002        72.18    80.93   153.12     81.54

 #132-SUITE  K5-01            RENEWAL 1
 QUINTEX>>RENEWAL*       163     2/2002       274.97    30.70   305.67    291.20

 #109-SUITE 0458                INITIAL
 CONTEMPO CASUALS      3,677     3/2002        40.00    30.06    70.06     34.94

 #110-SUITE 0461                INITIAL
 AFTERTHOUGHTS           586     4/2002        71.67    30.61   102.29     69.89

                      ------                 -------  -------   -------  -------
 11 FY102 EXPIRATIONS 13,593                   54.30    33.37    87.68     49.68
                      ------                 -------  -------   -------  -------
 65 CUMULATIVE EXPS  110,983                   39.67    30.60    70.28     41.38


 # 16-SUITE 0225                INITIAL
 AMERICAN COOKIES        675     6/2002       88.89     30.04   118.93     69.89

 # 50-SUITE 0333                INITIAL
 PRECIS                2,121    11/2002       38.02     30.05    68.07     34.94

 # 11-SUITE 0213                INITIAL
 CLAIRE'S BOUTIQUE       717    12/2002       75.00     30.61   105.61     72.34

 # 55-SUITE 0342                INITIAL
 NATUREI'S ELEMENTS      904     1/2003       55.00     31.50    86.50     57.87

 # 7-SUITE 0205                 INITIAL
 RADIO SHACK           3,157     1/2003       25.00     32.11    57.11     31.35

 # 71-SUITE 0375                INITIAL
 G&G Shops             1,985     1/2003       40.00     31.50    71.50     45.81

 # 41-SUITE 0314                INITIAL
 VICTORIA'S SECRET     5,282     1/2003       37.00     32.11    69.11     31.35

                                   TERM/      BASE               TOTAL    MARKET
       TENANT        SQUARE FT   END DATE   RENT/SF   RECV/SF   RENT/SF  RENT/SF
 -------------------  --------- ---------   -------   -------   -------  -------
 # 80-SUITE 0395                 INITIAL
 COHEN'S OPTICAL       1,692     1/2003      48.00     31.50     79.50     45.81

 #128-SUITE K1-01               RENEWAL 1
 SILVER & GOLD           156     2/2003     282.08     32.15    314.23    301.40

 # 37-SUITE 0303                 INITIAL
 LERNER                9,955     3/2003      30.00     32.11     62.11     24.11

 # 21-SUITE 0234                 INITIAL
 ARTHUR TEACHERS         561     3/2003     115.87     83.94    199.81     84.39

 #44-SUITE 0320                  INITIAL
 GAME STOP               537     3/2003      85.65     32.11    117.77     72.34

 #122-SUITE 0489                 INITIAL
 AEROPOSTAL            3,690     4/2003      38.00     31.50     69.50     36.17

 # 40-SUITE   0313               INITIAL
 DISNEY STORE          3,765     5/2003      30.95     32.11     63.06     36.17

 #108-SUITE 0457                 INITIAL
 KAY BEE TOYS          3,322     5/2003      40.00     32.11     72.11     38.58
                     -------                -------  -------   -------   -------
 15 FY103 EXPIRATIONS 38,519                 39.52     32.56     72.08     37.11
                     -------                -------  -------   -------   -------
 50 CUMULATIVE EXPS  149,502                 39.64     31.11     70.74     40.28


 #104-SUITE O449                  INITIAL
 BOMBAY C0MPANY        4,052     9/2003      30.00     32.11     62.11     31.35

 # 73-SUITE 0378                 INITIAL
 EXPRESSLY PORTRAIT    1,261     9/2003      50.00     31.50     81.50     45.81

 # 33-SUITE 0269                 INITIAL
 FRIENDLY'S REST.      4,065     10/2003     20.50     32.11     52.61     31.35

 # 9-SUITE 0209                  INITIAL
 MY FAVORITE MUFFIN      750     11/2003     77.33     32.11    109.44     72.34

 # 99-SUITE 0434                 INITIAL
 AUNTIE ANNE'S           596     4/2004      80.54     32.58    113.11     74.87

 # 43-SUITE 0319                 INITIAL
 PACIFIC SUNWEAR       2,215     4/2004      45.00     32.00     77.00     39.93

 #117-SUITE 0474                 INITIAL
 THE GAP               7,511     5/2004      48.00     32.62     80.62     32.44
                     -------                -------  -------    -------  -------
  7 FY104 EXPIRATIONS 20,450                 40.79     32.26     73.05     36.34
                     -------                -------  -------    -------  -------
 87 CUMULATIVE EXPS  169,952                 39.77     31.25     71.02     39.81


 # 95-SUITE 0425                 INITIAL
 FOOTLOCKER            2,441     8/2004      53.26     32.01     85.26     39.93

 # 98-SUITE   0433               INITIAL
 AMERICAN EAGLE        3,935     8/2004      36.00     32.00     68.00     24.96

                                  TERM/       BASE              TOTAL MARKET
       TENANT         SQUARE FT   END DATE  RENT/SF  RECV/SF  RENT/SF RENT/SF
 -------------------   ---------  --------- -------  -------  ------- -------

 # 48-SUITE 0329                 INITIAL
 MAJOR JEWELERS        1,000     8/2004      75.00    32.00     107.00    59.89

 #133-SUITE K6-01                RENEWAL
 ROSE JEWELRY            166     12/2004    299.06    32.67     331.73   322.86

 #116-SUITE 0473                 INITIAL
 EXPRESS & BATH        9,259     1/2005      36.00    34.06     70.06     33.58

 # 67-SUITE 0369                 INITIAL
 SPENCER GIFTS         1,757     1/2005      42.00    33.40     75.41     49.08

 # 62-SUITE 0358                INITIAL
 CHILD PLACE           4,577     1/2005      32.08    34.06     66.14     38.74

 # 74-SUITE 0351                 INITIAL
 STRUCTURE             5,709     1/2005      36.00    34.06     70.06     33.58

 #135-SUITE KB-04                RENEWAL 1
 SUNGLASS SOURCE         166     2/2005     299.06    34.05     333.11   322.86

 #129-SUITE K2-01                RENEWAL I
 SUNGLASS HUT            156     3/2005     299.00    34.00     333.00   322.86

 #103-SUITE 0446                 INITIAL
 LIMITED TOO           3,949     5/2005      36.00    34.06     70.06     38.74
                     -------                -------  -------   -------  -------
 11 FY105 EXPIRATIONS 33,115                 42.10    33.56     75.66     40.23

                     -------                -------  -------   -------   -------
 98 CUMULATIVE EXPS  203,067                 40.15    31.62     71.78     39.87


 #130-SUITE K3-01                RENEWAL I
 JEWEL HUT               156     6/2005     299.00    34.00    333.00    322.86

 # 25-SUITE 0242                 INITIAL
 ROY ROGERS            1,200     9/2005     130.25   80.27    210.52     90.40

 # 28-SUITE 0250                 INITIAL
 EVERYTHING YOGURT       455     9/2005     164.99   91.60    256.59     90.40

 # 23-SUITE 0238                 INITIAL
 BIZZARRE PIZZA          607     9/2005     144.00   91.57    235.57     90.40

 # 94-SUITE 0424                 INITIAL
 NAILS & MORE            993     1/2006      38.27   35.48     73.75     64.16

 # 59-SUITE 0350                 INITIAL
 THIS END UP           2,242     1/2006      42.00   35.48     77.48     42.77

 # 61-SUITE 0357                 INITIAL
 THE LIMITED           6,353     1/2006      37.00   35.49     72.49     34.75

 # 51-SUITE 0334                 INITIAL
 THOM MCAN             3,011     1/2006      36.00   35.49     71.49     42.77

 # 34-SUITE 0300                 INITIAL
 SENA HANDBAGS           546     1/2006      28.00   35.52     63.52     80.20

 # 26-SUITE 0245                 INITIAL
 JB'S TEXAS GRILL        472     1/2006      99.58   95.19    194.77     93.57

                                      TERM/    BASE             TOTAL    MARKET
         TENANT          UARE FT   END DATE   RENT/SF RECV/SF  RENT/SF   RENT/SF
   -------------------  ---------  --------   ------- -------  -------  -------
   #124-SUITE 0495                 OPTION 1
   HAIR DES.>>RENEW*      2,110    1/2006     56.87   35.49     92.36     42.77

   #125-SUITE 0497                 INITIAL
   PILDES OPTICAL           884    1/2006     62.21   35.47     97.68     64.16

   # 27-SUITE 0249                 INITIAL
   BIG EASY CAJUN           414    1/2006    130.43   95.13    225.57     93.57

   # 24-SUITE 0241                INITIAL
   ACROPOLIS                519    1/2006     90.57   95.19    185.76     93.57

   # 68-SUITE 0370                 INITIAL
   TRU STRIDE             1,449    1/2006     40.00   35.48     75.48     50.79

   # 4-SUITE   0113                INITIAL
   EMIGRANT SAVINGS      10,000    1/2006     28.00   34.90     62.90     26.73

   #134-SUITE K7-03              RENEWAL 1
   VITAMIN WORKS            163    2/2006    309.50   35.56    345.06    334.16

   # 83-SUITE 403-ATM            RENEWAL 2
   DIME SAVINGS BANK        150    3/2006    309.52   35.44    344.96    334.16

   #107-SUITE 0454                 INITIAL
   SWEET FACTORY            960    5/2006     55.00   35.49     90.49     64.16
                        ------               ------- -------   -------  -------
   19 FY106 EXPIRATIONS  32,684               51.00   41.33     92.33     48.75

                        ------               ------- -------   -------  -------
  117 CUMULATIVE EXPS   235,751               41.66   32.97     74.63     41.11

  Tue Apr 23, 1996                                                    Page 1
                              CUSTOM SUMMARY REPORT
                         (POP 80-01, HH 80-01,INC 80-01)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
  GALLERIA AT WHITE PLAINS
  PRIMARY TRADE AREA                    COORD:      00:00.00       00:00.00
  -------------------------------------------------------------------------

  DESCRIPTION                                                        TOTALS
  -------------------------------------------------------------------------

  POP_80: TOTAL                                                     381,329
  POP_90: TOTAL                                                     375,292
  POP_96: TOTAL  (EST.)                                             383,221
  POP_01: TOTAL  (PROJ.)                                            390,295
  HH_80: TOTAL                                                      138,623
  HH_90: TOTAL                                                      138,748
  HH_96: TOTAL   (EST.)                                             145,604
  HH_01: TOTAL   (PROJ.)                                            150,725
  INC_80: PER CAPITA  (EST.)                                        $10,742
  INC_90: PER CAPITA                                                $26,885
  INC_96: PER CAPITA (EST.)                                         $35,057
  INC_01: PER CAPITA  (PROJ.)                                       $49,853
  HH_80_BY INCOME_79: MEDIAN                                        $22,525
  HH_90_BY INCOME_89: MEDIAN                                        $47,938
  HH_96_BY INCOME: MEDIAN (EST.)                                    $67,806
  HH_00_BY INCOME: MEDIAN                                           $93,309
  HH_80 BY INCOME_79: AVERAGE                                       $29,548
  HH 90 BY INCOME_ 89: AVERAGE                                      $72,322
  HH_96_BY INCOME AVERAGE (EST.)                                    $90,118
  HH_01_BY INCOME: AVERAGE                                         $126,136

  Wed May 8, 1996                                                    Page 1
                                     CUSTOM SUMMARY REPORT
                                (POP 80-01, HH 80-01,INC 80-01)
              BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6510
                                    PREPARED FOR
                             CUSHMAN & WAKEFIELD, INC
  GALLERIA AT WHITE PLAINS
  SECONDARY TRADE AREA                    COORD:    00:00.00       00:00.00
  -------------------------------------------------------------------------

  DESCRIPTION                                                        TOTALS
  -------------------------------------------------------------------------

  POP_80: TOTAL                                                     307,712
  POP_90: TOTAL                                                     306,153
  POP_96: TOTAL  (EST.)                                             312,445
  POP_01: TOTAL  (PROJ.)                                            318,529
  HH_80: TOTAL                                                      111,895
  HH_90: TOTAL                                                      114,153
  HH_96: TOTAL  (EST.)                                              120,269
  HH_01: TOTAL   (PROJ.)                                            124,833
  INC_80: PER CAPITA (EST.)                                          $9,642
  INC_90: PER CAPITA                                                $22,101
  INC_96: PER CAPITA   (EST.)                                       $31,949
  INC_Ol: PER CAPITA   (PROJ.)                                      $46,590
  HH_80_BY  INCOME_79: MEDIAN                                       $21,462
  HH_90_BY  INCOME_89: MEDIAN                                       $43,490
  HH_96_BY  INCOME: MEDIAN (EST.)                                   $61,786
  HH_00_BY  INCOME: MEDIAN                                          $84,689
  HH_80_BY  INCOME_79: AVERAGE                                      $26,517
  HH_90_BY  INCOME_89: AVERAGE                                      $58,145
  HH_96_BY  INCOME._ AVERAGE (EST.)                                 $80,457
  HH_01_BY  INCOME: AVERAGE                                        $115,359

  Tue Apr 23, 1996                                                    Page 1
                              CUSTOM SUMMARY REPORT
                         (POP 80-01, HH 80-01,INC 80-01)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
 GALLERIA AT WHITE PLAINS
 EFFECTIVE TRADE AREA                    COORD:      00:00.00       00:00.00
 ---------------------------------------------------------------------------

 DESCRIPTION                                                          TOTALS
 ---------------------------------------------------------------------------

 POP_80: TOTAL                                                       691,774
 POP_90: TOTAL                                                       683,960
 POP_96: TOTAL    (EST.)                                             698,228
 POP_Ol: TOTAL    (PROJ.)                                            711,397
 HH_80: TOTAL                                                        251,545
 HH_90: TOTAL                                                        253,905
 HH_96: TOTAL (EST.)                                                 266,922
 HH_Ol: TOTAL     (PROJ.)                                            276,641
 INC_80: PER CAPITA    (EST.)                                        $10,258
 INC_90: PER CAPITA                                                  $24,742
 INC_96: PER CAPITA      (EST.)                                      $33,678
 INC_01: PER CAPITA      (PROJ.)                                     $48,409
 HH_80_BY  INCOME_79: MEDIAN                                         $22,046
 HH 90 BY  INCOME_89: MEDIAN                                         $45,871
 HH_96_BY  INCOME MEDIAN (EST.)                                      $65,061
 HH_00_BY  INCOME: MEDIAN                                            $89,337
 HH_80_BY  INCOME_79: AVERAGE                                        $28,210
 HH_90_BY  INCOME_89: AVERAGE                                        $65,917
 HH 96 BY  INCOME AVERAGE (EST.)                                     $85,779
 HH_01_BY  INCOME: AVERAGE                                          $121,286

  Tue Apr 30, 1996                                                    Page 1
                              CUSTOM SUMMARY REPORT

                         (POP 80-01, HH 80-01,INC 80-01)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                            CUSHMAN & WAKEFIELD, INC
        WESTCHESTER COUNTY, NY
                                           COORD:     00:00.00      00:00.00
        --------------------------------------------------------------------


        DESCRIPTION                                                   TOTALS
        --------------------------------------------------------------------


        POP_80: TOTAL                                                866,599
        POP_90: TOTAL                                                874,866
        POP_96: TOTAL     (EST.)                                     898,586
        POP_O1: TOTAL     (PROJ.)                                    915,143
        HH_80: TOTAL                                                 307,450
        HH_90: TOTAL                                                 320,030
        HH_96: TOTAL     (EST.)                                      338,365
        HH_01: TOTAL     (PROJ.)                                     351,924
        INC 80: PER CAPITA (EST.)                                    $10,603
        INC_90: PER CAPITA                                           $25,584
        INC_96: PER CAPITA     (EST.)                                $34,413
        INC_O1: PER CAPITA     (PROJ.)                               $49,270
        HH_80_BY   INCOME_79: MEDIAN                                 $23,092
        HH_90_BY   INCOME_89: MEDIAN                                 $48,727
        HH_96_BY   INCOME: MEDIAN (EST.)                             $68,211
        HH_00 BY   INCOME: MEDIAN                                    $92,677
        HH_80_BY   INCOME_79: AVERAGE                                $29,619
        HH_90_BY   INCOME_89: AVERAGE                                $69,264
        HH_96_BY   INCOME: AVERAGE (EST.)                            $88,846
        HH_01_By   INCOME: AVERAGE                                  $124,652

  Tue Apr 30, 1996                                                   Page 1
                              CUSTOM SUMMARY REPORT
                         (POP 80-01, HH 80-01,INC 80-01)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                            CUSHMAN & WAKEFIELD, INC
  NEW YORK METROPOLITAN AREA
                                          COORD:      00:00.00      00:00.00
  --------------------------------------------------------------------------

  DESCRIPTION                                                        TOTALS
  --------------------------------------------------------------------------

  POP_80: TOTAL                                                   8,274,963
  POP_90: TOTAL                                                   8,546,846
  POP_96: TOTAL   (EST.)                                          8,651,668
  POP_01: TOTAL   (PROJ.)                                         8,764,405
  HH_80: TOTAL                                                    3,198,254
  HH_90: TOTAL                                                    3,252,399
  HH_96: TOTAL  (EST.)                                            3,353,426
  HH_01: TOTAL  (PROJ.)                                           3,438,141
  INC_80: PER CAPITA (EST.)                                          $7,672
  INC_90: PER CAPITA                                                $17,396
  INC_96: PER CAPITA    (EST.)                                      $23,634
  INC_01: PER CAPITA    (PROJ.)                                     $34,398
  HH_80_BY  INCOME_79: MEDIAN                                       $14,957
  HH_90_BY  INCOME_89: MEDIAN                                       $32,077
  HH_96_BY  INCOME: MEDIAN (EST.)                                   $42,582
  HH_00_BY  INCOME: MEDIAN                                          $58,357
  HH_80_BY  INCOME_79: AVERAGE                                      $19,624
  HH_90_BY  INCOME_89: AVERAGE                                      $45,159
  HH_96_BY  INCOME AVERAGE (EST.)                                   $59,659
  HH_01_BY  INCOME: AVERAGE                                         $85,608

 Tue Apr 23, 1996                                                      Page
                             CUSTOM SUMMARY REPORT
                         (POP 80-01, HH 80-01,INC 80-01)
               BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866~-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
 NEW YORK
                                          COORD:    00:00.00       00:00.00
 --------------------------------------------------------------------------

 DESCRIPTION                                                         TOTALS
 --------------------------------------------------------------------------

 POP_80: TOTAL                                                   17,558,076
 POP_90: TOTAL                                                   17,990,456
 POP_96: TOTAL     (EST.)                                        18,293,436
 POP_01: TOTAL    (PROJ.)                                        18,493,734
 HH_80: TOTAL                                                     6,340,431
 HH_90: TOTAL                                                     6,639,322
 HH_96: TOTAL  (EST.)                                             6,885,111
 HH_01: TOTAL    (PROJ.)                                          7,041,230
 INC_80: PER CAPITA     (EST.)                                       $7,498
 INC_90: PER CAPITA                                                 $16,501
 INC_96: PER CAPITA     (EST.)                                      $22,082
 INC_01: PER CAPITA     (PROJ.)                                     $31,036
 HH_80_BY  INCOME 79: MEDIAN                                        $16,899
 HH_90_BY  INCOME_89: MEDIAN                                        $33,328
 HH_96_BY  INCOME MEDIAN (EST.)                                     $42,735
 HH_00_BY  INCOME: MEDIAN                                           $55,067
 HH_80_BY  INCOME 79: AVERAGE                                       $20,527
 HH_90_BY  INCOME_89: AVERAGE                                       $44,121
 HH_96_BY  INCOME AVERAGE (EST.)                                    $57,348
 HH_01_BY  INCOME: AVERAGE                                          $79,593

 Tue Apr 16, 1996                                                    Page 1
                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
 GALLERIA AT WHITE PLAINS
 PRIMARY TRADE AREA                      COORD:      00:00.00      00:00.00
 --------------------------------------------------------------------------

 DESCRIPTION                                                         TOTALS
 --------------------------------------------------------------------------

 POPULATION
      2001 PROJECTION                                              390,295
      1996 ESTIMATE                                                383,221
      1990 CENSUS                                                  375,292
      1980 CENSUS                                                  381,329
      GROWTH 1980    - 1990                                          -1.58%

 HOUSEHOLDS
      2001 PROJECTION                                              150,725
      1996 ESTIMATE                                                145,604
      1990 CENSUS                                                  138,748
      1980 CENSUS                                                  138 623
      GROWTH 1980    - 1990                                           0.09%

 1996 ESTIMATED POPULATION BY RACE                                 383,221
      WHITE                                                         69.05%
      BLACK                                                         22.81%
      ASIAN  & PACIFIC ISLANDER                                      4.81%
      OTHER  RACES                                                   3.33%

 1996 ESTIMATED POPULATION                                         383,221
      HISPANIC ORIGIN                                               11.23%

 OCCUPIED UNITS                                                    138,748
      OWNER OCCUPIED                                                56.29%
      RENTER OCCUPIED                                               43.71%
      1990 AVERAGE PERSONS PER HH                                     2.63

 1996 EST. HOUSEHOLDS BY INCOME                                    145,604
      $150,000   OR  MORE                                           18.25%
      $100,000   TO  $149,999                                       13.20%
      $ 75,000   TO  $ 99,999                                       13.16%
      $ 50,000   TO  $ 74,999                                       18.76%
      $ 35,000   TO  $ 49,999                                       10.98%
      $ 25,000   TO  $ 34,999                                        7.76%
      $ 15,000   TO  $ 24,999                                        7.20%
      $  5,000   TO  $ 15,000                                        8.35%
      UNDER $    5,000                                               2.35%

 1996 EST. AVERAGE HOUSEHOLD INCOME                                $90,118
 1996 EST. MEDIAN HOUSEHOLD INCOME                                 $67,806
 1996 EST. PER CAPITA INCOME                                       $35,057

 Tue Apr 16, 1996              CUSTOM SUMMARY REPORT                 Page 2
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
 GALLERIA AT WHITE PLAINS
 PRIMARY TRADE AREA                     COORD:     00:00.00        00:00.00
 --------------------------------------------------------------------------

 DESCRIPTION                                                          TOTALS
 --------------------------------------------------------------------------

 1996 ESTIMATED POPULATION BY SEX                                  383,221
     MALE                                                           47.02%
     FEMALE                                                         52.98%

 MARITAL STATUS                                                    308,913
       SINGLE MALE                                                  15.28%
       SINGLE FEMALE                                                15.45%
       MARRIED                                                      52.19%
       PREVIOUSLY MARRIED MALE                                       4.42%
       PREVIOUSLY MARRIED FEMALE                                    12.66%

 HOUSEHOLDS WITH CHILDREN                                           44,303
     MARRIED COUPLE FAMILY                                          75.71%
     OTHER FAMILY-MALE HEAD                                          3.90%
     OTHER FAMILY-FEMALE HEAD                                       19.85%
     NON FAMILY                                                      0.53%

 1996 ESTIMATED POPULATION BY AGE                                  383,221
     UNDER 5 YEARS                                                   6.96%
     5 TO 9 YEARS                                                    6.02%
     10  TO  14 YEARS                                                5.64%
     15  TO  17 YEARS                                                3.46%
     18  TO  20 YEARS                                                3.09%
     21  TO  24 YEARS                                                4.91%
     25  TO  29 YEARS                                                7.17%
     30  TO  34 YEARS                                                8.11%
     35  TO  39 YEARS                                                7.75%
     40  TO  49 YEARS                                               15.79%
     50  TO  59 YEARS                                               11.16%
     60  TO  64 YEARS                                                4.51%
     65  TO  69 YEARS                                                4.24%
     70  TO  74 YEARS                                                3.72%
     75  + YEARS                                                     7.47%

     MEDIAN AGE                                                      37.99
     AVERAGE AGE                                                     38.98

                             Tue Apr 16, 1996 Page 3
                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN ~& WAKEFIELD
 GALLERIA AT WHITE PLAINS
 PRIMARY TRADE AREA                     COORD:     00:00.00        00:00.00
 --------------------------------------------------------------------------

 DESCRIPTION                                                         TOTALS
 --------------------------------------------------------------------------

 1996 ESTIMATED FEMALE POP. BY AGE                                  203,018
      UNDER 5 YEARS                                                   6.41%
      5 TO 9 YEARS                                                    5.54%
      10  TO  14 YEARS                                                5.14%
      15  TO  17 YEARS                                                3.18%
      18  TO  20 YEARS                                                3.03%
      21  TO  24 YEARS                                                4.89%
      25  TO  29 YEARS                                                6.77%
      30  TO  34 YEARS                                                7.84%
      35  TO  39 YEARS                                                7.60%
      40  TO  49 YEARS                                               15.92%
      50  TO  59 YEARS                                               11.37%
      60  TO  64 YEARS                                                4.58%
      65  TO  69 YEARS                                                4.37%
      70  TO  74 YEARS                                                4.14%
      75  + YEARS                                                     9.21%
      FEMALE MEDIAN AGE                                              39.74
      FEMALE AVERAGE AGE                                             40.67

 POPULATION BY HOUSEHOLD TYPE                                       375,292
       FAMILY HOUSEHOLDS                                             83.76%
       NON-FAMILY HOUSEHOLDS                                         13.48%
       GROUP QUARTERS                                                 2.76%

 HOUSEHOLDS BY TYPE                                                 138,748
      SINGLE MALE                                                     9.09%
      SINGLE FEMALE                                                  17.02%
      MARRIED COUPLE                                                 53.76%
      OTHER FAMILY-MALE HEAD                                          3.52%
      OTHER FAMILY-FEMALE HEAD                                       12.31%
      NON FAMILY-MALE HEAD                                            2.29%
      NON FAMILY-FEMALE HEAD                                          2.00%

 POPULATION BY URBAN VS. RURAL                                      375,322
      URBAN                                                          100.0%
      RURAL                                                           0.00%

Tue Apr 16, 1996                                                     Page 4
                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
 GALLERIA AT WHITE PLAINS
 PRIMARY TRADE AREA                     COORD:      00:00.00       00:00.00
 --------------------------------------------------------------------------

 DESCRIPTION                                                         TOTALS
 --------------------------------------------------------------------------

 FEMALES 16+ WITH CHILDREN 0 - 17: BASE                            165,642
      WORKING WITH CHILD 0 - 5                                        3.96%
      NOT WORKING WITH CHILD 0 -  5                                   0.21%
      NOT IN LABOR FORCE WITH CHILD 0 - 5                             3.44%
      WORKING WITH CHILD 6 - 17                                       9.29%
      NOT WORKING WITH CHILD 6 - 17                                   0.35%
      NOT IN LAB. FORCE WITH CHILD 6 - 17                             3.50%
      WORKING WITH CHILD 0 - 5 & 6 - 18                               2.24%
      NOT WORKING WITH CHILD 0 - 5 & 6 - 18                           0.16%
      NOT IN LAB. FORCE W/CHILD 0 - 5 & 6 - 18                        2.31%
      WORKING WITH NO CHILDREN                                       40.15%
      NOT WORKING WITH NO CHILDREN                                    1.84%
      NOT IN LAB. FORCE WITH NO CHILD.                               32.56%

 HH BY AGE BY POVERTY STATUS                                       138,339
       ABOVE POVERTY UNDER AGE 65                                    70.35%
       ABOVE POVERTY AGE 65 +                                        22.65%
       BELOW POVERTY UNDER AGE 65                                     4.27%
       BELOW POVERTY AGE 65 +                                         2.73%

 POPULATION 16+ BY EMPLOYMENT STATUS                               305,396
       EMPLOYED IN ARMED FORCES                                       0.04%
       EMPLOYED CIVILIANS                                            63.82%
       UNEMPLOYED CIVILIANS                                           3.31%
       NOT IN LABOR FORCE                                            32.83%

 POPULATION 16+ BY OCCUPATION                                      194,897
      EXECUTIVE AND MANAGERIAL                                       18.10%
      PROFESSIONAL SPECIALTY                                         20.43%
      TECHNICAL SUPPORT                                               3.07%
      SALES                                                          11.98%
      ADMINISTRATIVE SUPPORT                                         16.59%
      SERVICE: PRIVATE HOUSEHOLD                                      1.43%
      SERVICE: PROTECTIVE                                            1. 90%
      SERVICE: OTHER                                                 10.22%
      FARMING FORESTRY & FISHING                                      1.20%
      PRECISION PRODUCTION & CRAFT                                    7.38%
      MACHINE OPERATOR                                                2.74%
      TRANS. AND MATERIAL MOVING                                      2.66%
      LABORERS                                                        2.30%

 Tue Apr 16, 1996                                                Page 5
                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
 GALLERIA AT WHITE PLAINS
 PRIMARY TRADE AREA                 COORD:      00:00.00       00:00.00
 -----------------------------------------------------------------------

 DESCRIPTION                                                     TOTALS
 ----------------------------------------------------------------------

 FAMILIES BY NUMBER OF WORKERS                                  97,138
       NO WORKERS                                                 8.90%
       ONE WORKER                                                28.48%
       TWO WORKERS                                               44.70%
       THREE + WORKERS                                           17.93%

 HISPANIC POPULATION BY TYPE                                   375,292
      NOT HISPANIC                                               89.61%
      MEXICAN                                                     1.65%
      PUERTO RICAN                                                1.90%
      CUBAN                                                       0.69%
      OTHER HISPANIC                                              6.16%

 1996 HISPANIC RACE BASE                                        43,053
      WHITE                                                      60.57%
      BLACK                                                      10.84%
      ASIAN                                                       0.68%
      OTHER                                                      27.91%

 POPULATION BY TRANSPORTATION TO WORK                          191,271
      DRIVE ALONE                                                57.44%
      CAR POOL                                                   10.31%
      PUBLIC TRANSPORTATION                                      20.98%
      DRIVE MOTORCYCLE                                            0.03%
      WALKED ONLY                                                 7.02%
      OTHER MEANS                                                 0.90%
      WORKED AT HOME                                              3.32%

 POPULATION BY TRAVEL TIME TO WORK                             191,271
      UNDER 10 MINUTES / WORK AT HOME                            16.94%
      10 TO 29 MINUTES                                           45.20%
      30 TO 59 MINUTES                                           23.48%
      60 TO 89 MINUTES                                           12.15%
      90+ MINUTES                                                 2.22%
      AVERAGE TRAVEL TIME IN MINUTES                             26.42

 HOUSEHOLDS BY NO. OF VEHICLES                                 138,708
      NO VEHICLES                                                16.43%
      1 VEHICLE                                                  36.48%
      2 VEHICLES                                                 33.21%
      3+ VEHICLES                                                13.88%
      ESTIMATED TOTAL VEHICLES                                 204,339

 Tue Apr 16, 1996                                                     Page 6
                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
GALLERIA.  AT WHITE PLAINS
PRIMARY TRADE AREA                     COORD:      00:00.00        00:00.00
---------------------------------------------------------------------------

DESCRIPTION                                                          TOTALS
---------------------------------------------------------------------------

POPULATION 25+ BY EDUCATION LEVEL                                  260,000
      ELEMENTARY (0 - 8)                                              8.41%
      SOME HIGH SCHOOL (9-11)                                        11.44%
      HIGH SCHOOL GRADUATE (12)                                      24.05%
      SOME COLLEGE (13-15)                                           14.40%
      ASSOCIATES DEGREE ONLY                                          5.49%
      BACHELORS DEGREE ONLY                                          18.64%
      GRADUATE DEGREE                                                17.57%

POPULATION ENROLLED IN SCHOOL                                       91,621
      PUBLIC PRE- PRIMARY                                             3.81%
      PRIVATE PRE- PRIMARY                                            4.63%
      PUBLIC ELEM/HIGH                                               48.89%
      PRIVATE ELEM/HIGH                                               9.91%
      ENROLLED IN COLLEGE                                            32.74%

HOUSING UNITS BY OCCUPANCY STATUS                                  145,101
       OCCUPIED                                                      95.62%
       VACANT                                                         4.38%

VACANT UNITS                                                         6,353
       FOR RENT                                                      34.27%
       FOR SALE   ONLY                                               30.02%
       SEASONAL                                                       8.89%
       OTHER                                                         26.82%

OWNER OCCUPIED PROPERTY VALUES                                       52,005
      UNDER $25,000                                                   0.21%
      $25,000 TO $49,999                                              0.27%
      $50,000 TO $74,999                                              0.48%
      $75,000 TO $99,999                                              1.16%
      $100,000   TO  $149,999                                         3.39%
      $150,000   TO  $199,999                                         8.27%
      $200,000   TO  $299,999                                        29.07%
      $300,000   TO  $399,999                                        23.16%
      $400,000   TO  $499,999                                        12.81%
      $500,000   +                                                   21.17%
MEDIAN PROPERTY VALUE                                             $346,799
TOTAL RENTAL UNITS                                                  58,549

MEDIAN RENT                                                           $564

Tue Apr 16, 1996                                                      Page 7
                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
  GALLERIA AT WHITE PLAINS
  PRIMARY TRADE AREA                    COORD:     00:00.00        00:00.00
  -------------------------------------------------------------------------

  DESCRIPTION                                                        TOTALS
  -------------------------------------------------------------------------

  PERSONS IN UNIT                                                  138,748
       1 PERSON UNITS                                                26.11%
       2 PERSON UNITS                                                30.15%
       3 PERSON UNITS                                                17.38%
       4 PERSON UNITS                                                15.00%
       5 PERSON UNITS                                                 6.94%
       6 PERSON UNITS                                                 2.61%
       7 + UNITS                                                      1.81%

  YEAR ROUND UNITS IN STRUCTURE                                     145,101
       SINGLE UNITS DETACHED                                         40.70%
       SINGLE UNITS ATTACHED                                          3.05%
       DOUBLE UNITS                                                  10.34%
       3 TO 9 UNITS                                                  14.26%
       10 TO 19 UNITS                                                 5.24%
       20 TO 49 UNITS                                                 9.49%
       50 + UNITS                                                    15.37%
       MOBILE HOME OR TRAILER                                         0.03%
       ALL OTHER                                                      1.53%

  SINGLE/MULTIPLE UNIT RATIO                                          0.80

  HOUSING UNITS BY YEAR BUILT                                       138,708
        BUILT 1989  TO MARCH 1990                                      0.58%
        BUILT 1985  TO  1988                                           2.70%
        BUILT 1980  TO  1984                                           3.27%
        BUILT 1970  TO  1979                                           6.42%
        BUILT 1960  TO  1969                                          11.98%
        BUILT 1950  TO  1959                                          19.44%
        BUILT 1940  TO  1949                                          12.31%
        BUILT 1939  OR EARLIER                                        43.31%

Tue Apr 16, 1996                                                       Page 1
                    CUSTOM SUMMARY REPORT
                (POP FACTS: FULL DATA REPORT)
      By EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                        PREPARED FOR
                     CUSHMAN & WAKEFIELD
GALLERIA AT WHITE PLAINS
EFFECTIVE TRADE AREA                         COORD:    00:00.00      00:00.00
-----------------------------------------------------------------------------

DESCRIPTION                                                            TOTALS
-----------------------------------------------------------------------------

POPULATION
     2001 PROJECTION                                                  711,397
     1996 ESTIMATE                                                    698,228
     1990 CENSUS                                                      683,960
     1980 CENSUS                                                      691,774
     GROWTH 1980 - 1990                                                 -1.13%

HOUSEHOLDS
     2001 PROJECTION                                                  276,641
     1996 ESTIMATE                                                    266,922
     1990 CENSUS                                                      253,905
     1980 CENSUS                                                      251,545
     GROWTH 1980 - 1990                                                  0.94%

1996 ESTIMATED POPULATION BY RACE                                     698,228
     WHITE                                                              71.82%
     BLACK                                                              19.12%
     ASIAN & PACIFIC ISLANDER                                            4.91%
     OTHER RACES                                                         4.15%

1996 ESTIMATED POPULATION                                             698,228
     HISPANIC ORIGIN                                                    12.20%

OCCUPIED UNITS                                                        253,905
     OWNER OCCUPIED                                                     54.96%
     RENTER OCCUPIED                                                    45.04%
     1990 AVERAGE PERSONS PER HH                                         2.61

1996 EST. HOUSEHOLDS BY INCOME                                        266,922
     $150,000 OR  MORE                                                  16.11%
     $100,000 TO  $149,999                                              12.96%
     $ 75,000 TO  $ 99,999                                              13.32%
     $ 50,000 TO  $ 74,999                                              19.13%
     $ 35,000 TO  $ 49,999                                              11.46%
     $ 25,000 TO  $ 34,999                                               7.86%
     $ 15,000 TO  $ 24,999                                               7.64%
     $  5,000 TO   $ 15,000                                              8.90%
      UNDER $   5,000                                                    2.62%

1996 EST. AVERAGE HOUSEHOLD INCOME                                    $85,779
1996  EST. MEDIAN HOUSEHOLD INCOME                                    $65,061
1996  EST. PER CAPITA INCOME                                          $33,678

Tue Apr 16, 1996                                                       Page 2
                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
GALLERIA.  AT WHITE PLAINS
EFFECTIVE TRADE AREA                       COORD:     00:00.00       00:00.00
-----------------------------------------------------------------------------

DESCRIPTION                                                            TOTALS
-----------------------------------------------------------------------------

1996 ESTIMATED POPULATION BY SEX                                      698,228
     MALE                                                               47.33%
     FEMALE                                                             52.67%

MARITAL STATUS                                                        562,461
      SINGLE MALE                                                       15.55%
      SINGLE FEMALE                                                     15.14%
      MARRIED                                                           52.15%
      PREVIOUSLY MARRIED MALE                                            4.52%
      PREVIOUSLY MARRIED FEMALE                                         12.65%

HOUSEHOLDS WITH CHILDREN                                               79,929
     MARRIED COUPLE FAMILY                                              74.57%
     OTHER FAMILY-MALE HEAD                                              3.83%
     OTHER FAMILY-FEMALE HEAD                                           21.07%
     NON FAMILY                                                          0.52%

1996 ESTIMATED POPULATION BY AGE                                        698,228
     UNDER 5 YEARS                                                       7.08%
     5 TO 9 YEARS                                                        6.03%
     10 TO  14  YEARS                                                    5.66%
     15 TO  17  YEARS                                                    3.41%
     18 TO  20  YEARS                                                    3.06%
     21 TO  24  YEARS                                                    4.79%
     25 TO  29  YEARS                                                    7.32%
     30 TO  34  YEARS                                                    8.35%
     35 TO  39  YEARS                                                    7.81%
     40 TO  49  YEARS                                                   15.28%
     50 TO  59  YEARS                                                   11.04%
     60 TO  64  YEARS                                                    4.52%
     65 TO  69  YEARS                                                    4.32%
     70 TO  74  YEARS                                                    3.83%
     75 + YEARS                                                          7.51%

     MEDIAN AGE                                                         37.75
     AVERAGE AGE                                                        38.96

 Tue Apr 16, 1996                                                       Page 3
                               CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
             BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                     PREPARED FOR
                                CUSHMAN & WAKEFIELD
 GALLERIA AT WHITE PLAINS
 EFFECTIVE TRADE AREA                     COORD:      00:00.00       00:00.00
 ----------------------------------------------------------------------------

 DESCRIPTION                                                           TOTALS
 ----------------------------------------------------------------------------

1996 ESTIMATED FEMALE POP. BY AGE                                     367,785
    UNDER 5 YEARS                                                        6.58%
    5 TO 9 YEARS                                                         5.61%
    10  TO  14 YEARS                                                     5.11%
    15  TO  17 YEARS                                                     3.12%
    18  TO  20 YEARS                                                     2.98%
    21  TO  24 YEARS                                                     4.79%
    25  TO  29 YEARS                                                     6.92%
    30  TO  34 YEARS                                                     7.98%
    35  TO  39 YEARS                                                     7.55%
    40  TO  49 YEARS                                                    15.42%
    50  TO  59 YEARS                                                    11.29%
    60  TO  64 YEARS                                                     4.60%
    65  TO  69 YEARS                                                     4.46%
    70  TO  74 YEARS                                                     4.27%
    75  + YEARS                                                          9.31%
    FEMALE MEDIAN AGE                                                   39.57
    FEMALE AVERAGE AGE                                                  40.67

POPULATION   BY HOUSEHOLD TYPE                                        683,960
     FAMILY HOUSEHOLDS                                                  83.38%
     NON-FAMILY HOUSEHOLDS                                              13.33%
     GROUP QUARTERS                                                      3.29%

HOUSEHOLDS BY TYPE                                                    253,905
    SINGLE   MALE                                                        9.26%
    SINGLE   FEMALE                                                     17.07%
    MARRIED COUPLE                                                      53.57%
    OTHER FAMILY-MALE HEAD                                               3.47%
    OTHER FAMILY-FEMALE HEAD                                            12.58%
    NON FAMILY-MALE HEAD                                                 2.21%
    NON FAMILY-FEMALE HEAD                                               1.84%

POPULATION BY URBAN VS. RURAL                                         684,003
    URBAN                                                               99.80%
    RURAL                                                                0.20%

Tue Apr 16, 1996                                                       Page 4
                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
GALLERIA AT WHITE PLAINS
EFFECTIVE TRADE AREA                    COORD:      00:00.00         00:00.00
-----------------------------------------------------------------------------

DESCRIPTION                                                            TOTALS
-----------------------------------------------------------------------------

FEMALES 16+ WITH CHILDREN 0 - 17: BASE                               299,291
     WORKING WITH CHILD 0 - 5                                           3.81%
     NOT WORKING WITH CHILD 0 - 5                                       0.25%
     NOT IN LABOR FORCE WITH CHILD 0 - 5                                3.65%
     WORKING WITH CHILD 6 - 17                                          9.02%
     NOT WORKING WITH CHILD 6 - 17                                      0.41%
     NOT IN LAB.  FORCE WITH CHILD 6 - 17                               3.58%
     WORKING WITH CHILD 0 - 5 & 6 - 18                                  2.24%
     NOT WORKING WITH CHILD 0 - 5 & 6 - 18                              0.15%
     NOT IN LAB.  FORCE W/CHILD 0 - 5 & 6 - 18                          2.55%
     WORKING WITH NO CHILDREN                                          39.51%
     NOT WORKING WITH NO CHILDREN                                       1.83%
     NOT IN LAB. FORCE WITH NO CHILD.                                  32.99%

HH BY AGE BY POVERTY STATUS                                          253,495
      ABOVE POVERTY UNDER AGE 65                                       69.41%
      ABOVE POVERTY AGE 65 +                                           22.94%
      BELOW POVERTY UNDER AGE 65                                        5.02%
      BELOW POVERTY AGE 65 +                                            2.62%

POPULATION 16+ BY EMPLOYMENT STATUS                                  555,794
      EMPLOYED IN ARMED FORCES                                          0.04%
      EMPLOYED CIVILIANS                                               62.27%
      UNEMPLOYED CIVILIANS                                              3.42%
      NOT IN LABOR FORCE                                               34.27%

POPULATION 16+ BY OCCUPATION                                         346,111
     EXECUTIVE AND MANAGERIAL                                          17.87%
     PROFESSIONAL SPECIALTY                                            19.68%
     TECHNICAL SUPPORT                                                  3.14%
     SALES                                                             11.87%
     ADMINISTRATIVE SUPPORT                                            17.11%
     SERVICE: PRIVATE HOUSEHOLD                                         1.09%
     SERVICE: PROTECTIVE                                                2.19%
     SERVICE: OTHER                                                     9.99%
     FARMING FORESTRY & FISHING                                         1.00%
     PRECISION PRODUCTION & CRAFT                                       7.94%
     MACHINE OPERATOR                                                   3.01%
     TRANS. AND MATERIAL MOVING                                         2.75%
     LABORERS                                                           2.36%

Tue Apr 16, 1996                                                       Page 5
                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
GALLERIA AT WHITE PLAINS
EFFECTIVE TRADE AREA                      COORD:      00:00.00       00:00.00
-----------------------------------------------------------------------------

DESCRIPTION                                                            TOTALS
-----------------------------------------------------------------------------

FAMILIES BY NUMBER OF WORKERS                                        178,054
      NO WORKERS                                                       10.47%
      ONE WORKER                                                       28.28%
      TWO WORKERS                                                      43.99%
      THREE + WORKERS                                                  17.26%

HISPANIC POPULATION BY TYPE                                          683,960
     NOT HISPANIC                                                      88.61%
     MEXICAN                                                            1.28%
     PUERTO RICAN                                                       3.54%
     CUBAN                                                              0.69%
     OTHER HISPANIC                                                     5.88%

1996 HISPANIC RACE BASE                                               85,199
     WHITE                                                             56.55%
     BLACK                                                             10.23%
     ASIAN                                                              0.66%
     OTHER                                                             32.56%

POPULATION    BY TRANSPORTATION TO WORK                              339,445
     DRIVE ALONE                                                       58.31%
     CAR POOL                                                          10.49%
     PUBLIC TRANSPORTATION                                             21.39%
     DRIVE MOTORCYCLE                                                   0.04%
     WALKED ONLY                                                        6.15%
     OTHER MEANS                                                        0.70%
     WORKED AT HOME                                                     2.92%

POPULATION BY TRAVEL TIME TO WORK                                    339,445
     UNDER 10 MINUTES / WORK AT HOME                                   14.88%
     10 TO 29 MINUTES                                                  44.69%
     30 TO 59 MINUTES                                                  25.75%
     60 TO 89 MINUTES                                                  12.17%
     90+ MINUTES                                                        2.52%
     AVERAGE TRAVEL TIME IN MINUTES                                    27.49

HOUSEHOLDS BY NO. OF VEHICLES                                        253,908
     NO VEHICLES                                                       17.82%
     1 VEHICLE                                                         37.20%
     2 VEHICLES                                                        31.75%
     3+ VEHICLES                                                       13.23%
     ESTIMATED TOTAL VEHICLES                                        363,165

Tue Apr 16, 1996                                                       Page 6
                              CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                              CUSHMAN &: WAKEFIELD
GALLERIA AT WHITE PLAINS
EFFECTIVE TRADE AREA                       COORD:     00:00.00       00:00.00
-----------------------------------------------------------------------------

DESCRIPTION                                                            TOTALS
-----------------------------------------------------------------------------

POPULATION 25+ BY EDUCATION LEVEL                                    474,959
     ELEMENTARY (0-8)                                                   8.75%
     SOME HIGH SCHOOL (9-11)                                           11.93%
     HIGH SCHOOL GRADUATE (12)                                         25.60%
     SOME COLLEGE (13-15)                                              14.54%
     ASSOCIATES DEGREE ONLY                                             5.55%
     BACHELORS DEGREE ONLY                                             17.79%
     GRADUATE DEGREE                                                   15.83%

POPULATION ENROLLED IN SCHOOL                                        165,046
     PUBLIC PRE- PRIMARY                                                3.52%
     PRIVATE PRE- PRIMARY                                               4.63%
     PUBLIC ELEM/HIGH                                                  47.12%
     PRIVATE ELEM/HIGH                                                 11.77%
     ENROLLED IN COLLEGE                                               32.96%

HOUSING UNITS BY OCCUPANCY STATUS                                    265,654
      OCCUPIED                                                         95.58%
      VACANT                                                            4.42%

VACANT UNITS                                                          11,750
      FOR RENT                                                         35.91%
      FOR SALE  ONLY                                                   30.39%
      SEASONAL                                                          8.22%
      OTHER                                                            25.49%

OWNER OCCUPIED PROPERTY VALUES                                        89,364
     UNDER $25,000                                                      0.24%
     $25,000 TO $49,999                                                 0.32%
     $50,000 TO $74,999                                                 0.58%
     $75,000 TO $99,999                                                 1.39%
     $100,000 TO  $149,999                                              4.19%
     $150,000 TO  $199,999                                             10.70%
     $200,000 TO  $299,999                                             34.60%
     $300,000 TO  $399,999                                             21.91%
     $400,000 TO  $499,999                                             10.32%
     $500,000 +                                                        15.74%
MEDIAN PROPERTY VALUE                                               $318,671
TOTAL RENTAL UNITS                                                   110,780

MEDIAN RENT                                                             $545

Tue Apr 16, 1996                                                       Page 7
                               CUSTOM SUMMARY REPORT
                          (POP FACTS: FULL DATA REPORT)
             BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                     PREPARED FOR
                                CUSHMAN & WAKEFIELD
GALLERIA AT WHITE PLAINS
EFFECTIVE TRADE AREA                      COORD:      00:00.00       00:00.00
-----------------------------------------------------------------------------

DESCRIPTION                                                            TOTALS
-----------------------------------------------------------------------------

PERSONS IN UNIT                                                      253,905
     1 PERSON UNITS                                                    26.33%
     2 PERSON UNITS                                                    30.57%
     3 PERSON UNITS                                                    17.44%
     4 PERSON UNITS                                                    14.76%
     5 PERSON UNITS                                                     6.68%
     6 PERSON UNITS                                                     2.54%
     7 + UNITS                                                          1.68%

YEAR ROUND UNITS IN STRUCTURE                                        265,654
     SINGLE UNITS DETACHED                                             37.20%
     SINGLE UNITS ATTACHED                                              3.23%
     DOUBLE UNITS                                                       9.93%
     3 TO 9 UNITS                                                      15.94%
     10 TO 19 UNITS                                                     5.52%
     20 TO 49 UNITS                                                     9.15%
     50 + UNITS                                                        17.55%
     MOBILE HOME OR TRAILER                                             0.03%
     ALL OTHER                                                          1.46%

SINGLE/MULTIPLE UNIT RATIO                                              0.70

HOUSING UNITS BY YEAR BUILT                                          253,908
      BUILT   1989  TO  MARCH 1990                                      0.52%
      BUILT   1985  TO  1988                                            2.74%
      BUILT   1980  TO  1984                                            3.11%
      BUILT   1970  TO  1979                                            8.48%
      BUILT   1960  TO  1969                                           14.23%
      BUILT   1950  TO  1959                                           20.69%
      BUILT   1940  TO  1949                                           11.56%
      BUILT   1939  OR  EARLIER                                        38.67%

REGIONAL MALL SALES                                                                                                           1993
1993 Transaction Chart
Cushman & Wakefield, Inc.

----------------------------------------------------------------------------------------------------------------------------------

 Sale                         Sale       Year                         Total           Sold           Shop     Shop    Occu-
  No  Property/Location       Date       Built      Sale Price         GLA            GLA             GLA     Ratio   pancy
==================================================================================================================================

93-1  The Galleria @          Dec-93    1964/     $125,800,000     1,088,317        401,362         354,396     32.6%   90.0%
(1)   Ft. Lauderdale, Florida           80/83

----------------------------------------------------------------------------------------------------------------------------------
93-2  Kenwood Towne Ctr.      Dec-93     158/     $194,000,000     1,076,337        862,936         424,045     39.4%   97.0%
      Cincinnati, Ohio                    88

----------------------------------------------------------------------------------------------------------------------------------
93-3  Westgate Mall           Dec-93    1982       $71,000,000       895,000        526,000         321,000     35.9%   89.0%
      Amarillo, Texas

----------------------------------------------------------------------------------------------------------------------------------
93-4  Arden Fair Mall         Dec-93   1957/81    $192,400,000     1,065,000        408,700         408,700     38.4%   90.0%
(2)   Sacramento, California            90/93

----------------------------------------------------------------------------------------------------------------------------------
93-5  Fiesta Mall             Dec-93    1979/     $124,000,000     1,036,743        313,187         313,187     30.2%   98.4%
      Mesa, Arizona                     89/90

----------------------------------------------------------------------------------------------------------------------------------
93-6  Coronado Center         Sep-93    1964/     $115,000,000     1,140,570        512,284         394,012     34.5%   99.7%
      Albuquerque, New Mexico            84

----------------------------------------------------------------------------------------------------------------------------------
93-7  Montgomery Mall         Sep-93    1970/      $44,500,000       726,703        613,703         256,783     35.3%   86.5%
      Montgomery, Alabama                88

----------------------------------------------------------------------------------------------------------------------------------
93-8  Clackamas Town Ctr      Jul-93    1979/     $114,827,000     1,206,824        433,000         433,000     35.9%   95.0%
(2)   Portland, Oregon                  81/93

----------------------------------------------------------------------------------------------------------------------------------
93-9  Garden State Plaza      Jul-93   1957/82    $380,000,000     1,361,000      1,361,000         587,400     43.2%   98.0%
      Paramus, New Jersey               84/92

----------------------------------------------------------------------------------------------------------------------------------
93-10 Stroud Mall             Jul-93   1979/80     $43,500,000       449,167        449,167         160,178     35.7%   90.0%
(3)   Stroudburg, Pennsylvania          88/94

----------------------------------------------------------------------------------------------------------------------------------
93-11 Lakewood Center         Jun-93    1975      $172,000,000     1,875,953        596,021         348,645     18.6%   96.4%
(4)   Lakewood, California

----------------------------------------------------------------------------------------------------------------------------------
93-12 Carolina Place          Jun-93    1991      $116,000,000     1,097,826        598,920         318,528     29.0%   75.0%
(2)   Charlotte, North Carolina

----------------------------------------------------------------------------------------------------------------------------------
93-13 Rivercenter             May-93    1988      $100,000,000     1,060,271        922,656         225,000     21.2%   92.0%
      San Antonio, Texas

----------------------------------------------------------------------------------------------------------------------------------
93-14 The Florida Mall        Mar-93    1986      $163,000,000     1,107,864        506,232         368,018     33.2%   98.0%
      Orlando, Florida

----------------------------------------------------------------------------------------------------------------------------------
93-15 North Riverside Park    Jan-93    1975/     $100,000,000     1,097,974        467,813         397,085     36.2%   92.4%
(2)   Riverside, Illinois                89

----------------------------------------------------------------------------------------------------------------------------------
93-16 Sarasota Square Mall    Jan-93    1977/      $84,000,000       894,061        313,511         313,511     35.1%   95.0%
      Sarasota, Florida                  89
==================================================================================================================================

         Survey Low:                               $43,500,000       449,167        313,187         160,178     18.6%    75.0%

         Survey High:                             $380,000,000     1,875,953      1,361,000         587,400     43.2%    99.7%
----------------------------------------------------------------------------------------------------------------------------------

         Survey Mean:                             $133,751,688     1,073,726        580,406         351,468     33.4%    92.7%
==================================================================================================================================

----------------------------------------------------------------------------------------------------------------------------------
                                                                Capitalization Rates            Unit Rate Comparison
 Sale                             Shop                          Going-in  Terminal              Price/GLA   Price/Mall      Sales
  No  Property/Location          Sales/sf     NOI        NOI/sf    OAR      OAR    IRR          Purchased       Shop GLA  Multiple
==================================================================================================================================

93-1  The Galleria @             $384     $9,400,000    $23.42     7.47%      --    11.50%         $313            $355     0.92
(1)   Ft. Lauderdale, Florida

----------------------------------------------------------------------------------------------------------------------------------
93-2  Kenwood Towne Ctr.         $413    $14,800,000    $17.15     7.63%    7.50%   11.00%         $225            $457     1.11
      Cincinnati, Ohio

----------------------------------------------------------------------------------------------------------------------------------
93-3  Westgate Mall              $230     $5,857,500    $11.14     8.25%    8.50%   12.00%         $135            $221     0.96
      Amarillo, Texas

----------------------------------------------------------------------------------------------------------------------------------
93-4  Arden Fair Mall            $405    $13,488,000    $32.95     7.00%      --       --          $471            $471     1.16
(2)   Sacramento, California

----------------------------------------------------------------------------------------------------------------------------------
93-5  Fiesta Mall                $341     $9,045,200    $28.88     7.29%    7.50%   11.50%         $396            $396     1.16
      Mesa, Arizona

----------------------------------------------------------------------------------------------------------------------------------
93-6  Coronado Center            $250     $8,395,000    $16.39     7.30%    7.25%   10.75%         $224            $292     1.17
      Albuquerque, New Mexico

----------------------------------------------------------------------------------------------------------------------------------
93-7  Montgomery Mall            $265     $4,493,350     $7.32    10.10%      --       --           $73            $173     0.65
      Montgomery, Alabama

----------------------------------------------------------------------------------------------------------------------------------
93-8  Clackamas Town Ctr         $302     $8,899,100    $20.55     7.75%    8.00%   11.50%         $265            $265     0.88
(2)   Portland, Oregon

----------------------------------------------------------------------------------------------------------------------------------
93-9  Garden State Plaza         $434    $28,120,000    $20.66     7.40%    8.25%   11.50%         $279            $647     1.49
      Paramus, New Jersey

----------------------------------------------------------------------------------------------------------------------------------
93-10 Stroud Mall                $260     $4,100,000     $9.13     9.43%    9.00%   12.00%          $97            $272     1.04
(3)   Stroudburg, Pennsylvania

----------------------------------------------------------------------------------------------------------------------------------
93-11 Lakewood Center            $300    $14,687,800    $24.64     8.54%      --       --          $289            $493     1.64
(4)   Lakewood, California

----------------------------------------------------------------------------------------------------------------------------------
93-12 Carolina Place             $200     $8,248,000    $13.77     7.11%    7.00%   12.00%         $194            $364     1.82
(2)   Charlotte, North Carolin

----------------------------------------------------------------------------------------------------------------------------------
93-13 Rivercenter                $350     $9,000,000     $9.75     9.00%      --    12.50%         $108            $444     0.99
      San Antonio, Texas

----------------------------------------------------------------------------------------------------------------------------------
93-14 The Florida Mall           $447    $12,200,000    $24.10     7.48%      --    11.00%         $322            $443     0.99
      Orlando, Florida

----------------------------------------------------------------------------------------------------------------------------------
93-15 North Riverside Park       $240     $7,750,000    $16.57     7.75%      --    11.10%         $214            $252     1.05
(2)   Riverside, Illinois

----------------------------------------------------------------------------------------------------------------------------------
93-16 Sarasota Square Mall       $245     $6,012,000    $19.18     7.16%      --       --          $268            $268     1.09
      Sarasota, Florida
==================================================================================================================================

         Survey Low:             $200     $4,100,000     $7.32     7.00%    7.00%   10.75%          $73            $173     0.65

         Survey High:            $447    $28,120,000    $32.95    10.10%    9.00%   12.50%         $471            $647     1.82
----------------------------------------------------------------------------------------------------------------------------------

         Survey Mean:            $317    $10,279,747    $18.48     7.92%    7.88%   11.53%         $242            $363     1.15
==================================================================================================================================

----------
(1)    Includes 47,000 square feet of outparcel GLA.
(2)    Adjusted to reflect 100% interest
(3)    Price includes $13 million for expansion.
(4)    Adjusted  to reflect  100%  interest;  price  includes  strip  center and outparcels.
================================================================================

===============================================================================================================================
REGIONAL SHOPPING CENTER SALES SUMMARY                                                                                     1992
1993 TRANSACTIONS CHART
Cushman & Wakefield, Inc.

===============================================================================================================================

Sales                                   Sale      Year                     Total GLA/   Mall Shop       Shop       Mall Shop
No.         Property Name               Date      Built      Price          GLA Sold       GLA          Ratio      Sales PSF
===============================================================================================================================
92-1      The Avenues                  12/92       1990   $124,000,000        987,500    359,645        36.4%           $215
          Jacksonville, Florida                                      *        480,853
-------------------------------------------------------------------------------------------------------------------------------
92-2      Confidential                 12/92       1985   $115,000,000        898,000    330,000        36.7%           $310
          Southern California                                                 330,000
-------------------------------------------------------------------------------------------------------------------------------
92-3      West Oaks Mall                9/92       1984/   $77,500,000      1,018,900    318,900        31.3%           $270
          Houston, Texas                            90               *        393,900
-------------------------------------------------------------------------------------------------------------------------------
92-4      Confidential                  7/92       1990/  $140,000,000        951,985    328,423        34.5%           $352
          New England MSA                           92                        363,985
-------------------------------------------------------------------------------------------------------------------------------
92-5      Oakview Mall                  6/92       1991    $73,000,000        732,116    252,900        34.5%           $275
          Omaha, Nebraska                                                     400,900                                    est.
-------------------------------------------------------------------------------------------------------------------------------
92-6      Altamonte Mall                6/92       1973/  $112,345,000      1,072,600    392,221        36.6%           $300
          Altamonte Springs, Florida                74               *        552,708
-------------------------------------------------------------------------------------------------------------------------------
92-7      Monroeville Mall              5/92       1969   $150,000,000      1,302,237    476,928        36.6%           $300
          Monroeville, Pennsylvania                                           827,173
-------------------------------------------------------------------------------------------------------------------------------
92-8      Northshore S.C                5/92       1958   $102,875,000      1,240,000    455,000        36.7%           $270
          Peabody, Massachusetts                                              755,000
-------------------------------------------------------------------------------------------------------------------------------
92-9      T.C. at Boca Raton            4/92      1980/   $202,500,000      1,326,400    396,000        29.9%           $400
          Boca Raton, Florida                       86                        396,000
-------------------------------------------------------------------------------------------------------------------------------
92-10     University Square Mall        2/92       1974    $85,000,000      1,155,940    347,312        30.0%           $280
          Tampa, Florida                                                      528,312
-------------------------------------------------------------------------------------------------------------------------------
92-11     Clackamas Town Ctr.           1/92      1979/   $122,400,000      1,206,824    433,000        35.9%           $302
          Portland, Oregon                          81               *        433,000
===============================================================================================================================
   11     Survey Average/Mean:                            $118,601,818      1,081,137    371,848        34.5%           $298
                                                                              496,530
===============================================================================================================================

===============================================================================================================================
                                                   Capitalization Rates                 Unit Rate Comparison
Sales                                     NOI/       Going-In   Terminal                 Price/GLA   Price/Mall    Sales
No.         Property/Location           NOI PSF         OAR     OAR          IRR         Purchased   Shop GLA     Multiple
===============================================================================================================================
92-1      The Avenues                    $9,734,000      7.85%       n/a         11.50%        $258         $345     1.60
          Jacksonville, Florida              $20.24
-------------------------------------------------------------------------------------------------------------------------------
92-2      Confidential                   $8,337,500      7.25%       n/a         11.50-        $348         $348     1.12
          Southern California                $25.27                              12.00%
-------------------------------------------------------------------------------------------------------------------------------
92-3      West Oaks Mall                 $5,580,000      7.20%       n/a         12.00%        $197         $243     0.90
          Houston, Texas                     $14.17
-------------------------------------------------------------------------------------------------------------------------------
92-4      Confidential                  $10,710,300      7.65%      8.00%        11.50-        $385         $426     1.21
          New England MSA                    $29.43                              12.00%
-------------------------------------------------------------------------------------------------------------------------------
92-5      Oakview Mall                   $5,700,000      7.81%       n/a         11.25%        $182         $289     1.05
          Omaha, Nebraska                    $14.22
-------------------------------------------------------------------------------------------------------------------------------
92-6      Altamonte Mall                 $8,950,000      7.97%      8.50%        12.00%        $203         $286     0.95
          Altamonte Springs, Florida         $16.19
-------------------------------------------------------------------------------------------------------------------------------
92-7      Monroeville Mall              $11,250,000      7.50%       n/a         11.50%        $181         $315     1.05
          Monroeville, Pennsylvania          $13.60
-------------------------------------------------------------------------------------------------------------------------------
92-8      Northshore S.C                 $6,173,000      6.00%       n/a           n/a         $136         $226     0.84
          Peabody, Massachusetts              $8.18
-------------------------------------------------------------------------------------------------------------------------------
92-9      T.C. at Boca Raton            $13,450,000      6.64%      7.00%        10.75%        $511         $511     1.28
          Boca Raton, Florida                $33.96
-------------------------------------------------------------------------------------------------------------------------------
92-10     University Square Mall         $6,375,000      7.50%      7.50%        11.50%        $161         $245     0.87
          Tampa, Florida                     $12.07
-------------------------------------------------------------------------------------------------------------------------------
92-11     Clackamas Town Ctr.            $8,568,000      7.00%       n/a         11.60%        $283         $283     0.94
          Portland, Oregon                   $19.79
===============================================================================================================================
   11     Survey Average/Mean:           $8,620,709      7.31%      7.75%        11.56%        $259         $320     1.07
                                             $18.83
===============================================================================================================================

*      Adjusted to reflect 100% interest.

================================================================================================================================
REGIONAL SHOPPING CENTER SALES SUMMARY                                                                                      1991
1991 TRANSACTIONS CHART
Cushman & Wakefield, Inc.

================================================================================================================================

Sales                               Sale        Year                       Total GLA/    Mall Shop                   Mall Shop
 No.    Property Name               Date        Built         Price         GLA Sold        GLA         Shop Ratio   Sales PSF
================================================================================================================================
 91-1   Confidential               12/91        1988/        $92,500,000     928,000      360,000        38.8%         $275
        South Central MSA                        90                          360,000
--------------------------------------------------------------------------------------------------------------------------------
 91-2   Sarasota Square Mall       12/91        1977/        $72,000,000     903,000      310,000        34.3%         $240
        Sarasota, Florida                        89                          310,000
--------------------------------------------------------------------------------------------------------------------------------
 91-3   Confidential               12/91        1971/       $108,923,717     990,941      314,239        31.7%         $300
        New England MSA                          83                    *     698,977
--------------------------------------------------------------------------------------------------------------------------------
 91-4   Confidential               12/91        1965        $102,559,402   1,024,084      360,000        35.2%         $320
        Top 20 Eastern MSA                                                   450,000
--------------------------------------------------------------------------------------------------------------------------------
 91-5   Eastland Mall              12/91        1975         $75,115,000   1,024,425      369,575        36.1%         $275
        Charlotte, North Carolina                                            369,575
--------------------------------------------------------------------------------------------------------------------------------
 91-6   Alderwood Mall             11/91        1979        $103,750,000     961,700      260,000        27.0%         $310
        Lynwood, Washington                                                  260,000
--------------------------------------------------------------------------------------------------------------------------------
 91-7   Confidential               11/91        1957        $130,000,000     897,174      329,500        36.7%         $300
        Western MSA                 esc.                               *     329,500                                    est.
--------------------------------------------------------------------------------------------------------------------------------
 91-8   The Oaks                   10/91        1978/       $115,000,000   1,084,575      359,000        33.1%         $295
        Thousand Oaks, California                83                    *     359,000
--------------------------------------------------------------------------------------------------------------------------------
 91-9   Mayfair Mall               10/91        1958/       $125,000,000     859,000      330,000        38.4%         $287
        Wauwatosa, Wisconsin                     86                   **     649,000
--------------------------------------------------------------------------------------------------------------------------------
91-10   Valley Fair S.C.            7/91        1986        $197,900,000   1,064,190      356,243        33.5%         $437
        Santa Clara, California                                        *     356,243
--------------------------------------------------------------------------------------------------------------------------------
91-11   Montclair Plaza             3/91        1968/       $210,500,000   1,501,500      389,000        25.9%         $363
        Montclair, California                    85                          897,900
--------------------------------------------------------------------------------------------------------------------------------
91-12   Paradise Valley Mall        2/91        1979/       $160,000,000   1,223,567      417,495        34.1%         $250
        Phoenix, Arizona                         91                    *     557,347          ***
--------------------------------------------------------------------------------------------------------------------------------
91-13   Mall of Victor Valley       1/91        1986        $102,857,143     579,076      296,501        51.2%         $290
        Victorville, California                                        *     424,678
--------------------------------------------------------------------------------------------------------------------------------
91-14   Edison Mall                 1/91        1965        $115,000,000   1,013,030      327,833        32.4%         $310
        Ft. Meyers, Florida                                                  463,883
================================================================================================================================
   14   Survey Average/Mean:                               $122,221,804    1,003,876      341,385        34.9%         $304
                                                                             463,293
================================================================================================================================


========================================================================================================================
                                                  Capitalization Rates                Unit Rate Comparison
                                                 ---------------------               ----------------------
Sales                                 NOI/       Going-In     Terminal               Price/GLA   Price/Mall   Sales
 No.    Property Name               NOI PSF         OAR         OAR          IRR     Purchased   Shop GLA     Multiple
========================================================================================================================
 91-1   Confidential               $5,735,000       6.20%      7.50%       11.50%        $257       $257        0.93
        South Central MSA              $15.93
------------------------------------------------------------------------------------------------------------------------
 91-2   Sarasota Square Mall       $5,472,000       7.60%      8.00%       12.00%        $232       $232        0.97
        Sarasota, Florida              $17.65
------------------------------------------------------------------------------------------------------------------------
 91-3   Confidential               $7,900,000       7.25%      8.00%       11.80%        $156       $347        1.16
        New England MSA                $11.30
------------------------------------------------------------------------------------------------------------------------
 91-4   Confidential               $7,425,000       7.24%      7.50%       11.10%        $228       $285        0.89
        Top 20 Eastern MSA             $16.50
------------------------------------------------------------------------------------------------------------------------
 91-5   Eastland Mall              $5,874,000       7.82%      7.50%       11.73%        $203       $203        0.74
        Charlotte, North Carolina      $15.89
------------------------------------------------------------------------------------------------------------------------
 91-6   Alderwood Mall             $6,300,000       6.07%      7.00%       11.80%        $399       $399        1.29
        Lynwood, Washington            $24.23
------------------------------------------------------------------------------------------------------------------------
 91-7   Confidential               $8,000,000       6.15%       n/a          n/a         $395       $395        1.32
        Western MSA                    $24.28
------------------------------------------------------------------------------------------------------------------------
 91-8   The Oaks                   $7,000,000       6.09%      7.50%       11.25%        $320       $320        1.09
        Thousand Oaks, California      $19.50
------------------------------------------------------------------------------------------------------------------------
 91-9   Mayfair Mall               $8,000,000       6.40%       n/a        13.00%        $193       $379        1.32
        Wauwatosa, Wisconsin           $12.33
------------------------------------------------------------------------------------------------------------------------
91-10   Valley Fair S.C.          $11,478,000       5.80%      6.50%       11.20%        $556       $556        1.27
        Santa Clara, California        $32.22
------------------------------------------------------------------------------------------------------------------------
91-11   Montclair Plaza           $12,000,000       5.70%       n/a        11.00%        $234       $541        1.49
        Montclair,  California         $13.36
------------------------------------------------------------------------------------------------------------------------
91-12   Paradise Valley Mall       $9,936,000       6.21%      6.25%       10.75%        $287       $383        1.53
        Phoenix, Arizona               $17.83
------------------------------------------------------------------------------------------------------------------------
91-13   Mall of Victor Valley      $5,760,000       5.60%       n/a          n/a         $242       $347        1.20
        Victorville, California        $13.56
------------------------------------------------------------------------------------------------------------------------
91-14   Edison Mall                $6,900,000       6.00%      7.50%       11.10%        $248       $351        1.13
        Ft. Meyers, Florida            $14.87
========================================================================================================================
   14   Survey Average/Mean:       $7,698,571       6.44%      7.33%       11.52%        $282       $357        1.17
                                       $17.82
========================================================================================================================
*      Adjusted to reflect 100% Interest.
**     Allocated price.
***    As expanded.
========================================================================================================================


                                              RETAIL, COMMUNITY AND NEIGHBOHOOD CENTERS

                                                                                                                 Projection
                  Going in Cap Rate   Terminal Cap Rate         IRR            Income Growth    Expense Growth     Period
===========================================================================================================================
                    Low     High        Low     High       Low      High       Low     High      Low    High       Year's
---------------------------------------------------------------------------------------------------------------------------
                   9.50%   11.00%      9.00%   10.50%     14.00%   14.00%      3.25%   3.25%     4.00%   4.00%       5
                   9.00%   10.00%      9.00%   10.00%     11.50%   12.50%      3.50%   3.50%     3.50%   3.50%      10
                   9.50%    9.75%      9.75%   10.00%     11.50%   11.75%      3.50%   4.00%     3.50%   3.50%      10
                   9.50%    9.50%     10.00%   10.00%     12.50%   12.50%      0.00%   4.00%     4.00%   4.00%      10
                   9.00%   10.50%      9.75%   11.50%     10.00%   14.00%      2.00%   4.00%     4.00%   4.00%      10
                  10.00%   10.00%     10.00%   10.00%     12.00%   12.00%      4.00%   4.00%     4.00%   4.00%      10
                   8.50%    9.50%      9.50%   10.50%     11.50%   12.50%      4.00%   4.00%     4.00%   4.00%      10
                   9.50%    9.75%      9.75%   10.00%     11.25%   11.50%      3.00%   4.00%     3.50%   4.50%      10
                   8.50%    9.00%      9.00%    9.50%     11.00%   12.00%      3.00%   3.00%     3.00%   3.00%      10
                   9.50%   10.00%     10.00%   10.50%     11.50%   12.50%      3.00%   3.00%     3.00%   3.00%      10
                                       9.00%   10.00%
                   9.50%    9.50%     10.00%   10.00%     12.00%   12.00%      3.00%   3.00%     3.00%   3.00%      10
                   8.50%    9.50%     10.00%   11.00%     11.25%   12.50%      3.00%   3.00%     3.00%   3.00%      10
                   9.00%    9.25%     10.00%   10.25%     12.00%   12.00%      4.00%   4.00%     4.00%   4.00%      10
--------------------------------------------------------------------------------------------------------------
 No. of Responses   13       13         14       14         13       13         13      13        13      13
       Average     9.19%    9.79%      9.63%   10.27%     11.69%   12.44%      3.02%   3.60%     3.58%   3.65%
--------------------------------------------------------------------------------------------------------------


                                                 RETAIL, POWER CENTERS AND "BIG BOX"

                                                                                                                 Projection
                  Going in Cap Rate   Terminal Cap Rate         IRR            Income Growth    Expense Growth     Period
===========================================================================================================================
                    Low     High        Low     High       Low      High       Low     High      Low    High       Year's
---------------------------------------------------------------------------------------------------------------------------
                    9.25%   9.50%       9.50%  10.00%     11.50%    11.50%    3.00%   3.50%     4.00%   4.00%       10
                    9.50%   9.75%       9.75%  10.00%     10.50%    11.50%    3.50%   4.00%     3.50%   3.50%       10
                   10.00%  10.00%      10.00%  10.00%     12.00%    12.00%    0.00%   4.00%     4.00%   4.00%       10
                    9.00%   9.50%       9.50%  10.00%     11.00%    12.00%    2.00%   3.50%     3.50%   3.50%       10
                    8.00%   9.00%       9.00%  10.00%     11.00%    12.00%    4.00%   4.00%     4.00%   4.00%       10
                    9.75%  10.00%       9.75%  10.00%     11.20%    11.50%    3.00%   3.50%     3.50%   4.00%       10
                    9.00%   9.50%      10.00%  10.00%     10.50%    11.00%    2.50%   2.50%     2.50%   2.50%       10
                    9.50%  10.00%      10.00%  10.50%     11.50%    12.50%    3.00%   3.00%     3.00%   3.00%       10
                                        8.50%   9.50%
                    9.00%   9.00%       9.50%   9.50%     11.50%    11.50%    3.00%   3.00%     3.00%   3.00%       10
                    9.50%   9.50%       9.75%   9.75%     11.25%    11.25%    4.00%   4.00%     4.00%   4.00%       10
                    9.00%   9.25%      10.00%  10.25%     12.00%    12.00%    4.00%   4.00%     4.00%   4.00%       10

--------------------------------------------------------------------------------------------------------------
No. of Responses     11      11          12      12         11        11       11      11        11      11
Average             9.23%   9.55%       9.60%   9.96%     11.27%    11.70%    2.91%   3.55%     3.55%   3.59%
--------------------------------------------------------------------------------------------------------------



                                                           REGIONAL MALLS

                                                                                                                 Projection
                  Going in Cap Rate   Terminal Cap Rate         IRR            Income Growth    Expense Growth     Period
===========================================================================================================================
                    Low     High        Low     High       Low      High       Low     High      Low    High       Year's
---------------------------------------------------------------------------------------------------------------------------
                    8.00%   8.50%      8.50%     9.00%    10.50%   10.50%      3.00%   3.50%     4.00%   4.00%       10
                    7.75%   8.25%      8.50%     8.75%    11.00%   11.50%      3.50%   4.00%     3.50%   3.50%       10
                    7.50%   7.50%      8.00%     8.00%    11.50%   11.50%      0.00%   4.00%     4.00%   4.00%       10
                    7.50%   9.00%      8.00%     9.75%    10.00%   12.00%      2.00%   4.00%     4.00%   4.00%       10
                    7.00%   8.00%      7.00%     8.00%    11.00%   11.00%      4.00%   4.00%     4.00%   4.00%       10
                    7.50%   8.00%      7.50%     9.00%    10.50%   11.50%      2.00%   3.50%     3.50%   3.50%       10
                    7.00%   8.00%      9.00%    10.00%    10.50%   11.50%      4.00%   4.00%     4.00%   4.00%       10
                    7.50%   8.00%      8.50%     8.50%    10.00%   11.00%      3.00%   3.00%     3.00%   3.00%       10
                    7.50%   9.00%      8.50%     8.50%    11.50%   11.50%      4.00%   5.00%                         10

--------------------------------------------------------------------------------------------------------------
No. of Responses      9       9          9         9        9        9          9       9         8       8
Average             7.47%   8.25%      8.17%     8.83%    10.72%   11.33%      2.83%   3.89%     3.75%   3.75%
--------------------------------------------------------------------------------------------------------------


                                        SURVEY OF RECENT CLOSED TRANSACTIONS

                                 Net Rentable Area                 Sales Price Per Sq. Ft.             Going-in Cap Rate
                           -----------------------------      -----------------------------     ------------------------------
        Property           No. Sales                          No. Sales                         No. Sales
          Type             Reported    Average    Median      Reported    Average    Median     Reported    Average     Median
-------------------------  ------------------------------     ------------------------------    ------------------------------
Offices, Urban                 16      498,859    440,929         16     $130.66     $116.76        12       9.68%       9.13%
Offices, Suburban              66      230,760    191,893         66      $83.39      $78.78        57       9.97%      10.00%
Industrial                     57      150,787    118,400         57      $37.75      $37.87        28      10.80%      10.61%
Retail (Other Than Malls)      29      136,429    121,552         29      $95.99      $91.67        27      10.05%      10.00%
Malls                          9       615,102    649,130          9     $124.68      $96.00         9       9.29%       9.53%



                                  Internal Rate of Return
                                ---------------------------------
        Property                No. Sales
          Type                  Reported    Average       Median
                                ---------------------------------
Offices, Urban                    9         12.42%        12.75%
Offices, Suburban                11         13.20%        12.25%
Industrial                     (Sample Not Large Enough to Report)
Retail (Other Than Malls)         8         11.59%        11.33%
Malls                          (Sample Not Large Enough to Report)





                                  Number of Units                 Sales Price Per Unit                Going-in Cap Rate
                           ----------------------------      --------------------------------     -----------------------------
                           No. Sales                         No. Sales                            No. Sales
                           Reported    Average   Median      Reported    Average       Median     Reported    Average    Median
                           ----------------------------      --------------------------------     -----------------------------
Apartments                    50         201       190          50       $47,975      $46,458        41        9.19%      9.30%

                                        QUALIFICATIONS OF RICHARD W. LATELLA
===============================================================================

Professional Affiliations
Member, American Institute of Real Estate Appraisers
(MAI Designation #8346)

New York State Certified General Real Estate Appraiser #46000003892 Pennsylvania State Certified General Real Estate Appraiser #GA-001 053-R State of Maryland Certified General Real Estate Appraiser #01462
Minnesota Certified General Real Estate Appraiser #20026517
Commonwealth of Virginia Certified General Real Estate Appraiser #4001-003348 State of Michigan Certified General Real Estate Appraiser #1201005216
New Jersey Real Estate Salesperson (License #NS-130101-A)

Certified Tax Assessor - State of New Jersey

Affiliate Member - International Council of Shopping Centers, ICSC

Real Estate Experience

Senior Director, Retail Valuation Group, Cushman & Wakefield Valuation Advisory Services. Cushman & Wakefield is a national full service real estate organization and a Rockefeller Group Company. While Mr. Latella's experience has been in appraising a full array of property types, his principal focus is in the appraisal and counseling for major retail properties and specialty centers on a national basis. As Senior Director of Cushman & Wakefield's Retail Group his responsibilities include the coordination of the firm's national group of appraisers who specialize in the appraisal of regional malls, department stores and other major retail property types. He has personally appraised and consulted on in excess of 200 regional malls and specialty retail properties across the country.

Senior Appraiser, Valuation Counselors, Princeton, New Jersey, specializing in the appraisal of commercial and industrial real estate, condemnation analyses and feasibility studies for both corporate and institutional clients from July 1980 to April 1983.

Supervisor, State of New Jersey, Division of Taxation, Local Property and Public Utility Branch in Trenton, New Jersey, assisting and advising local municipal and property tax assessors throughout the state from June 1977 to July 1980.

Associate, Warren W, Orpen & Associates, Trenton, New Jersey, assisting in the preparation of appraisals of residential property and condemnation analyses from July 1975 to April 1977.

Formal Education

Trenton State College, Trenton, New Jersey
 Bachelor of Science, Business Administration - 1977

As of the date of this report, Richard W. Latella, MAI, has completed the requirements under the continuing education program of the Appraisal Institute.

                                             OUALIFICATIONS OF JAY F. BOOTH
===============================================================================

General Experience

     Jay F. Booth joined Cushman & Wakefield Valuation Advisory Services in August 1993. As an associate appraiser, Mr. Booth is currently working with Cushman & Wakefield's Retail Valuation Group, specializing in regional shopping malls and all types of retail product. Cushman & Wakefield, Inc. is a national full service real estate organization.

     Mr. Booth previously worked at Appraisal Group, Inc. in Portland, Oregon where he was an associate appraiser. At AGI, he assisted in the valuation of numerous property types, including office buildings, apartments, industrials, retail centers, vacant land, and special purpose properties.

Academic Education
Master of Science in Real Estate (MSRE) -    New York University (1995)
Major: Real Estate Valuation & Analysis      New York, New York

Bachelor of Science (BS) -                   Willamette University (1991)
Majors: Business-Economics, Art              Salem, Oregon

Study Overseas (Fall 1988) -                 Xiamen University, Xiamen, China;
                                             Kookmin University, Seoul, South
                                             Korea;
                                             Tokyo International, Tokyo, Japan

Appraisal Education

     As of the date of this report, Jay F. Booth has successfully completed all of the continuing education requirements of the Appraisal Institute.

Professional Affiliation

Certified General Appraiser, State of New York No. 46000026796

Associate Member, Candidate MAI, Appraisal Institute No. M930181

YAC, Young Advisory Council, Appraisal Institute